Filed Pursuant to Rule 424(h)
Registration No. 333-258304-01
and 333-258304-04

The information in this prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2023

Prospectus

$800,000,000(1)

Nissan Auto Lease Trust 2023-A

Issuing Entity

Central Index Key Number: 0001950741

Nissan Auto Leasing LLC II, Depositor Central Index Key Number: 0001244832	Nissan Motor Acceptance Company LLC, Servicer/Sponsor Central Index Key Number: 0001540639

You should review carefully the factors set forth under “Risk Factors” beginning on page 14 of this prospectus.

The main sources for payments of the notes are a selected portfolio of Nissan and Infiniti lease contracts and the related Nissan and Infiniti leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, and monies on deposit in a reserve account. The securities are asset-backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Company LLC, Nissan Auto Leasing LLC II or any of their respective affiliates. Neither the securities nor the leases are insured or guaranteed by any governmental agency

ASSET-BACKED NOTES

The issuing entity will issue asset-backed notes with an aggregate initial principal balance of $800,000,000 (the “Base Transaction”) or an aggregate initial principal balance of $1,100,000,000 (the “Upsize Transaction”). If the Base Transaction is issued, the following notes will be issued:

		Initial Principal Balance(1)	Interest Rate(2)	Final Scheduled Payment Date
Class A-1 notes		$136,000,000%		February 15, 2024
Class A-2a notes	}	$295,000,000%		March 17, 2025
Class A-2b notes			SOFR Rate + %(3)
Class A-3 notes		$295,000,000%		January 15, 2026
Class A-4 notes		$74,000,000%		July 15, 2027

		Price to Public(4)	Underwriting Discount(4)	Proceeds to the depositor(4)
Per Class A-1 note		%	%	%
Per Class A-2a note		%	%	%
Per Class A-2b note		%	%	%
Per Class A-3 note		%	%	%
Per Class A-4 note		%	%	%

(1)

The aggregate initial principal balance of the offered notes will be $800,000,000 or $1,100,000,000. If the Upsize Transaction is issued, the following notes will be issued: $187,000,000 of Class A-1 notes, $405,000,000 aggregate amount of Class A-2a notes and Class A-2b notes, $405,000,000 of Class A-3 notes and $103,000,000 of Class A-4 notes. See “Summary—Offered Notes”. Nissan Motor Acceptance Company LLC will make the determination regarding the initial principal balance of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The issuance of multiple classes of notes or retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal balance of the notes or the unknown allocation of the Class A-2 notes”.

(2)	The interest rate for each class of notes will be a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.
(3)

If issued, the Class A-2b notes will accrue interest at a floating rate based on the SOFR Rate plus a spread. The SOFR Rate will be determined by the calculation agent using the method described in “The Notes—Calculation of Floating Rate Interest”. If the sum of the SOFR Rate plus the spread is less than 0.00% for any accrual period, then the interest rate for the Class A-2b notes for such accrual period will be deemed to be 0.00%. See “Risk Factors—Risks related to the issuance of a floating rate class of notes and the uncertainty of SOFR— A decrease in SOFR, including a negative SOFR Rate, may reduce the rate of interest on the Class A-2b notes to 0.00%”.

(4)

Total price to the public is $            , total underwriting discount is $            and total proceeds to the depositor are $            . If all of the classes of notes are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

●

The issuing entity will also issue certificates that represent fractional undivided beneficial ownership interests in the issuing entity, will not bear interest and are not being offered hereby. Some or all of one or more classes of notes may be initially retained by the depositor or conveyed to affiliates of the depositor.

●

On the closing date, Nissan-Infiniti LT LLC will issue the 2023-A series certificate, which will be transferred to the issuing entity at the time that the issuing entity issues the notes and certificates. The 2023-A series certificate is not being offered under this prospectus.

●	The notes will accrue interest from and including the closing date.
●

The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on February 15, 2023.

●	Credit enhancement for the notes will consist of a reserve account and overcollateralization, as described under “Summary—Credit and Cash Flow Enhancement” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BofA Securities	BNP PARIBAS	MUFG	SOCIETE GENERALE
Citigroup	Lloyds Securities	Mizuho	Wells Fargo Securities

The date of this prospectus is January    , 2023

i

TABLE OF CONTENTS

(continued)

Important Notice About Information Presented in this Prospectus

We have started this prospectus with two introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms of the notes. The introductory sections are:

1.	Summary—gives a brief introduction to the notes to be offered; and

2.	Risk Factors—describes briefly some of the risks to investors of a purchase of the notes.

Cross-references are included in this prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page I-1 in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus, including any appendices hereto. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor upon written request to One Nissan Way, Room 5-124, Franklin, Tennessee 37067, or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Nissan Auto Leasing LLC II.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

Reports to Noteholders

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes, the leases and the leased vehicles will be prepared by Nissan Motor Acceptance Company LLC (“NMAC”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. NMAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Nissan Auto Lease Trust 2023-A” and file number 333-258304-04. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on NMAC’s website because those reports are made available to the public on the SEC’s website referred to below.

The depositor and Nissan-Infiniti LT LLC have filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference excluding any exhibit to such document (unless such exhibit is specifically incorporated by reference in that document) free of charge, by writing or calling: Nissan Motor Acceptance Company LLC, One Nissan Way, Franklin, Tennessee 37067, Attention: Treasury Department, telephone 615-725-1000. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A UK RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE UK PROSPECTUS REGULATION (A “UK QUALIFIED INVESTOR”). IN ADDITION, THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE IN THE UK TO ANY PERSON AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE IN THE UK TO ANY PERSON IN A PRINCPAL AMOUNT OF LESS THAN £100,000 (OR ITS EQUIVALENT IN U.S. DOLLARS). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS AND IN A PRINCIPAL AMOUNT OF AT LEAST £100,000 (OR ITS EQUIVALENT IN U.S. DOLLARS). THE EXPRESSION “UK PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED) AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA.

THE NOTES MUST NOT BE OFFERED OR SOLD AND THIS PROSPECTUS AND ANY OTHER DOCUMENT IN CONNECTION WITH THE OFFERING AND ISSUANCE OF THE NOTES MUST NOT BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK EXCEPT TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR WHO OTHERWISE FALL WITHIN AN EXEMPTION SET FORTH IN SUCH ORDER SUCH THAT SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER OR ARE PERSONS TO WHOM THIS PROSPECTUS OR ANY OTHER SUCH DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL, IN THE UK, BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

v

THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, AN EEA RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE EU PROSPECTUS REGULATION (AS DEFINED BELOW) (AN “EU QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EUROPEAN ECONOMIC AREA TO ANY PERSON OR LEGAL ENTITY OTHER THAN AN EU QUALIFIED INVESTOR. THE EXPRESSION “EU PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

TRANSACTION OVERVIEW

•

The 2023-A series certificate represents a limited liability company interest in the titling company, to which a pool of closed-end vehicle leases and the related Nissan and Infiniti leased vehicles has been allocated.

•	The Unallocated Assets Series represents titling company assets not allocated to, or associated with, the 2023-A Series or any series interest similar to the 2023-A Series Assets.
•	The issuing entity has no rights in either the Unallocated Assets Series or the assets of any other series.

FLOW OF FUNDS*

*

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred and the notes have not been accelerated. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default and acceleration of the notes, please refer to “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus for a further description.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this prospectus in its entirety to understand all of the terms of the offering.

Issuing Entity	Nissan Auto Lease Trust 2023-A, or the “issuing entity.” The issuing entity was established by a trust agreement dated as of October 11, 2022, as amended and restated as of January 5, 2023, as further amended and restated as of the closing date, and will be the entity that issues the notes and the certificates.

Depositor	Nissan Auto Leasing LLC II, or the “depositor.” You may contact the depositor by mail at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 or by calling (615) 725-1121.

Sponsor, Servicer and Administrative Agent	Nissan Motor Acceptance Company LLC, or “NMAC.”

Indenture Trustee	U.S. Bank Trust Company, National Association, or the “indenture trustee.”

Owner Trustee	Wilmington Trust, National Association, or the “owner trustee.”

Asset Representations Reviewer	Clayton Fixed Income Services LLC, or the “asset representations reviewer.”

Titling Company	Nissan-Infiniti LT LLC, or the “titling company”.

Holder of Unallocated Assets Series	NILT LLC.

Cutoff Date	Close of business on December 31, 2022.

Closing Date	On or about January , 2023.

Offered Notes

The notes will consist of the Class A-1 notes, the Class A-2 notes (which may consist of the Class A-2a notes and the Class A-2b notes), the Class A-3 notes and the Class A-4 notes. If the Base Transaction is issued, the notes described on the cover page of this prospectus will be issued. If the Upsize Transaction is issued, the following notes will be issued:

		Initial Principal Balance	Interest Rate		Final Scheduled Payment Date
Class A-1 notes		$187,000,000	%		February 15, 2024
Class A-2a notes Class A-2b notes	}	$405,000,000	% SOFR Rate +	%	March 17, 2025
Class A-3 notes		$405,000,000	%		January 15, 2026
Class A-4 notes		$103,000,000	%		July 15, 2027

Total		$1,100,000,000

The determination regarding the initial principal balance of the notes will be made no later than the day of pricing of the notes and will be based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The issuance of multiple classes of notes or retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal balance of the notes or the unknown allocation of the Class A-2 notes”.

The Class A-2a notes and the Class A-2b notes are referred to in this prospectus collectively as the “Class A-2 notes”. If issued, the Class A-2b notes will be floating rate notes. All other classes of notes will be fixed rate notes. The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes will be determined on the day of pricing of the notes offered hereunder. The principal balance of the Class A-2 notes may be allocated entirely to the Class A-2a notes, with no principal balance allocated to the Class A-2b notes, in which case no Class A-2b notes would be issued. If the Base Transaction is issued, up to $147,500,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes. If the Upsize Transaction is issued, up to $202,500,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes.

You should refer to “The Notes—Principal” in this prospectus for more information on the allocation of the principal amount between the Class A-2a notes and the Class A-2b notes.

Some or all of one or more classes of notes may be retained in whole or in part by the depositor or conveyed to an affiliate of the depositor.

Certificates

The issuing entity will also issue certificates, which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity is not offering the certificates hereby. All of the certificates will initially be issued to the depositor but may be sold or otherwise transferred by the depositor on or after the closing date. However, the portion of certificates retained by the depositor to satisfy U.S. and EU credit risk retention rules will not be sold or transferred except as permitted under those rules. See “The Sponsor—Credit Risk Retention” and “—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions to the holders of the certificates on any payment date until all interest on and principal of the notes that is due and payable on that payment date has been paid in full.

Terms of the Notes

Payment Dates:

Interest on and principal of each class of notes will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment date will be on February 15, 2023.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Per annum interest rates:

Each class of notes will have a fixed or adjustable rate of interest (which we refer to in this prospectus as “fixed rate notes” or “floating rate notes”, respectively, and, collectively, the “notes”), as follows:

Class	Interest Rate
Class A-1 notes:	%
Class A-2a notes:	%
Class A-2b notes:	SOFR Rate +	%
Class A-3 notes:	%
Class A-4 notes:	%

If issued, the Class A-2b notes will accrue interest at a floating rate based on the SOFR Rate plus a spread. For a description of how interest will be calculated on the Class A-2b notes, see “The Notes—Calculation of Floating Rate Interest” in this prospectus. If the sum of the SOFR Rate and the applicable spread set forth above and on the front cover of this prospectus is less than 0.00% for any accrual period, then the interest rate for the Class A-2b notes for such accrual period will be deemed to be 0.00%. See “Risk Factors—Risks related to the issuance of a floating rate class of notes and the uncertainty of SOFR— A decrease in SOFR, including a negative SOFR Rate, may reduce the rate of interest on the Class A-2b notes to 0.00%” and “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Accrual Periods and Payments:

The issuing entity will pay interest on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is February 15, 2023. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

•	Interest on the Class A-1 notes and the Class A-2b notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•	Interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 15th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which such payment date occurs.

•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes and the Class A-2b notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and Class A-2b notes will be the product of (i) the outstanding principal balance of the Class A-1 notes or Class A-2b notes, as applicable, before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•	The issuing entity will pay interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal balance of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding February 15, 2023 (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority.

•	Interest payments on each class of notes will be paid on a pro rata basis.

Principal:

Principal of the notes will be payable on each payment date (other than after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded)) to the Class A-1 notes, until the principal balance thereof is reduced to zero, then to the Class A-2 notes (pro rata between the Class A-2a notes and the Class A-2b notes, if applicable), until the amount thereof is reduced to zero, then to the Class A-3 notes, until the amount thereof is reduced to zero and then to the Class A-4 notes, until the amount thereof is reduced to zero.

Principal payments on the notes will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed and after payment of interest on the notes.

Interest and Principal Payments after an Event of Default and Acceleration of the Notes:

On each payment date after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after the servicing fee has been paid to the servicer and fees and expenses have been paid to the indenture trustee, the calculation agent, the owner trustee and the asset representations reviewer) will be applied to pay: (a) first, interest on the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

Final Scheduled Payment Dates:

The outstanding principal balance of each class of notes will be due on the final scheduled payment date for that class listed below:

Class of Notes	Final Scheduled Payment Date
Class A-1 notes	February 15, 2024
Class A-2a notes Class A-2b notes }	March 17, 2025
Class A-3 notes	January 15, 2026
Class A-4 notes	July 15, 2027

For more detailed information concerning payments of principal, you should refer to “The Notes—Principal” and “Distributions on the Notes” in this prospectus.

Priority of Payments

On each payment date prior to an acceleration of the notes (or after any such acceleration has been rescinded), the servicer will allocate available amounts with respect to the related collection period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of available amounts on deposit in the collection account for such payment date, in the following order of priority:

•	to the servicer, for reimbursement of any outstanding advances;

•	to the servicer, the servicing fees, together with any unpaid servicing fees in respect of one or more prior collection periods;

•	on a pro rata basis (based on the amounts due to each class) to the noteholders, interest on the notes;

•	to the noteholders, principal on the notes in the amounts and priority described under “The Notes—Principal”;

•	to the reserve account, an amount, if any, necessary to increase the balance of funds therein to the reserve account requirement;

•	to the indenture trustee and the calculation agent, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the indenture but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days;

•	to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the trust agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days;

•	to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the asset representations review agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days; and

•	to the certificate distribution account for distribution to the certificateholders, any remaining amounts.

Advances

The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessees and (ii) estimated proceeds from expected sales on leased vehicles for which the related leases have terminated during the related collection period. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or disposition proceeds of the related leased vehicle.

For more detailed information on advances and reimbursement of advances, you should refer to “Description of the Servicing Agreement—Advances” in this prospectus.

Events of Default

The occurrence and continuation of any of the following events will be an “event of default” under the indenture:

•	the issuing entity fails to pay interest on any note within five business days after such interest is due;

•	the issuing entity fails to pay the principal of any note in full on its final scheduled payment date or redemption date;

•	the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity, or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the outstanding principal balance of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the majority of the aggregate outstanding principal balance of the notes, voting as a single class; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

If an event of default occurs and is continuing, the indenture trustee or holders of at least a majority of the outstanding principal balance of the notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal balance of the notes voting as a single class. After an event of default and the acceleration of the notes (unless and until such acceleration has been rescinded), funds on deposit in the collection account and the reserve account will be applied to pay principal of and interest on the notes in the order and amounts specified “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus. In addition, after an event of default and acceleration of the notes, the indenture trustee or the noteholders may elect to exercise certain remedies described in “Description of the Indenture—Remedies Upon an Event of Default.”

For more detailed information regarding the events constituting an event of default and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus.

The Series Certificate

Motor vehicle dealers in the NMAC network of dealers have assigned closed-end retail lease contracts and have sold the related Nissan and Infiniti leased vehicles—which may include Nissan and Infiniti automobiles, minivans, sport utility vehicles and light-duty trucks—to the titling company. The leases have been underwritten using the underwriting criteria described in this prospectus under “The Sponsor—Lease Underwriting Procedures.”

On or before the closing date, the titling company will establish a separate series of limited liability company interest in the titling company, which is also called a “Series Interest” and allocate to, and associate with, such Series Interest (the “2023-A Series”) leases and related leased vehicles owned by the titling company. Each lease and the related leased vehicle allocated to, and associated with, the 2023-A Series will be selected based on the eligibility criteria as described under “Characteristics of the Leases—General” in this prospectus.

The 2023-A Series will be represented by a series certificate representing an interest in the 2023-A Series (the “2023-A series certificate”). Upon the creation of the 2023-A Series, the titling company will issue the 2023-A series certificate to NILT LLC, as holder of the unallocated assets series. NILT LLC will then sell the 2023-A series certificate to Nissan Auto Leasing LLC II pursuant to a series certificate sale agreement. The 2023-A series certificate will be resold by Nissan Auto Leasing LLC II to the issuing entity pursuant to a series certificate transfer agreement in exchange for the notes and certificates issued by the issuing entity.

The 2023-A series certificate will evidence an indirect limited liability company interest, rather than a direct ownership interest, in the related 2023-A series assets. By holding the 2023-A series certificate, the issuing entity will receive an amount equal to all payments made on or in respect of the 2023-A series assets, except as described under “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this prospectus. Payments made on or in respect of all other titling company assets will not be available to make payments on the notes and the certificates. The 2023-A series certificate is not offered to you under this prospectus.

Assets of the Issuing Entity

The primary assets of the issuing entity will consist of the 2023-A series certificate representing the series interest in a pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets, including the right to receive all monthly payments under the leases and the amounts realized from all sales of the related leased vehicles received in each case after the close of business on December 31, 2022 (the “cutoff date”), together with amounts in various accounts, including a reserve account.

If the Base Transaction is issued, the leases and the related leased vehicles allocated to, and associated with, the 2023-A Series will have the following characteristics as of the close of business on the cutoff date:

•	an aggregate securitization value of $1,006,289,301.54;

•	an aggregate discounted base residual value of the related leased vehicles of $617,894,145.69 (approximately 61.40% of the aggregate securitization value);

•	a weighted average original lease term of approximately 37 months; and

•	a weighted average remaining term to scheduled maturity of approximately 25 months.

If the Upsize Transaction is issued, the leases and the related leased vehicles allocated to, and associated with, the 2023-A Series will have the following characteristics as of the close of business on the cutoff date:

•	an aggregate securitization value of $1,383,647,800.02;

•	an aggregate discounted base residual value of the related leased vehicles of $849,360,861.72 (approximately 61.39% of the aggregate securitization value);

•	a weighted average original lease term of approximately 37 months; and

•	a weighted average remaining term to scheduled maturity of approximately 25 months.

The securitization value of each lease and the related leased vehicle will be the sum of the present value, discounted at the securitization rate of 7.00%, of (i) the remaining monthly payments payable under the lease, and (ii) the base residual of the leased vehicle.

The base residual is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in February 2023 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in February 2023 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle, and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease.

As described in “The Sponsor—Lease Underwriting Procedures,” under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not either automatically approved or automatically rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority. If the Base Transaction is issued, 22,909 leases in the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series having an aggregate securitization value of $603,572,014.43 (approximately 59.98% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 15,259 leases in the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series having an aggregate securitization value of $402,717,287.11 (approximately 40.02% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. If the Upsize Transaction is issued, 31,499 leases in the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series having an aggregate securitization value of $829,283,080.69 (approximately 59.93% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 20,984 leases in the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series having an aggregate securitization value of $554,364,719.33 (approximately 40.07% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. NMAC does not consider any of the leases in the pools of leases and the related leased vehicles described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

For more information regarding the issuing entity’s property, you should refer to “The Issuing Entity—Property of the Issuing Entity,” “The 2023-A Series” and “The Leases” in this prospectus.

Representations and Warranties

NMAC will make certain representations and warranties regarding the characteristics of the leases as of the cutoff date. A breach of one or more of these representations may, subject to certain conditions, result in NMAC being obligated to direct the reallocation of leases and the related leased vehicles to the Unallocated Assets Series or another series of the titling company and to make a corresponding repurchase payment to the issuing entity. See “Description of the Servicing Agreement—Purchase of Leased Vehicles Before Their Lease Maturity Dates.” This obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach of those representations and warranties, although the reallocation and repurchase obligation may be enforced through dispute resolution, as described below.

If the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder), the indenture trustee (acting at the direction of an investor) or an investor requests that NMAC reallocate and repurchase any lease due to a breach of representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by NMAC, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Indenture—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

If the aggregate amount of delinquent leases exceeds the threshold set forth in “Description of the Servicing Agreement—Asset Representations Review” in this prospectus, then, subject to the conditions specified therein, investors representing at least a majority of the voting investors, voting as a single class, may direct the asset representations reviewer to perform a review of the delinquent leases for compliance with the representations and warranties made by NMAC. See “Description of the Servicing Agreement—Asset Representations Review” in this prospectus.

Servicing/Administration

NMAC will service the titling company assets, including the 2023-A series assets. In addition, NMAC will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each payment date, NMAC will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the aggregate securitization value of the leases and leased vehicles allocated to, and associated with, the 2023-A series certificate at the beginning of the preceding month, or in the case of the first payment date, at the cutoff date. As additional compensation, the servicer will be entitled to retain administrative fees charged to lessees (to the extent not needed for payment of insurance premiums, taxes or similar charges for the leased vehicles) if any, and any income from investment of funds on deposit in the collection account and the reserve account. The servicing fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

You should refer to “Distributions on the Notes—Compensation for Servicer and Administrative Agent” in this prospectus for more detailed information regarding the servicing fees to be paid to NMAC.

Credit and Cash Flow Enhancement

The enhancement for the notes will be overcollateralization and the reserve account. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the leases and other shortfalls in cash flows.

Overcollateralization:

Overcollateralization is the amount by which the aggregate securitization value exceeds the aggregate outstanding principal balance of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the leases. If the Base Transaction is issued, the initial amount of overcollateralization will be $206,289,301.54, which is approximately 20.50% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date. If the Upsize Transaction is issued, the initial amount of overcollateralization will be $283,647,800.02, which is approximately 20.50% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date.

The Reserve Account:

The servicer, on behalf of the issuing entity, will establish a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:

•	on the closing date, the depositor will cause to be deposited into the reserve account, (i) if the Base Transaction is issued, an amount equal to at least $4,025,157.21, and (ii) if the Upsize Transaction is issued, an amount equal to at least $5,534,591.20, which, in each case, is at least 0.40% of the aggregate securitization value of the related pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date; and

•	thereafter, on each payment date while the notes remain outstanding, the “reserve account requirement” will be (i) on each payment date on or prior to the payment in full of the Class A-2 notes, at least 0.65% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date and (ii) on each payment date following the payment in full of the Class A-2 notes, at least 0.50% of the aggregate securitization value of the related pool of leases and the related leased vehicles as of the cutoff date; provided, however, that on any payment date (after taking into account all distributions from the Series Collection Account on such date) on which the note balance is zero, the “reserve account requirement” will be an amount equal to $0. On each payment date, excess collections remaining after payment of the servicing fee, reimbursement of servicer advances and payment of principal of and interest on the notes will be deposited into the reserve account to fund and maintain the reserve account requirement.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the reserve account requirement will be released to the holders of the certificates, as beneficial owners of the issuing entity.

Funds in the reserve account on each payment date will be available to cover shortfalls in payments on the notes until the amount on deposit in the reserve account is zero. The reserve account will be pledged to the indenture trustee to secure repayment of the notes. See “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus.

For more information regarding the reserve account, you should refer to “Security for the Notes—The Accounts—The Reserve Account” in this prospectus.

Optional Purchase

NMAC, as servicer, has the option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date on which the aggregate securitization value of the leases and leased vehicles allocated to, and associated with, the 2023-A Series is less than or equal to 10% of the initial aggregate securitization value of the leases and leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date. If the servicer exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal balance plus accrued and unpaid interest.

For more information regarding the optional purchase, you should refer to “Distributions on the Notes—Optional Purchase” in this prospectus.

Tax Status

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than such notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation. At closing, the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the Internal Revenue Service as equity of the issuing entity.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

You should refer to “Material U.S. Federal Income Tax Consequences” in this prospectus.

U.S. Employee Benefit Plan Considerations

Subject to the considerations discussed under “Certain U.S. Employee Benefit Plan Considerations,” the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, or any entity deemed to hold plan assets of either of the foregoing (each a “Benefit Plan Investor”), as well as “governmental plans” (as defined in Section 3(32) of ERISA), any other employee benefit plans or plans that are not subject to Title I of ERISA or Section 4975 of the Code and any entity deemed to hold plan assets of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”). Fiduciaries of Plans are urged to carefully review the matters discussed in this prospectus and consult with their legal advisors before making a decision to invest in the notes. See “Certain U.S. Employee Benefit Plan Considerations.”

Money Market Investment

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the money market fund and its adviser to satisfy those requirements. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Certain Investment Considerations

The issuing entity will be structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision commonly known as the

“Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Ratings

NMAC, as sponsor, expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (the “hired rating agencies”). The ratings of the notes will address the likelihood of payment of principal and interest on the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by a rating agency, whether hired or otherwise, may not necessarily be taken by any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or a potential rating agency conflict of interest and regulatory scrutiny of the rating agencies could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, as sponsor, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date, see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to the SEC’s credit risk retention rules, codified at 17 C.F.R. Part 246 (“Regulation RR”), NMAC, as sponsor, is required to retain an economic interest in the credit risk of the leases and leased vehicles, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-

owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. If the Base Transaction is issued, NMAC expects such certificates to have a fair value of between $181,988,691.26 and $183,886,697.65, which is between 18.53% and 18.69% of the fair value of all of the notes and certificates issued by the issuing entity. If the Upsize Transaction is issued, NMAC expects such certificates to have a fair value of between $250,222,620.38 and $252,833,688.01, which is between 18.53% and 18.69% of the fair value of all of the notes and certificates issued by the issuing entity. For a description of the valuation methodology used to calculate the ranges of fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the preceding sentences, see “The Sponsor—Credit Risk Retention” in this prospectus.

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

The depositor does not intend to transfer or hedge any portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

EU Securitization Regulation and UK Securitization Regulation

On the closing date, NMAC, as “originator”, will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case as in effect and applicable on the closing date, to retain upon issuance of the notes, and on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus (“SR Retained Interest”) in accordance with the text of paragraph (d) of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, in each case as in effect on the closing date, by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither NMAC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Due Diligence Requirements and any corresponding national measures that may be relevant.

Following publication of a report on October 10, 2022 by the European Commission providing interpretative guidance regarding the transparency requirements in Article 7 of the EU Securitization Regulation, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors. See “Legal Investment—Requirements for Certain European and UK Regulated Persons and Affiliates” in this prospectus for further information about the guidance contained in the report.

Any failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the undertaking by NMAC to retain a material net economic interest of not less than 5% in the securitization transaction as described above and in this prospectus generally, the other information in this prospectus and any information to be provided to investors in relation to this transaction or otherwise and in the Payment Date Certificates are sufficient for the purposes of complying with any applicable Due Diligence Requirements and any corresponding national measures which may be relevant, and none of NMAC, the depositor, the sponsor, the underwriters or any of their respective affiliates or any other party to the transaction described in this prospectus makes any representation that the information described above or in this prospectus generally is sufficient in all circumstances for such purposes or any other purpose or that the structure of the notes, NMAC (including its holding of a material net economic interest of not less than 5% in the securitization transaction as described above and in this prospectus generally) and the transactions described herein are compliant with the SR Rules or any other applicable legal or regulatory or other requirements and no such person shall have any liability to any prospective investor or any other person with respect to any deficiency in such information or any failure of the transactions or structure contemplated hereby to comply with or otherwise satisfy such requirements, any subsequent change in law, rule or regulation or any other applicable legal, regulatory or other requirements. See “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” and “Legal Investment—Requirements for Certain European and UK Regulated Persons and Affiliates” in this prospectus.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the potential risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 14.

Risks Relating to the Characteristics, Servicing and Performance of the Leases and Related Leased Vehicles Allocated to, and Associated with, the 2023-A Series. The notes are subject to risks relating to the characteristics, servicing and performance of the leases and leased vehicles, which could result in delays in payment or losses on your notes.

•	The global Coronavirus outbreak could result in delays in payment or losses on your notes.

•

Adverse economic conditions, regardless of reason, civil unrest or natural or man-made disasters in states with significant concentrations of lessees could have a more pronounced effect on the performance of the leases and could result in delays in payments or losses on your notes.

•	The concentration of leased vehicles to particular models could negatively affect the 2023-A Series Assets.

•

The residual value of leased vehicles included in the 2023-A Series Assets may be adversely affected by discount pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may result in losses on your notes.

•	Increased turn-in rates at the expiration of leases may result in losses on your notes.

•	You may experience reduced returns and delays on your notes resulting from a vehicle recall or service campaign.

•	NMAC’s discretion over the servicing of the leases and disposition of the leased vehicles may impact the amount and timing of funds available to make payments on the notes.

•	Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes.

•	Recent and future economic developments may adversely affect the performance of the leases and the market value of your notes.

•	The return on your notes could be reduced by shortfalls due to military action, terrorism or similar national concerns and the impact of the Servicemembers Civil Relief Act and similar state laws.

•

From time to time, NMAC is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, which could cause, you to experience delays in payments or principal losses on your notes.

•	Failure to comply with consumer protection or other laws may be give rise to liabilities for the titling company or the issuing entity, which may result in losses on your notes.

Risks Relating to the Limited Nature of the Issuing Entity’s Assets. The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes.

•	Only the assets of the issuing entity are available for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

•

If the assets of the issuing entity are sold following an event of default, the proceeds from the sale of the leases and leased vehicles may not be sufficient to pay the aggregate principal balance of your notes. The failure to pay principal of a note generally will not result in an event of default until the applicable final scheduled payment date or redemption date for the related class of notes.

•

Interest of other persons in the leases and the leased vehicles could be superior to the interests of the issuing entity, including because the issuing entity, NMAC or the titling company, as applicable, may not have a perfected security interest in the leased vehicles or in the leases, which may affect the issuing entity’s ability to receive payments on the leases or liquidation proceeds with respect to the leased vehicles.

Risks Relating to the Servicer and Other Transaction Parties. Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.

•

Adverse events with respect to NMAC, its affiliates or a third-party service provider, including due to natural disasters, public health emergencies, economic developments and/or regulatory or other actions, could adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes. Interruptions or losses in the servicer’s information management systems, including a security breach or cyber-attack, may increase the risk of loss on your notes.

•

Federal or state regulatory reform and other measures, including legislation and other actions undertaken in response to the COVID-19 pandemic, could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

•	Vicarious tort liability laws in certain states may result in losses on your notes.

•

NMAC, as servicer, will make representations and warranties relating to the leases’ compliance with law and the issuing entity’s ability to enforce the lease contracts, and if there is a breach of any of these representations, the issuing entity’s sole remedy will be to require NMAC to direct the reallocation of the affected leases and the related leased vehicles.

•	Bankruptcy of NMAC, the depositor, the titling company, NILT LLC or the issuing entity could result in delays in payments or losses on your notes.

•	You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds.

•	You may experience losses or delays in payments on your notes resulting from delays in the transfer of servicing due to the servicing fee structure.

Risks Relating to the Issuance of Multiple Class of Notes or Retention of Notes. The issuing entity has issued multiple class of notes and the aggregate initial principal balance of the notes and the allocation between the Class A-2 notes is unknown, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of retention.

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Classes of notes with a higher sequential numerical class designation will generally be subordinated with respect to principal payments to notes with a lower numerical designation and are exposed to a greater risk of loss.

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Because the holders of the most senior class of notes then outstanding will make certain decisions courses of action determined by other noteholders may not reflect your interests as a subordinated noteholder.

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The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates, by the unknown aggregate initial principal balance of the notes or the unknown allocation of the Class A-2 notes.

Risks Relating to Certain Features of the Notes and Financial Market Disruptions. Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes.

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The ratings on the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which could adversely affect the market value of your notes and/or limit your ability to resell the notes.

•	Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption or reallocation of leases and leased vehicles from the 2023-A Series.

•	There is a risk of a taxable deemed exchange of your notes if the transaction documents are amended which could result in a gain or loss recognition for you as an investor in the notes.

•	Financial market disruptions, and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price.

Risks Relating to the Issuance of a Class of Floating Rate Notes and the Uncertainty of SOFR. The uncertainty regarding SOFR could lead to shortfalls in payments or losses on your notes and may adversely affect the return on your notes or the market value and liquidity of your notes.

•	SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance of SOFR or of LIBOR which may have an adverse impact on the Class A-2b notes.

•	A failure of SOFR to gain market acceptance could adversely affect the Class A-2b notes and the development of a secondary market for the Class A-2b notes.

•	A decrease in SOFR, including a negative SOFR Rate, may reduce the rate of interest on the Class A-2b notes to 0.00%.

•	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

•	Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine the SOFR Rate, may adversely affect the holders of the Class A-2b notes.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes of any class.

RISKS RELATED TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE LEASES AND RELATED LEASED VEHICLES ALLOCATED TO, AND ASSOCIATED WITH, THE 2023-A SERIES

Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes

An outbreak of Coronavirus Disease 2019 (“COVID-19”) has spread throughout the world, including to the United States. The outbreak has led, and will likely continue to lead, to disruptions in global financial markets and the economies of many nations and is resulting in adverse impacts on the economy of the United States (which have included a general curtailment of business activity and a significant increase in unemployment) and the global economy in general (which include supply chain disruptions).

The long-term impacts of social, economic and financial disruptions caused by the outbreak of COVID-19 are unknown. The United States economy experienced a recession as a result of the outbreak of COVID-19 and it is unclear if or when the economy will fully recover or how many lessees have been and will continue to be adversely affected by the outbreak and related efforts by the government to slow the spread of COVID-19 throughout the nation or whether such efforts will be successful in preventing a resurgence of COVID-19. It is possible that a higher percentage of lessees may seek protection under bankruptcy or debtor relief laws as a result of financial and economic disruptions related to the outbreak of COVID-19 than is reflected in NMAC’s historical experience. See “—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes.” If a lessee were to seek protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease could be written off as uncollectible and you could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

It is unclear how many lessees have been and will continue to be adversely affected by the outbreak of COVID-19 and the related economic uncertainty, each of which could have a negative impact on the ability of lessees to make timely payments under the leases, and may result in increased losses on your notes. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow lessees to forgo making scheduled payments for some period of time, require modifications to the leases, or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the leased vehicles.

The servicer has discretion to implement a range of actions with respect to lessees affected by the outbreak or who are experiencing financial hardship, including the discretion to permit an extension on payments due on a lease or deferring monthly lease payments consistent with the servicer’s customary servicing practices. Across the nation, servicers of motor vehicle leases, including NMAC, have at times experienced a significant increase in requests for extensions and modifications related to COVID-19 nationwide and a significant number of such extensions and modifications have been granted, including by NMAC. However, there is no guarantee that an extension or modification granted by NMAC will prevent a future default by a lessee. Although the frequency of requests for extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19, there may be a future significant increase in requests from lessees for extensions and modifications related to COVID-19 or financial hardship. Any lease for which the servicer’s records as of the cutoff date indicate that the related lessee received an extension or modification related to COVID-19 has been excluded from the pool of leases and related leased vehicles allocated to, and associated with, the 2023-A Series. Because a pandemic such as COVID-19 has not occurred in recent years and is impacting lessees nationwide, historical loss experience is unlikely to accurately predict the performance of the leases.

Further, the COVID-19 pandemic and related effects on the United States economy, global financial markets and the business or operations of the sponsor or the servicer, may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of lessees to make timely payments on the leases, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the lessees.

All of the foregoing could have a negative impact on the performance of the leases or the liquidity and market value of your notes and, as a result, you may experience delays in payments or losses on your notes.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets

The concentration of the leases in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, including a general curtailment of business activity, rising interest rates and unemployment, natural or man-made disasters, extreme weather conditions (including an increase in frequency of extreme weather conditions as a result of climate change), civil unrest or local or regional effects of public health emergencies, in the states where lessees reside, could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the leases and related leased vehicles of the lessees in such states. See “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Recent and future economic developments may adversely affect the performance of the leases and the market value of the leased vehicles, which may result in reduced or delayed payments on your notes.”

If the Base Transaction is issued, as of the cutoff date, based on the billing addresses of the lessees on the leases in the pool of leases and related leased vehicles to be included in the 2023-A Series Assets, leases representing approximately 15.91%, 14.88%, 8.76%, 8.67%, 6.47% and 6.28% of the aggregate securitization value of the leases were located in New York, New Jersey, Florida, California, Pennsylvania and Texas, respectively. If the Upsize Transaction is issued, as of the cutoff date, based on the billing addresses of the lessees on the leases in the pool of leases and related leased vehicles to be included in the 2023-A Series Assets, leases representing approximately 16.05%, 14.92%, 8.78%, 8.60%, 6.44% and 6.18% of the aggregate securitization value of the leases were located in New York, New Jersey, Florida, California, Pennsylvania and Texas, respectively. No other state, based on the billing addresses of the lessees, accounted for more than 5.00% of the aggregate securitization value of the leases as of the cutoff date.

NMAC provides lease financing to lessees in all 50 states and the District of Columbia. States with larger populations (including, without limitation, California, Florida, Illinois, New York and Texas) and those states where consumers tend to favor leasing rather than purchasing of vehicles, such as New York, generally make up a larger concentration of NMAC’s overall lease portfolio and, therefore, constitute a larger concentration of the leases to be included in the 2023-A Series Assets. Because of the concentration of the lessees in certain states, any adverse economic conditions, natural or man-made disasters, extreme weather conditions or civil unrest in these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity more than if the concentration did not exist, which may result in a greater risk of loss to you or your notes. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks of geographic concentration in the pool.

The concentration of leased vehicles to particular models could negatively affect the 2023-A Series Assets

If the Base Transaction is issued, as of the cutoff date, the Rogue, Altima, Sentra and Pathfinder models represent approximately 23.93%, 16.78%, 12.31% and 10.84%, respectively, of the aggregate securitization value of the leases and the related leased vehicles to be included in the 2023-A Series Assets. If the Upsize Transaction is issued, as of the cutoff date, the Rogue, Altima, Sentra and Pathfinder models represent approximately 23.98%, 16.91%, 12.14% and 10.92%, respectively, of the aggregate securitization value of the leases and the related leased vehicles to be included in the 2023-A Series Assets. No other model accounted for more than 10.00% of the aggregate securitization value of the leases and the related leased vehicles to be included in the 2023-A Series Assets. Any adverse change in the value of a specific model type (including due to a vehicle recall) would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment in the notes.

The impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes

The effects of climate change such as natural disasters or extreme weather conditions (including any predicted increase in the frequency and range of natural disasters and extreme weather conditions as a result of climate change) in the locations where lessees work or reside could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases and may consequently adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity with respect to the leases in such states. See “—The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets.” Further, the pricing of used vehicles is affected by, among other factors, consumer preferences, which may be impacted by consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity). An increase in the supply or a decrease in the demand for used vehicles may impact the residual value of leased vehicles allocated to the 2023-A Series. See “—The residual value of leased vehicles included in the 2023-A Series Assets may be adversely affected by discount pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may increase the risk of loss on your investment in the notes”.

Further, the implementation of new or revised laws or regulations designed to address or mitigate the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer, the sponsor, the depositor and the issuing entity (including as a result of an adverse impact generally on the auto finance and resale markets) and could adversely affect the timing and amount of payments on your notes. See “— Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

Consequently, the impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The residual value of leased vehicles included in the 2023-A Series Assets may be adversely affected by discount pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may increase the risk of loss on your investment in the notes

Historical residual value loss experience on leased vehicles is partially attributable to new car pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. (“NNA”) or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. In addition, the pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer preferences, economic factors, fuel costs, marketing incentives, the introduction and pricing of new vehicle models, vehicle recalls, service campaigns and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by NNA with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. For instance, introduction of a new model with additional equipment not reflected in the manufacturer’s suggested retail price may impact the resale value of the existing portfolio of similar model types. The reduced demand for used vehicles resulting from discount pricing incentives, other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other market factors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses upon disposition of leased vehicles that may result in losses on your notes. Further, the insolvency of Nissan Motor Co., Ltd. (“NML”) (or its affiliates) or ratings downgrade of NML (or its affiliates) may negatively affect used vehicle prices for Nissan and Infiniti vehicles. Additionally, the COVID-19 pandemic and related economic and financial disruption have effected both the supply and demand of both new and used vehicles and, consequently, the resale value for returned and repossessed leased vehicles. As a result of all of the foregoing, the proceeds received by the issuing entity upon disposition of leased vehicles may be reduced or delayed and may not be sufficient to pay amounts owing on the notes, and you may suffer a loss on your investment in the notes.

Increased turn-in rates may increase losses

Losses may be greater as turn-in rates upon the expiration of leases increase because sale prices will be dependent on the market value of such vehicles in the used car market. Under each lease, the lessee or grounding dealer may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated contract residual value established at the inception of the lease. Lessees and dealers who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be affected by the convenience of the turn-in process generally (including as a result of temporary modifications to the lease turn-in process implemented in response to COVID-19), lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by NMAC), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The early termination of leases by lessees (including due to concerns arising from a vehicle recall, regardless of whether the related leased vehicle was affected by the recall) may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for the notes, you may suffer a loss on your investment in the notes.

You may experience reduced returns and delays on your notes resulting from a vehicle recall or service campaign

From time to time an automobile manufacturer or one of its suppliers may discover a component or feature of a vehicle built or assembled by such manufacturer or containing components supplied by such supplier that might affect the safety, comfort or aesthetics of the vehicle. In such cases the manufacturer may conduct a recall or service campaign concerning such component or feature. Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their leases. In addition, increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed or off-lease vehicles may be sold or delay the timing of those sales. If the default rate on the leases increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the 2023-A Series Assets, you may experience delays in payments or principal losses on your notes.

In addition, vehicle sales may be realized earlier than expected if lessees request early terminations of leases due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

NMAC’s discretion over the servicing of the leases and disposition of the leased vehicles may impact the amount and timing of funds available to make payments on the notes

Although NMAC is obligated to service the leases in accordance with its customary servicing practices, NMAC has discretion in servicing the leases, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. NMAC, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of lessees. See “The Leases—Characteristics of the Leases—General” and “The Sponsor—Modifications of Leases” in this prospectus. At the onset of the COVID-19 pandemic in 2020, NMAC granted a significant number of extensions and modifications related to the COVID-19 outbreak, and temporarily suspended involuntary repossession activities nationwide, temporarily modified its lease turn-in process to permit vehicle turn-ins at a lessee’s residence while dealerships were closed and provided for flexibility with respect to turn-in dates and temporarily modified its customary servicing practices to address other collections activity for COVID-19 affected customers and in jurisdictions in which the market for the sale of used cars was disrupted as a result of stay-at-home orders and similar directives. Although the frequency of extensions and modifications has declined since the period immediately following the initial outbreak of COVID-19 and the servicer has resumed involuntary repossessions and other collection activities where permitted by local law, the frequency of extensions and modifications may increase in the future and the servicer may again elect (or be required) to suspend repossession activity in the future. See “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Payment deferrals, extensions or other modifications to the leases or delays in initiating repossession activity may extend the maturity of the leases, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, supply chain issues related to the availability of new and used vehicles and the related fluctuating consumer demand for new and used vehicles may impact the resale value for returned and repossessed leased vehicles. If the servicer is delayed in repossessing a vehicle, unable to sell returned or repossessed leased vehicles in a timely manner or unable to sell returned or repossessed leased vehicles for an amount greater than the stated residual value of such lease, you could experience increased losses on the related leases and your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Further, credit score models were built prior to the global outbreak of COVID-19 and the current rise in inflation, and were not designed to take into account the longer term impacts of social, economic and financial disruptions caused by the pandemic. Credit scores, including the scoring data presented in this prospectus, do not account for changes in lessees’ credit profiles subsequent to the date as of which such scores have been obtained. Consequently, information regarding credit scores for the lessees on the leases allocated to, and associated with, the 2023-A Series presented in “The Leases—Characteristics of the Leases—General” should not be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession and Credit Loss Information” and “—Residual Value Loss Experience” was affected by several variables, including general economic conditions and market residual values, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to NMAC’s managed portfolio of leases may not reflect actual experience with respect to the leases allocated to, and associated with, the 2023-A Series. NMAC has experienced variability (including increases) in delinquencies and repossessions in its auto lease portfolio, which variability may continue (including as a result of the COVID-19 outbreak). Further, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles are variable and declines in used vehicle prices will result in increased credit losses on defaulted leases. In addition, future delinquency rates, rates of repossession, recovery rates or loss experience of the servicer with respect to the leases may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus. In addition, the servicer may modify its customary servicing practices from time to time (including as a result of the COVID-19 outbreak) and those changes could reduce collections on the leases allocated to, and associated with, the 2023-A Series.

As a result, the net loss experience presented in this prospectus with respect to NMAC’s managed portfolio of contracts may not reflect actual experience with respect to the leases allocated to, and associated with, the 2023-A Series. If the performance of the leases in the pool of leases and leased vehicles is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the leases and the market value of the leased vehicles, which may result in reduced or delayed payments on your notes

The United States experienced a recession as a result of the outbreak of COVID-19 and the outlook for the U.S. economy remains uncertain, which may adversely affect the performance and market value of your notes. See “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” Recently, rapidly rising inflation and related economic policies have caused periods of economic contraction that may be prolonged. Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile leases and leased vehicles.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of lessees), lack of available credit, the rate of inflation (such as the recent increase in inflation) and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, cyber-attacks, public health emergencies, extreme weather conditions or significant changes in the political environment (such as the ongoing military conflict between Ukraine and Russia) and/or public policy, including increased state, local or federal taxation, could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases. The issuing entity’s ability to make payments on the notes could be adversely affected if lessees were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs in connection with lessees suffering a hardship (including hardships related to the COVID-19 pandemic).

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles, increased turn-in rates and declining used vehicle values. Such a decline in the value of vehicles securing outstanding motor vehicle retail installment contracts could weaken collateral coverage and increase the amount of a loss in the event of a default by an lessee. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. Any of these factors could affect the performance of your notes and your ability to sell your notes in the secondary market.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to lease vehicles as well as reduce the demand for vehicles (especially less fuel economical vehicles), thereby reducing the residual value of leased vehicles. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Decreased consumer demand could cause lessees to potentially become delinquent in making payments or default if they are unable to make payments on the leases due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees are unable to make timely payments or if the residual values of leased vehicles decline.

See “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession and Credit Loss Information” and “Static Pool Information” in this prospectus for delinquency and loss information regarding certain leases and leased vehicles originated and serviced by NMAC.

The application of the Servicemembers Civil Relief Act and similar state laws may lead to delays in payment or losses on your notes

The federal Servicemembers Civil Relief Act, as amended, and similar state laws may provide relief to lessees who enter active military service and to lessees in reserve status who are called to active duty after the originations of their leases. On July 29, 2022, the CFPB (as defined below) and the Department of Justice sent a notification letter to auto lending and leasing companies reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. The Servicemembers Civil Relief Act provides that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days; or (iii) the lessee, while in military service executes a lease upon receipt of military orders, and thereafter receives a stop movement order in response to a local, national, or global emergency, effective for an indefinite period or for a period of not less than 30 days, which prevents the lessee or the lessee’s dependents, from using the vehicle for personal or business transportation. No early termination charge may be imposed on the lessee. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract and readjust the payment schedule for a period of time after the completion of the lessee’s military service. If a lessee’s obligation to make lease payments is adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

Because the Servicemembers Civil Relief Act and similar state legislation apply to lessees who enter military service after origination, no information can be provided as to the number of leases that may be affected by the Servicemembers Civil Relief Act or similar state legislation.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your notes

Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M enforced by the CFPB (as defined below), impose requirements on retail lease contracts such as the leases allocated to, and associated with, the 2023-A Series. Additionally, the CARES Act (as defined below) includes various provisions, such as new requirements affecting credit reporting, designed to protect consumers. The failure by the titling company to comply with these requirements may give rise to liabilities on the part of the titling company or the issuing entity (as owner of the 2023-A series certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights with respect to substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded.

NMAC, as servicer, will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease included in the 2023-A Series Assets proves incorrect, materially and adversely affects the interest of the issuing entity, and is not timely cured, NMAC, as servicer, will be required to direct the reallocation of noncompliant leases and the related leased vehicles from the 2023-A Series to the Unallocated Assets Series or another series. To the extent that NMAC fails to make such reallocation, or to the extent that a court holds the titling company or the issuing entity liable for violating consumer protection laws regardless of such a reallocation, a failure to comply with consumer protection laws could result in fines or other liability for the titling company or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

RISKS RELATED TO THE LIMITED NATURE OF THE ISSUING ENTITY’S ASSETS

You must rely only upon the issuing entity’s assets and you may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement

Your notes are asset-backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interest in NMAC, Nissan Auto Leasing LLC II, the titling company or any of their respective affiliates. Distributions on your notes will depend solely on the amount and timing of payments and other collections in respect of the related leases, disposition proceeds of the related leased vehicles and the credit enhancement for the notes specified in this prospectus. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes, the leases and the residual values of the leased vehicles will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, by any provider of credit enhancement.

The residual values for the leased vehicles to be included in the 2023-A Series Assets are future projections by NMAC and/or Automotive Lease Guide, as described under “The Sponsor—Determination of Residual Values” in this prospectus. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the predicted residual values of the leased vehicles included in the 2023-A Series Assets are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement is exceeded. For a discussion of factors that may contribute to residual value losses, you should refer to “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series Assets—The residual value of leased vehicles may be adversely affected by discount pricing incentives, service campaigns, marketing incentive programs, recalls, used car market factors and other market factors, which may increase the risk of loss on your investment in the notes,” “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series Assets—Increased turn-in rates may increase losses”, “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series Assets—The concentration of leased vehicles to particular models could negatively affect the 2023-A Series assets” “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series Assets—The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets” and “The Sponsor—Determination of Residual Values” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated and failure to pay principal on your notes will not constitute an event of default until the applicable final scheduled payment date

If an event of default were to occur and the notes were accelerated, the assets of the issuing entity might be liquidated. If a liquidation were to occur close to the date when one or more classes of notes would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that would be required for liquidation of the assets of the issuing entity to be completed. In addition, the amount received from liquidation may be less than the aggregate principal balance of the outstanding notes. In that circumstance, the principal balance of some classes of notes would not be paid in full. The amount of principal required to be paid to you prior to the applicable final scheduled payment date generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note before its final scheduled payment date generally will not result in an event of default. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled payment date would involve the prepayment risks described under “—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption or reallocation of the leases and the leased vehicles from the 2023-A Series Assets” in this prospectus.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes

The issuing entity will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles, which will be titled in the name of the titling company. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling company could limit the amounts payable in respect of the 2023-A series certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles allocated to, and associated with, the 2023-A Series.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling company (including the leases and the leased vehicles allocated to, and associated with, the 2023-A Series) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes NMAC and its affiliates. Because these liens could attach directly to the leases and leased vehicles included in the 2023-A Series Assets and because the issuing entity does not have a prior perfected security interest in the 2023-A Series Assets, these liens could have priority over the interest of the issuing entity in the 2023-A Series Assets. As of the date of this prospectus, neither NMAC nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. However, if an ERISA liability were asserted, you may suffer a loss on your investment in the notes.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling company, including the leased vehicles included in the 2023-A Series, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the 2023-A series certificate. If that occurs, you may experience delays in payment or losses on your investment in the notes.

The titling company will maintain “control” of the authoritative copies of the contracts in electronic form, and the authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the titling company sells or pledges the leases or leased vehicles and delivers the original contracts for the leases or leased vehicles to another party or permits another party to obtain control of the authoritative copies of the electronic contracts in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the leases or leased vehicles which may have priority over the issuing entity’s interests. The titling company could also lose possession or control over an electronic contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). In the case of electronic contracts, there can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the titling company maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract. Furthermore, if the titling company becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the leases and leased vehicles could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

There is a risk that the systems employed by the third-party to maintain “control” of the electronic contracts may not be sufficient as a matter of law to perfect by control the titling company’s interest (and accordingly, the issuing entity) in the leases evidenced by electronic contracts. The issuing entity has made the representations described above, in part in reliance on opinions of counsel delivered to it and NMAC.

The possibility that the titling company (and accordingly, the issuing entity) may not have a perfected security interest in certain of the leases or the leased vehicles, or may have a perfected security interest that is junior to that of another party, may affect the titling company’s ability on behalf of the issuing entity to repossess the underlying leased vehicles. Therefore, you may be subject to delays in payments on your notes and you may incur losses on your investment in the notes.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Titling Company and the 2023-A Series—Allocation of Titling Company Liabilities,” “—The 2023-A Series” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” in this prospectus.

RISKS RELATED TO THE SERVICER AND OTHER TRANSACTION PARTIES

Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes

Adverse events with respect to NMAC, its affiliates or a third-party provider to whom NMAC outsources its activities may result in servicing disruptions or reduce the market value and/or liquidity of your notes. NMAC currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of NMAC as the servicer, or if any third-party provider cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. Further, servicing disruptions could result from unanticipated events beyond NMAC’s or a third-party provider’s control, such as natural or man-made disasters, civil unrest, political instability, cyber-attacks, armed conflict (such as the military conflict between Ukraine and Russia), public health emergencies (including COVID-19 or similar outbreaks) and economic disruptions, particularly to the extent such events affected NMAC’s or a third-party provider’s business or operations. For example, if significant portions of NMAC’s or a third-party provider’s workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, stay-at-home orders, facility closures or ineffective remote work arrangements, there may be servicing disruptions, which could result in reduced collection effectiveness. Further, if certain third-party providers that NMAC relies on to deliver products and services to support its business fail to fully perform their obligations in a timely manner, NMAC’s ability to operate its business or perform its obligations under the transaction documents could be adversely impacted and a disruption in collection activities with respect to the leases could occur. See “—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.” As servicer, NMAC will be required to reallocate the leases and related leased vehicles that do not comply with representations and warranties made by the servicer (for example, representations relating to the compliance of the lease contracts with applicable laws), as discussed in “Description of the Servicing Agreement—Representations and Warranties; Remedies—General” in this prospectus. If NMAC becomes unable to reallocate any of those leases or related leased vehicles and to make the related corresponding repurchase payment to the issuing entity, you could suffer losses on your notes.

Further, NMAC has been, or may become, subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of its business. Such proceedings and investigations could result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of NMAC or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

Further, NMAC relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “— Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes,” the global credit and financial markets have experienced, and may continue to experience, significant disruption and volatility. If NMAC’s access to funding is reduced or if NMAC’s costs to obtain such funding significantly increase, NMAC’s business, financial condition and results of operations could be materially and adversely affected, which could adversely affect NMAC’s ability to perform its obligations under the transaction documents and the liquidity and market value of your notes.

In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value and/or liquidity of the related asset-backed securities. NMAC is an indirect wholly-owned subsidiary of NML, a Japanese corporation. Although neither NML nor NMAC is guaranteeing the obligations of the issuing entity, adverse events affecting NML or NMAC may adversely affect your investment in the notes. For example, if NML ceased to manufacture vehicles or support the sale of vehicles, if the credit rating of NML or NMAC were downgraded or if NML faced changes to its ongoing strategic alliances or financial, reputational, regulatory or operational difficulties, such as, for example, the resignation of NML’s chief executive officer in September 2019 and the removal in November 2018 of the Chairman of the Board of Directors of NML for alleged misconduct and the related indictments, criminal complaint, SEC inquiry (including the September 2019 settlement with the SEC with respect to disclosures regarding director and executive compensation), civil lawsuits and fines, those events may reduce the market value of Nissan or Infiniti vehicles or the market value and/or liquidity of your notes, and ultimately the amount realized on any Nissan or Infiniti leased vehicle, including the leased vehicles allocated to, and associated with, the 2023-A Series.

Additionally, the ability of the servicer, NMAC, to perform its obligations under the transaction documents will depend, in part on its ability to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, including due to attacks by hackers, computer viruses or breaches due to errors or malfeasance by employees, contractors or others who have access to its system and networks, its business, financial conditions or results of operations may be materially and adversely affected.

For example, the servicer has been and continues to be subject to the threat of a range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service lessees on the leases and other customers. The risk of a cyber-attack or other security breach may be more likely as a result of the COVID-19 outbreak and transition to remote work for the majority of NMAC’s workforce (and the workforce of NMAC’s vendors). NMAC may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. For example, lessees may have a private right of action against the servicer if the incident results in unauthorized access or disclosure of personal information. If NMAC fails to effectively manage the cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, as well as its ability to service the leases and leased vehicles, resulting in an increased risk of loss on the notes.

Federal or state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of certain entities for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. NMAC is subject to the supervisory and examination authority of the CFPB. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Financial Protection Bureau” in this prospectus.

In addition, the liquidation framework for the resolution of covered financial companies or the covered subsidiaries may apply to NMAC or its affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the leases as further described under “Additional Legal Aspects of the Titling Company and the 2023-A Series—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially and adversely affect the timing and amount of payments of principal and interest on your notes. See “Additional Legal Aspects of the Titling Company and the 2023-A Series—Dodd-Frank Orderly Liquidation Framework” in this prospectus.

In particular, the Federal Trade Commission (“FTC”) and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto finance, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties. Also, on June 23, 2022, the FTC issued a proposed rule that would (i) prohibit motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) require accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) require dealers to obtain consumers’ express, informed consent for charges, (iv) prohibit the sale of any add-on product or service that confers no benefit to the consumer, and (v) require dealers to keep records of advertisements and customer transactions. At this stage, it is unknown whether a final rule will be issued, the exact requirements of any final rule if issued or if any final rule would have a broader potential impact on auto finance practices.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals granted the defendant trusts’ petition for an interlocutory appeal. Depending upon the outcome of the appeal, the CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In February 2022, the CFPB issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. It is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile leases, such as the issuing entity, and servicers in the future.

On March 25, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law, which provided for the creation of the Federal Pandemic Unemployment Compensation program, which provided an additional $600 per week to individuals collection traditional unemployment compensation and this was extended through the end of 2020. Additionally, on December 27, 2020, the Consolidated Appropriations Act of 2021 was signed into law, which restored the Federal Pandemic Unemployment Compensation program through March 14, 2021. On March 11, 2021, the president of the United States signed the American Rescue Plan Act of 2021, which extended unemployment benefits through September 6, 2021 (though some states discontinued the additional federal unemployment benefits earlier) and provided stimulus checks to certain individuals and families up to $1,400 per adult and eligible dependent. It is not known how many lessees of the leases allocated to, and associated with, the 2023-A Series may have been receiving, or may in the future receive, any such additional unemployment benefits, or what impact such benefits have had on recent historical loss and delinquency information and static pool experience or what impact such benefits may have on the loss and delinquency performance of the leases allocated to, and associated with, the 2023-A Series. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow lessees to forgo making scheduled payments for some period of time, require modifications to the leases, preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the leased vehicles or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise, all of which could materially adversely affect the servicing of the leases allocated to, and associated with, the 2023-A Series or the timing and amount of payments of principal and interest on your notes.

Further, changes to the regulatory framework in which NMAC operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or laws, regulations, executive orders or other guidance in response to the COVID-19 pandemic, increased inflation or a recession or period of economic contraction or volatility could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Vicarious tort liability may result in losses on your notes

Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the titling company may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after

August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on the titling company. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of cases that are pending in other jurisdictions and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling company, and NMAC is a named insured under the titling company’s applicable insurance policies. However, this coverage is subject to deductibles and claims could be imposed against the assets of the titling company which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the titling company is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to, and associated with, the 2023-A Series for your series of notes and you could incur a loss on your investment in the notes. For a discussion of the possible liability of the titling company in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

Risks associated with legal proceedings relating to leases

From time to time, NMAC is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. NMAC, as servicer, will make representations and warranties relating to the leases’ compliance with law and the issuing entity’s ability to enforce the lease contracts. If there is a breach of any of these representations or warranties, the issuing entity’s sole remedy will be to require NMAC to direct the reallocation of the affected leases and the related leased vehicles. NMAC believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including NMAC. However, if NMAC failed to direct the reallocation of such affected leases and the related leased vehicles in the event of a breach of any of the representations or warranties, or if the issuing entity or titling company were held liable in any lawsuit by a lessee, you may experience delays in payments or principal losses on your notes.

In addition, while historically the arbitration provision in NMAC’s form of lease generally has limited NMAC’s exposure to consumer class action litigation, there can be no assurance that NMAC will be successful in enforcing the arbitration clause in the future. There may also be legislative, administrative or regulatory efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses, or NMAC may be compelled as a result of competitive pressure or reputational concerns to voluntarily eliminate pre-dispute arbitration clauses.

Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes

Following a bankruptcy or insolvency of NMAC, the depositor, the titling company or NILT LLC, a court could conclude that the 2023-A series certificate is owned by NMAC, the depositor or NILT LLC, instead of the issuing entity. This conclusion could be either because the transfer of the 2023-A series certificate from NILT LLC to the depositor or the transfer of the 2023-A series certificate from the depositor to the issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be consolidated with NMAC or NILT LLC for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of, among other things:

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the “automatic stay”, which generally prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

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tax or government liens on NMAC’s or the depositor’s property (that arose prior to the transfer of the 2023-A series certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; and

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the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the leases or the leased vehicles included in the 2023-A Series Assets and may not have a perfected security interest in any cash collections of the leases and leased vehicles included in the 2023-A Series Assets held by NMAC at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the servicer, the depositor or certain related entities may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Titling Company and the 2023-A Series—Insolvency Related Matters” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds

So long as NMAC is the servicer, if each condition to making monthly deposits described in “Security for the Notes—The Accounts” is satisfied, NMAC, as the servicer, may retain all payments on the leases received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date. Currently, NMAC does not satisfy these conditions. For any period of time during which NMAC does satisfy these conditions, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding the related payment date, the servicer must deposit into the collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer

Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the written direction of holders of notes evidencing not less than a majority of the outstanding principal balance of the notes, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the leases with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, lessees may delay making their payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the fee the servicer receives each month will be reduced as the size of the pool of leases and leased vehicles decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and default on the leases and leased vehicles and delays or reductions in the payments on your notes.

RISKS RELATED TO THE ISSUANCE OF MULTIPLE CLASSES OF NOTES OR RETENTION OF NOTES

Payment priorities increase risk of loss or delay in payment to certain classes of notes

Based on the priorities described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes of notes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default and acceleration of the notes has occurred), classes of notes that have higher (i.e., 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the leases and leased vehicles related to defaults on the leases or residual value losses and the timing of those losses than the Class A-1 notes. Accordingly, the Class A-2 notes will be relatively more sensitive to losses on the leases and leased vehicles related to defaults on the leases or residual value losses and the timing of those losses than the Class A-1 notes; the Class A-3 notes will be relatively more sensitive to losses on the leases and leased vehicles related to defaults on the leases or residual value losses and the timing of those losses than the Class A-1 notes and the Class A-2 notes; and the Class A-4 notes will be relatively more sensitive to losses on the leases and leased vehicles related to defaults on the leases or residual value losses and the timing of those losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

There may be a conflict of interest among classes of notes

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters, such as a sale of the collateral after an event of default under some circumstances. Because the holders of more senior classes of note will have different interests than holders of more junior classes of notes when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The market value, liquidity and voting power of your notes may be adversely impacted by retention of the notes by the depositor or its affiliates or by the unknown aggregate initial principal balance of the notes or the unknown allocation of the Class A-2 notes

Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

Whether the issuing entity will issue notes with an aggregate initial principal balance of $800,000,000 or $1,100,000,000 is not expected to be known until the day of pricing. NMAC will make the determination regarding the aggregate initial principal balance of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes may not be known until the day of pricing, although the principal balance of the Class A-2b notes may not exceed approximately 50% of the aggregate principal balance of the Class A-2 notes. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes. As the allocated principal balance of the floating rate Class A-2b notes is increased (relative to the corresponding Class A-2a fixed rate notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes. See “Risks related to the issuance of a floating rate Class of notes and the uncertainty of SOFR—The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise”. Because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus and in the table under “Summary—Offered Notes”, the division of the aggregate Class A-2 principal balance between the Class A-2a notes and the Class A-2b notes may result in the Class A-2b notes not being issued or being issued in only a small principal balance, which may reduce the liquidity of such class of notes.

RISKS RELATED TO CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or a potential rating agency conflict of interest and regulatory scrutiny of the rating agencies could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each hired rating agency’s assessment of the creditworthiness of the leases, the residual value of the related leased vehicles, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the leases and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the leases, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Further, we note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the hired rating agency for its rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption or reallocation of the leases and the leased vehicles from the 2023-A Series Assets

You may receive payment of principal of your notes earlier or later than you expected, which may adversely impact your ability to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments.

The amount of principal distributed on your notes and the time when you receive those distributions depend on the rate of payments and losses relating to the leases and the leased vehicles. Prepayments, liquidations of the vehicles related to defaulted leases, reallocations from the 2023-A Series of leases and the related vehicles that do not meet the eligibility criteria or events of default that result in an acceleration of payments on the notes will shorten the life of the notes to an extent that cannot be fully predicted. Further, the leases allocated to, and associated with, the 2023-A Series may be prepaid, in full or in part, either voluntarily, including as a result of marketing programs introduced by NMAC or due to concerns arising from a vehicle recall (regardless of whether the related financed vehicle was affected by the recall), or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of the notes. For these reasons, the servicer cannot predict the actual prepayment rates for the leases, and NMAC’s historical prepayment and loss experience may not reflect circumstances similar to current and future general economic conditions. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and the leased vehicles, including the risk that available investments at that time have lower interest rates than the rates offered by your notes. For more information regarding prepayments or delinquencies, you should refer to “Maturity and Prepayment Considerations” and “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus.

The servicer will also be permitted at its option to purchase the 2023-A series certificate from the issuing entity when the aggregate securitization value of the leases and leased vehicles included in the 2023-A Series Assets is less than or equal to 10% of the aggregate securitization value of the leases and leased vehicles included in the 2023-A Series Assets as of the cutoff date, which may require repayment of the notes prior to the expected principal payment date for one or more classes of notes. If the servicer exercises its right to purchase the 2023-A series certificate, the issuing entity will redeem the notes and, if any of your notes are then outstanding, you will receive the remaining principal balance of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and leased vehicles included in the 2023-A Series Assets. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “Distributions on the Notes—Optional Purchase” in this prospectus.

The servicer may be required to reallocate from the 2023-A Series certain leases and related leased vehicles if there is a breach of the representations and warranties relating to those leases or if the servicer extends the term of those leases beyond the latest final scheduled payment date of the notes. In connection with such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected lease, discounted at the securitization rate, (ii) the residual value of the leased vehicle and (iii) any delinquent payments not paid by the lessee. For more information regarding the servicer’s obligation to reallocate leases and leased vehicles from the 2023-A Series, you should refer to “Description of the Servicing Agreement—Sale and Disposition of Leased Vehicles” and “—Purchase of Leased Vehicles Before Their Lease Maturity Dates” in this prospectus.

There is a risk of a taxable deemed exchange of your notes if the transaction documents are amended

The transaction documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications,” could result in a taxable deemed exchange of your notes for U.S. federal income tax purposes. This could result in gain or loss recognition for noteholders, and could potentially result in original issue discount (“OID”) with respect to the notes following such modification.

Financial market disruptions, and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price

The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes, and a secondary market may not develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the initial purchasers and other broker and dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. Further, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including potential instability and volatility as a result of the exit of the UK from the European Union (the “EU”)) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may continue to cause, a significant reduction in liquidity in the secondary market for asset-backed securities. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

RISKS RELATED TO THE ISSUANCE OF A FLOATING RATE CLASS OF NOTES AND THE UNCERTAINTY OF SOFR

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance of SOFR or of LIBOR

If issued, the Class A-2b notes will accrue interest at a floating rate based on the SOFR Rate plus a spread. The SOFR Rate will be based on compounded averages of the secured overnight financing rate (“SOFR”), which are used to determine Compounded SOFR. For information on how the SOFR Rate and Compounded SOFR are determined, see “The Notes—Calculation of Floating Rate Interest” in this prospectus. SOFR published for any day by the Federal Reserve Bank of New York (“FRBNY”), or by a successor administrator of SOFR, on the FRBNY’s website (or such successor administrator’s website) is a relatively new interest rate index, and the way that SOFR and any market-accepted adjustments to SOFR are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of The Depository Trust & Clearing Corporation (“DTCC”). The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication. In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which may directly affect prevailing SOFR rates in ways the sponsor and the issuing entity are unable to predict. It is possible that SOFR may be discontinued, may otherwise become unavailable or may be fundamentally altered in a manner that is materially adverse to the interests of the holders of the notes, including the Class A-2b notes. If the manner in which SOFR is calculated is changed, or if SOFR is discontinued or otherwise becomes unavailable, that change, discontinuance or unavailability may result in a reduction of the amount of interest payable on, and the trading prices of, the Class A-2b notes.

Although the FRBNY began to publish SOFR in April 2018, the FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks. Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2b notes may have difficulty obtaining credit (or credit with satisfactory interest rates), which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2b notes.

The composition and characteristics of SOFR are not the same as those of London interbank offered rate (“LIBOR”); first, SOFR is a secured rate, while LIBOR is an unsecured rate, and second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in the SOFR Rate, which is determined by reference to Compounded SOFR, generally are not expected to be as volatile as changes in the daily levels of SOFR, the return on and value of the Class A-2b notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

In addition, if the applicable compounded average of SOFR for a tenor of 30 days becomes unavailable (whether temporarily or permanently), Compounded SOFR, and therefore interest on the Class A-2b notes, will be based on the last such rate published. See “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b notes

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, it is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Class A-2b notes and the price at which investors can sell the Class A-2b notes in the secondary market.

Because SOFR is a relatively new market index, the Class A-2b notes will likely have a limited trading market when issued, and an active and established trading market may not fully develop or may not provide significant liquidity. Market terms for floating rate notes, such as the spread over the benchmark rate, may evolve over time, and trading prices of the Class A-2b notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Investors in the Class A-2b notes may not be able to sell the Class A-2b notes at all or may not be able to sell the Class A-2b notes at prices that will provide them with yields comparable to those of similar investments that have a more fully developed secondary market, and may consequently experience increased pricing volatility and market risk.

A decrease in SOFR, including a negative SOFR Rate, may reduce the rate of interest on the Class A-2b notes to 0.00%

If any Class A-2b notes are issued, the interest rate for the that class will be based on a spread over the SOFR Rate, which is based on Compounded SOFR. Changes in SOFR will affect the rate at which the Class A-2b notes accrue interest and the amount of interest payments on the Class A-2b notes. Any decrease in the SOFR Rate will lead to a decrease in the Class A-2b notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any accrual period, the rate at which the Class A-2b notes accrue interest for such accrual period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the Class A-2b notes for any accrual period will not be less than 0.00%. Consequently, a negative SOFR Rate could result in the interest rate for the Class A-2b notes decreasing to 0.00% for the related accrual period.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise

The leases and related leased vehicles allocated to, and associated with, the 2023-A Series on the closing date will bear interest at a fixed rate, while the floating rate notes, if any, will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even if the issuing entity issues floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If a floating rate payable by the issuing entity on the Class A-2b notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes, if any, out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all securities, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all securities.

Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine the SOFR Rate, may adversely affect the holders of the Class A-2b notes

In March 2020, the FRBNY began to publish compounded averages of SOFR, which are used to determine Compounded SOFR, and Compounded SOFR is used to determine the SOFR Rate (and resulting interest rate) for the Class A-2b notes. It is possible that investors may prefer floating rates calculated using a methodology other than compounded averages of SOFR, and, as a result, the market value and yield of the Class A-2b notes may be reduced as a result of potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Further, in connection with the calculation of the SOFR Rate, the administrator may make conforming technical, administrative or operational changes without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. You should not assume that the methodology to calculate Compounded SOFR and the resulting SOFR Rate will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2b notes relative to the results that would have occurred had the interest rates been based on Compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. Noteholders, including holders of Class A-2b notes, will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. The ability of the documents to be amended to make technical, administrative or operational changes may adversely affect the liquidity and market value of the Class A-2b notes, and any change to the methodology to determine Compounded SOFR and the SOFR Rate may adversely affect the liquidity, market value and yield of the Class A-2b notes.

OVERVIEW OF THE TRANSACTION

Please refer to page vii for a diagram providing an overview of the transaction described in this prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this prospectus beginning on page I-1.

All of the motor vehicle dealers doing business with Nissan Motor Acceptance Company LLC (“NMAC” or, the “sponsor”) have entered into agreements with NMAC or Infiniti Financial Services (“IFS”), which is a dba of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts that have been originated by those dealers and funded by NMAC or IFS to Nissan-Infiniti LT LLC, a Delaware limited liability company (the “titling company”). The titling company was created as a Delaware statutory trust in July 1998 and converted to a limited liability company in April 2021. The titling company structure avoids the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The assets of the titling company that are not allocated to, or associated with, another series interest constitute the unallocated assets series (the “Unallocated Assets Series”). NILT LLC is the holder of the certificate representing the Unallocated Assets Series (the “Unallocated Assets Certificate”). See “The Titling Company—Property of the Titling Company” in this prospectus. On or prior to the closing date, NILT LLC will direct the titling company to:

•	establish a separate series of limited liability interest in the titling company (the “2023-A Series”);

•

allocate from the Unallocated Assets Series to the 2023-A Series a separate portfolio of leases (the “leases”), the related vehicles leased under the leases (the “leased vehicles”), the cash proceeds associated with such leases, the security deposits made by the lessees, the certificates of title relating to the leased vehicles and the right to receive payments under any insurance policy relating to the leases, the leased vehicles or the related lessees.

The leases, leased vehicles and other assets allocated to, and associated with, the 2023-A Series are referred to collectively as the “2023-A Series Assets”. Upon the creation of the 2023-A Series, the 2023-A Series Assets will no longer constitute assets of the titling company allocated to, and associated with, the Unallocated Assets Series, and the interest of NILT LLC in the titling company assets represented by the Unallocated Assets Series will be reduced accordingly. The 2023-A Series will represent an indirect interest, rather than a direct legal interest, in the related 2023-A Series Assets. The 2023-A Series will not represent an interest in any titling company assets other than the related 2023-A Series Assets. Payments made on or in respect of any titling company assets other than the 2023-A Series Assets will not be available to make payments on the notes or the certificates. The titling company may from time to time issue additional series of limited liability company interests in the titling company similar to the 2023-A Series (each, an “Other Series”). The issuing entity (and, accordingly, the securityholders) will have no interest in the Unallocated Assets Series, any Other Series or any assets of the titling company allocated to the Unallocated Assets Series or any Other Series. See “The Titling Company” and “The 2023-A Series” in this prospectus.

On the date of initial issuance of the notes and the certificates (the “closing date”), the titling company will issue a certificate evidencing the 2023-A Series (the “2023-A Series Certificate”) to NILT LLC. NILT LLC will then sell, transfer and assign its limited liability company interest in the 2023-A Series represented by the 2023-A Series Certificate to Nissan Auto Leasing LLC II (the “depositor”). The depositor will in turn sell, transfer and assign the 2023-A Series Certificate to Nissan Auto Lease Trust 2023-A, a Delaware statutory trust (the “issuing entity”). The issuing entity will issue notes (the “notes”) with an aggregate initial principal balance of $800,000,000 or $1,100,000,000 (the “initial note balance”) and asset-backed certificates (the “certificates”) representing the beneficial interest in the issuing entity to the depositor in consideration for the 2023-A Series Certificate and will pledge the 2023-A Series Certificate to the indenture trustee as security therefor. The holders of the notes are referred to in this prospectus as the “noteholders,” and the holders of the certificates are referred to herein as the “certificateholders.” The notes and the certificates are collectively referred to in this prospectus as the “securities,” and the holders of the securities are referred to as “securityholders.” Each note will represent an obligation of, and each certificate will represent a fractional beneficial interest in, the issuing entity. Payments in respect of the certificates will be subordinated to payments in respect of one or more classes of notes to the extent described in this prospectus.

The notes are the only securities being offered hereby. The depositor initially will retain all of the certificates.

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (each, a “hired rating agency”). See “Ratings of the Notes” in this prospectus for further information concerning the ratings assigned to the notes, including the limitations of such ratings.

THE ISSUING ENTITY

General

Nissan Auto Lease Trust 2023-A, the issuing entity, is a Delaware statutory trust and will be governed by the amended and restated trust agreement to be dated as of the closing date (the “Trust Agreement”), between Nissan Auto Leasing LLC II, the depositor, and Wilmington Trust, National Association, as owner trustee (the “owner trustee”).

The issuing entity will issue the notes pursuant to an indenture, to be dated as of the closing date (the “Indenture”), between the issuing entity and U.S. Bank Trust Company, National Association, as indenture trustee (the “indenture trustee” and, together with the owner trustee, the “trustees”), and will issue the certificates pursuant to the Trust Agreement.

The issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the closing date, the authorized purposes of the issuing entity will be limited to:

1.	issuing the securities;

2.	acquiring the 2023-A Series certificate and the other property of the issuing entity and proceeds therefrom;

3.	assigning and pledging the property of the issuing entity to the indenture trustee;

4.	making payments on the notes and the certificates;

5.	entering into and performing its obligations under each Basic Document (as defined below) to which it is a party;

6.

subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the property of the issuing entity (the “issuing entity’s property”) and the making of distributions to the holders of the notes and the certificates; and

7.	engaging in other activities that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.

The term “Basic Documents” refers collectively to the Indenture, together with the Titling Company Agreement, the Series Supplement, the Servicing Agreement, the Trust Administration Agreement, the Trust Agreement, the Securities Account Control Agreement, the Series Certificate Sale Agreement, the Series Certificate Transfer Agreement, the Asset Representations Review Agreement, the Underwriting Agreement, the 2023-A Series Certificate and the securities.

The issuing entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the Basic Documents.

Securities owned by the issuing entity, the depositor, the servicer and their respective affiliates will be entitled to all benefits afforded to the securities except that they generally will not be deemed to be outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents unless all other outstanding securities are owned by the issuing entity, the depositor, the servicer or their respective affiliates.

The issuing entity’s principal office will be in Wilmington, Delaware, in care of the owner trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee.” The fiscal year of the issuing entity ends on March 31 of each year. The depositor, on behalf of the issuing entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the issuing entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Reports to Noteholders” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

If the Base Transaction is issued, the expected capitalization and liabilities of the issuing entity as of the closing date, as if the issuance and sale of the securities had taken place on that date, will be as follows:

Capitalization

Amount
2023-A Series (Securitization Value as of the cutoff date)	$1,006,289,301.54
Reserve Account – Initial Balance(1)	$4,025,157.21

Total	$1,010,314,458.75

(1)

This amount may be adjusted upwards. To be an amount not less than 0.40% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date.

Liabilities

Amount
Class A-1 notes	$136,000,000
Class A-2a notes Class A-2b notes }	$295,000,000
Class A-3 notes	$295,000,000
Class A-4 notes	$74,000,000

Total	$800,000,000

If the Upsize Transaction is issued, the expected capitalization and liabilities of the issuing entity as of the closing date, as if the issuance and sale of the securities had taken place on that date, will be as follows:

Capitalization

Amount
2023-A Series (Securitization Value as of the cutoff date)	$1,383,647,800.02
Reserve Account – Initial Balance(1)	$5,534,591.20

Total	$1,389,182,391.22

(1)

This amount may be adjusted upwards. To be an amount not less than 0.40% of the aggregate securitization value of the pool of leases and the related leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date.

Liabilities

Amount
Class A-1 notes	$187,000,000
Class A-2a notes Class A-2b notes }	$405,000,000
Class A-3 notes	$405,000,000
Class A-4 notes	$103,000,000

Total	$1,100,000,000

Property of the Issuing Entity

On the closing date, the depositor will transfer the 2023-A Series Certificate to the issuing entity pursuant to the 2023-A Series Certificate Transfer Agreement. The issuing entity will then pledge its interest in the 2023-A Series Certificate to the indenture trustee under the Indenture. See “The 2023-A Series—Transfers of the Series Certificate” in this prospectus.

After giving effect to the transactions described in this prospectus, the issuing entity’s property will include:

•

the 2023-A Series Certificate, evidencing the entire limited liability company series interest in the 2023-A Series Assets, including the lease payments and right to payments received thereunder from the sale or other disposition of the leased vehicles after December 31, 2022 (the “cutoff date”), the Series Collection Account and the rights of the issuing entity to funds on deposit from time to time in the Series Collection Account and investment earnings, net of losses and investment expenses, on those amounts,

•

the Reserve Account and the rights of the issuing entity to funds on deposit from time to time in the Reserve Account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•

the Note Distribution Account, the rights of the issuing entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture,

•	the rights of the depositor, as transferee, under the Series Certificate Sale Agreement,

•	the rights of the issuing entity, as transferee, under the Series Certificate Transfer Agreement,

•	the rights of the issuing entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the 2023-A Series Assets and Titling Company Agreement, and

•	all proceeds and other property from and relating to the foregoing.

The issuing entity will pledge the issuing entity’s property to the indenture trustee for the benefit of the noteholders and the certificateholders, pursuant to the Indenture.

The Series Collection Account, the Note Distribution Account and the Reserve Account will initially be established with and maintained by U.S. Bank National Association as the account bank (the “account bank”) and will be subject to a securities account control agreement, to be dated as of the closing date (the “Securities Account Control Agreement”), between the account bank, the issuing entity, the servicer and the indenture trustee.

Holders of the notes and certificates will be dependent on payments made on the leases and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on the notes and certificates. Although the issuing entity will hold the 2023-A Series Certificate, the issuing entity will not have a direct ownership interest in the 2023-A Series Assets or a perfected security interest in the 2023-A Series Assets.

The leased vehicles included in the 2023-A Series Assets will be titled in the name of the titling company. It is therefore possible that a claim or lien in respect of the leased vehicles or the titling company could limit the amounts payable in respect of the 2023-A Series Certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles. To the extent that a claim or lien were to delay the disposition of the leased vehicles or reduce the amount paid to the holder of the 2023-A Series Certificate in respect of its interest in the 2023-A Series Assets, you could experience delays in payment or losses on your investment in the notes. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes,” “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes,” “The 2023-A Series,” “Additional Legal Aspects of the Titling Company and the 2023-A Series—The 2023-A Series” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” in this prospectus.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) will be the owner trustee under the Trust Agreement. WTNA is a national banking association with trust powers incorporated under the federal laws of the United States. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile leases.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses and indemnity payments of the owner trustee due pursuant to the Trust Agreement will be paid by the administrative agent under the Trust Agreement.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Trust Agreement” and “Description of the Trust Administration Agreement” in this prospectus.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as indenture trustee, calculation agent, note registrar, and paying agent. U.S. Bank National Association (“U.S. Bank N.A.”) has made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $601 billion as of September 30, 2022, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of September 30, 2022, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2022, U.S. Bank was acting as trustee with respect to over 124,000 issuances of securities with an aggregate outstanding principal balance of over $5.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2022, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 163 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $69,402,900,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The indenture trustee will make each monthly statement available to the Noteholders via the indenture trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

At all times, the indenture trustee or its parent must have a long-term debt rating of “BBB” or better by S&P Global Ratings and “BBB+” or better by Fitch Ratings Inc., or otherwise acceptable to each of the hired rating agencies. The indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition).

The indenture trustee may resign at any time by so notifying the issuing entity and the servicer at least 30 days before the effective date of such resignation, in which event the issuing entity will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal balance of the notes may remove the indenture trustee at any time and appoint a successor indenture trustee by so notifying the indenture trustee in writing at least 30 days prior to the effective date of such removal. The issuing entity shall remove the indenture trustee with 30 days prior written notice if the indenture trustee becomes insolvent or bankrupt, becomes subject to a receiver that takes charge of it or its property, ceases to be eligible to continue in that capacity under the Indenture, or otherwise becomes legally or practically incapable of fulfilling its duties under the Indenture. In those circumstances, the issuing entity will be obligated to appoint a successor thereto. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

NMAC, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates.

The fees and expenses and indemnity payments of the indenture trustee and the calculation agent, as applicable, due pursuant to the Indenture will be paid by the administrative agent under the Indenture. To the extent these fees and expenses and indemnity payments, as applicable, are unpaid for at least 60 days, they will be payable from the Series Collection Account solely to the extent described in “Distributions on the Notes—Post-Acceleration Priority of Payments” and “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus. For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in this prospectus.

The indenture trustee will not be obligated to monitor, supervise or enforce the performance of the depositor or NMAC under the Basic Documents, except as otherwise expressly specified in the Indenture and in the other Basic Documents.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in this prospectus.

THE TITLING COMPANY

General

Nissan-Infiniti LT LLC, the titling company, is a Delaware limited liability company and is governed by a limited liability company agreement, dated as of April 1, 2021 (the “Titling Company Agreement”), between NILT LLC, as holder of the Unallocated Assets Series, NMAC, as administrator (the “administrator”), and U.S. Bank N.A., as titling company registrar (in that capacity, the “titling company registrar”). To provide for the servicing of the assets of the titling company, the titling company, the servicer and NILT LLC have entered into an amended and restated servicing agreement (the “Titling Company Servicing Agreement”), dated as of April 1, 2021. The primary business purpose of the titling company is to take assignments of, and serve as record holder of title to, leases and leased vehicles, in order to facilitate the securitization of the leases and leased vehicles in connection with the issuance of asset-backed securities.

The titling company’s activities are limited to those set forth in the Titling Company Agreement, including:

•	originating and holding title to leases, leased vehicles and other titling company assets for the benefit of the holders of the related certificates,

•	establishing and forming new series interests in the assets of the titling company and, at the direction of NILT LLC, issuing certificates representing such series interests,

•	borrowing money (directly or indirectly), from NMAC, the servicer or the holder of any series to finance the origination of leases and related leased vehicles,

•	entering into and performing its obligations under certain agreements,

•	assigning or otherwise transferring title to leases, leased vehicles and titling company assets to, or at the order or at the direction of, the related holders,

•	taking any other action in connection with the qualification, licensing or authorization of the titling company or any series to engage in activities in any jurisdiction,

•

engaging in such other activities as may be necessary, convenient or advisable in connection with titling, retitling and holding title to leased vehicles and other titling company assets, the management of the titling company assets and the making of distributions to the holders, and

•

engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the state of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

For more information regarding the titling company and the servicing of the leases and leased vehicles, you should refer to “Description of the Titling Company Agreement” and “Description of the Servicing Agreement” in this prospectus.

NILT LLC

NILT LLC is the sole member of the titling company under the Titling Company Agreement. The sole member of NILT LLC is NMAC. NILT LLC was formed as a Delaware statutory trust in July 1998 and converted to a Delaware limited liability company in April 2021. NILT LLC operates for the sole purpose of acting as member of the titling company, holding the Unallocated Assets Certificate, acquiring interests in one or more series, and engaging in related transactions. So long as any financings involving interests in the titling company, including the transactions described in this prospectus, are outstanding, NMAC may not transfer its membership interest in NILT LLC. The principal office of NILT LLC is located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615) 725-1224.

Property of the Titling Company

The assets of the titling company (the “Titling Company Assets”) generally consist of:

•	leases originated by dealers and assigned to the titling company and all monies due from the lessees thereunder,

•	leased vehicles and all proceeds of those leased vehicles,

•	all of the dealers’ rights with respect to those leases and leased vehicles,

•

the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles, including but not limited to the Contingent and Excess Liability Insurance, and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, dealers may assign additional leases to the titling company and, as described below, title the related leased vehicles in the name of the titling company.

Lease Origination and the Titling of Vehicles

All leases owned by the titling company have been or will be underwritten using the underwriting criteria described under “The Sponsor—Lease Underwriting Procedures” in this prospectus. Under each lease, the titling company (or a predecessor in interest of the titling company) will be listed as the owner of the related leased vehicle on the related certificate of title. Except as described below, liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the issuing entity, as holder of the 2023-A Series Certificate, in the leased vehicles. The certificates of title to those leased vehicles registered in several states may, however, reflect a first lien held by the titling company or NMAC that will exist solely to provide for delivery of title documentation of those leased vehicles to the titling company or the servicer. In addition, a portion of the titles for the leased vehicles may reflect NILT, Inc. as a title holder. Prior to the conversion of the titling company on April 1, 2021, NILT, Inc. was a predecessor nominee title holder on behalf of the titling company. All leases originated after April 1, 2021 will be titled in the name of the titling company.

After the sale of the 2023-A Series Certificate to the issuing entity, the servicer will be obligated, subject to certain conditions, to reallocate from the 2023-A Series any leases and related leased vehicles that do not meet certain representations and warranties and to pay the corresponding Repurchase Payment. Those representations and warranties relate primarily to certain characteristics of the leases and related leased vehicles and do not typically relate to the creditworthiness of the related lessees or the collectability of the leases. For more information regarding the representations and warranties made by the servicer, you should refer to “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus.

All leased vehicles owned by the titling company will be held for the benefit of entities that from time to time hold series interests in the titling company. Those interests will be evidenced by one or more series or the Unallocated Assets Series. Entities holding series interests in the titling company will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles. For further information regarding the titling of the leased vehicles and the interests of the issuing entity therein, you should refer to “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this prospectus.

THE 2023-A SERIES

General

The 2023-A Series will be issued by the titling company under a 2023-A Series supplement to the Titling Company Agreement (the “Series Supplement”) from NILT LLC to the titling company registrar and acknowledged and agreed to by the issuing entity, as holder. To provide for the servicing of the 2023-A Series Assets, the titling company, the servicer and NILT LLC will enter into a supplement to the Titling Company Servicing Agreement (the “Servicing Supplement” and together with the Titling Company Servicing Agreement, the “Servicing Agreement”).

The 2023-A Series is a separate series of limited liability company interests of the titling company, and the 2023-A Series Assets include the leases and the leased vehicles owned by the titling company that are allocated to, and associated with, the 2023-A Series, proceeds of or payments on or in respect of the leases or leased vehicles received or due after the close of business on the cutoff date, and all other related assets, including:

•	amounts in the Series Collection Account received in respect of the leases or the sale of the leased vehicles,

•

certain monies due under or payable in respect of the leases and the leased vehicles after the cutoff date, including the right to receive payments made under insurance policies relating to the leases, the leased vehicles or the related lessees, and

•	all proceeds of the foregoing.

The 2023-A Series will not represent an interest in any titling company assets other than the 2023-A Series Assets. None of the issuing entity, the noteholders and the certificateholder, in such capacity, will have an interest in the Unallocated Assets Series, any Other Series or any assets of the titling company evidenced by the Unallocated Assets Series or any Other Series. Payments made on or in respect of titling company assets not represented by the 2023-A Series will not be available to make payments on the notes or the certificates.

On the closing date, the titling company will issue the 2023-A Series Certificate evidencing the 2023-A Series to or upon the order of NILT LLC. For more information regarding the titling company and NILT LLC, you should refer to “The Titling Company” in this prospectus.

Transfers of the Series Certificate

Upon issuance by the titling company, the 2023-A Series Certificate will be transferred by NILT LLC to the depositor and then transferred by the depositor to the issuing entity.

Transfer of the 2023-A Series Certificate by NILT LLC to the depositor will be made pursuant to a sale agreement, to be dated as of the closing date (the “Series Certificate Sale Agreement”). NILT LLC will covenant to treat the conveyance of the 2023-A Series Certificate to the depositor as a true sale, transfer and assignment for all purposes.

Immediately after the transfer of the 2023-A Series Certificate to the depositor, the depositor will:

•

sell, transfer and assign to the issuing entity, without recourse, all of its right, title and interest in and to the 2023-A Series Certificate under a transfer agreement, to be dated as of the closing date (the “Series Certificate Transfer Agreement”) and

•	deliver the 2023-A Series Certificate to the issuing entity.

In exchange, the issuing entity will transfer to the depositor the notes and the certificates.

Immediately following the transfer of the 2023-A Series Certificate to the issuing entity, the issuing entity will pledge its interest in the issuing entity’s property, which includes the 2023-A Series Certificate, to the indenture trustee as security for the notes.

The Series Certificate Sale Agreement and Series Certificate Transfer Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class, or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that materially and adversely affects the interests of the certificateholder or the indenture trustee or the owner trustee will require the prior written consent of the persons whose interests are adversely affected. An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholders or the owner trustee will be deemed to have been given if the depositor, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent has been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise. For the avoidance of doubt, any amendment pursuant to this section can be effected to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

Notwithstanding the foregoing, no amendment to either the Series Certificate Sale Agreement or the Series Certificate Transfer Agreement will (i) reduce the interest rate or principal balance of any note, or change the due date of any installment of principal of or interest in any note, or the Redemption Price with respect thereto, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the Series Certificate Sale Agreement and the Series Certificate Transfer Agreement, the indenture trustee will not be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the depositor will deliver to a responsible officer of the indenture trustee an officer’s certificate to that effect, and the indenture trustee may conclusively rely upon the officer’s certificate from the depositor that a Rating Agency Condition has been satisfied with respect to such amendment.

THE DEPOSITOR

Nissan Auto Leasing LLC II (“NALL II”), the depositor, is a special purpose limited liability company that was formed under the laws of Delaware on October 24, 2001. The sole member of the depositor is NMAC. NMAC may not transfer its membership interest in the depositor so long as any financings involving interests held by the depositor at any time in the titling company, including the transaction described in this prospectus are outstanding.

The depositor was formed to facilitate asset-backed securities transactions and, in connection with that purpose, may acquire from, or sell to, NMAC or its dealers or affiliates, among other assets, receivables, leases, security interests in financed or leased vehicles, insurance policies, undivided interests, agreements with dealers or lessors and related proceeds. The depositor is authorized to sell and delivery certificates and notes in various classes and may also engage in any activity and exercise any powers permitted by limited liability companies under the laws of the State of Delaware that are related or incidental to the accomplishment of its purposes, including forming issuing entities and entering into transaction documents related to or in connection with the issuance of securities.

Since its formation in October 2001, NALL II has been the depositor in each of NMAC’s lease securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s lease securitization program, you should refer to “The Sponsor—Securitization” in this prospectus.

On the closing date, NILT LLC will convey the 2023-A Series Certificate to the depositor, and the depositor will immediately convey the 2023-A Series Certificate to the issuing entity in exchange for the notes and certificates. The depositor will then sell the notes to the underwriters pursuant to an underwriting agreement. For more information regarding the transfers of the 2023-A Series Certificate on the closing date and the sale of the notes to the underwriters, you should refer, respectively, to “The 2023-A Series—Transfers of the Series Certificate” in this prospectus.

Upon the issuance of the certificates by the issuing entity, the depositor initially will retain all of the certificates. As the holder of the certificates, the depositor will have various rights and obligations under the Trust Agreement, including (i) the ability to direct the owner trustee to remove the servicer upon the occurrence and continuance of a servicer default relating to, and subsequent to the payment in full of, the notes and (ii) appointment of a successor trustee upon resignation and removal of the trustee of the issuing entity. Notwithstanding the foregoing, the rights of the depositor, as holder of the certificates, to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the Indenture. For more information regarding the rights and obligations of the depositor upon the initial issuance of the notes, you should refer to “Description of the Trust Agreement” in this prospectus.

The principal office of the depositor is located at One Nissan Way, Franklin, Tennessee 37067, and its telephone number is (615) 725-1127.

THE SPONSOR

General

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC was converted from a California corporation to a Delaware limited liability company on April 1, 2021. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States and the District of Columbia. NNA is a direct wholly owned subsidiary of NML, which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States and the District of Columbia. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other Dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements. Until April 1, 2019, NMAC also provided indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in Puerto Rico.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations with respect to NMAC, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

NMAC is an indirect wholly-owned subsidiary of NML. Although NML is not guaranteeing the issuing entity’s obligations under the notes, NML’s financial condition may affect NMAC’s ability to service the leases and leased vehicles. See “Risk Factors—Risk related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

Securitization

General

Since 2000, one of the primary funding sources for NMAC has been financing wholesale loans, retail installment sales contracts and retail leases through term asset-backed securitization transactions. Generally, these are consumer assets purchased by NMAC or the titling company from Nissan and Infiniti dealers or are commercial loans made by NMAC to dealers. NMAC generally holds, or ages these assets for an interim period in various special purpose financing entities prior to further transferring them in connection with a term asset-backed securitization transaction. During this interim period, NMAC’s financing needs with respect to such assets are met, in part, through the use of asset-backed commercial paper funded warehouse facilities. These warehouse facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of assets.

A significant portion of NMAC’s assets are sold in term asset-backed securitization transactions. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally. At September 30, 2022, NMAC had approximately 50% of its assets, pledged in connection with asset-backed securitization transactions. NMAC expects that asset-backed securitization debt offerings will continue to be a material funding source for NMAC. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event.

Lease Securitization

NMAC’s auto lease asset-backed securitization program was first established and utilized for the Nissan Auto Lease Trust 2000-A transaction. Prior to 2000, NMAC had acquired the leases and titled the related leased vehicles in its own name. In connection with the establishment of the lease asset-backed securitization program, NMAC formed Nissan-Infiniti LT as a Delaware statutory trust, which began titling leased vehicles into it in

November 1998. In April 2021, Nissan-Infiniti LT was converted to a Delaware limited liability company and renamed “Nissan-Infiniti LT LLC”. The titling company structure allows NMAC to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

NMAC is the initial servicer for all of the wholesale loans, retail installment sales contracts and retail leases that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the wholesale loans, retail installment sales contracts and retail leases financed in an asset-backed securitization transaction for the life of that transaction. The servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the leases and the leased vehicles, you should refer to “Description of the Servicing Agreement” in this prospectus. If the servicing of any leases and the related leased vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies would be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the leased vehicles as a result of any servicing transfer. See “Risk Factors—Risk related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

For more information regarding NMAC’s experience with respect to its entire portfolio of new and used Nissan motor vehicle leases, including leases owned by NMAC or the titling company and leases that have been sold but are still being serviced by NMAC, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus.

Lease Underwriting Procedures

Lease applications are subject to NMAC’s credit policies and procedures. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements, as described below, under existing agreements between NMAC and the dealers. NMAC’s underwriting standards emphasize the prospective lessee’s ability to pay, as well as the asset value of the motor vehicle to be financed. NMAC’s underwriting, servicing and collection activities are conducted principally at a centralized processing center in Irving, Texas.

NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from one or more of the three national credit bureaus Equifax, Experian and TransUnion. In addition, NMAC requires that lease applications received from the Dealers be signed by the applicant and include the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, in the application. NMAC uses the lessee’s monthly self-reported gross income, including any income reported by a co-obligor, on the application at origination, for purposes of calculating the lessee’s payment-to-income ratio. A lease application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of lease applications.

Upon receipt, lease applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®* score, as well as related metrics of the lease (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for example, one or more credit-related criteria are not within certain guidance levels that are needed for auto-approval (even if the applicant’s criteria are generally within NMAC’s underwriting guidelines). After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit

*	FICO® is a federally registered trademark of Fair Isaac Corporation.

analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst. Because any applications approved by a credit analyst (including credit analysts with the highest approval authority) must still be within NMAC’s underwriting guidelines, NMAC does not consider any such approved applications to be exceptions to its underwriting criteria.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each lease applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing lease customers. NMAC utilizes risk models developed by FICO®. These FICO® scores allow dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

Determination of Residual Values

The value of the 2023-A Series Certificate, which collateralizes the notes, is based on the aggregate Securitization Value of the leases and the related leased vehicles allocated thereto and associated therewith. The ALG Residual and the MRM Residual are residual value calculations produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MRM Residual is the expected residual value of the related leased vehicle at the scheduled termination of the lease established by ALG in February 2023 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualized MSRP,” which consists of the Manufacturers Suggested Retail Price (“MSRP”) of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. The ALG Residual is the expected residual value of the related leased vehicle at the scheduled termination of the lease established by ALG in February 2023 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the total MSRP of the base vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

The following discussion relates to NMAC’s contract residuals, which will affect the return rates of vehicles to NMAC. Each lease sets forth a contract residual, which is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease (the “Contract Residual”). In establishing the Contract Residual of leased vehicles, NMAC uses third-party estimates including estimates provided by (i) prior to January 2022, ALG, KBB and J.D. Power as well as actual auction trends and (ii) since January 2022, ALG and KBB as well as actual auction trends. The “Initial Base Residual” is the expected market value of the related leased vehicle at the time of scheduled termination of the lease and is determined at the time of origination of the lease. The difference between the Contract Residual specified in a lease and the Initial Base Residual represents marketing incentives offered to customers. NMAC has reserved funds for the difference between the Contract Residual and the Initial Base Residual, discounted by an expected return rate.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the Contract Residual of a vehicle over its then actual market value represents a residual loss at lease termination. NMAC believes that this difference between the Contract Residual and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, NMAC believes that return rates may decline as the difference between the Contract Residual and actual value declines. As it specifically pertains to this transaction, the residual loss at lease termination in respect of a leased vehicle will be determined by the excess, if any, of the Base Residual of the leased vehicle, which is the lowest of the related Contract Residual, the ALG Residual and the MRM Residual of such vehicle, over its then actual market value (based on the price at which the vehicle is sold at lease termination). For more information on how the residual values of the leased vehicles are determined you should refer to “The Leases—Characteristics of the Leases—Calculation of the Securitization Value” in this prospectus.

Lease Return Process and Remarketing

NMAC handles all remarketing of leased vehicles, including customer service, collections, accounting, end of term process and titling. NMAC’s Lease Customer Network Department (“LCN”) coordinates with NNA a direct mail campaign commencing approximately 180 days prior to maturity to lessees of Nissan and Infiniti-brand vehicles providing information about their lease-end responsibilities and options, including vehicle inspection, the end of lease process, turn-in requirements and options to purchase. LCN may place calls as early as 60 days prior to maturity to determine the lessee’s intent to purchase or return the related leased vehicles and to assist the lessee regarding the end of lease process.

Leased Vehicle Maintenance

Each form of lease used for titling company leases provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all excessive damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay the lessor any applicable charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”). The Excess Mileage and Excess Wear and Tear Charges are assessed to compensate the lessor for certain deteriorations in the condition of the leased vehicle during the term of the lease. If the lessee fails to pay the Excess Mileage and Excess Wear and Tear Charges despite collection efforts, the amount owed will be charged-off.

Methods of Vehicle Disposal

NMAC’s Remarketing Department (“NMAC Remarketing”) handles all motor vehicle sales for the titling company including sales resulting from repossessions and end of term leases. Along with the LCN call center, the department is managed at a centralized location in Irving, Texas, and is supported with an administrative staff stationed at NMAC-AGS in Aguascalientes, Mexico and field remarketing managers assigned to respective auction sites.

Each lease provides that upon maturity, the lessee has the option to purchase the related motor vehicle for an amount equal to the Contract Residual, plus any remaining contractual obligations or customer liabilities (the “gross payoff”) provided in the gross payoff quote. If the lessee does not exercise this option, the related “grounding” dealer has the option to purchase the vehicle. NMAC utilizes the Remarketing Portfolio Manager (“RPM”) system, an electronic grounding, recovery and sales tool, to obtain the related vehicle federal odometer statement and electronic customer signature for all returned off-lease vehicles. The RPM system is also utilized by the grounding dealer to process the purchase by the grounding dealer or the lessee, as the case may be, of the related motor vehicle. Select off-lease vehicles may be offered exclusively to Nissan and Infiniti retailers in an “upstream sales channel” prior to being offered in “upstream sales channels” open to non-branded licensed dealers. All returned vehicles that have not been purchased by the lessee, grounding dealer or the “upstream sales channels” are then shipped to auction by NMAC Remarketing. Once at auction, off-lease vehicles are simultaneously offered to licensed dealers via the auction lanes and internet sales via Simulcast. NMAC and NNA inventory is managed through corporate closed and/or open auction sales. NMAC uses a system of auto auctions throughout the United States and views speed and efficiency of operations balanced with maximizing recovery values as the most critical aspects of managing off-lease vehicle inventory. Credit repossessions are handled in accordance with various state requirements.

Prior to a lessee returning their vehicle to the grounding dealer, each lessee is offered a complimentary pre-termination field-based inspection. If the lessee takes advantage of the pre-termination inspection, the lessee will be given the opportunity to make repairs to damages prior to the vehicle’s return. If the lessee opts to not have an inspection prior to returning their lease, a third-party inspection will be performed at the grounding dealer’s location after the vehicle has been returned. The inspection will be used for end of lease damage liability, when applicable. The inspection may also be used by NMAC Remarketing to identify the vehicle’s condition and assign an auction floor price for upstream sales. In addition, the inspection report can be used by the purchasing dealer to view the vehicle’s condition, including damage details and photos. Vehicles not purchased at time of return will receive an auction-based inspection to ensure that the mileage and damage disclosures are current and accurate at the time of auction sale, which will generate a condition report. Condition reports are electronically transmitted to the remarketing department’s system. NMAC Remarketing utilizes a proprietary internal pricing model to assign a target auction floor price to vehicles. Field representatives are charged with maximizing the recovery values of the off-lease vehicles as depreciating assets by managing the frequency of auction sales and determining which vehicles to sell or not sell on a given day. Vehicles that are not sold are offered again on the next available auction date or electronically via Manheim’s OVE system.

Off-lease vehicles are sold in the following ways: (a) to the lease customer at net payoff; (b) to the grounding dealer at either gross payoff or market price; (c) to eligible dealers at market prices; (d) to licensed dealers on the Manheim OVE; (e) “corporate closed auction,” open only to dealers; (f) “open auction,” open to any licensed dealer in the United States; and (g) “simulcast everywhere,” open to licensed dealers.

NMAC has regular sales at major auction locations throughout the United States. NMAC’s highest off-lease return volume has historically been in the northeast region. From time to time, vehicles may be marshaled and transported into other markets based on demand and inventory levels. NMAC utilizes an auction transportation optimization model that is supplemented by strategic decisions to make transfer decisions that will optimize financial recoveries.

Insurance on the Leased Vehicles

NMAC’s form of lease used by the titling company requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. The insurance policy must name the titling company as an additional insured and loss payee. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $1,000 for each such coverage. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary. NMAC requires lessees to provide evidence that the specified insurance coverage and additional insured loss payee provisions are in effect at the inception of the lease.

NMAC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received by NMAC with respect to such coverage will be applied by NMAC, if permitted by applicable law, to payments on the related lease.

Contingent and Excess Liability Insurance

In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the leases, and as additional protection if a lessee fails to maintain the required insurance, NMAC maintains contingent liability or similar types of insurance through a combination of insurance and/or self-insurance mechanisms for the benefit of, among others, NMAC, the titling company, NILT LLC, the depositor and the issuing entity, against third-party claims that may be raised against the titling company or NILT LLC, with respect to any leased vehicle owned by the titling company (the “Contingent and Excess Liability Insurance”). The Contingent and Excess Liability Insurance provides a minimum primary coverage of $1 million combined single limit coverage per occurrence and a minimum excess coverage of $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period. Claims in excess of such coverage could be imposed against the assets of the titling company including those assets allocated to, and associated with, the 2023-A Series. In that event, you could incur a loss on your investment in the notes. See “Additional Legal Aspects of the Titling Company and the 2023-A Series—The 2023-A Series” in this prospectus for a discussion of related risks.

With respect to damage to the leased vehicles, each lessee is required by the related lease to maintain comprehensive and collision insurance. As more fully described under “Description of the Servicing Agreement—Insurance on Leased Vehicles” in this prospectus, the servicer will generally not be required to monitor a lessee’s continued compliance with insurance requirements. If the foregoing insurance coverage is exhausted or unavailable for any reason and no third-party reimbursement for any damage is available, you could incur a loss on your investment in the notes.

The Servicing Agreement provides that for so long as any of the notes are outstanding, NMAC may not terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless (i) a replacement insurance policy is obtained that provides coverage against third-party claims that may be raised against the titling company, NILT LLC on behalf of the titling company or the issuing entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period (which insurance policy may be a blanket insurance policy covering the servicer and one or more of its affiliates), and (ii) each hired rating agency receives prior written notice from the servicer of such termination and any replacement insurance. These obligations of NMAC will survive any termination of NMAC as servicer under the Servicing Agreement, until such time as claims can no longer be brought that would be covered by such insurance policies, whether as a result of the expiration of any applicable statute of limitations period or otherwise. Notwithstanding the foregoing, the servicer shall only be required to maintain the Contingent and Excess Liability Insurance policy that is required to be maintained by the servicer in the most recent Public ABS Transaction (as defined below); provided, that if no such Contingent and Excess Liability Insurance policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance policy shall be required under the related Servicing Agreement. “Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest or limited liability company series interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clauses (i) and (ii), for which the depositor, or any United States Affiliate thereof, acts as a depositor.

Collection and Repossession Procedures

There are several methods for lessees to make monthly lease payments. Generally, monthly payments are received at a lockbox, from phone pay using electronic payment service (Paymentus), Money Gram International, or web pay (NMAC’s Customer Self Service Portal), received through NMAC’s automated clearinghouse system, or physically received through deposit at a drop box. Lease payments are due on the 1st through the 28th day of each calendar month. Generally, all payments received by NMAC which can be identified will be deposited into the related collection account within two business days after identification, unless the Monthly Remittance Conditions has been met, which would then permit deposits on a monthly basis. See “Description of the Servicing Agreement—Collections” in this prospectus.

NMAC considers a lease to be delinquent when 5% or more of the payment amount is past due. If a lease is delinquent, NMAC will charge a late fee where permissible and not exceeding statutory limits for each month that the lease is delinquent. NMAC utilizes behavioral based campaigns in its collection activities. The behavioral based campaigns are composed of two areas in addressing delinquent lessees. The first assesses the risk of the delinquent lessee through a behavioral scoring algorithm. The algorithm prioritizes the lessee from high to low risk and calling campaigns are structured to target high-risk lessees. Secondly, based on the score, management determines the best strategy for collection activity. Assessing the score allows the managers to focus resources on higher risk lessees. Lower risk lessees may receive no delinquency or collection communication from NMAC unless the delinquency becomes more severe. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the related leased vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable legal requirements for reinstatement and then sells or otherwise disposes of the vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and Leased Vehicles—Deficiency Judgments” in this prospectus. NMAC attempts to contact lessees and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Modifications of the Leases

On occasion, NMAC may extend the term of a lease if the lessee requests such extension and is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. Lessees at the end of a lease who intend to lease or purchase another Nissan or an Infiniti automobile but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension. Lessees who wish to extend their lease term beyond the original scheduled end of the lease term (the “Lease Maturity Date”) by six months or less may do so by entering into a verbal lease extension agreement with NMAC. Lessees who wish to extend their lease term beyond the Lease Maturity Date by more than six months must sign and return a written lease extension agreement.

In the future NMAC may adopt incentive programs that encourage lease term extensions in circumstances other than in connection with the lease or purchase of another Nissan or Infiniti automobile. The servicer will be obligated to reallocate from the 2023-A Series the leased vehicles relating to any leases for which the servicer grants a lease term extension that extends the lease term beyond the final scheduled payment date of the latest maturing class of notes (other than any lease term extension in accordance with the servicer’s customary servicing procedures that is made after a default, breach, delinquency or event permitting acceleration under the terms of any lease shall have occurred or, in the judgment of the servicer, is imminent) (each, a “Term Extension”). In connection with such reallocation, the servicer will be required to pay the issuing entity an amount equal to (x) the sum of the present value, discounted at a rate specified in this prospectus, of (i) the monthly payments remaining to be made under the affected lease, and (ii) the base residual of the leased vehicles, which will be calculated as described under “The Leases—Characteristics of the Leases—Calculation of Securitization Value”, and (y) any delinquent payments not paid by the lessee (collectively, the “Repurchase Payments”) on or before the last day of the second Collection Period following the Collection Period in which such extension was granted.

Occasionally NMAC allows a change to the lessees on the lease by adding a new lessee who may assume the lease with the original lessee still obligated. In rare instances in the case of a vehicle that suffers a casualty or other loss, NMAC may permit a substitution of the original leased vehicle with a vehicle of similar value.

NMAC, as servicer, may also permit a lessee under a pull-forward program to terminate a lease prior to its maturity in order to allow such lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the lessee is not in default on any of its obligations under the related lease and the financing of the related vehicle is provided by NMAC (each, a “Pull-Forward”). In the case of such early termination, all Pull-Forward Payments (defined below) due and payable by the lessee under the lease will be paid and deposited in the Series Collection Account within the time period required for the servicer to deposit collections into the Series Collection Account; provided that if the servicer waives the Pull-Forward Payment (or any portion thereof) payable by the lessee during any Collection Period, the servicer will be required to deposit the waived amount of the Pull-Forward Payment into the Series Collection Account by the next deposit date related to such Collection Period. The lessee may still be responsible for Excess Mileage, pro-rated monthly, and Excess Wear and Tear Charges for the period for which the lease was in effect and any taxes related to the termination of the lease. “Pull-Forward Payment” means, with respect to any lease subject to a Pull-Forward, the monthly payments not yet due with respect to that lease.

Term Extensions, Pull-Forwards or other modifications to the leases made in accordance with the servicer’s customary servicing procedures may extend or shorten the maturity of the related leases and increase or decrease the weighted average life of the notes. As a result, the weighted average life and yield on your notes may be adversely affected by Term Extensions, Pull-Forwards or other modifications to the leases.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to Regulation RR, NMAC, as sponsor, is required to retain an economic interest in the credit risk of the leases and leased vehicles, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5%, as of the closing date, of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. Based on the assumptions provided below, NMAC expects the certificates to have a fair value of (i) if the Base Transaction is issued, between $181,988,691.26 and $183,886,697.65, which is between 18.53% and 18.69% of the fair value of all of the notes and certificates issued by the issuing entity and (ii) if the Upsize Transaction is issued, between $250,222,620.38 and $252,833,688.01, which is between 18.53% and 18.69% of the fair value of all of the notes and certificates issued by the issuing entity.

NMAC determined the fair value of the notes and the issuing entity’s certificates in accordance with the fair value assessment described in the FASB Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), under generally accepted accounting principles. Under ASC 820, fair value of the notes and the certificates generally would be the price that would be received by the seller in a sale of the notes and certificates, respectively, in an orderly transaction between unaffiliated market participants. Under ASC 820, buyers and sellers are both assumed to be knowledgeable and possess a reasonable understanding of the asset using all available information. Additionally, both the buyer and the seller are assumed to be able and willing to transact without an external force specifically compelling them to do so. For example, forced sales, forced liquidations and distress sales are not considered to be “orderly transactions.”

ASC 820 establishes a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

•	Level 1: fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

•	Level 2: fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3: fair value is calculated using unobservable inputs, such as the sponsor’s data.

NMAC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. NMAC believes that the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy, reflecting the use of data not observable in the market and reflecting NMAC’s judgment regarding the assumptions market participants would use in pricing the certificates in a hypothetical sale.

If the Base Transaction is issued, the fair value of each class of notes is assumed to be approximately equal to the initial principal balance set forth for such class on the front cover of this prospectus, or par, which for the Class A-2a notes is assumed to be $147,500,000 and for the Class A-2b notes is assumed to be $147,500,000. If the Upsize Transaction is issued, the fair value of each class of notes is assumed to be approximately equal to the initial principal balance set forth in the table under “Summary—Offered Notes” in this prospectus, or par, which for the Class A-2a notes is assumed to be $202,500,000 and for the Class A-2b notes is assumed to be $202,500,000. This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions in the below table:

Class	Range of Assumed Interest Rates
Class A-1 notes	5.054% - 5.254%
Class A-2a notes	5.32% - 5.52%
Class A-2b notes	SOFR Rate + 0.75% - SOFR Rate + 0.95%
Class A-3 notes	5.32% - 5.52%
Class A-4 notes	5.43% - 5.63%

These assumed interest rate ranges are estimated based on recent pricing of asset-backed notes secured by motor vehicle leases and leased vehicles issued in similar securitization transactions. The assumed interest rate ranges are estimated based on the assumption that the floating rate notes will bear interest at a variable rate based on the SOFR Rate.

To calculate the fair value of the issuing entity’s certificates, NMAC used a discounted cash flow method, which is calculated using the forecasted cash flows payable to the certificateholder and discounts the value of those cash flows to present value using a rate intended to reflect a hypothetical market yield. NMAC used an internal model to project future payments on the leases to be transferred under the 2023-A Series Certificate to the issuing entity, the values of the related leased vehicles to be allocated to, and associated with, the 2023-A Series Certificate transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The forecasted cash flow model assumes that the administrative agent or sponsor, as applicable (and not the issuing entity) will pay the indenture trustee, owner trustee and asset representations reviewer fees and expenses. The resulting net cash flows to the certificateholder are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificate cash flows, the credit risk of the motor vehicle leases and the residual value of the related leased vehicles at the time of lease termination.

In connection with the discounted cash flow calculation described above and after considering NMAC’s actual historical performance of its previous securitized portfolios of motor vehicle leases and leased vehicles (see “Static Pool Information” below), the composition of the pools of leases and leased vehicles allocated to, and associated with, the 2023-A Series Assets, one of which is to be transferred to the issuing entity on the closing date, trends in used vehicle values and general macroeconomic conditions, NMAC made the assumptions described under “Weighted Average Life of the Notes” in this prospectus (other than (3), (5) and (12) thereunder) and the below additional assumptions:

•	if the Base Transaction is issued, the leases and leased vehicles included in the 2023-A Series Assets had an aggregate Securitization Value of $1,006,289,301.54 as of the cutoff date;

•	if the Upsize Transaction is issued, the leases and leased vehicles included in the 2023-A Series Assets had an aggregate Securitization Value of $1,383,647,800.02 as of the cutoff date;

•

the Class A-1 notes and the Class A-2b notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of the actual number of days in an interest accrual period and a 360-day year;

•

the Class A-2a notes, Class A-3 notes and Class A-4 notes will be paid interest at the applicable “Range of Assumed Interest Rates” described above on the basis of a 360-day year consisting of twelve 30-day months;

•	the interest payments on the Class A-2b notes are determined based on the 30-Day Average SOFR Rate published by the FRBNY as of January 5, 2023;

•

excess collections remaining after payment of principal of and interest on the notes and other expenses of the issuing entity are allocated to the reserve account until (i) on each payment date on or prior to the payment in full of the Class A-2 notes, the reserve account balance is equal to at least 0.65% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date and (ii) on each payment date following the payment in full of the Class A-2 notes, the reserve account balance is equal to at least 0.50% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date;

•	the leases prepay at an ABS rate using a 75% prepayment assumption as described in “Weighted Average Life of the Notes”;

•

all leased vehicles are returned and are assumed to be sold for an amount equal to the Base Residual (which is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in February 2023 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in February 2023 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle, and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease), resulting in no residual gains or losses;

•

cumulative net losses (which include residual losses) on the leases and leased vehicles from the cutoff date through maturity, as a percentage of the aggregate Securitization Value, equal approximately 0.8% as a percentage of the aggregate Securitization Value as of the cutoff date, with a loss timing curve that assumes that 40.0% of the losses occur from the fourth Collection Period to the twelfth Collection Period after the cutoff date, 40.0% of the losses occur in the second year after the cutoff date and 20.0% of the losses occur in the third year after the cutoff date;

•	the recovery rate assumes a 50% recovery of Securitization Value of defaulted leases as of the date of charge-off, with a three-month lag between default and recovery on defaulted leases; and

•	projected cash flows to the certificateholder are discounted at 12%.

NMAC developed the discount rate, cumulative net losses on the leases and leased vehicles and loss timing curve based on the following additional factors:

Discount rate—estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) although there is not an actively traded market in asset-backed certificates, any available recent pricing of asset-backed certificates in similar securitization transactions, (ii) the performance of prior securitized pools under the Nissan Auto Lease Trust platform and (iii) structural features of the transaction that may impact the stability of certificate cash flows.

Cumulative net losses; loss timing curve—the cumulative net loss assumption and the shape of the loss timing curve reflect a determination by NMAC and the depositor based on, among other items, the composition of the pool, experience with similar leases underwritten by NMAC, experience with residual values on off-lease vehicles, and the expected cumulative net loss rates as determined by the hired rating agencies; default and recovery rate estimates are included in the cumulative net loss assumption.

Based upon the foregoing inputs and assumptions, the fair value of the issuing entity’s certificates is expected to be (i) if the Base Transaction is issued, between $181,988,691.26 and $183,886,697.65, which is between 18.53% and 18.69% of the aggregate fair value of the notes and the certificates on the closing date, and (ii) if the Upsize Transaction is issued, between $250,222,620.38 and $252,833,688.01, which is between 18.53% and 18.69% of the aggregate fair value of the notes and the certificates on the closing date. NMAC believes that the inputs and assumptions that could have a material impact on the fair value calculation, or that would be material to an evaluation of NMAC’s fair value calculation, are described above. A differing opinion regarding the appropriate inputs and assumptions could materially change the determination of the fair value of the certificates. Further, the actual characteristics of the leases and leased vehicles to be allocated to, and associated with, the 2023-A Series Certificate transferred to the issuing entity on the closing date differ from the assumptions described above (for example, the use of hypothetical pools rather than the individual characteristics of each lease) and the actual performance of the leases is likely to differ from the assumed performance (such as the actual timing and amount of prepayment on the leases). Consequently, the present value of the projected cash flows on the certificates is expected to vary somewhat from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

NMAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates, as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value of the notes and the issuing entity’s certificates.

As described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” below, payments to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by, and other expenses of, the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments,” any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The calculation of principal and interest payable on the notes and the priority of those payments are described in this prospectus under “The Notes—Payments of Interest” and “—Principal” and “Distributions on the Notes,” respectively. The events of default and remedies available therefor are described in “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default.”

The portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR will not be transferred or hedged except as permitted under Regulation RR. The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

EU Securitization Regulation and UK Securitization Regulation

On the closing date, NMAC will represent and confirm, covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case, as in effect and applicable on the closing date, solely for the benefit of Affected Investors that:

(a) NMAC, as an “originator” (as such term is defined for the purposes of the EU Securitization Regulation and the UK Securitization Regulation), will retain, upon issuance of the notes and on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of the first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, in each case as in effect on the closing date by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures;

(b) NMAC will not (and will not permit the depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the SR Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest, except to the extent permitted in accordance with those SR Rules;

(c) NMAC will not change the manner in which it retains or the method of calculating the SR Retained Interest while any notes are outstanding, except to the extent permitted in accordance with the SR Rules; and

(d) NMAC will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c) in or concurrently with the delivery of each Payment Date Certificate.

For purposes of the foregoing, the “nominal value of the securitized exposures” shall be treated as equal to the aggregate Securitization Value of the leases and leased vehicles allocated to, and associated with, the 2023-A Series, and the amount of the SR Retained Interest shall be treated as equal to the excess of that aggregate Securitization Value over the aggregate outstanding principal balance of the notes. See “The Sponsor—Determination of Residual Values”.

Article 6(1) of the EU Securitization Regulation provides that an entity shall not be considered an “originator” for purposes of that Article 6 if it has been established or operates for the sole purpose of securitizing exposures. See “The Originator,” “The Sponsor—General” and “The Servicer” for information regarding NMAC, its business and activities.

In relation to originator credit granting standards, see “The Sponsor—Lease Underwriting Procedures,” “—Collection and Repossession Procedures” and “—Modifications of the Leases” in this prospectus.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither NMAC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles. See “Legal Investment—Requirements for Certain European and UK Regulated Persons and Affiliates” in this prospectus.

Except as described herein, no party to the transaction described in this prospectus is required by the Basic Documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with any applicable Due Diligence Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the undertaking by NMAC to retain the SR Retained Interest as described above and in this prospectus generally, the other information in this prospectus and the information to be provided in the monthly reports to the noteholders and in the Payment Date Certificates are sufficient for the purposes of complying with any applicable Due Diligence Requirements and any corresponding national measures which may be relevant, and none of NMAC, the depositor, the sponsor, the underwriters or any of their respective affiliates or any other party to the transaction described in this prospectus makes any representation that the information described above or in this prospectus generally is sufficient in all circumstances for such purposes or any other purpose or that the structure of the notes, NMAC (including the SR Retained Interest) and the transactions described herein are compliant with the SR Rules or any other applicable legal or regulatory or other requirements and no such person shall have any liability to any prospective investor or any other person with respect to any deficiency in such information or any failure of the transactions or structure contemplated hereby to comply with or otherwise satisfy such requirements, any subsequent change in law, rule or regulation or any other applicable legal, regulatory or other requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and may have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Due Diligence Requirements or other applicable regulations and the suitability of the notes for investment.

THE SERVICER

NMAC will be the servicer. NMAC has been servicing motor vehicle leases for over two decades. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers in the United States. As used herein, “Dealer” means Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers. NMAC is the initial servicer for all of the contracts that it finances and for the leases that the titling company originates. For a description of the servicing procedures NMAC will utilize in servicing the leases, see “Description of the Servicing Agreement” in this prospectus. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable Basic Documents), NMAC generally expects to service the contracts financed in an asset-backed securitization transaction for the life of that transaction. The servicer may not resign from its obligations and duties with respect to the leases under the Servicing Agreement unless it determines that the duties thereunder are no longer permissible under applicable law. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the leases, you should refer to “Description of the Servicing Agreement—Servicer Resignation and Termination” in this prospectus.

Generally, NMAC is the servicer for all of the retail installment sales contracts, wholesale loans and retail leases that are sold through NMAC’s Asset-Backed Securitization Program. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services all such retail installment contracts, floorplan loans and operating leases. Generally, NMAC will service the assets in NMAC’s Asset-Backed Securitization program in accordance with customary and usual servicing procedures and guidelines it uses with respect to comparable assets that it services for itself or others.

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail installment contracts and operating leases. In 1995, the operations of IFS were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include floorplan loans to dealers.

For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the leases and the related leased vehicles, you should refer to “Description of the Servicing Agreement” in this prospectus. If the servicing of any leases and the related leased vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the related leased vehicles as a result of any servicing transfer. See “Risk Factors—Risk related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third-party service providers. Additionally, NMAC arranges for certain administrative functions to be performed under the supervision of NMAC by personnel of NR Finance Mexico S.A. de C.V. (“NRFM”), a subsidiary of NML and an affiliate of NMAC, and NR Finance Services S.A. de C.V., an affiliate of both NMAC and NRFM. In the case of third parties providing those administrative functions, such third parties do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the leases or the related leased vehicles or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Servicing Agreement and should any of those service providers not be able to provide those functions, NMAC believes those service providers or the functions performed by them could easily be replaced. Therefore, failure by the service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Servicing Agreement. See “Risk Factors—Risk related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

THE ORIGINATOR

NMAC, as servicer for the tilting company, has facilitated the origination by the titling company of the leases included in the transaction described in this prospectus. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers.

The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles leased in the United States and NMAC’s total revenues from leasing for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022 and for the six months ended September 30, 2021 and September 30, 2022.

Overview of NMAC Lease Financing Operations

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Number of leased vehicle contracts purchased by NMAC	50,968	99,969	175,092	207,277	276,290	315,325	356,322
Leasing Revenues(1)	$1,413	$1,989	$3,730	$4,400	$4,956	$5,239	$5,263

(1)	Dollars in millions.

For further description of NMAC’s lease financing business, you should refer to “The Issuing Entity—Property of the Issuing Entity” and “The Sponsor—Lease Underwriting Procedures” in this prospectus.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement (the “Asset Representations Review Agreement”) among the sponsor, the servicer and the asset representations reviewer. Clayton has been engaged as the asset representations reviewer on more than 550 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the leases and leased vehicles. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the leases and leased vehicles, (b) the asset representations reviewer no longer meets the eligibility requirements of the Asset Representations Review Agreement or (c) upon a determination that the performance of its duties under the Asset Representations Review Agreement is no longer permissible under applicable law. Upon the occurrence of one of the foregoing events, the asset representations reviewer will promptly resign and the sponsor will appoint a successor asset representations reviewer. Further, the indenture trustee, at the direction of noteholders evidencing a majority of the voting interests of the notes, shall terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) a person that was engaged by the sponsor or any underwriter to perform any due diligence on the leases or the related leased vehicles prior to the closing date;

•	the asset representations reviewer breaches of any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement; or

•	an insolvency event with respect to the asset representations reviewer occurs.

Upon a termination of the asset representations reviewer, the sponsor will appoint a successor asset representations reviewer. The asset representations reviewer shall pay the reasonable expenses associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer. Any resignation or removal of the asset representations reviewer, or appointment of a successor asset representations reviewer, will be reported in the Form 10-D related to the Collection Period in which such resignation, removal or appointment took place.

The asset representations reviewer will be responsible for reviewing the Subject Leases (as defined in “Description of the Servicing Agreement—Asset Representations Review—Delinquency Trigger”) for compliance with the Eligibility Representations made by the servicer on the leases if the conditions described below under “Description of the Servicing Agreement—Asset Representations Review” are satisfied. Under the Asset Representations Review Agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Distributions on the Notes—Fees and Expenses” in this prospectus. The asset representations reviewer is required to perform only those duties specifically required of it under the Asset Representations Review Agreement, as described under “Description of the Servicing Agreement—Asset Representations Review” below. The asset representations reviewer is not liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement, or for errors in judgment. However, the asset representations reviewer will be liable for its willful misfeasance, bad faith, breach of agreement or negligence in performing its obligations. The sponsor will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the Asset Representations Review Agreement and the performance of its duties thereunder, other than any such loss, liability or expense incurred by the asset representations reviewer through the asset representations reviewer’s own bad faith, willful misfeasance or negligence in performing its obligations under the Asset Representations Review Agreement or breach of the Asset Representations Review Agreement. The fees and expenses and indemnity payments of the asset representations reviewer due pursuant to the Asset Representations Review Agreement will be paid by the sponsor under the Asset Representations Review Agreement. To the extent these fees and expenses and indemnity payments, as applicable, are unpaid for at least 60 days, they will be payable out of Available Funds as described in “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

THE LEASES

General

If the Base Transaction is issued, the leases included in the 2023-A Series Assets will, as of the cutoff date, consist of 38,168 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. If the Upsize Transaction is issued, the leases included in the 2023-A Series Assets will, as of the cutoff date, consist of 52,483 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. Each lease was originated by a dealer in the ordinary course of such dealer’s business and assigned to the titling company in accordance with the underwriting procedures described under “The Sponsor—Lease Underwriting Procedures” in this prospectus. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the leases or the leased vehicles for allocation to the 2023-A Series; however, it is nonetheless possible that the delinquencies or losses on the leases could exceed those on other leases included in NMAC’s portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the titling company and leases that have been sold but are still being serviced by NMAC.

Each lease is a closed-end lease. Over the term of the lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. From each payment billed with respect to a leased vehicle, the amounts that represent the financing cost and depreciation of the leased vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the issuing entity to make payments in respect of the notes and the certificates.

A lease may terminate (a) on the Lease Maturity Date or (b) prior to the related Lease Maturity Date (an “Early Lease Termination”). An Early Lease Termination may occur if (i) the related lessee defaults under the lease (a “Credit Termination”), (ii) a lessee who is not in default elects to terminate the lease prior to the Lease Maturity Date (a “Lessee Initiated Early Termination”) or (iii) the related leased vehicle has been lost, stolen or damaged beyond economic repair (a “Casualty Termination”). In connection with certain types of Early Lease Terminations, the lessee will be required to pay early termination charges and fees described under “The Leases—Early Termination” in this prospectus.

Tangible and Electronic Contracting

Following dealer and customer signing of a tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable lease to an imaging center, where a third-party contractor images the documentation and transmits the image directly to the servicer’s computer systems for review by the originator, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable lease. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated vaulting and security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

If the Base Transaction is issued, approximately 90.28% of the leases to be included in the 2023-A Series Assets (by aggregate Securitization Value as of the cutoff date) were originated as electronic contracts. If the Upsize Transaction is issued, approximately 90.37% of the leases to be included in the 2023-A Series Assets (by aggregate Securitization Value as of the cutoff date) were originated as electronic contracts. NMAC, on behalf of the titling company, has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is composed of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a dealer originates electronic retail closed-end motor vehicle lease contracts and then transfers these electronic contracts to the titling company.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single “authoritative copy” of the lease; (ii) manage access to and the expression of the authoritative copy; (iii) identify the titling company as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Early Termination

In most instances, a lease will allow a Lessee Initiated Early Termination prior to the Lease Maturity Date provided that the lessee is not in default of its obligations under the lease. A lessee wishing to terminate a lease will be required to pay, unless required otherwise by state or federal law, the required Disposition Amount (under some lease contracts), plus an “Early Termination Charge” equal to the lesser of (a) the present value (discounted at the implicit rate of such lease) of all remaining Monthly Payments and (b) the excess, if any, of the adjusted lease balance over the related leased vehicle’s fair market wholesale value in accordance with accepted practices in the automobile industry (or by written agreement between NMAC, on behalf of the titling company, and the lessee). A lessee may dispute the valuation of a vehicle, in which case the lessee may submit a third-party professional appraisal. The “Disposition Amount” is determined by adding (a) any due but unpaid payments and other charges under the lease, (b) any amounts assessed by the servicer in Excess Mileage and Excess Wear and Tear Charges for the period for which the lease was in effect, pro-rated monthly, (c) any taxes related to the termination of the lease and (d) a disposition fee.

Credit Termination

Each lease also allows a Credit Termination upon a lessee default. Defaults under a lease include, but are not limited to:

1.	the failure by a lessee to make a payment when due,

2.	the failure of the lessee to provide truthful information on the credit application,

3.	the failure of the lessee to timely or properly perform any obligation under the lease,

4.	the bankruptcy or other insolvency of the lessee, or

5.	any other act by the lessee constituting a default under applicable law.

If the lessor terminates a lease early due to a Credit Termination, the lessee will owe an amount determined by adding the following:

1.	the Disposition Amount (including payments accrued under the lease through the date of termination),

2.	the Early Termination Charge described above, except that the option to pay only the un-accrued remaining monthly payments is not available and the vehicle valuation is determined by auction,

3.	collection, repossession, transportation, storage and Disposition Expenses, and

4.	reasonable attorneys’ fees and court costs, to the extent permitted by law.

“Disposition Expenses” will mean with respect to a leased vehicle that is sold at auction or otherwise disposed of by the servicer, all expenses and other amounts reasonably incurred by the servicer in connection with such sale or disposition, including, without limitation, sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the servicer as a deduction from Net Auction Proceeds and from amounts on deposit in the Series Collection Account.

A lease may also terminate prior to its Lease Maturity Date upon a Casualty Termination if the related leased vehicle has been lost, stolen or damaged beyond economic repair. If the leased vehicle is stolen (and not recovered) or destroyed, and, so long as the lessee has complied with the lessee’s insurance obligations under the lease and is not otherwise in default of its obligations under the lease, the lessee’s insurance covers the casualty, the servicer will accept the amount of the applicable deductible paid by the lessee and the actual cash value paid by the lessee’s insurance company (“Insurance Proceeds”) in full satisfaction of the lessee’s obligations under the lease. If the Insurance Proceeds exceed the amount of the lessee’s obligations under the lease, it is NMAC’s policy to not refund the excess to the lessee (subject to certain exceptions granted on a case-by-case basis), unless otherwise required by applicable law, and will be available to the issuing entity to make payments in respect of the notes. Conversely, if the Insurance Proceeds are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the issuing entity for distribution to the noteholders. If the lessee owes any past due payments or other amounts under the lease, the servicer may use the related Security Deposit (defined below) to offset such amounts. Any Insurance Expenses incurred by the servicer will be reimbursable to the servicer as a deduction from Net Insurance Proceeds.

Security Deposits

The titling company’s rights related to the leases allocated to a series will include all rights under those leases to the refundable security deposit paid by the lessees at the time the leases are originated (the “Security Deposit”). The Security Deposit is available as security for nonpayment of lease payments and excess wear and tear charges. As part of its general servicing obligations, the servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of these Security Deposits in accordance with the terms of the leases, its customary and usual servicing procedures and applicable law. The servicer will not be required to segregate Security Deposits from its own funds (except as may be required under state law). Any income earned from any investment on the Security Deposits by the servicer will be for the account of the servicer as additional servicing compensation (except for income earned on Security Deposits paid in connection with leases originated in any state, which requires that such income, if any, must be reserved for the lessee who initially paid the related Security Deposit).

Characteristics of the Leases

The securitized portfolio information presented in this prospectus is based on two pools of leases and leased vehicles, one of which will be allocated to, and associated with, the 2023-A Series Assets on the closing date, and is calculated based on the Securitization Value (as defined below) of the leases and the related leased vehicles in such pools. If the Base Transaction is issued, the leases and related leased vehicles to be included in the 2023-A Series Assets will have an aggregate Securitization Value of $1,006,289,301.54 as of the cutoff date. If the Upsize Transaction is issued, the leases and related leased vehicles to be included in the 2023-A Series Assets will have an aggregate Securitization Value of $1,383,647,800.02 as of the cutoff date. For more information regarding how the Securitization Value for each lease is calculated, you should refer to “—Calculation of the Securitization Value” below.

General

The leases were selected from a pool of eligible leases that all met several criteria. The criteria for the leases include, among others, that, as of the cutoff date, each lease:

•	relates to a Nissan or an Infiniti automobile, light duty truck, minivan or sport utility vehicle, of a model year of 2019 or later;

•	is a U.S. dollar-denominated obligation;

•	has a remaining term to maturity, as of the cutoff date, of not less than 14 months and not greater than 44 months;

•	had an original term of not less than 18 months and not greater than 48 months;

•

together with the related leased vehicle, has a Securitization Value, as of the cutoff date, of no greater than (i) if the Base Transaction is issued, $73,597.48 and (ii) if the Upsize Transaction is issued, $73,597.48;

•	was originated in the United States (i) if the Base Transaction is issued, on or after February 22, 2020 and (ii) if the Upsize Transaction is issued, on or after February 22, 2020; and

•	is not more than 29 days past due as of the cutoff date.

Any lease for which NMAC’s records as of the cutoff date indicate that the related lessee received an extension or modification related to COVID-19 has been excluded from each pool of leases and leased vehicles described in this prospectus.

Pool Underwriting

As described in “The Sponsor—Lease Underwriting Procedures” in this prospectus, under NMAC’s origination process, credit applications are evaluated by NMAC’s computer auto-decisioning system and are either automatically approved, automatically rejected or forwarded for review by an NMAC credit analyst based on NMAC’s auto-decisioning system. Applications that are not either automatically approved or automatically rejected are ultimately reviewed by an NMAC credit analyst with appropriate approval authority.

If the Base Transaction is issued, 22,909 leases in the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets, having an aggregate Securitization Value of $603,572,014.43 (approximately 59.98% of the aggregate Securitization Value of the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 15,259 leases in the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets having an aggregate Securitization Value of $402,717,287.11 (approximately 40.02% of the aggregate Securitization Value of the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines.

If the Upsize Transaction is issued, 31,499 leases in the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets, having an aggregate Securitization Value of $829,283,080.69 (approximately 59.93% of the aggregate Securitization Value of the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets as of the cutoff date) were automatically approved by NMAC’s auto-decisioning system, while 20,984 leases in the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets having an aggregate Securitization Value of $554,364,719.33 (approximately 40.07% of the aggregate Securitization Value of the pool of leases and the related leased vehicles to be included in the 2023-A Series Assets as of the cutoff date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines.

As described herein, NMAC does not consider any of the leases in the pools of leases and the related leased vehicles described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

Credit Scores

As of the cutoff date, (i) if the Base Transaction is issued, the weighted average FICO® score of the lessees is 763, and (ii) if the Upsize Transaction is issued, the weighted average FICO® score of the lessees is 763.

NMAC, like most of the industry, utilizes a generic score developed by Fair, Isaac and Company. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. This score is one of several factors used by NMAC in its application processing system to assess the credit risk associated with each applicant.

See “The Sponsor—Lease Underwriting Procedures” in this prospectus. FICO® scores are based solely on independent third-party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the leases. See “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes” in this prospectus. The table below illustrates the distribution of the leases in the pools described in this prospectus as of the cutoff date by FICO® score.

If the Base Transaction is issued, the distribution of leases and leased vehicles to be included in the 2023-A Series Assets as of the cutoff date by FICO® score was as follows:

FICO® Score Range	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
≤ 600	22	0.06%	$589,694.33	0.06%
601 to 650	2,049	5.37	57,529,269.31	5.72
651 to 700	6,263	16.41	167,725,946.73	16.67
701 to 750	8,394	21.99	221,610,644.09	22.02
751 to 800	7,861	20.60	204,593,105.25	20.33
801 to 850	8,307	21.76	217,145,064.99	21.58
851 to 900	5,272	13.81	137,095,576.84	13.62

Total	38,168	100.00%	$1,006,289,301.54	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, the distribution of leases and leased vehicles to be included in the 2023-A Series Assets as of the cutoff date by FICO® score was as follows:

FICO® Score Range	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
≤ 600	27	0.05%	$697,809.57	0.05%
601 to 650	2,835	5.40	79,241,589.24	5.73
651 to 700	8,674	16.53	232,424,901.10	16.80
701 to 750	11,541	21.99	305,281,129.94	22.06
751 to 800	10,776	20.53	279,607,610.01	20.21
801 to 850	11,282	21.50	295,072,271.97	21.33
851 to 900	7,348	14.00	191,322,488.19	13.83

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Base Transaction is issued, the distribution of leases and leased vehicles in the pool to be included in the 2023-A Series Assets in the aggregate possess the following characteristics as of the cutoff date:

	Average	Minimum	Maximum
Securitization Value(1)	$26,364.74	$8,621.21	$73,597.48
Base Residual	$18,709.47	$6,810.20	$52,309.00
Seasoning (Months)(2)(3)	12	4	34
Remaining Term (Months)(2)	25	14	44
Original Term (Months)(2)	37	18	48
Discounted Base Residual as a % of Securitization Value(1)	61.40%
Base Residual as a % of MSRP	53.00%
Percentage of Securitization Value Financed through Nissan or Infiniti dealers(1)	Nissan 82.36%
	Infiniti 17.64%

(1)	Based on a Securitization Rate of 7.00%.
(2)	Weighted average by Securitization Value as of the cutoff date.
(3)	Seasoning is the number of months elapsed since origination of a lease.

If the Upsize Transaction is issued, the distribution of leases and leased vehicles in the pool to be included in the 2023-A Series Assets in the aggregate possess the following characteristics as of the cutoff date:

	Average	Minimum	Maximum
Securitization Value(1)	$26,363.73	$8,621.21	$73,597.48
Base Residual	$18,705.25	$6,810.20	$52,309.00
Seasoning (Months)(2)(3)	12	4	34
Remaining Term (Months)(2)	25	14	44
Original Term (Months)(2)	37	18	48
Discounted Base Residual as a % of Securitization Value(1)	61.39%
Base Residual as a % of MSRP	53.00%
Percentage of Securitization Value Financed through Nissan or Infiniti dealers(1)	Nissan 82.48%
	Infiniti 17.52%

(1)	Based on a Securitization Rate of 7.00%.
(2)	Weighted average by Securitization Value as of the cutoff date.
(3)	Seasoning is the number of months elapsed since origination of a lease.

For more information regarding the methodology used to determine the Base Residual, you should refer to “—Calculation of the Securitization Value” below.

The leases and leased vehicles to be included in the 2023-A Series Assets will be on file with the trustee and will identify for each lease:

•	the identification number of the lease,

•	the identification number of the related leased vehicle,

•	the related Lease Maturity Date and

•	the Securitization Value of the lease and the related leased vehicle on NMAC’s books as of the related cutoff date.

In the Servicing Agreement, NMAC will make representations and warranties with respect to each lease as described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus.

Calculation of the Securitization Value

Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each lease included in the 2023-A Series Assets equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its Lease Maturity Date:	the present value, calculated using the Securitization Rate, of the sum of (a) the aggregate Monthly Payments remaining on the lease, and (b) the Base Residual of the related leased vehicle and

as of its Lease Maturity Date:	the Base Residual of the related leased vehicle.

The present value calculations will be made using a discount rate of 7.00% (the “Securitization Rate”). The Securitization Rate was selected by the depositor with input from the underwriters and is determined based on our prevailing interest rates at the time of the transaction. The Securitization Rate takes into consideration, among other items, losses and other payments contemplated by the transaction.

The “Base Residual” means the lowest of (i) the ALG Residual (“ALG Residual”) established in February 2023 as a “mark-to-market” value, (ii) the Maximum Residualized MSRP ALG Residual (“MRM Residual”) established in February 2023 as a “mark-to-market” value and (iii) the Contract Residual. The ALG Residual and the MRM Residual are residual value estimates established by a third-party source, Automotive Lease Guide (“ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. For more information on how residual values of the leased vehicles are determined, you should refer to “The Sponsor—Determination of Residual Values” in this prospectus.

Distribution of the Leased Vehicles by Model

If the Base Transaction is issued, as of the cutoff date the distribution of the leased vehicles in the pool to be included in the 2023-A Series Assets by Nissan and Infiniti model was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Rogue	9,496	24.88%	$240,811,886.36	23.93%
Altima	7,896	20.69	168,817,920.37	16.78
Sentra	7,180	18.81	123,890,849.70	12.31
Pathfinder	3,035	7.95	109,037,193.81	10.84
Q50	2,564	6.72	82,182,740.47	8.17
Frontier	2,329	6.10	78,334,032.46	7.78
Murano	2,317	6.07	69,162,443.28	6.87
Qx60	1,557	4.08	66,909,951.03	6.65
Q60	489	1.28	19,000,508.02	1.89
Armada	275	0.72	12,739,697.38	1.27
Titan	324	0.85	12,700,397.37	1.26
Maxima	431	1.13	11,888,971.30	1.18
Qx80	189	0.50	9,373,839.00	0.93
Kicks	86	0.23	1,438,870.99	0.14

Total	38,168	100.00%	$1,006,289,301.54	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the distribution of the leased vehicles in the pool to be included in the 2023-A Series Assets by Nissan and Infiniti model was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Rogue	13,098	24.96%	$331,854,077.57	23.98%
Altima	10,938	20.84	234,025,001.02	16.91
Sentra	9,728	18.54	167,922,432.01	12.14
Pathfinder	4,214	8.03	151,151,001.07	10.92
Q50	3,517	6.70	112,700,105.85	8.15
Frontier	3,260	6.21	109,316,093.75	7.90
Murano	3,192	6.08	95,182,432.09	6.88
Qx60	2,124	4.05	91,479,907.90	6.61
Q60	656	1.25	25,571,623.61	1.85
Titan	437	0.83	17,130,387.10	1.24
Armada	360	0.69	16,643,837.77	1.20
Maxima	581	1.11	16,012,277.82	1.16
Qx80	256	0.49	12,619,502.71	0.91
Kicks	122	0.23	2,039,119.75	0.15

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leased Vehicles by Vehicle Type

If the Base Transaction is issued, as of the cutoff date the distribution of the leased vehicles in the pool to be included in the 2023-A Series Assets by Nissan and Infiniti vehicle type was as follows:

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Crossover	16,491	43.21%	$487,360,345.47	48.43%
Car	18,560	48.63	405,780,989.86	40.32
Truck	2,653	6.95	91,034,429.83	9.05
SUV	464	1.22	22,113,536.38	2.20

Total	38,168	100.00%	$1,006,289,301.54	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the distribution of the leased vehicles in the pool to be included in the 2023-A Series Assets by Nissan and Infiniti vehicle type was as follows:

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Crossover	22,750	43.35%	$671,706,538.38	48.55%
Car	25,420	48.43	556,231,440.31	40.20
Truck	3,697	7.04	126,446,480.85	9.14
SUV	616	1.17	29,263,340.48	2.11

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Original Lease Term (Months)

If the Base Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by original lease term was as follows:

Original Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
1 to 23	13	0.03%	$392,373.42	0.04%
24 to 36	29,502	77.30	740,144,863.10	73.55
37 to 42	3,749	9.82	133,266,478.27	13.24
43 to 48	4,904	12.85	132,485,586.75	13.17

Total	38,168	100.00%	$1,006,289,301.54	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by original lease term was as follows:

Original Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
1 to 23	16	0.03%	$500,425.42	0.04%
24 to 36	40,602	77.36	1,018,914,109.02	73.64
37 to 42	5,086	9.69	180,812,064.67	13.07
43 to 48	6,779	12.92	183,421,200.91	13.26

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Remaining Lease Term (Months)

If the Base Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by remaining lease term was as follows:

Remaining Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
13 to 24	19,413	50.86%	$458,761,451.53	45.59%
25 to 36	17,971	47.08	517,022,818.47	51.38
37 to 48	784	2.05	30,505,031.54	3.03

Total	38,168	100.00%	$1,006,289,301.54	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by remaining lease term was as follows:

Remaining Lease Term (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
13 to 24	26,627	50.73%	$629,750,189.17	45.51%
25 to 36	24,769	47.19	711,413,783.13	51.42
37 to 48	1,087	2.07	42,483,827.72	3.07

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Quarter of Maturity Date

If the Base Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by quarter of maturity was as follows:

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)	Aggregate Base Residual(1)	Percentage of Aggregate Base Residual(1)
First Quarter 2024	2,248	5.89%	$45,118,548.10	4.48%	$38,150,589.85	5.34%
Second Quarter 2024	6,494	17.01	149,913,203.47	14.90	124,996,037.77	17.50
Third Quarter 2024	5,099	13.36	127,276,498.64	12.65	102,258,948.55	14.32
Fourth Quarter 2024	4,576	11.99	111,202,874.05	11.05	80,092,224.27	11.22
First Quarter 2025	3,552	9.31	94,216,622.90	9.36	65,033,354.05	9.11
Second Quarter 2025	6,497	17.02	187,790,469.26	18.66	127,273,403.83	17.82
Third Quarter 2025	7,266	19.04	211,112,298.23	20.98	134,056,066.35	18.77
Fourth Quarter 2025	1,585	4.15	47,047,902.99	4.68	26,216,398.20	3.67
First Quarter 2026	152	0.40	5,036,660.91	0.50	2,623,398.65	0.37
Second Quarter 2026	277	0.73	10,030,785.32	1.00	5,022,319.55	0.70
Third Quarter 2026	422	1.11	17,543,437.67	1.74	8,380,393.05	1.17

Total	38,168	100.00%	$1,006,289,301.54	100.00%	$714,103,134.12	100.00%

(1) Balances and percentages may not add to total due to rounding.

(2) Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the distribution of the leases in the pool to be included in the 2023-A Series Assets by quarter of maturity was as follows:

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)	Aggregate Base Residual(1)	Percentage of Aggregate Base Residual(1)
First Quarter 2024	3,057	5.82%	$61,766,318.78	4.46%	$52,256,197.30	5.32%
Second Quarter 2024	8,845	16.85	204,264,474.34	14.76	170,265,289.82	17.34
Third Quarter 2024	7,093	13.51	177,377,567.27	12.82	142,595,990.55	14.53
Fourth Quarter 2024	6,240	11.89	151,022,566.74	10.91	108,662,246.17	11.07
First Quarter 2025	4,961	9.45	131,537,050.42	9.51	90,852,340.50	9.25
Second Quarter 2025	8,837	16.84	255,758,656.85	18.48	173,362,140.18	17.66
Third Quarter 2025	10,090	19.23	291,909,387.86	21.10	185,321,894.45	18.88
Fourth Quarter 2025	2,169	4.13	64,290,455.86	4.65	35,840,376.10	3.65
First Quarter 2026	222	0.42	7,282,194.07	0.53	3,789,595.30	0.39
Second Quarter 2026	400	0.76	14,592,387.86	1.05	7,332,405.85	0.75
Third Quarter 2026	569	1.08	23,846,739.97	1.72	11,428,945.50	1.16

Total	52,483	100.00%	$1,383,647,800.02	100.00%	$981,707,421.72	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on a Securitization Rate of 7.00%.

Distribution of the Leases by Geographic Location

If the Base Transaction is issued, as of the cutoff date the geographic distribution of the leases in the pool to be included in the 2023-A Series Assets by geographic location was as follows:

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
New York	6,257	16.39%	$160,084,362.64	15.91%
New Jersey	5,824	15.26	149,769,587.66	14.88
Florida	3,389	8.88	88,104,581.69	8.76
California	3,218	8.43	87,211,585.17	8.67
Pennsylvania	2,592	6.79	65,101,240.02	6.47
Texas	2,090	5.48	63,200,170.42	6.28
Ohio	1,860	4.87	47,083,941.79	4.68
Massachusetts	1,825	4.78	46,278,550.36	4.60
Connecticut	1,759	4.61	44,187,184.05	4.39
Illinois	1,017	2.66	26,961,367.53	2.68
Michigan	608	1.59	16,539,838.67	1.64
Minnesota	582	1.52	15,738,067.32	1.56
Wisconsin	550	1.44	14,178,592.03	1.41
New Hampshire	504	1.32	12,954,934.95	1.29
North Carolina	431	1.13	11,487,570.55	1.14
Indiana	395	1.03	10,322,678.93	1.03
Colorado	328	0.86	9,869,830.17	0.98
Missouri	332	0.87	9,381,138.16	0.93
Georgia	307	0.80	8,979,884.15	0.89
Maryland	296	0.78	8,865,139.77	0.88
Virginia	297	0.78	8,635,237.32	0.86
Rhode Island	346	0.91	8,193,445.09	0.81
Arizona	297	0.78	8,178,860.60	0.81
Nebraska	305	0.80	8,056,267.25	0.80
Maine	279	0.73	7,277,943.20	0.72
South Carolina	269	0.70	7,214,656.73	0.72
Iowa	205	0.54	5,866,184.69	0.58
Tennessee	207	0.54	5,708,969.37	0.57
Kentucky	182	0.48	4,906,883.30	0.49
Washington	141	0.37	4,064,561.18	0.40
Hawaii	141	0.37	3,788,106.11	0.38
Alabama	112	0.29	3,332,810.04	0.33
Louisiana	107	0.28	3,196,406.35	0.32
Vermont	122	0.32	3,128,289.19	0.31
Nevada	114	0.30	3,103,914.36	0.31
Kansas	109	0.29	3,050,214.63	0.30
Delaware	119	0.31	3,027,653.84	0.30
Utah	89	0.23	2,631,241.41	0.26
West Virginia	93	0.24	2,558,031.70	0.25
Oregon	79	0.21	2,204,522.91	0.22
North Dakota	74	0.19	2,184,258.50	0.22
Idaho	51	0.13	1,501,200.69	0.15
South Dakota	51	0.13	1,476,441.00	0.15
Mississippi	47	0.12	1,429,007.23	0.14
Oklahoma	41	0.11	1,302,385.66	0.13
District of Columbia	39	0.10	1,177,538.32	0.12
Montana	27	0.07	$848,090.12	0.08

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
New Mexico	25	0.07	786,033.12	0.08
Arkansas	19	0.05	596,471.84	0.06
Wyoming	12	0.03	403,517.61	0.04
Alaska	5	0.01	159,912.15	0.02

Total	38,168	100.00%	$ 1,006,289,301.54	100.00%

(1)	Based on the billing addresses of lessees.
(2)	Balances and percentages may not add to total due to rounding.
(3)	Based on a Securitization Rate of 7.00%.

If the Upsize Transaction is issued, as of the cutoff date the geographic distribution of the leases in the pool to be included in the 2023-A Series Assets by geographic location was as follows:

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
New York	8,654	16.49%	$ 222,112,808.31	16.05%
New Jersey	8,047	15.33	206,486,090.99	14.92
Florida	4,702	8.96	121,460,332.10	8.78
California	4,402	8.39	119,031,215.70	8.60
Pennsylvania	3,547	6.76	89,162,358.38	6.44
Texas	2,830	5.39	85,537,201.77	6.18
Ohio	2,540	4.84	64,453,374.30	4.66
Massachusetts	2,464	4.69	62,367,468.22	4.51
Connecticut	2,404	4.58	60,427,024.99	4.37
Illinois	1,417	2.70	38,009,418.72	2.75
Michigan	820	1.56	22,401,962.17	1.62
Minnesota	817	1.56	21,903,516.80	1.58
Wisconsin	763	1.45	19,791,469.90	1.43
New Hampshire	693	1.32	17,651,416.94	1.28
North Carolina	590	1.12	15,690,845.17	1.13
Colorado	486	0.93	14,493,853.12	1.05
Indiana	536	1.02	14,271,421.58	1.03
Missouri	466	0.89	13,232,253.74	0.96
Georgia	431	0.82	12,607,651.51	0.91
Maryland	407	0.78	12,225,345.46	0.88
Virginia	414	0.79	11,864,315.43	0.86
Arizona	422	0.80	11,825,173.00	0.85
Rhode Island	464	0.88	11,155,443.19	0.81
Nebraska	413	0.79	10,909,831.23	0.79
Maine	387	0.74	10,017,415.93	0.72
South Carolina	370	0.70	10,007,259.12	0.72
Iowa	269	0.51	7,631,553.26	0.55
Tennessee	271	0.52	7,612,036.19	0.55
Kentucky	262	0.50	7,043,819.57	0.51
Washington	208	0.40	6,053,868.94	0.44
Hawaii	189	0.36	5,045,900.17	0.36
Alabama	156	0.30	4,758,581.62	0.34
Louisiana	152	0.29	4,553,759.98	0.33
Nevada	166	0.32	4,491,800.21	0.32

Geographic Location(1)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value(2)(3)	Percentage of Aggregate Securitization Value(2)(3)
Delaware	163	0.31	4,249,789.57	0.31
Vermont	162	0.31	4,088,307.78	0.30
Kansas	140	0.27	3,912,606.89	0.28
West Virginia	127	0.24	3,390,164.92	0.25
Utah	109	0.21	3,206,016.80	0.23
North Dakota	107	0.20	3,071,897.18	0.22
Oregon	101	0.19	2,797,917.68	0.20
Idaho	70	0.13	2,109,553.85	0.15
South Dakota	64	0.12	1,852,281.48	0.13
Mississippi	61	0.12	1,821,732.68	0.13
Oklahoma	52	0.10	1,616,776.42	0.12
District of Columbia	49	0.09	1,509,737.39	0.11
Montana	42	0.08	1,300,618.80	0.09
New Mexico	36	0.07	1,111,049.91	0.08
Arkansas	22	0.04	709,565.72	0.05
Wyoming	14	0.03	452,083.09	0.03
Alaska	5	0.01	159,912.15	0.01

Total	52,483	100.00%	$1,383,647,800.02	100.00%

(1)	Based on the billing addresses of lessees.
(2)	Balances and percentages may not add to total due to rounding.
(3)	Based on a Securitization Rate of 7.00%.

As of the cutoff date, no states other than New York, New Jersey, Florida, California, Pennsylvania and Texas accounted for 5.00% or more of the aggregate Securitization Value of the leases and related leased vehicles. Adverse economic or other conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors— Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets” in this prospectus.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the leases in the pools of leases and the related leased vehicles described in this prospectus and the disclosure regarding those leases required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the Basic Documents and compared that Rule 193 Information to the related Basic Documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases or payments on the notes.

In addition, NMAC also performed a review of the leases in the pools of leases and the related leased vehicles described in this prospectus to confirm that those leases satisfied the criteria set forth under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus. The first aspect of that review tested the accuracy of the individual leases data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the leases. NMAC ensured that a random sample of 125 lease files, 106 of which relate to the leases in both pools of leases described in this prospectus, were selected to confirm certain data points such as money factor, FICO® score, remaining term to maturity and contract residual value conformed to the applicable information on the data tape. Of the approximately 2,226 aggregate data points checked with respect to the 106 lease files that relate to the leases in both pools described in this prospectus, two discrepancies were found. The depositor believes these discrepancies are immaterial differences between the lease file and the data tape and do not indicate any systematic errors that could result in the Rule 193 Information not being accurate in all material respects. A second aspect of that review consisted of a comparison of the statistical information contained under “The Leases” to data in, or derived from, the data tape. Statistical information relating to the leases in the pools described in this prospectus was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding the leases and leased vehicles that will be included in the 2023-A Series Assets on the closing date if the Base Transaction is issued and if the Upsize Transaction is issued (the “asset-level data”), in each case as an exhibit to the applicable Form ABS-EE for the related pool that was filed by the issuing entity by the date of the filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile leases identified on Schedule AL to Regulation AB and generally includes, with respect to each lease and leased vehicle, the related asset number, the reporting period covered, general information about the lease and leased vehicle that will be included in the 2023-A Series Assets, information about the related lessee, information about activity on the lease and information about modifications of the lease since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the leases and leased vehicles each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” in Appendix A to this prospectus sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of leases, and also sets forth in tabular format, as of the relevant cutoff date, certain characteristics of these leases for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” in Appendix B to this prospectus.

Appendix A also includes summary information for each of the securitized pools, including the following:

•	original number of leases;

•	original aggregate securitization value;

•	base residual value at origination;

•	securitization rate at origination;

•	weighted average original payments to maturity;

•	weighted average remaining payments to maturity;

•	weighted average FICO® score; and

•	distribution of leases by vehicle type, geography and quarter of maturity date.

The foregoing characteristics for the pools of leases and the related leased vehicles, one of which will be allocated to, and associated with, the 2023-A Series will not be identical to the characteristics of any prior securitized portfolios of leases, and the characteristics of each prior securitized portfolio of leases vary from securitization to securitization. NMAC’s practice is to select a securitized portfolio of leases from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by NMAC to be adverse to the applicable issuing entity. However, the composition of the assets in NMAC’s portfolio designated for the “NALT” securitization transactions has changed over time. This is because NMAC’s portfolio of leases, from which the securitized pools are selected, changes over time. Despite these differences as identified in the summary information for the prior securitized pools of leases, the prior securitized pools of leases are generally comparable to the leases in this securitization transaction, because NMAC’s general underwriting guidelines and servicing policies have been generally consistent over time.

However, notwithstanding any general similarities in the characteristics of the prior securitized pools of leases set forth in “Appendix A—Static Pool Information Regarding Certain Previous Securitizations” in this prospectus and the pools of leases and the related leased vehicles, one of which will be allocated to, and associated with, the 2023-A Series, changes in economic, social and geographic conditions and other factors beyond NMAC’s control may have a greater impact on the performance of the pool of leases and related leased vehicles than any similarities or differences in these characteristics. For example, patterns of loss, prepayment and delinquency for automobile leases and leased vehicles, including those in the pools of leases and related leased vehicles, one of which will be allocated to, and associated with, the 2023-A Series, may differ significantly during periods of economic disruption or downturn than in other times.

As a result of each of the foregoing, the performance of the prior securitization transactions securitized portfolios of leases sponsored by NMAC may not correspond to or be an accurate predictor of the performance of this securitization transaction. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes”, “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets”, and “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes”.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” and “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption or reallocation of the leases and the leased vehicles from the 2023-A Series Assets” in this prospectus. No principal payments will be made on the Class A-2 notes until the Class A-1 notes have been paid in full. No principal payments will be made on the Class A-3 notes until the Class A-1 notes and the Class A-2 notes have been paid in full. No principal payments will be made on the Class A-4 notes until the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full. However, upon a default under the Indenture (an “Event of Default”) and the acceleration of the notes following an Event of Default, principal payments will be made as follows: first, to the Class A-1 notes until the Class A-1 notes have been paid in full, and then to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full. See “The Notes—Principal” in this prospectus.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) on the leases and the leased vehicles, final payment of any class of notes could occur later or significantly earlier than their respective Final Scheduled Payment Dates set forth in “The Notes—Principal” in this prospectus. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes if final payment on such notes occurs significantly earlier than such notes’ respective Final Scheduled Payment Dates. No prediction can be made as to the rate of prepayments on the leases in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption or reallocation of the leases and the leased vehicles from the 2023-A Series Assets” in this prospectus.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of leases for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations—Prepayment Information” in Appendix A to this prospectus.

Delinquency, Repossession and Credit Loss Information

Set forth below is information concerning NMAC’s experience in the United States with respect to its entire portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the titling company and leases, if any, that have been sold but are still being serviced by NMAC. The dollar amounts of the leases outstanding is NMAC’s book value. NMAC believes credit losses are an expected cost in the business of extending credit. NMAC’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a lease against the allowance for credit losses upon the related vehicle’s sale date. For losses related to uncollected end of term charges such as Excess Mileage and Excess Wear and Tear Charges on early, full and over termination leases, NMAC charges the account balance to the related allowance 120 days after the initial customer billing statement is due. NMAC credits any recoveries from charge-offs related to a lease to the allowance. For more information regarding the Excess Mileage and Excess Wear and Tear Charges and other charges that may be payable by the related lessee upon termination of the lease, you should refer to “The Sponsor—Leased Vehicle Maintenance” and “The Leases—Early Termination” in this prospectus.

Gains or losses associated with the sale of off-lease inventory are recorded and charged to the corresponding allowance on the vehicle sale date.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile leases. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth below. See “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases and therefore losses on your notes,” “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series— The geographic concentration of the leases, economic factors and lease performance could negatively affect the 2023-A Series Assets,” and “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your notes.”

We have not provided similar delinquency, repossession and loss data on the leases in the pools described in this prospectus, because none of the leases in either of the pools described in this prospectus, as of the cutoff date, was more than 29 days delinquent in payments. See “The Leases—Characteristics of the Leases—General” in this prospectus.

Nissan Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,

	2022	2021	2022	2021	2020	2019	2018

Dollar Amount of Net Receivables Outstanding(3)	$8,823,260	$10,818,343	$9,943,737	$11,294,911	$12,853,115	$13,862,681	$14,639,236
Ending Number of Lease Contracts Outstanding	375,120	483,964	434,027	519,849	601,215	656,636	693,754
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.58%	0.49%	0.46%	0.44%	0.75%	0.76%	0.78%
61-90 Days	0.11%	0.10%	0.11%	0.10%	0.19%	0.19%	0.19%
91 Days or more	0.06%	0.04%	0.04%	0.04%	0.07%	0.06%	0.07%

Total	0.75%	0.63%	0.60%	0.58%	1.01%	1.02%	1.04%

(1)	Includes leases, if any, for Nissan motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Infiniti Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Dollar Amount of Net Receivables Outstanding(3)	$2,776,034	$4,473,924	$3,589,960	$5,191,973	$6,693,249	$7,579,619	$7,539,254
Ending Number of Lease Contracts Outstanding	82,475	134,214	107,469	154,440	193,926	213,903	214,014
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.79%	0.54%	0.62%	0.47%	0.79%	0.76%	0.66%
61-90 Days	0.19%	0.14%	0.15%	0.13%	0.22%	0.17%	0.16%
91 Days or more	0.12%	0.06%	0.06%	0.05%	0.08%	0.07%	0.06%

Total	1.10%	0.74%	0.82%	0.65%	1.09%	1.00%	0.88%

(1)	Includes leases, if any, for Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

NMAC Total Lease Delinquency Experience(1)(2)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Dollar Amount of Net Receivables Outstanding(3)	$11,599,294	$15,292,267	$13,533,697	$16,486,884	$19,546,365	$21,442,300	$22,178,490
Ending Number of Lease Contracts Outstanding	457,595	618,178	541,496	674,289	795,141	870,539	907,768
Percentage of Delinquent Lease Contracts(4)
31-60 Days	0.62%	0.50%	0.49%	0.44%	0.76%	0.76%	0.75%
61-90 Days	0.13%	0.11%	0.11%	0.11%	0.20%	0.18%	0.18%
91 Days or more	0.07%	0.05%	0.04%	0.04%	0.07%	0.06%	0.07%

Total	0.82%	0.66%	0.65%	0.59%	1.03%	1.01%	1.00%

(1)	Includes leases, if any, for Nissan and Infiniti motor vehicles that NMAC has sold to third parties but continues to service.
(2)	Percentages may not add to total due to rounding.
(3)	Dollar amounts based on net book value of vehicles.
(4)	A lease is considered delinquent if 5% or more of the scheduled monthly payment is past due.

Nissan Lease Repossession and Credit Loss Experience(1)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Ending Number of Lease Contracts Outstanding	375,120	483,964	434,027	519,849	601,215	656,636	693,754
Average Number of Lease Contracts Outstanding(2)	401,504	501,245	478,674	554,076	628,658	676,342	683,996
Repossessions:
Number of Repossessions	3,286	1,359	2,494	5,237	6,620	8,682	9,010
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.75%(6)	0.56%(6)	0.57%	1.01%	1.10%	1.32%	1.30%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.64%(6)	0.54%(6)	0.52%	0.95%	1.05%	1.28%	1.32%
Losses:
Dollar Amount of Net Receivables Outstanding(3)	$8,823,260	$10,818,343	$9,943,737	$11,294,911	$12,853,115	$13,862,681	$14,639,236
Average Dollar Amount of Net Receivables Outstanding(2)(3)	$9,339,838	$11,087,025	$10,700,489	$11,855,777	$13,385,927	$14,242,228	$14,457,605
Gross Repossession Losses(4)	$(26,167)	$3,856	$(16,325)	$86,423	$89,666	$94,994	$105,125
Repossession Recoveries(4)	$11,074	$17,078	$32,595	$29,196	$22,678	$24,521	$20,384

Net Repossession Losses	$(37,241)	$(13,223)	$(48,920)	$57,227	$66,988	$70,473	$84,740
Average Net Repossession Loss per Liquidated Contract(5)	$(11,333)	$(9,730)	$(19,615)	$10,927	$10,119	$8,117	$9,405
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	-0.80%(6)	-0.24%(6)	-0.46%	0.48%	0.50%	0.49%	0.59%

(1)	Numbers may not add to total due to rounding.
(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	Dollar amounts based on net book value of vehicles.
(4)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(5)	Dollars not in thousands.
(6)

The percentages for the six months ended September 30, 2022 and September 30, 2021 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Infiniti Lease Repossession and Credit Loss Experience(1)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Ending Number of Lease Contracts Outstanding	82,475	134,214	107,469	154,440	193,926	213,903	214,014
Average Number of Lease Contracts Outstanding(2)	93,048	142,836	131,136	172,786	205,004	215,452	209,200
Repossessions:
Number of Repossessions	1,082	427	800	1,658	2,008	2,261	1,958
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	2.62%(6)	0.64%(6)	0.74%	1.07%	1.04%	1.06%	0.91%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	2.33%(6)	0.60%(6)	0.61%	0.96%	0.98%	1.05%	0.94%
Losses:
Dollar Amount of Net Receivables Outstanding(3)	$2,776,034	$4,473,924	$3,589,960	$5,191,973	$6,693,249	$7,579,619	$7,539,254
Average Dollar Amount of Net Receivables Outstanding(2)(3)	$3,116,236	$4,784,548	$4,379,408	$5,846,905	$7,178,470	$7,599,323	$7,408,711
Gross Repossession Losses(4)	$(8,395)	$1,613	$(5,983)	$40,019	$46,978	$52,238	$54,397
Repossession Recoveries(4)	$3,553	$7,146	$11,946	$13,519	$11,881	$13,484	$10,548

Net Repossession Losses	$(11,948)	$(5,533)	$(17,929)	$26,500	$35,097	$38,754	$43,849
Average Net Repossession Loss per Liquidated Contract(5)	$(11,043)	$(12,958)	$(22,411)	$15,983	$17,479	$17,140	$22,395
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	-0.77%(6)	-0.23%(6)	-0.41%	0.45%	0.49%	0.51%	0.59%

(1)	Numbers may not add to total due to rounding.
(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	Dollar amounts based on net book value of vehicles.
(4)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(5)	Dollars not in thousands.
(6)

The percentages for the six months ended September 30, 2022 and September 30, 2021 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

NMAC Total Lease Repossession and Credit Loss Experience(1)

(dollars in thousands)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Ending Number of Lease Contracts Outstanding	457,595	618,178	541,496	674,289	795,141	870,539	907,768
Average Number of Lease Contracts Outstanding(2)	494,552	644,080	609,810	726,862	833,661	891,794	893,196
Repossessions:
Number of Repossessions	4,368	1,786	3,294	6,895	8,628	10,943	10,968
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.91%(6)	0.58%(6)	0.61%	1.02%	1.09%	1.26%	1.21%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.77%(6)	0.55%(6)	0.54%	0.95%	1.03%	1.23%	1.23%
Losses:
Dollar Amount of Net Receivables Outstanding(3)	$11,599,294	$15,292,267	$13,533,697	$16,486,884	$19,546,365	$21,442,300	$22,178,490
Average Dollar Amount of Net Receivables Outstanding(2)(3)	$12,456,074	$15,871,573	$15,079,896	$17,702,682	$20,564,397	$21,841,551	$21,866,316
Gross Repossession Losses(4)	$(34,563)	$5,469	$(22,308)	$126,442	$136,644	$147,232	$159,522
Repossession Recoveries(4)	$14,626	$24,224	$44,540	$42,715	$34,559	$38,006	$30,932

Net Repossession Losses	$(49,189)	$(18,756)	$(66,849)	$83,727	$102,085	$109,227	$128,589
Average Net Repossession Loss per Liquidated Contract(5)	$(11,261)	$(10,501)	$(20,294)	$12,143	$11,832	$9,981	$11,724
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	-0.79%(6)	-0.24%(6)	-0.44%	0.47%	0.50%	0.50%	0.59%

(1)	Numbers may not add to total due to rounding.
(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	Dollar amounts based on net book value of vehicles.
(4)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.
(5)	Dollars not in thousands.
(6)

The percentages for the six months ended September 30, 2022 and September 30, 2021 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Nissan and Infiniti motor vehicles at termination. The residual value loss rates are indicated as the difference between the Initial Base Residual and the actual amounts received for the off-lease vehicles (customer purchases and auction proceeds). In general, Contract Residuals reflect Initial Base Residuals plus a small number of percentage points. See “The Sponsor—Determination of Residual Values” in this prospectus.

Nissan Residual Value Loss Experience(1)(2)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Total Number of Vehicles Scheduled to Terminate(1)	111,420	107,996	216,040	244,177	262,865	254,223	211,838
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$1,616,631,162	$1,497,826,009	$2,966,168,021	$3,267,976,892	$3,507,054,215	$3,348,012,275	$2,874,358,527
Number of Vehicles Returned to NMAC(4)	1,878	23,778	28,538	149,847	185,961	183,412	157,264
Vehicles Returned to NMAC Ratio	1.69%	22.02%	13.21%	61.37%	70.74%	72.15%	74.24%
Number of Vehicles going to Full Termination(5)	816	11,669	13,255	118,174	141,802	129,650	102,178
Full Termination Ratio(6)	0.73%	10.81%	6.14%	48.40%	53.94%	51.00%	48.23%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	$7,270,043	$80,378,672	$101,341,086	$269,385,181	$111,141,986	$108,478,667	($141,445,652)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	$3,871	$3,380	$3,551	$1,798	$598	$591	($899)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$27,522,038	$338,186,220	$401,239,241	$2,037,857,058	$2,519,297,189	$2,426,076,586	$2,135,980,782
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	26.42%	23.77%	25.26%	13.22%	4.41%	4.47%	(6.62%)
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	0.45%	5.37%	3.42%	8.24%	3.17%	3.24%	(4.92%)
Average Contract Residual Percentage of Adjusted MSRP	53.30%	53.53%	53.28%	53.24%	54.12%	53.65%	54.27%
Average Initial ALG Residual Percentage of Adjusted MSRP	46.70%	46.92%	46.50%	45.49%	45.86%	45.53%	48.63%
Percentage Difference	6.60%	6.61%	6.78%	7.75%	8.26%	8.12%	5.64%

(1)

Includes leases, if any, for Nissan motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Numbers may not add to total due to rounding.
(3)	ALG Residual for Standard Mileage Leases (15,000 miles/year) (not adjusted Maximum Residualized MSRP).
(4)

Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for dealer add-ins in accordance with NMAC policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

Infiniti Residual Value Loss Experience(1)(2)

	At or For the Six Months Ended September 30,		At or For the Twelve Months Ended March 31,
	2022	2021	2022	2021	2020	2019	2018
Total Number of Vehicles Scheduled to Terminate(1)	32,688	31,503	67,800	74,284	69,767	69,451	57,630
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$710,010,198	$691,097,143	$1,512,338,641	$1,606,194,061	$1,605,375,351	$1,581,128,681	$1,392,492,992
Number of Vehicles Returned to NMAC(4)	2,683	10,739	13,673	53,756	56,355	57,098	47,159
Vehicles Returned to NMAC Ratio	8.21%	34.09%	20.17%	72.37%	80.78%	82.21%	81.83%
Number of Vehicles going to Full Termination(5)	2,300	6,694	8,601	42,815	43,343	42,329	33,885
Full Termination Ratio(6)	7.04%	21.25%	12.69%	57.64%	62.13%	60.95%	58.80%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	$17,918,604	$67,039,400	$87,314,972	$84,155,476	($91,564,207)	($90,047,164)	($111,300,671)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	$6,679	$6,243	$6,386	$1,566	($1,625)	($1,577)	($2,360)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$61,893,110	$234,106,539	$302,584,803	$1,190,812,411	$1,302,444,621	$1,297,064,529	$1,138,782,424
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	28.95%	28.64%	28.86%	7.07%	(7.03%)	(6.94%)	(9.77%)
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	2.52%	9.70%	5.77%	5.24%	(5.70%)	(5.70%)	(7.99%)
Average Contract Residual Percentage of Adjusted MSRP	54.60%	53.82%	53.89%	53.70%	55.38%	55.01%	56.39%
Average Initial ALG Residual Percentage of Adjusted MSRP	43.30%	44.68%	44.85%	45.76%	47.54%	47.18%	50.60%
Percentage Difference	11.30%	9.15%	9.03%	7.93%	7.84%	7.83%	5.79%

(1)

Includes leases, if any, for Infiniti motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Numbers may not add to total due to rounding.
(3)	Excludes vehicles for which no ALG Residual is available due to the absence of an equivalent vehicle or contract term on the ALG tables.
(4)

Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for dealer add-ins in accordance with IFS policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.
(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.
(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases. It is expected that at the time the redemption option becomes available to the servicer, only the certificates will be outstanding.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. The base prepayment assumption (the “100% Prepayment Assumption” or “Prepayment Assumption”) assumes that the original principal balance of the leases will prepay as follows:

(1) In month one, prepayments will occur at 0.31% ABS and increase by 0.04% ABS each month until reaching 1.47% ABS in the 30th month of the life of the lease.

(2) In month 31, prepayments increase to 1.80% ABS and remain at that level until the 36th month of the life of the lease.

(3) In month 37, prepayments decrease to 1.45% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

1.	as of the cutoff date, twelve months have elapsed since the inception of the leases;

2.	all Monthly Payments are timely received and no lease is ever delinquent;

3.	all Monthly Payments are made according to the schedule set forth in Appendix C to this prospectus;

4.	no Repurchase Payment is made in respect of any lease;

5.	there are no losses in respect of the leases;

6.	payments on the notes and the certificates are made on the 15th day of each month, whether or not the day is a Business Day, commencing on February 15, 2023;

7.	the servicing fee rate is 1.00% per annum;

8.	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

9.

the Reserve Account is initially funded with an amount equal to (i) at least $4,025,157.21 if the Base Transaction is issued, and (ii) at least $5,534,591.20 if the Upsize Transaction is issued, and excess collections remaining after payment of principal of and interest on the notes and other expenses of the issuing entity are allocated to the reserve account until (i) on each payment date on or prior to the payment in full of the Class A-2 notes, the reserve account balance is equal to at least 0.65% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date and (ii) on each payment date following the payment in full of the Class A-2 notes, the reserve account balance is equal to at least 0.50% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date;

10.

the aggregate Securitization Value as of the cutoff date is (i) $1,006,289,301.54 if the Base Transaction is issued and (ii) $1,383,647,800.02 if the Upsize Transaction is issued, in each case based on a Securitization Rate of 7.00%;

11.

(i) if the Base Transaction is issued, the original principal balances of each class of notes are equal to the original principal balances set forth on the front cover of this prospectus which for the Class A-2a notes is assumed to be $147,500,000 and for the Class A-2b notes is assumed to be $147,500,000, and (ii) if the Upsize Transaction is issued, the original principal balances of each class of notes are equal to the original principal balances set forth in the table under “Summary—Offered Notes” in this prospectus which for the Class A-2a notes is assumed to be $202,500,000 and for the Class A-2b notes is assumed to be $202,500,000;

12.

interest accrues on the Class A-1 notes at 5.254% per annum, Class A-2a notes at 5.52% per annum, Class A-2b notes at 5.26% per annum, Class A-3 notes at 5.52% per annum and Class A-4 notes at 5.63% per annum;

13.	the closing date is assumed to be January 25, 2023; and

14.

the servicer does not exercise its option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date on which the aggregate Securitization Value of the leases and leased vehicles allocated to, and associated with, the 2023-A Series is less than or equal to 10% of the initial aggregate Securitization Value of the leases and leased vehicles allocated to, and associated with, the 2023-A Series as of the cutoff date.

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal balance of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 25%, 50%, 75%, 100% and 125% of the Prepayment Assumption. As used in the table, “25% Prepayment Assumption” assumes that a lease will prepay at 25% of the Prepayment Assumption, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.

The following tables have been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the leases, which will differ from the actual characteristics and performance of the leases) and should be read in conjunction with those assumptions.

Percentage of Class A-1 Note Balance Outstanding to Maturity (Base Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	90.44%	88.89%	87.26%	85.54%	83.73%
March 2023	80.80%	77.64%	74.31%	70.81%	67.11%
April 2023	71.06%	66.25%	61.18%	55.83%	50.16%
May 2023	61.24%	54.73%	47.86%	40.59%	32.88%
June 2023	51.34%	43.09%	34.36%	25.10%	15.27%
July 2023	41.35%	31.32%	20.67%	9.37%	0.00%
August 2023	31.29%	19.43%	6.82%	0.00%	0.00%
September 2023	21.14%	7.42%	0.00%	0.00%	0.00%
October 2023	10.93%	0.00%	0.00%	0.00%	0.00%
November 2023	0.64%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.44	0.38	0.33	0.29	0.26

(1)

The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-1 Note Balance Outstanding to Maturity (Upsize Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	90.45%	88.89%	87.26%	85.54%	83.73%
March 2023	80.80%	77.64%	74.32%	70.82%	67.12%
April 2023	71.07%	66.26%	61.19%	55.83%	50.17%
May 2023	61.25%	54.74%	47.87%	40.60%	32.89%
June 2023	51.35%	43.1%	34.37%	25.11%	15.28%
July 2023	41.37%	31.33%	20.69%	9.38%	0.00%
August 2023	31.30%	19.44%	6.84%	0.00%	0.00%
September 2023	21.16%	7.44%	0.00%	0.00%	0.00%
October 2023	10.95%	0.00%	0.00%	0.00%	0.00%
November 2023	0.66%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.44	0.38	0.33	0.29	0.26

(1)

The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-2 Note Balance Outstanding to Maturity (Base Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	98.77%
August 2023	100.00%	100.00%	100.00%	96.96%	90.35%
September 2023	100.00%	100.00%	96.68%	89.48%	81.78%
October 2023	100.00%	97.83%	90.14%	81.91%	73.05%
November 2023	100.00%	92.20%	83.53%	74.22%	64.18%
December 2023	95.52%	86.52%	76.85%	66.43%	55.14%
January 2024	90.71%	80.79%	70.10%	58.53%	45.95%
February 2024	85.88%	75.02%	63.28%	50.53%	36.59%
March 2024	81.01%	69.21%	56.40%	42.43%	27.07%
April 2024	63.97%	51.78%	38.50%	23.95%	7.84%
May 2024	42.83%	30.55%	17.14%	2.35%	0.00%
June 2024	25.93%	13.49%	0.00%	0.00%	0.00%
July 2024	11.07%	0.00%	0.00%	0.00%	0.00%
August 2024	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.30	1.22	1.13	1.04	0.96

(1)

The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-2 Note Balance Outstanding to Maturity (Upsize Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	98.77%
August 2023	100.00%	100.00%	100.00%	96.96%	90.34%
September 2023	100.00%	100.00%	96.68%	89.48%	81.76%
October 2023	100.00%	97.84%	90.14%	81.89%	73.02%
November 2023	100.00%	92.20%	83.52%	74.19%	64.13%
December 2023	95.53%	86.51%	76.83%	66.39%	55.09%
January 2024	90.71%	80.77%	70.07%	58.48%	45.88%
February 2024	85.87%	74.99%	63.24%	50.47%	36.51%
March 2024	81.00%	69.17%	56.35%	42.35%	26.97%
April 2024	63.98%	51.76%	38.46%	23.88%	7.75%
May 2024	43.20%	30.88%	17.42%	2.58%	0.00%
June 2024	26.22%	13.73%	0.02%	0.00%	0.00%
July 2024	11.36%	0.00%	0.00%	0.00%	0.00%
August 2024	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.30	1.22	1.13	1.04	0.96

(1)

The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-3 Note Balance Outstanding to Maturity (Base Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	85.88%
June 2024	100.00%	100.00%	99.82%	84.67%	67.66%
July 2024	100.00%	98.44%	84.51%	68.96%	51.35%
August 2024	97.89%	84.77%	70.07%	53.24%	33.17%
September 2024	79.24%	66.20%	51.41%	34.13%	12.73%
October 2024	67.17%	53.93%	38.74%	20.69%	0.00%
November 2024	57.56%	44.04%	28.40%	9.56%	0.00%
December 2024	49.42%	35.61%	19.51%	0.00%	0.00%
January 2025	32.51%	19.41%	4.04%	0.00%	0.00%
February 2025	24.43%	11.55%	0.00%	0.00%	0.00%
March 2025	16.30%	3.73%	0.00%	0.00%	0.00%
April 2025	5.03%	0.00%	0.00%	0.00%	0.00%
May 2025	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.91	1.82	1.72	1.61	1.51

(1)

The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-3 Note Balance Outstanding to Maturity (Upsize Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	86.05%
June 2024	100.00%	100.00%	100.00%	84.82%	67.75%
July 2024	100.00%	98.68%	84.70%	69.10%	51.42%
August 2024	98.17%	85.00%	70.25%	53.36%	33.21%
September 2024	79.17%	66.10%	51.28%	33.96%	12.51%
October 2024	66.92%	53.66%	38.45%	20.38%	0.00%
November 2024	57.57%	44.01%	28.32%	9.42%	0.00%
December 2024	49.38%	35.53%	19.38%	0.00%	0.00%
January 2025	32.52%	19.38%	3.95%	0.00%	0.00%
February 2025	24.33%	11.41%	0.00%	0.00%	0.00%
March 2025	16.02%	3.43%	0.00%	0.00%	0.00%
April 2025	4.68%	0.00%	0.00%	0.00%	0.00%
May 2025	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.91	1.82	1.72	1.61	1.51

(1)

The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-4 Note Balance Outstanding to Maturity (Base Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	90.82%
November 2024	100.00%	100.00%	100.00%	100.00%	40.22%
December 2024	100.00%	100.00%	100.00%	99.59%	0.00%
January 2025	100.00%	100.00%	100.00%	40.73%	0.00%
February 2025	100.00%	100.00%	86.00%	12.62%	0.00%
March 2025	100.00%	100.00%	56.4%	0.00%	0.00%
April 2025	100.00%	72.94%	18.11%	0.00%	0.00%
May 2025	57.75%	16.26%	0.00%	0.00%	0.00%
June 2025	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.35	2.30	2.19	2.02	1.83

(1)

The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

Percentage of Class A-4 Note Balance Outstanding to Maturity (Upsize Transaction)

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	100.00%	100.00%	100.00%	100.00%	100.00%
April 2024	100.00%	100.00%	100.00%	100.00%	100.00%
May 2024	100.00%	100.00%	100.00%	100.00%	100.00%
June 2024	100.00%	100.00%	100.00%	100.00%	100.00%
July 2024	100.00%	100.00%	100.00%	100.00%	100.00%
August 2024	100.00%	100.00%	100.00%	100.00%	100.00%
September 2024	100.00%	100.00%	100.00%	100.00%	100.00%
October 2024	100.00%	100.00%	100.00%	100.00%	89.61%
November 2024	100.00%	100.00%	100.00%	100.00%	40.20%
December 2024	100.00%	100.00%	100.00%	98.87%	0.00%
January 2025	100.00%	100.00%	100.00%	40.91%	0.00%
February 2025	100.00%	100.00%	85.47%	12.88%	0.00%
March 2025	100.00%	100.00%	55.71%	0.00%	0.00%
April 2025	100.00%	71.88%	17.75%	0.00%	0.00%
May 2025	57.15%	16.14%	0.00%	0.00%	0.00%
June 2025	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.35	2.30	2.19	2.02	1.83

(1)

The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

REPURCHASES AND REPLACEMENTS

In the three-year period ending September 30, 2022, no assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties. NMAC, as securitizer, discloses in a report on Form ABS-15G all fulfilled and unfulfilled repurchase requests for securitized leases and leased vehicles that were the subject of a demand to repurchase. Please refer to the Form ABS-15G filed by NMAC on January 24, 2022 for additional information. The CIK number of NMAC is 0001540639.

NOTE FACTORS AND TRADING INFORMATION

The “Note Factor” for a class of notes will be a seven-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal balance of each class of notes, as of such payment date (after giving effect to payments made on such payment date), expressed as a fraction of the initial outstanding principal balance of such class of notes. Each Note Factor will initially be 1.0000000 and will thereafter decline to reflect reductions in the principal balance of the related class of notes. A noteholder’s portion of the principal balance of the notes will be the product of (i) the original denomination of the note and (ii) the applicable Note Factor, as the case may be.

Pursuant to the Indenture, the registered holders of the notes (other than any retained notes, which may be issued as definitive notes) will be Cede & Co. (“Cede”) as the nominee of the Depository Trust Company (“DTC”), unless definitive notes are issued under the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. Registered holders of the notes will receive monthly reports from the indenture trustee concerning payments received on or in respect of the leases and the leased vehicles, the Note Factor for each class of notes and various other items of information. Note owners may obtain copies of such reports upon a request in writing to the indenture trustee at its corporate trust office. In addition, note owners will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to noteholders and note owners and the certificateholder, the servicer’s compliance statement, the servicer’s assessment of compliance with servicing criteria and the annual attestation report prepared by the independent registered public accounts as to the servicer’s assessment of compliance with servicing criteria, you should refer to “The Notes—Noteholder Communication; List of Noteholders” and “Distributions on the Notes—Payment Date Certificate,” “The Notes—Book-Entry Registration,” “—Definitive Notes,” “Description of the Servicing Agreement—Evidence as to Compliance” and “Description of the Indenture—Reports and Documents by Indenture Trustee to Noteholders” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes — proceeds from the sale of the notes minus the underwriting discount in the amount of $    , payable to the underwriters — to acquire the 2023-A Series Certificate from NILT LLC. NILT LLC may contribute all or any portion of the net proceeds of the sale of the 2023-A Series Certificate to the titling company so that the titling company may acquire additional leases, leased vehicles and other assets associated with such leases and leased vehicles and NILT LLC or its affiliates may apply all or any portion of the net proceeds of the sale of the 2023-A Series Certificate to the depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a loan agreement facility. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as reallocation proceeds. No expenses incurred in connection with the selection and acquisition of the pool assets will be payable from the proceeds from the sale of the notes.

THE NOTES

General

The notes will be issued under the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized Indenture, together with the other Basic Documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any retained notes will be issued as definitive notes. The notes issued in book-entry form initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “note owner”) will be entitled to receive a certificate representing that owner’s note, except as set forth below. Unless and until notes (other than retained notes, if any) are issued in Definitive Form under the limited circumstances described in “The Notes—Definitive Notes” in this prospectus, all references herein to distributions, notices, reports and statements to noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of note owners in accordance with DTC procedures. See “The Notes—Book-Entry Registration” and “—Definitive Notes” below.

Book-Entry Registration

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. Neither NMAC nor NALL II has independently verified the accuracy of this information.

Each class of notes offered by this prospectus (other than retained notes, if any) will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from direct participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders and will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the direct participants and the indirect participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of direct participants that in turn can only act on behalf of indirect participants, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—Financial market disruptions and the absence of a secondary market for the notes may make it difficult for you to sell your notes and/or obtain your desired price” in this prospectus.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over many countries that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants” and, together with the direct participants, “participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchasers of notes under the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the indenture trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

The depositor, the trustee of the issuing entity or the administrative agent may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “—Definitive Notes” below.

None of the servicer, the depositor, the administrative agent, the indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The notes (other than retained notes, if any) will be issued in fully registered, certificated form (“definitive notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and none of the depositor, the owner trustee of the issuing entity and the administrative agent is able to locate a qualified successor;

2. the depositor, the owner trustee or the administrative agent at its option, to the extent permitted by applicable law, elects to terminate the book-entry system through DTC; or

3. after the occurrence of an Event of Default, holders representing at least a majority of the aggregate outstanding principal balance of the notes, voting as a single class, advise the indenture trustee through DTC and its direct participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interests of the noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all noteholders through DTC’s direct participants of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes as definitive notes to the noteholders.

Payments on the definitive notes will be made by the indenture trustee directly to the holders of the definitive notes in accordance with the procedures set forth in this prospectus and in the Indenture. Interest and principal payments on the notes on each payment date will be made to the holders in whose names the definitive notes or certificates were registered at the close of business on the related record date. Payments will be made by check mailed to the addresses of such holders as they appear on the note register except that a noteholder with notes having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the indenture trustee at least five Business Days prior to the record date. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final payment to noteholders. The issuing entity or the administrative agent will provide such notice to the indenture trustee not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur and, within two Business Days following receipt of such notice, the indenture trustee, in the name and on behalf of the issuing entity, will notify each registered noteholder.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Noteholder Communication; List of Noteholders

A Note Owner or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification to the effect that the investor is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). In each monthly distribution report on Form 10-D under the Exchange Act with respect to the issuing entity, the depositor will include disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the Basic Documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the Basic Documents and a description of the method other investors may use to contact the requesting investor. The sponsor and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Three or more holders of the notes of any class or one or more holders of notes of that class evidencing not less than 25% of the aggregate outstanding principal balance of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the Indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

The note registrar will furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrative agent, within 15 days after receipt by the note registrar of a written request therefrom, a list of the names of all noteholders of record as of the most recent applicable record date.

Payments of Interest

The Class A-1 notes, the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will constitute “fixed rate notes”, and will bear interest at a fixed rate per annum. If issued, the Class A-2b notes will constitute “floating rate notes”, and will bear interest at a variable rate per annum based on the SOFR Rate. Interest on the principal balances of all classes of the notes will accrue at the respective per annum interest rates set forth in “Summary—Terms of the Notes—Per annum interest rates” in this prospectus (each, an “note rate”) and will be payable to the noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “payment date”), commencing February 15, 2023. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the city and state where the corporate trust office of the indenture trustee is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

Interest on the outstanding principal balance of the Class A-1 notes and each class of the floating rate notes, if any, will accrue at the related note rate from and including the most recent payment date on which interest has been paid (or from and including the closing date with respect to the first payment date) to but excluding the current payment date (each, an “Accrual Period” with respect to the Class A-1 notes and each class of the floating rate notes, if any). Interest on the outstanding principal balance of each class of fixed rate notes (other than the Class A-1 notes) will accrue at the related note rate from and including the 15th day of the preceding calendar month (or from and including the closing date with respect to the first payment date) to but excluding the 15th day of the current calendar month (each, an “Accrual Period” with respect to each such class of notes). Interest on the Class A-1 notes and each class of the floating rate notes, if any, will be calculated on the basis of the actual number of days in the related Accrual Period divided by 360, and interest on each class of fixed rate notes other than the Class A-1 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first payment date, the related Accrual Period for the Class A-1 notes and the floating rate notes, if any, shall be days and for all other classes of notes shall be         days.

Interest accrued but not paid on any payment date will be due on the next payment date, together with interest on that amount at the applicable note rate (to the extent lawful). Interest payments on the notes will generally be made after the Servicing Fee has been paid, certain Advances and expenses have been reimbursed to the servicer. See “Security for the Notes—The Accounts—The Reserve Account” and “Distributions on the Notes” in this prospectus.

Interest payments to each class of notes will have the same priority. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date, in which case the holders of the notes will receive their ratable share (based upon the aggregate amount of interest due to that class of notes) of the aggregate amount available to be distributed in respect of interest on the notes.

The certificates will be subordinated to the notes so that, if other sources available to make payments of principal and interest on the notes are insufficient, amounts that otherwise would be distributed to the certificateholder generally will be available for that purpose, as more fully described under “The Notes—Principal” and “Distributions on the Notes” in this prospectus.

Calculation of Floating Rate Interest

The floating rate notes, if any, will initially bear interest during each applicable Accrual Period at the SOFR Rate plus a spread. If the sum of the SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any Accrual Period, then the interest rate for such class of floating rate notes for such Accrual Period will be deemed to be 0.00%.

The “calculation agent” will initially be U.S. Bank Trust Company, National Association and, thereafter, any other person designated by the indenture trustee to act in such capacity. The calculation agent will obtain the SOFR Rate and calculate the interest rates on the floating rate notes and deliver to the servicer written notice on each Interest Determination Date of such rates (which may be in electronic form). All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the floating rate notes. All percentages resulting from any calculation on the floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the floating rate note will be rounded to the nearest cent (with one-half cent being rounded upwards). If the calculation agent is unable or unwilling to act as such, the administrative agent will promptly appoint a replacement calculation agent or, if it elects to not make such an appointment, assume the duties of calculation agent.

The “SOFR Rate” will be obtained by the calculation agent for each Accrual Period on the second U.S. Government Securities Business Day before the first day of such Accrual Period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) and shall mean, with respect to the Class A-2b notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, however, that the transaction documents may be amended to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities. For the purposes of computing interest on the floating rate notes, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

None of the owner trustee, the indenture trustee or the calculation agent will be under any obligation (i) to monitor, determine or verify the unavailability of the SOFR Rate or whether clause (2) of the definition of “Compounded SOFR” is applicable or whether or when to give notice to any other transaction party of such applicability or (ii) to determine whether any technical, administrative or operational changes are necessary or advisable, if any, to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

None of the owner trustee, the indenture trustee or the calculation agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in any of the Basic Documents as a result of the unavailability of SOFR Rate and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the administrative agent, in providing any direction, instruction, notice or information required or contemplated by the terms of the Basic Documents and reasonably required for the performance of such duties.

Principal

The allocation of principal balance between the Class A-2a notes and the Class A-2b notes will be determined on the day of pricing of the notes. The principal balance of the Class A-2 notes may be allocated in a number of different ways, including a scenario in which the principal balance is allocated entirely to the Class A-2a notes, with no principal balance allocated to the Class A-2b notes, in which case no Class A-2b notes would be issued. If the Base Transaction is issued, up to $147,500,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes. If the Upsize Transaction is issued, up to $202,500,000, which is approximately 50% of the aggregate principal balance of the Class A-2 notes, may be allocated to the Class A-2b notes.

Until the notes have been paid in full, principal payments to noteholders will be made on each payment date in the amount and order of priority described under “Distributions on the Notes” in this prospectus. Generally, on each payment date, noteholders will be entitled to receive an amount (the “Principal Distribution Amount”) equal to the sum of (i) the Optimal Principal Distributable Amount, and (ii) any Principal Carryover Shortfall as of the preceding payment date; provided, however, that on or after the Final Scheduled Payment Date for any class of notes, and so long as no Event of Default has been declared, the Principal Distribution Amount will equal, until the principal balance of such class is reduced to zero, the greater of (a) such principal balance, and (b) the sum of (A) the Optimal Principal Distributable Amount, and (B) any Principal Carryover Shortfall as of the preceding payment date; provided, further, that if the amount on deposit in the Reserve Account after giving effect to all deposits and withdrawals on such payment date is greater than or equal to the balance of the notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding notes.

Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the aggregate Securitization Value of the 2023-A Series Assets and the aggregate amount of principal paid in respect of a class of notes will not exceed its initial note balance.

The funds available to make principal distributions on a payment date (the “Available Principal Distribution Amount”) will be an amount equal to the excess, if any, of (a) the sum of (i) Available Funds remaining after the servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) and (ii) the Reserve

Account Draw Amount over (b) accrued interest has been paid on the notes on that payment date. Principal payments will be made to securityholders on each payment date in an amount equal to (i) the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount, or (ii) upon the occurrence of an Event of Default that results in the acceleration of the notes, and unless and until such acceleration has been rescinded, the aggregate Outstanding Amount of the notes (the “Monthly Principal Distributable Amount”).

The “Principal Carryover Shortfall” will mean, as of the close of business on any payment date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

On each payment date, unless the maturity of the notes has been accelerated following an Event of Default, principal payments shall be made sequentially so that no principal will be paid on any class of notes until each class of notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable) until the principal of the Class A-1 notes has been paid in full, no principal will be paid on the Class A-3 notes until the principal of the Class A-1 notes and the Class A-2 notes has been paid in full and no principal will be paid on the Class A-4 notes until the principal of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes has been paid in full.

On any payment date, the “note balance” will equal the initial note balance reduced by all payments of principal made on or prior to such payment date on the notes.

On each payment date after the maturity of the notes has been accelerated following an Event of Default, principal will be allocated first to the Class A-1 notes, until they have been paid in full, second, pro rata among all other classes of the notes until they have been paid in full, and third, to the certificates. See “Distributions on the Notes” and “Description of the Indenture—Events of Default” in this prospectus.

The “Optimal Principal Distributable Amount” for any payment date and the related Collection Period will equal the sum of the following amounts:

•

for each leased vehicle for which the related lease did not terminate during that Collection Period, the difference between the Securitization Value of the lease at the beginning and at the end of that Collection Period,

•	for each leased vehicle for which the related lease reached its Lease Maturity Date during that Collection Period, the Securitization Value of the lease as of the Lease Maturity Date,

•	for each leased vehicle purchased by the servicer before its Lease Maturity Date during that Collection Period, the Repurchase Payment, and

•

for each lease terminated prior to its Lease Maturity Date that becomes a defaulted lease during that Collection Period or that became subject to an Early Lease Termination or Casualty Termination during that Collection Period, the Securitization Value of the lease as of the effective date of the termination of such lease.

To the extent not previously paid prior to such dates, the outstanding principal balance of each class of notes will be payable in full on the payment date in the months specified below (each, a “Final Scheduled Payment Date”):

•	for the Class A-1 notes, February 2024;

•	for the Class A-2a notes and the Class A-2b notes, March 2025;

•	for the Class A-3 notes, January 2026; and

•	for the Class A-4 notes, July 2027.

The actual date on which the outstanding principal balance of any class of notes is paid may be later or significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” and “Maturity and Prepayment Considerations” in this prospectus.

Bankruptcy Provisions

Each of the parties to the Basic Documents, and each noteholder, by accepting the note or beneficial interests in the notes, will covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under the related Securitized Financing (as defined below) have been paid in full, it will not institute against, or join any other person instituting against the depositor, the titling company, NILT LLC, the issuing entity and any other special purpose entity that is an affiliate of the depositor, NILT LLC or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. A “Securitized Financing” is (i) any financing transaction undertaken by the depositor or the titling company, or any of their affiliates, that is secured directly or indirectly, by any assets of the titling company or the Unallocated Assets Series, an Other Series or any interest therein and any financing undertaken in connection with the issuance, pledge or assignment of the Unallocated Assets Series or an Other Series, (ii) any sale, lease or other transfer by the depositor, or the titling company, or any of their affiliates, of an interest in the Unallocated Assets Series or an Other Series, or (iii) any other asset securitization, secured loan or similar transaction including assets of the titling company or any interest in such assets or the titling company.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Basic Documents, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the notes. However, such notes will not be considered outstanding for voting purposes unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the notes outstanding. See “The Issuing Entity,” “Description of the Trust Agreement—Restrictions on Actions by Owner Trustee,” “—Resignation and Removal of the Owner Trustee,” and “Description of the Servicing Agreement—Removal or Replacement of the Servicer” in this prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the Trust Agreement in definitive form. Payments on the certificates will be subordinated to payments on the notes. The certificates will not bear interest.

Principal

Payments will be made to the certificateholders on each payment date in the priority and in the amount set forth under “Distributions on the Notes” in this prospectus. No payment will be made to the certificateholders on any payment date until all principal of and interest on the notes that is due and payable on that payment date has been paid in full. See “The Notes—Principal” in this prospectus.

SECURITY FOR THE NOTES

General

On the closing date, the issuing entity will pledge the 2023-A Series certificate, the Reserve Account and the other property of the issuing entity to the indenture trustee for the benefit of the noteholders to secure the issuing entity’s obligations under the notes. See “The Issuing Entity—Property of the Issuing Entity” in this prospectus.

The Accounts

The Series Collection Account

On or prior to the closing date, the servicer will establish a trust account in the name of the indenture trustee until the principal balance of the notes has been reduced to zero, and thereafter, in the name of the issuing entity, for the benefit of the holders of interests in the 2023-A Series, into which Collections on or in respect of the leases and the leased vehicles, and other payments received will generally be deposited (the “Series Collection Account”) within two Business Days after identification unless the Monthly Remittance Condition is met. As of the closing date, the Monthly Remittance Condition will not be met. In addition, the servicer may, pursuant to the Servicing Supplement, elect to deduct Reimbursable Expenses prior to depositing amounts distributable to the issuing entity into the Series Collection Account.

“Reimbursable Expenses” means, with respect to each lease or leased vehicle allocated to, and associated with, the 2023-A Series, the costs or expenses incurred by the servicer (including a legal proceeding to repossess the leased vehicle) to protect or otherwise enforce the interests of the titling company or the holder of the 2023-A Series Certificate in that lease or leased vehicle. See “Description of the Servicing Agreement—Servicing Compensation” in this prospectus.

On each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and payment date will be deposited into the Series Collection Account. Advances made by the servicer and, in the case of an Optional Purchase, the Optional Purchase Price. See “Description of the Servicing Agreement—Collections” in this prospectus.

On each payment date, pursuant to instructions from the servicer, the indenture trustee shall transmit or shall cause to be transmitted the sum of all Available Funds from the Series Collection Account for the related Collection Period in the amounts and in the priority, and to such accounts as set forth under “Distributions on the Notes” in this prospectus.

Unless the servicer elects to deduct Reimbursable Expenses as described above in “—The Series Collection Account”, if, on any date, the servicer supplies the titling company and the indenture trustee with an officer’s certificate setting forth the calculations for Reimbursable Expenses, the titling company shall remit to the servicer, without interest and before any other distribution from the Series Collection Account on that date, monies from the Series Collection Account representing such Reimbursable Expenses.

The Reserve Account

On or before the closing date the servicer, on behalf of the issuing entity will establish a trust account in the name of the indenture trustee (the “Reserve Account”). The Reserve Account will be established to provide additional security for payments on the notes. On each payment date, amounts on deposit in the Reserve Account, together with Available Funds, will be available to make certain distributions, as described under “Distributions on the Notes” in this prospectus.

The Reserve Account initially will be funded by a deposit therein of (i) if the Base Transaction is issued, an amount equal to at least $4,025,157.21, and (ii) if the Upsize Transaction is issued, an amount equal to at least $5,534,591.20, which, in each case represents at least 0.40% of the aggregate Securitization Value of the related pool of leases and the related leased vehicles as of the cutoff date, and the amounts on deposit in the Reserve Account will be pledged to the indenture trustee for the benefit of the noteholders and the certificateholders. The Reserve Account will thereafter be funded by the deposit therein of the amount remaining in the Series Collection

Account after the payments in clauses (a) through (d) under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” have been made on such payment date (the “Excess Amounts”), if any, to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Reserve Account Requirement.

The “Reserve Account Requirement” will be (i) on each payment date on or prior to the payment in full of the Class A-2 notes, at least 0.65% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date and (ii) on each payment date following the payment in full of the Class A-2 notes, at least 0.50% of the aggregate Securitization Value of the pool of leases and the related leased vehicles as of the cutoff date; provided, however, that on any payment date (after taking into account all distributions from the Series Collection Account on such date) on which the note balance is zero, the Reserve Account Requirement will be an amount equal to $0.

The Distribution Accounts

On or before the closing date, (a) the depositor, on behalf of the issuing entity, will establish a trust account in the name of the indenture trustee for the benefit of the noteholders, into which amounts released from the Series Collection Account and, when necessary, from the Reserve Account, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account” and together with the Series Collection Account and the Reserve Account, collectively, the “Accounts”), and (b) the owner trustee, at the direction of the depositor, will establish a trust account in the name of the owner trustee on behalf of the certificateholder, into which amounts released from the Series Collection Account and, when necessary, from the Reserve Account, for distribution to the certificateholder will be deposited and from which all distributions to the certificateholder will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”). For further information regarding these deposits and payments, you should refer to “—The Series Collection Account” and “—The Reserve Account” in this prospectus.

On or before each payment date, (a) the indenture trustee shall deposit or cause to be deposited from the Series Collection Account and (b) the indenture trustee shall deposit or cause to be deposited from the Reserve Account, if necessary, the amounts allocable to the noteholders and the certificateholder, as set forth in “Distributions on the Notes” in this prospectus for the related payment date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each payment date, the trustees will distribute the allocated amounts for the related Collection Period to the securityholders.

Maintenance of the Accounts

The Accounts and the Certificate Distribution Account generally will be maintained with the account bank, the indenture trustee or the owner trustee, as the case may be, so long as either (a) the short-term unsecured debt obligations of the account bank, the indenture trustee or the owner trustee, as the case may be, are rated in the highest short-term rating category by each of the hired rating agencies (excluding any “+” signs associated with such rating) or (b) the account bank, the indenture trustee or the owner trustee, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating acceptable to each hired rating agency and corporate trust powers and the related Account or Certificate Distribution Account, as the case may be, is maintained in a segregated trust account of the indenture trustee or the owner trustee, as the case may be (the “Required Deposit Rating”). Each of the Accounts and the Certificate Distribution Account will be segregated trust accounts. If the account bank at any time does not have the Required Deposit Rating or if the servicer notifies the account bank and the indenture trustee that an Account should be moved, the servicer shall, with the assistance of the account bank and the indenture trustee, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any constituent state of the United States that has the Required Deposit Rating. If the owner trustee, or such other party holding the Certificate Distribution Account does not at any time have the Required Deposit Rating or if a majority of certificateholders notify the owner trustee that the Certificate Distribution Account should be moved, the owner trustee, or the depositor on behalf of the owner trustee, if the Certificate Distribution Account is not then held by the owner trustee or an affiliate thereof, shall establish a new account at a depository institution or trust company meeting such Required Deposit Rating and move any funds.

On the payment date on which all of the notes have been paid in full and following payment of any remaining obligations of the issuing entity under the Basic Documents, any amounts remaining on deposit in the Accounts—after giving effect to all withdrawals therefrom and deposits thereto in respect of that payment date—will be paid to the holder of the certificates.

Permitted Investments

When funds are deposited in (a) the Series Collection Account and (b) the Reserve Account, they will be invested at the direction of the servicer in one or more Permitted Investments. “Permitted Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit fully insured by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each hired rating agency from time to time as being consistent with its then-current ratings of the notes which mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents. On each payment date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the Series Collection Account in respect of the related Collection Period will be deposited into the Reserve Account or the Series Collection Account, as applicable, and thereafter paid to the servicer on any Business Day on or after which such amount is deposited in such account.

DISTRIBUTIONS ON THE NOTES

As more fully described under “The 2023-A Series” in this prospectus, the 2023-A Series Certificate will evidence an interest in the 2023-A Series Assets. Leases and related leased vehicles having an aggregate Securitization Value as of the cutoff date of, (i) if the Base Transaction is issued, $1,006,289,301.54 and (ii) if the Upsize Transaction is issued, $1,383,647,800.02 (in each case based on a Securitization Rate of 7.00%), will be included in the 2023-A Series Assets allocated to, and associated with, the 2023-A Series. On or prior to the tenth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a “determination date”), the servicer will inform the trustees and each paying agent of, among other things, the amount of (a) Collections described in clauses (1) through (11) under “Description of the Servicing Agreement—Collections” in this prospectus, (the “Collections”), (b) Advances to be made by the servicer, (c) the Servicing Fee payable to the servicer, in each case with respect to the calendar month immediately preceding the month in which the related payment date occurs (each, a “Collection Period”), (d) the Optimal Principal Distributable Amount and (e) based on Available Funds and other amounts available for distribution on the related payment date as described below, the amount to be distributed to the securityholders.

The trustees will make distributions to the securityholders out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the servicer, the securityholders will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the sum of Available Funds and amounts on deposit in the Reserve Account.

“Available Funds” for a payment date and the related Collection Period will equal the sum of: (a) Collections, (b) Advances required to be made by the servicer, and (c) in the case of an Optional Purchase, the Optional Purchase Price.

The “Available Funds Shortfall Amount” for a payment date and the related Collection Period will equal the amount by which Available Funds are less than the amount necessary to make all of the distributions in clauses (a) through (d) of the first paragraph under “—Deposits to the Distribution Accounts; Priority of Payments—Series Collection Account” in this prospectus, except that the Principal Distribution Amount rather than the Monthly Principal Distributable Amount will be used for purposes of clause (d).

Deposits to the Distribution Accounts; Priority of Payments

Series Collection Account. On each payment date (so long as the maturity of the notes has not been accelerated, or, if the maturity of the notes has been accelerated, such acceleration has been rescinded), the servicer will allocate amounts on deposit in the Series Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee to cause the following deposits and distributions to be made in the following amounts, to the extent of available amounts on deposit in the Series Collection Account for such payment date, and order of priority:

(a)	to the servicer, the Payment Date Advance Reimbursement,

(b)	to the servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)

to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of notes, to pay (x) interest due on the outstanding notes on that payment date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable note rate,

(d)

to the Note Distribution Account, (i) the Monthly Principal Distributable Amount, which will be allocated to pay principal first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes, until they have been paid in full, unless the maturity of the notes has been accelerated following an Event of Default, or (ii) if the maturity of the notes has been accelerated following an Event of Default (unless and until such acceleration has been rescinded), the Monthly Principal Distributable Amount, first to the Class A-1 notes until they have been paid in full and then second, pro rata, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes and the Class A-4 notes until they have been paid in full,

(e)

while any of the notes remain outstanding and unless the maturity of the notes has been accelerated following an Event of Default, to the Reserve Account, the Excess Amounts, until the Reserve Account Requirement has been satisfied,

(f)

to the indenture trustee and the calculation agent, as applicable, any accrued and unpaid fees, expenses and indemnity payments, as applicable, due pursuant to the Indenture but only to the extent that such fees, expenses or indemnity payments, as applicable, have been outstanding for at least 60 days,

(g)

to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement but only to the extent that such fees, expenses or indemnity payments have been outstanding for at least 60 days,

(h)

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days, and

(i)	any remaining funds to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity.

The “Payment Date Advance Reimbursement” for a payment date will equal the sum of all (a) outstanding Sales Proceeds Advances (1) in respect of leased vehicles that were sold during the related Collection Period (other than a sale to the servicer pursuant to the Servicing Supplement) and (2) that have been outstanding as of the end of that Collection Period for at least 90 days and (b) Monthly Payment Advances as to which the related lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days.

Reserve Account. On each payment date, after taking into account amounts available to be distributed to securityholders from the Series Collection Account, the servicer will allocate the Reserve Account Draw Amount on deposit in the Reserve Account with respect to the related Collection Period and will instruct the indenture trustee to make the following deposits and distributions in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(a)

to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of notes, any remaining interest due on the outstanding notes on that payment date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable note rate; and

(b)

to the Note Distribution Account, the remaining Monthly Principal Distributable Amount, which will be allocated to pay principal on the notes in the amounts and order of priority described under “—Deposits to the Distribution Accounts; Priority of Payments—Series Collection Account” above or, if applicable, as provided in “—Post-Acceleration Priority of Payments” below.

The “Reserve Account Draw Amount” is an amount for any payment date equal to (a) the lesser of (1) the Available Funds Shortfall Amount for that payment date, if any, calculated as described under “Distributions on the Notes—Determination of Available Funds,” or (2) the amount on deposit in the Reserve Account; or (b) upon the occurrence of an Event of Default that results in the acceleration of the notes, and unless and until such acceleration has been rescinded, the entire amount on deposit in the Reserve Account.

On each payment date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, any such excess shall be released to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity. In addition, if on any payment date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that payment date, is greater than or equal to the balance of the notes then outstanding, such amount will be used to retire the then outstanding notes. Upon any such distributions, the securityholders will have no further rights in, or claims to such amounts.

Amounts distributed to the depositor and to any holder of the certificates will not be available in later periods to fund charge offs or the Reserve Account. See “Risk Factors—Risks related to the issuance of multiple classes of notes or retention of notes—Payment priorities increase risk of loss or delay in payment to certain classes of notes” in this prospectus. Amounts distributed to the depositor may be distributed to NMAC, the sole member of the depositor, for general corporate purposes.

The final distribution to any noteholder will be made only upon surrender and cancellation of the certificate representing its notes at an office or agency of the issuing entity specified in the notice of termination.

None of the securityholders, the indenture trustee, the owner trustee, the depositor, the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the securityholders.

Post-Acceleration Priority of Payments

Following the occurrence of an Event of Default that results in the acceleration of the notes as described under “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus, and unless and until such acceleration has been rescinded, on each payment date, the indenture trustee shall make the following payments and distributions from the Series Collection Account on such payment date, to the extent of available amounts on deposit in the Series Collection Account on such payment date, in the following priority:

(a)	to the servicer, the Payment Date Advance Reimbursement,

(b)	to the servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)

pro rata, to the indenture trustee, the calculation agent and the owner trustee, for amounts due as compensation or indemnity payments, as applicable, pursuant to the terms of the Indenture and the Trust Agreement, respectively,

(d)

to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days,

(e)

to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of notes, to pay (x) interest due on the outstanding notes on that payment date (including any overdue interest), and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable note rate,

(f)

to the Note Distribution Account, the Monthly Principal Distributable Amount, which will be allocated to pay principal, first, to the Class A-1 notes, until they have been paid in full, and second, to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes and the Class A-4 notes, pro rata, until all such notes have been paid in full, and

(g)	after all classes of notes have been paid in full, any remaining funds to the Certificate Distribution Account for distribution to the certificateholders, as beneficial owners of the issuing entity.

Upon the sale of the issuing entity’s property under the circumstances described in this prospectus under “Description of the Indenture—Remedies Upon an Event of Default” following an Event of Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If an Event of Default occurs, the indenture trustee or the holders of at least a majority of the aggregate principal balance of the notes and all accrued and unpaid interest thereon, voting as a single class, may declare the principal of the notes to be immediately due and payable. If the notes are accelerated, you may receive principal before the Final Scheduled Payment Date for your notes.

Payment Date Certificate

The issuing entity will cause the servicer to agree to deliver to the indenture trustee, the owner trustee and each paying agent, if any, on each determination date, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to the related payment date and the related Collection Period and Accrual Period:

(i)	the amount of Collections allocable to the 2023-A Series Certificate;

(ii)	the amount of Available Funds, including amounts with respect to each of items (a) through (c) of the definition thereof;

(iii)

the amount of interest accrued during such Accrual Period on each class of notes and, for any classes of floating rate notes, the applicable note rate for the related Accrual Period for such payment date for such classes of floating rate notes, respectively, if any;

(iv)	the note balance for each class of notes and the certificate balance, in each case on the day immediately preceding such payment date;

(v)

(A) the Reserve Account Requirement, (B) the amount deposited in the Reserve Account, if any, (C) the Reserve Account Draw Amount, if any, (D) the balance on deposit in the Reserve Account after giving effect to withdrawals therefrom and deposits thereto in respect of such payment date and (E) the change in such balance from the immediately preceding payment date;

(vi)	the amount being distributed to each class of the noteholders (the “note distribution amount”) and to the certificateholder (the “certificate distribution amount”);

(vii)	the amount of the note distribution amount allocable to interest on and principal of each class of the notes and any Principal Carryover Shortfall for each class of the notes;

(viii)	the amount of any principal paid on, and Principal Carryover Shortfall paid for, the certificates;

(ix)	the Monthly Principal Distributable Amount and the Optimal Principal Distributable Amount;

(x)

the Note Factor for each class of the notes and the certificate factor for the certificates after giving effect to the distribution of the note distribution amount and the certificate distribution amount, respectively;

(xi)	the aggregate Securitization Value of 60-Day Delinquent Leases and related leased vehicles as of that payment date;

(xii)	the Delinquency Percentage;

(xiii)	the Delinquency Trigger;

(xiv)	the aggregate amount of Residual Value Losses and Residual Value Surplus for such Collection Period;

(xv)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

(xvi)	the amount of any Payment Date Advance Reimbursement for such Collection Period;

(xvii)	the Servicing Fee for such Collection Period;

(xviii)	delinquency and loss information for the Collection Period;

(xix)

any material changes in practices with respect to charge-offs, collection and management of delinquent leases, and the effect of any grace period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

(xx)	any material modifications, extensions or waivers to lease terms, fees, penalties or payments during the Collection Period;

(xxi)	any material breaches of representations, warranties or covenants contained in the leases;

(xxii)	any new issuance of notes or other securities backed by the 2023-A Series Assets (if applicable); and

(xxiii)	any material additions, removals or substitutions of 2023-A Series Assets, reallocations of 2023-A Series Assets.

On any payment date, the note balance will equal the initial note balance reduced by all payments of principal made on or prior to such payment date on the notes.

“Insurance Expenses” means, with respect to any leased vehicle, lease or lessee, the amount thereof (a) applied to the repair of the related leased vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the servicer or (c) representing other related expenses incurred by the servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the servicer under the Servicing Agreement. Insurance Expenses will be reimbursable to the servicer as a deduction from Net Insurance Proceeds.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the servicer in connection with the sale or disposition of any leased vehicle that is sold at auction or otherwise disposed of by the servicer during such Collection Period, other than insurance proceeds, reduced by the related disposition expenses and, in the case of a leased vehicle returned to the servicer at the Lease Maturity Date and in connection with a Lessee Initiated Early Termination or a Casualty Termination (each, a “Matured Vehicle”), any outstanding Sales Proceeds Advance.

“Net Insurance Proceeds” means, with respect to any leased vehicle, lease or lessee, all related insurance proceeds, net of the amount thereof (a) applied to the repair of the related leased vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the servicer or (c) representing other related expenses incurred by the servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the servicer under the Servicing Agreement.

“Net Liquidation Proceeds” means Liquidation Proceeds reduced by the related expenses.

“Liquidation Proceeds” will mean the gross amount received by the servicer in connection with the attempted realization of the full amounts due or to become due under any lease and of the Base Residual of the leased vehicle, whether from the sale or other disposition of the related leased vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

“Residual Value Loss” for each leased vehicle that is returned to the servicer following the termination of the related lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the Base Residual of such leased vehicle, over (b) the sum of (without duplication) the related Net Auction Proceeds or Net Liquidation Proceeds, as the case may be, and all Net Insurance Proceeds.

“Residual Value Surplus” for each leased vehicle that is returned to the servicer following the termination of the related lease at its Lease Maturity Date or an Early Lease Termination, will mean the excess, if any, of (a) the sum of (without duplication) the Net Auction Proceeds from the sale of the leased vehicle and all Net Insurance Proceeds over (b) the Securitization Value of such leased vehicle at the related date of termination.

Each amount set forth pursuant to clauses (iii), (iv), (vi), (vii) and (viii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a note or certificate.

The indenture trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the indenture trustee, and the indenture trustee shall be fully protected in relying upon the Payment Date Certificate.

Copies of the Payment Date Certificates may be obtained by the note owners by a request in writing addressed to the indenture trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee (during the term of the Indenture) will mail to each person who at any time during such calendar year was a noteholder a statement containing information for the purposes of that noteholder’s preparation of U.S. federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Optional Purchase

In order to avoid excessive administrative expenses, the servicer will be permitted at its option to purchase the 2023-A Series Certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate Securitization Value of the 2023-A Series Assets is less than or equal to 10% of the initial aggregate Securitization Value of the 2023-A Series Assets as of the cutoff date. Additionally, if the Outstanding Amount of the notes is reduced to zero, the holders of 100% of the outstanding certificates may consent to the purchase, by the servicer, of the 2023-A Series Certificate from the issuing entity. The exercise of either option referred to in the preceding two sentences is referred to in this prospectus as an “Optional Purchase”. The purchase price for the 2023-A Series Certificate (the “Optional Purchase Price”) will equal the greater of (i) the fair market value of the 2023-A Series Assets (which, with the consent of the servicer and 100% of the certificateholders, may be deemed to be the aggregate Securitization Value of the 2023-A Series Assets on such payment date), and (ii) the sum of (A) the Redemption Price for the notes, (B) unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances and (C) the Servicing Fee (including any unpaid Servicing Fees for prior Collection Periods), in each case, after giving effect to any payments made on such payment date in accordance with the priority of payments set forth under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “—Post-Acceleration Priority of Payments,” as applicable. In connection with an Optional Purchase, the servicer will deposit the Optional Purchase Price into the Series Collection Account on the Deposit Date relating to the date of such redemption. The “Redemption Price” for the notes will equal the aggregate outstanding note balance, plus accrued and unpaid interest thereon at the related note rates (including, to the extent allowed by law, interest on overdue interest, if applicable), to but not including the payment date fixed for redemption. The owner trustee and the indenture trustee (to the extent the notes are still outstanding), will give written notice of redemption to each securityholder. On the payment date fixed for redemption, the notes will be due and payable at the Redemption Price, and no interest will accrue on the notes after such payment date.

It is expected that at such time as the Optional Purchase becomes available to the servicer, only the certificates will be outstanding.

Advances

On each Deposit Date, the servicer will be obligated to make, by deposit into the Series Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of certain leased vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Matured Vehicles. As used in this prospectus, the term “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the servicer will advance the difference between (a) the amount of the Monthly Payment due and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”).

Sales Proceeds Advances. If the servicer does not sell or otherwise dispose of a leased vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date the servicer will advance to the issuing entity an amount equal to, if the related lease (i) terminated early but is not a lease in default, the Securitization Value, and (ii) relates to a leased vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”).

The servicer will be entitled to reimbursement of Monthly Payment Advances and Sales Proceeds Advances to the extent described in “Description of the Servicing Agreement—Advances” in this prospectus. For more information regarding the servicer’s obligation to deposit Advances into the Series Collection Account and right to be reimbursed for Advances, you should refer to “Description of the Servicing Agreement—Advances” in this prospectus.

Compensation for Servicer and Administrative Agent

As servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the 2023-A Series Assets under the Servicing Agreement. Pursuant to the Trust Administration Agreement, NMAC, as administrative agent (the “administrative agent”) will also perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Indenture and the Trust Agreement. As servicer, NMAC will be entitled to receive a fee in respect of the 2023-A Series Assets equal to, for each Collection Period, one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all leases as of the first day of that Collection Period (the “Servicing Fee”). The servicer will also be entitled to receive any interest and other investment earnings (net of losses and expenses) earned during the Collection Period from the investment of monies on deposit in the Series Collection Account and the Reserve Account. See “Description of the Servicing Agreement—Servicing Compensation” in this prospectus. The Servicing Fee will be payable on each payment date and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. For performance of its obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the administrative agent will be entitled to a monthly payment of compensation in an amount to be agreed to between the administrative agent and the servicer, which will be solely an obligation of the servicer.

As servicer, NMAC will also be entitled to additional compensation as described under “Description of the Servicing Agreement—Servicing Compensation” in this prospectus.

Fees and Expenses

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee	One-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all leases as of the first day of the Collection Period or, in the case of the first payment date, as of the Cutoff Date	servicer	Payable prior to payment of interest on and principal of the notes

Reimbursable Expenses(1)	Costs and expenses incurred by the servicer in a legal proceeding to protect or otherwise enforce the rights of the titling company in a lease or leased vehicle	servicer	Payable prior to payment of interest on and principal of the notes

Unpaid indenture trustee and owner trustee expenses(2)	So long as no Event of Default has occurred and is continuing, to the extent unpaid by the administrative agent for at least 60 days (as required by the Indenture and Trust Agreement, as applicable), any amounts due to the indenture trustee and the owner trustee for accrued and unpaid fees, expenses and indemnity payments(3)	indenture trustee and owner trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account(4)

Unpaid asset representations reviewer fees(2)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the Basic Documents.	asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(4)

Asset Review expenses(2)	$200 for each lease reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the Basic Documents.	asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(4)

(1)

Reimbursable Expenses will be paid to the servicer on any day after the servicer supplies the titling company with an officer’s certificate setting forth the calculations for such Reimbursable Expenses. See “Security for the Notes—The Accounts—The Series Collection Account” in this prospectus.

(2)

NMAC, as servicer, is required to pay the fees, expenses and indemnity payments, as applicable, of the indenture trustee, the calculation agent and the owner trustee and NMAC, as sponsor, is required to pay the fees, expenses and indemnity payments of the asset representations reviewer. However, to the extent NMAC fails to make these payments for a period of 60 days, these amounts will be paid out of Collections in accordance with the priority of payments set forth under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “—Post-Acceleration Priority of Payments,” as applicable.

(3)	The fees and expenses described above do not change upon an Event of Default, although actual expenses incurred may be higher after an Event of Default.
(4)

Following an Event of Default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments of interest on and principal of the notes as described in “Distributions on the Notes—Post-Acceleration Priority of Payments.”

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Events of Default

Events of Default under the Indenture will consist of:

1.	a default for five Business Days or more in the payment of interest on any of the notes, when the same becomes due and payable;

2.	a default in the payment of principal of any of the notes on the Final Scheduled Payment Date or redemption date of the notes;

3.

a material default in the observance or performance of any covenant or agreement of the issuing entity (other than as set forth in (1) or (2) above), or any representation or warranty of the issuing entity made in the Indenture or in any certificate or other writing delivered under the Indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the aggregate outstanding principal balance of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than the majority of the aggregate principal balance of the notes, voting as a single class; or

4.	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal balance of the notes outstanding, voting together as a single class, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the notes, except a default in the payment of principal of or interest on the notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the noteholders.

However, the amount of principal required to be paid to noteholders under the Indenture will generally be limited to amounts available to be deposited in the Series Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes or the payment date fixed for redemption of the notes. See “Risk Factors—Risks related to the issuance of multiple classes of notes or retention of notes—Payment priorities increase risk of loss or delay in payment to certain classes of notes” in this prospectus. In addition, as described below, following the occurrence of an Event of Default (other than the events described in (1) and (2) above) and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and may sell those assets only after meeting requirements specified in the Indenture. In that case, even if the maturity of the notes has been accelerated, there may not be any funds to pay principal of the notes.

Remedies Upon an Event of Default

If an Event of Default occurs and is continuing, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal balance of such notes, voting as a single class, may declare the principal of the notes and all accrued and unpaid interest thereon to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate outstanding principal balance of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•

the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the Event of Default giving rise to that declaration had not occurred, and (2) all amounts paid or advanced by the indenture trustee and the reasonable compensation, expenses and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default—other than the nonpayment of principal of the notes that has become due solely due to that acceleration—have been cured or waived.

If the notes have been declared due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity’s property, or elect to maintain the issuing entity’s property and continue to apply proceeds from the issuing entity’s property as if there had been no declaration of acceleration. The indenture trustee may not, however, unless it is required to sell or otherwise liquidate the issuing entity’s property under the Trust Agreement as a result of the bankruptcy or insolvency of the issuing entity, sell or otherwise liquidate the issuing entity’s property following an Event of Default (other than the events described in (1) and (2) under “—Events of Default” above) unless:

•	the holders of all outstanding notes consent to the sale or liquidation;

•	the proceeds of that sale or liquidation are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale or liquidation; or

•

the indenture trustee determines that proceeds of the issuing entity’s property would not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of holders of at least 66 2/3% of the aggregate outstanding principal balance of all notes outstanding, voting together as a single class.

In determining sufficiency or insufficiency with respect to the second and third bullet points above, the indenture trustee may but need not obtain (at the expense of the issuing entity) and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and the sufficiency of the issuing entity’s property for such purpose. Any sale of the issuing entity’s property, other than a sale resulting from the bankruptcy, insolvency or termination of the issuing entity, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the titling company or an interest therein or portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of the issuing entity’s property, either as a result of the bankruptcy or insolvency of the issuing entity or following the occurrence of an Event of Default under the circumstances described above, at the direction of the indenture trustee or the noteholders, the proceeds of such sale, together with available monies on deposit in the related reserve account, will be distributed in the amount and order of priority specified in “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture (other than in connection with an asset representations review) at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of at least a majority of the aggregate principal balance of the notes then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee.

No holder of the notes will have the right to institute any proceeding with respect to the Indenture unless:

•	holders of the notes previously have given the indenture trustee written notice of a continuing Event of Default,

•

holders of the notes holding not less than 25% of the aggregate principal balance of the notes then outstanding have made written request of the indenture trustee to institute that proceeding in its own name as indenture trustee,

•	holders of the notes have offered the indenture trustee reasonable indemnity,

•	the indenture trustee has for 60 days failed to institute that proceeding, and

•

no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by noteholders holding at least a majority of the aggregate principal balance of the notes, voting as a single class.

With respect to the issuing entity, neither the indenture trustee nor the related owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes of or for the obligations of the issuing entity or the indenture trustee, in its capacity as indenture trustee, contained in the Indenture.

Certain Covenants

Under the Indenture, the issuing entity will covenant that it will not,

•	engage in any activities other than financing, acquiring, owning, pledging and managing the 2023-A Series Certificate as contemplated by the Indenture and the other Basic Documents,

•

sell, transfer, exchange or otherwise dispose of any of its assets, including those assets included in the issuing entity’s property, except as expressly permitted by the Indenture and the other Basic Documents,

•

claim any credit on or make any deduction from the principal of and interest payable on the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon any part of the issuing entity’s property,

•

permit (1) the validity or effectiveness of the Indenture to be impaired, (2) the lien of that Indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations with respect to those notes under that Indenture except as may be expressly permitted by that Indenture, (4) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of that Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds therefrom (other than tax liens, mechanics’ liens and other liens arising by operation of law in any of the related 2023-A Series Assets and solely as a result of an action or omission of the related lessee) or (5) except as provided in the Basic Documents, the lien of the Indenture to not constitute a first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the estate of the issuing entity,

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents, or

•	except as otherwise permitted in the Basic Documents, dissolve or liquidate in whole or in part.

Replacement of the Indenture Trustee

The holders of at least a majority of the aggregate principal balance of the notes outstanding, voting together as a single class, may remove the indenture trustee without cause by so notifying in writing the indenture trustee and the issuing entity at least 30 days prior to the effective date of such removal, and following such removal may appoint a successor indenture trustee, provided, that the issuing entity shall give prompt written notice to each hired rating agency of such removal. Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition) and a long-term debt rating of at least “Baa3” or its equivalent by each hired rating agency or otherwise satisfy the Rating Agency Condition.

The indenture trustee may resign at any time by so notifying in writing the issuing entity and the servicer at least 30 days prior to the effective date of such resignation. The servicer will thereafter deliver a copy of such notice to the hired rating agencies. The issuing entity shall remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee,

•	is adjudged to be bankrupt or insolvent,

•	commences a bankruptcy proceeding, or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will be required promptly to appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor indenture trustee’s duties and obligations to the successor indenture trustee will be paid by the successor indenture trustee.

Duties of Indenture Trustee

Except during the continuance of an Event of Default, the indenture trustee will:

•	perform such duties, and only such duties, as are specifically set forth in the Indenture,

•

rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the indenture trustee that conform to the requirements of the Indenture, and

•

examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to the indenture trustee by the Indenture to determine whether or not they conform on their face to the requirements of the Indenture and the other Basic Documents.

Upon the continuance of an Event of Default, the indenture trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation and Indemnity

The administrative agent or, to the extent described in “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus, the issuing entity will:

•	pay the indenture trustee from time to time reasonable compensation for its services, which compensation will not be limited by any law on compensation of a trustee of an express trust, and

•

except as otherwise provided in the Indenture, indemnify each of the indenture trustee and the calculation agent for, and hold it harmless against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses and the costs of enforcing an indemnifying party’s obligations) of any kind and nature whatsoever, incurred by the indenture trustee or the calculation agent, as applicable, in connection with the performance of its duties (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the administrative agent under the Indenture).

Neither the indenture trustee nor the calculation agent will be indemnified by the issuing entity or the administrative agent against any loss, liability or expense incurred by it (i) relating to any income or similar taxes on any fees payable to the indenture trustee or the calculation agent pursuant to the Indenture; (ii) arising from the breach by the indenture trustee or the calculation agent of any of its representations or warranties set forth in the Basic Documents; (iii) arising in connection with the performance by the indenture trustee of the duties of a successor servicer under the Servicing Agreement; or (iv) through its own willful misconduct, negligence or bad faith, except that:

•

neither the indenture trustee nor the calculation agent will be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee or the calculation agent, as applicable, was negligent in ascertaining the pertinent facts,

•

the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the Indenture, and

•	the indenture trustee will not be liable for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the Indenture.

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth in “The Notes—Definitive Notes” in this prospectus, and the indenture trustee is not the note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five days after the applicable record date, and

•	within 30 days after receipt by the issuing entity of a written request for that list, as of not more than ten days before that list is furnished.

Annual Compliance Statement

The issuing entity will be required (i) to cause the servicer to deliver an annual written statement to the indenture trustee certifying the fulfillment of its obligations under the Servicing Agreement, and (ii) to deliver to the indenture trustee an officer’s certificate certifying the fulfillment of its obligations under the Indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The indenture trustee will deliver, at the expense of the issuing entity, to each noteholder such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its U.S. federal and state income tax returns.

The indenture trustee will be required to furnish to any noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Basic Documents. Except with respect to any noteholders lists or publicly available documents, the indenture trustee may require such noteholder to deliver to the indenture trustee a nondisclosure agreement in a form satisfactory to the indenture trustee with respect to the information contained in any such requested document.

If required by TIA Section 313(a), within 60 days after each March 31, beginning with the fiscal year ending March 31, 2023, the indenture trustee will mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth the information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as indenture trustee under the Indenture, any amounts advanced by it under the Indenture, the outstanding principal balance, the interest rate on the notes and the Final Scheduled Payment Date in respect of each class of notes, the indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral upon the delivery to the indenture trustee for cancellation of all of the notes or, subject to certain exceptions, upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes and satisfaction of certain other conditions set forth in the Indenture.

Amendment and Notices

Except as provided below, the Indenture may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders and (ii) any amendment that adversely affects the interests of the certificateholders, the indenture trustee, the owner trustee, the servicer or the administrative agent, will require the prior consent of each person whose interests are adversely affected. An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that such amendment will not materially and adversely affect such noteholders. The consent of the certificateholder or the owner trustee or the servicer or the administrative agent will be deemed to have been given if the depositor does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or indemnities under the Basic Documents or otherwise.

“Rating Agency Condition” means, with respect to any event or action and each hired rating agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication or a change in such hired rating agency’s published ratings criteria to this effect) by such hired rating agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such hired rating agency shall have been given notice of such event or action at least ten days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such hired rating agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no hired rating agency has any duty to review any notice given with respect to any event or action, and it is understood that such hired rating agency may not actually review notices received by it prior to or after the expiration of the notice period described in (b) above. Further, each hired rating agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

Under the Indenture, the indenture trustee will be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to the indenture trustee an officer’s certificate to that effect, and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

The Indenture may also be amended with the consent of noteholders holding at least a majority of the aggregate outstanding principal balance of the notes voting together as a single class; provided that, without the consent of each noteholder affected thereby, no amendment or supplemental indenture may, among other things:

•

change the Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any note, or reduce the principal balance thereof, the interest rate thereon or the redemption price with respect thereto;

•

reduce the percentage of the aggregate outstanding principal balance of the notes, the consent of the noteholders of which is required for any such amendment or supplemental indenture or the consent of the noteholders of which is required for any waiver of compliance with provisions of the Indenture or Events of Default thereunder and their consequences provided for in the Indenture;

•	modify or alter the provisions of the proviso of the term “Outstanding”;

•

reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to direct the issuing entity to sell the issuing entity’s property pursuant to the Indenture after an Event of Default, if the proceeds of such sale would be insufficient to pay the aggregate outstanding principal balance of the notes plus accrued but unpaid interest on the notes;

•

modify any provision of the section in the Indenture permitting amendments with noteholder consent, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the noteholder of each outstanding note affected thereby;

•

modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation);

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the issuing entity’s property or, except as otherwise permitted or contemplated therein, terminate the lien of the Indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

Any demand, notice or communication to be delivered pursuant to the Indenture or the other Basic Documents to any hired rating agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by NMAC pursuant to a commitment to any hired rating agency relating to the notes.

For the avoidance of doubt, any amendment pursuant to this section can be effected to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

Requests to Repurchase and Dispute Resolution

If the depositor, the issuing entity, an investor, the owner trustee (acting at the direction of a certificateholder) or the indenture trustee (acting at the direction of an investor) (each, a “requesting party”) requests that the servicer purchase or reallocate to the Unallocated Assets Series or an Other Series any lease and leased vehicle due to a breach of an Eligibility Representation as described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus and such request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the servicer, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. If the requesting party is the indenture trustee or the owner trustee, the indenture trustee or the owner trustee, as applicable, will follow the direction of the related investor or of the certificateholder, as applicable, during the mediation or arbitration. If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more investors) are requesting parties, then the indenture trustee as requesting party (at the direction of the investor that directed the indenture trustee to make the request) will have the right to make the selection of mediation or arbitration. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to the servicer, with a copy to the issuing entity, the owner trustee and the indenture trustee. In no event will the indenture trustee be liable for any costs, expenses and/or liabilities that could be allocated to a requesting party.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party and conducted pursuant to such association’s mediation procedures in effect at such time. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA), and conducted pursuant to such association’s arbitration procedures in effect at such time. The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute and will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the Indenture. A requesting party may not initiate a mediation or arbitration as described above with respect to a lease that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right to join an existing mediation or arbitration with respect to that lease if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such a joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the issuing entity will be created and certificates will be issued. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

If the issuing entity has issued certificates pursuant to a Trust Agreement, the related owner trustee will administer the issuing entity in the interest of the certificateholders, subject to the lien of the Indenture, in accordance with the Trust Agreement and the other Basic Documents.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the Trust Agreement or the other Basic Documents that are required to be performed by:

•	the servicer under the Servicing Agreement or the Servicing Supplement,

•	the depositor under the Trust Agreement, the Indenture, the Servicing Agreement or the Series Certificate Sale Agreement,

•	the administrative agent under the Trust Administration Agreement,

•	the asset representations reviewer under the Asset Representations Review Agreement, or

•	the indenture trustee under the Indenture.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the Trust Agreement, (ii) the other Basic Documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the Trust Agreement. In particular, the owner trustee will not transfer, sell, pledge, assign or convey the 2023-A Series Certificate except as specifically required or permitted by the Basic Documents.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

•	initiate or settle any claim or lawsuit involving the issuing entity, unless brought by the servicer to collect amounts owed under a lease,

•	amend the certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law),

•	amend the Indenture in circumstances where the consent of any certificateholder is required and such consent has not been granted,

•	amend any Basic Document other than pursuant to, and in accordance with, the amendment provision set forth in such Basic Document, or

•	appoint a successor owner trustee or indenture trustee

unless (1) the owner trustee provides 30 days’ written notice thereof to the certificateholders, and (2) the owner trustee has not received notice from at least 25% of the certificateholders (including any certificateholders that are the depositor, the servicer or their affiliates) that they object in writing to any such proposed amendment within 30 days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the direction of all of the certificateholders, (a) remove the administrative agent, (b) appoint a successor administrative agent, (c) remove the servicer with respect to the 2023-A Series Assets or (d) sell the 2023-A Series Certificate after the termination of the Indenture.

The right of the depositor or the certificateholders to take any action affecting the issuing entity’s property will be subject to, as applicable, the rights of the indenture trustee under the Indenture.

Restrictions on Certificateholders’ Powers

The certificateholders will not direct the owner trustee, and the owner trustee is not obligated to follow any direction from the certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the issuing entity or the owner trustee under the Trust Agreement or any of the other Basic Documents or (ii) would be contrary to the purpose of the issuing entity.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon written notice to the administrative agent, the servicer, the depositor, the indenture trustee and the certificateholders. Upon the resignation or removal of the owner trustee, the depositor will be obligated to appoint a successor owner trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor owner trustee’s duties and obligations to the successor owner trustee will be paid by the successor owner trustee.

The owner trustee and any successor thereto must at all times:

•	have a combined capital and surplus of at least $50 million,

•	be subject to supervision or examination by federal or state authorities, and

•	be an entity authorized to exercise trust powers in the State of Delaware.

If at any time the owner trustee ceases to be eligible in accordance with the Trust Agreement, or if the depositor, by unilateral act, decides to remove the owner trustee and provides the owner trustee with notice thereof, or if the owner trustee fails to resign after written request therefor by the administrative agent, the depositor or each person whose name the asset-backed certificate issued pursuant to the Trust Agreement is registered (the “certificateholders”) holding not less than a majority interest of such trust certificates, or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may, but will not be required to, remove the owner trustee.

Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet the eligibility requirements listed above.

Termination

The Trust Agreement will terminate upon the earlier to occur of (a) the final distribution of all funds or other property or proceeds of the issuing entity’s property in accordance with the terms of the Indenture and the Trust Agreement, and (b) upon an Optional Purchase and final distribution to the securityholders of all amounts required to be paid to them under the Indenture and the Trust Agreement. See “Distributions on the Notes—Optional Purchase” in this prospectus.

Liabilities and Indemnification

The administrative agent shall indemnify the owner trustee, the certificate registrar and any paying agent and their respective successors, assigns, agents, officers and employees (the “Indemnified Parties”) for any losses, liabilities or expenses incurred by or asserted against the owner trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the Administrative Agent under the Trust Agreement), the property of the issuing entity, the administration of the property of the issuing entity or the action or inaction of the owner trustee under the Trust Agreement. Any amounts due and owing to the Indemnified Parties under the Trust Agreement shall constitute an obligation of the issuing entity and a claim upon the property of the issuing entity only to the extent such amounts are payable pursuant to the Basic Documents. The administrative agent shall not be entitled to make any claim upon the issuing entity’s property for the payment of any such liabilities or indemnified expenses. The administrative agent shall not be liable for or required to indemnify the Indemnified Party for expenses arising from any income taxes or fees payable to that owner trustee; resulting from the willful misconduct, bad faith or negligence of the Indemnified Party; or for the inaccuracy of any representation or warranty of such owner trustee in the Trust Agreement. The owner trustee will not be liable for:

•	any error in judgment of an officer of that owner trustee made in good faith, unless it is proved that such officer was negligent in ascertaining the facts,

•

any action taken or omitted to be taken in accordance with the instructions of any certificateholder, the indenture trustee, the depositor, the administrative agent, the asset representations reviewer or the servicer,

•	payments of securities in accordance with their terms,

•	the default or misconduct of the administrative agent, the servicer, the asset representations reviewer, the depositor or the indenture trustee, or

•	special, indirect, consequential or punitive damages, including without limitation, lost profits.

No provision in the Trust Agreement or any other Basic Document will require the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Trust Agreement or under any other Basic Document if the owner trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the issuing entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the certificates, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any securityholder or any third-party dealing with the issuing entity or the issuing entity’s property, other than as expressly provided for in the Trust Agreement and the other Basic Documents. The owner trustee will not be obligated to monitor, supervise or enforce the performance of the depositor or NMAC under the Basic Documents, except as otherwise expressly specified in the Trust Agreement and in the other Basic Documents.

Amendment

The Trust Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class, or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that materially and adversely affects the interests of the certificateholder, the servicer or the indenture trustee will require the prior written consent of the persons whose interests are materially and adversely affected, provided, further that an opinion of counsel will be furnished to the indenture trustee and the owner trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding notes for U.S. federal income tax purposes, or cause the issuing entity or the titling company to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. An amendment will be deemed not to materially and adversely affect the interests of the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the depositor delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholders or the servicer will be deemed to have been given if the depositor, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The indenture trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the indenture trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the Trust Agreement will (i) reduce the interest rate or principal balance of any note, or change the due date of any installment of principal of or interest in any note, or the Redemption Price with respect thereto, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of no less than 66 2/3% of all outstanding certificates (provided that if the depositor and its affiliates do not hold all of the certificates, then the certificates held by the depositor and its affiliates will not be deemed Outstanding for purposes of that amendment provision) to approve any trust purpose with respect to the issuing entity in addition to the purpose of conserving the property of the issuing entity and collecting and disbursing periodic income for the use and benefit of the certificateholders, upon not less than 90 days’ notice to each hired rating agency and each noteholder and subject to each of (1) the prior written notice to each hired rating agency of such action, and (2) the consent of the holders of at least 66 2/3% of all outstanding notes (including such notes, if any, owned by the issuing entity, the depositor, the servicer (as long as NMAC or an affiliate is the servicer) and their respective affiliates), and provided, further that an opinion of counsel will be furnished to the indenture trustee and the owner trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding notes for U.S. federal income tax purposes, or cause the issuing entity or the titling company to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Under the Trust Agreement, the owner trustee will not be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to a responsible officer of the owner trustee an officer’s certificate to that effect, and the owner trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE TITLING COMPANY AGREEMENT

The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Titling Company Agreement.

The 2023-A Series, Other Series and the Unallocated Assets Series

NILT LLC holds the Unallocated Assets Certificate, which represents an interest in all Titling Company Assets other than Titling Company Assets allocated to, and associated with, the 2023-A Series or an Other Series. NILT LLC may in the future establish or form one or more series of the titling company and may sell or pledge such series in connection with financings similar to the transaction described in this prospectus or other transactions. Each holder or pledgee of the Unallocated Assets Certificate or any series certificate (including the 2023-A Series Certificate) will be required to expressly waive any claim to all Titling Company Assets other than the assets related to such series and to fully subordinate any such claims to those other series if the waiver is not given full effect. Each holder or pledgee of the 2023-A Series will be required to expressly waive any claim to all Titling Company Assets, except for the 2023-A Series Assets, and to fully subordinate those claims to the Titling Company Assets if the waiver is not given effect. Except under the limited circumstances described under “Additional Legal Aspects of the Titling Company and the 2023-A Series—The 2023-A Series” in this prospectus, the 2023-A Series Assets will not be available to make payments in respect of, or pay expenses relating to, the Unallocated Assets Series or any Other Series. Assets of Other Series (the “Other Series Assets”) will not be available to make payments in respect of, or pay expenses relating to, the Titling Company Assets or the 2023-A Series.

All Titling Company Assets, including assets allocated to and associated with the 2023-A Series, will be owned by the titling company. The 2023-A Series Assets will be segregated from the rest of the Titling Company Assets on the books and records of the titling company, and the servicer and the holders of other series interests in the titling company — including the Unallocated Assets Series and any Other Series — will have no rights in or to those 2023-A Series Assets. Liabilities of the titling company will be respectively allocated to the 2023-A Series

Assets, the Other Series and the Unallocated Assets Series if incurred in each case with respect thereto, or will be allocated pro rata among all Titling Company Assets if incurred with respect to the Titling Company Assets generally.

The Titling Company Agreement provides that the titling company will be operated in such a manner as NMAC, as administrator of the titling company, and the officers of the titling company deem reasonable and necessary or appropriate to preserve (a) the limited liability of the holders of the series certificates and NILT LLC and their respective affiliates, (b) the separateness of the titling company from the respective businesses of the holders of the series certificates and NILT LLC and their respective affiliates and (c) until the expiration of the period of one year and one day after the payment in full of all securities or loans the payments of which are derived in any material part from or collateralized by titling company assets, the bankruptcy-remote status of the titling company.

Titling Company Registrar Duties and Powers

Under the titling company’s limited liability company agreement, the titling company registrar will act as registrar for the issuance and transfer of certificates, including the 2023-A Series Certificate. The titling company registrar will make no representations as to the validity or sufficiency of the 2023-A Series or the 2023-A Series Certificate — other than the issuance of 2023-A Series Certificate — or of any lease, leased vehicle or related document, will not be responsible for performing any of the duties of NILT LLC, the administrator or the servicer and will not be accountable for the use or application by any owners of series interests in the Titling Company Assets of any funds paid in respect of the Titling Company Assets or the investment of any of such monies before such monies are deposited into the Accounts relating to the 2023-A Series and the Unallocated Assets Series. The titling company registrar will not independently verify facts concerning any leases or leased vehicles. NMAC, as administrator of the tiling company, will carry out certain duties of the titling company, such as continuing its legal existence, preparing and filing tax returns, submitting securities documentation and qualifying the titling company to engage in its specified purposes.

Except as otherwise expressly provided by the Delaware LLC Act or in the Titling Company Agreement, the titling company registrar will not be liable for the debts, obligations or liabilities of the titling company or any Series (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, solely by reason of being the titling company registrar or an officer or affiliate of any such person.

Liability; Indemnity of Titling Company Registrar

To the fullest extent permitted by law, neither NMAC, as administrator of the titling company, nor the titling company registrar will be liable or accountable under the Titling Company Agreement under any circumstances, except that neither NMAC, as administrator of the titling company, nor the titling company registrar will be relieved from liability (i) for its intentional misconduct, gross negligence or knowing violation of law, (ii) in the case of NMAC, for a default in the performance of its duties under the Titling Company Agreement or (iii) to the extent that the loss or damage giving rise to such liability results from the failure of certain representations or warranties of NMAC or the titling company registrar, as applicable, to be true and correct in all material respects as of the date as of which such representation or warranty was made. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence), to the fullest extent permitted by law:

(i) neither the administrator nor the titling company registrar will be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any holder of a series certificate delivered pursuant to the Titling Company Agreement with respect to such holder’s Series Interest;

(ii) neither the administrator nor the titling company registrar will be liable for any error of judgment made in good faith by an authorized officer of such person unless it is proved that the Administrator or the Titling Company Registrar, as the case may be, was grossly negligent in ascertaining the pertinent facts; and

(iii) neither the administrator nor the titling company registrar will be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the holders of the series certificates pursuant to the Titling Company Agreement.

NMAC, as administrator of the titling company, will indemnify and hold harmless the titling company registrar against any and all loss, liability or expense (including attorneys’ fees and expenses and the costs and expenses of enforcing the indemnity obligations of NMAC) incurred by it in connection with the administration of the Titling Company Agreement and the performance of its duties thereunder. Neither NMAC, NILT LLC or any other person is required to reimburse any expense or indemnify against any loss, liability or expense incurred by the titling company registrar through the titling company registrars’ own willful misconduct, gross negligence or bad faith.

Termination

If all of the 2023-A Series Assets allocated to, or associated with, the 2023-A Series have been liquidated into cash and distributed, then, at the direction of the holder of the 2023-A Series Certificate, the 2023-A Series Interest will be terminated and the 2023-A Series Certificate will be returned to the titling company registrar and cancelled. The termination and winding up of a series of the titling company will not, in itself, cause a dissolution of the titling company or the termination of any other series.

Issuing Entity as Third-Party Beneficiary

As the holder of the 2023-A Series Certificate, the issuing entity will be a third-party beneficiary of the Titling Company Agreement. Therefore, the issuing entity may, and, upon the direction of holders of the notes and, if any, certificates holding at least a majority of the aggregate unpaid principal balance of such notes, unless a higher percentage is required by the Titling Company Agreement or the Indenture, voting together as a single class, will exercise any right conferred by the Titling Company Agreement upon a holder of any interest in the 2023-A Series. However, during the term of the Indenture, the issuing entity will pledge the 2023-A Series Certificate to the indenture trustee and any action with respect to the 2023-A Series must be approved by the noteholders in such percentage as is required by the Indenture.

Amendment

The Titling Company Agreement may be amended by the parties thereto, with the consent of each holder materially and adversely affected thereby; provided, however, that the consent of the holder is not required if (i)(A) the purpose of such amendment or supplement is to cure any ambiguity, to correct or supplement any provision of the Titling Company Agreement that may be inconsistent with any other provision of such agreement, to add any provision that provides additional rights to holders or to ensure that none of the titling company or any series or one or more beneficiaries or holders is classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (B) such amendment or supplement will not, in the good faith judgment of NILT LLC and NMAC, as administrator, materially and adversely affect the interest of any holder, (ii) an opinion of counsel or an officer’s certificate is delivered to the titling company registrar to the effect that such amendment or supplement will not materially and adversely affect the interest of any holder which has not consented to such amendment or (iii) if the Rating Agency Condition is satisfied with respect to such amendment or supplement.

DESCRIPTION OF THE SERVICING AGREEMENT

Under the Servicing Agreement, the servicer will perform on behalf of the titling company all of the obligations of the lessor under the leases, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or leased vehicles returned to, or repossessed by, the servicer in connection with a Credit Termination (“Defaulted Vehicles”) and servicing the leases, including accounting for collections, furnishing periodic statements to the titling company with respect to distributions and generating U.S. federal and state income tax information. In this regard, the servicer will make commercially reasonable efforts to collect all amounts due on or in respect of the leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the leases with the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles serviced by NMAC in its own account regardless of whether such leases and leased vehicles are assigned to the titling company, or (ii) if NMAC is no longer the servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. Each series will be a third-party beneficiary of the related Servicing Agreement. Consistent with the foregoing, the servicer may in its discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a lease. Administrative Charges are additional compensation payable to the servicer. See “—Servicing Compensation” below. Accordingly, the amount of Administrative Charges actually waived by the servicer during any Collection Period will not be included in the Collections received by the servicer for the notes. See “—Collections” below.

The Servicing Agreement will require the servicer to obtain all licenses and make all filings required to be held or filed by the titling company in connection with the ownership of leases and leased vehicles and take all necessary steps to maintain evidence of the titling company’s ownership on the certificates of title to the leased vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the titling company.

Representations and Warranties; Remedies

General

NMAC, pursuant to the Servicing Agreement, will make certain representations and warranties with respect to each lease as of the cutoff date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each lease, the enforceability of the lease against the related lessee, the characterization of the lease under the UCC, the characteristics of the leased vehicle to which such lease relates, the titling company’s ownership of the lease and the compliance of the origination of that lease with applicable law. The Eligibility Representations relate primarily to the origination of the leases and do not typically relate to the creditworthiness of the related lessees or the collectability of the leases. The issuing entity’s rights under the Servicing Agreement, including the Eligibility Representations, will be pledged to the indenture trustee for the benefit of the noteholders. The Servicing Agreement will also provide that if the titling company, the servicer, the trustee of the issuing entity or the depositor discovers, or upon actual knowledge by a responsible officer of the indenture trustee of, a breach of any Eligibility Representation which materially and adversely affects the related securityholders’ interest in the lease or leased vehicle, and which breach is not cured in all material respects prior to the end of the Collection Period that includes the 60th day (or, if the servicer elects, the end of the first Collection Period following discovery) after the date that the servicer discovers such breach (whether pursuant to notice or otherwise), the noncompliant lease and related leased vehicle (and any other related 2023-A Series Assets) will be reallocated to the Unallocated Assets Series or an Other Series on the Business Day immediately preceding the payment date (each a “Deposit Date”) related to such Collection Period. In connection with this reallocation, the servicer will be required to deposit (or cause to be deposited) into the Series Collection Account the Repurchase Payment on the Deposit Date following the end of the Collection Period. Any such breach will be deemed not to materially and adversely affect the securityholders’ interest in that lease and the leased vehicles if it does not affect the ability of the issuing entity to receive and retain timely payments in full on such lease and receive and retain the proceeds of such leased vehicle.

An investor wishing to direct the indenture trustee to request a reallocation and payment of the Repurchase Payment as described above may contact the indenture trustee in writing with the details of the claimed breach of an Eligibility Representation and the related lease and leased vehicle. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor that it is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such disclosure. Repurchase requests that are not resolved to the reasonable satisfaction of the requesting party may, subject to certain conditions, be resolved via dispute resolution proceedings as described in “Description of the Indenture—Requests to Repurchase and Dispute Resolution”.

Asset Representations Review

As discussed above under “Description of the Servicing Agreement—Representations and Warranties; Remedies,” the servicer will make the Eligibility Representations regarding the leases. The asset representations reviewer will be responsible for performing a review of the Subject Leases (as defined below) for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any determination date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	The investors have voted to direct a review of the applicable Subject Leases pursuant to the process described below under “—Asset Review Voting.”

If the review conditions are satisfied (the first date on which the review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all 60-Day Delinquent Leases as of the last day of that Collection Period to (ii) the aggregate Securitization Value of all leases as of the last day of that Collection Period. “60-Day Delinquent Leases” means, as of any determination date, all leases (other than any Liquidated Leases, leases that have been reallocated to the Unallocated Assets Series or an Other Series or purchased as of the last day of a Collection Period by the servicer pursuant to the Servicing Agreement and leases related to Defaulted Vehicles) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any determination date and the related Collection Period is 4.40%.

NMAC believes that the Delinquency Trigger is appropriate based on an analysis of the historical rate of leases 60 days or more delinquent over the life of NMAC’s securitized portfolios of leases and leased vehicles from 2006 through 2022 (the “Reference Portfolios”). The Delinquency Trigger was calculated as a multiple of 3 times the previous historical peak 60-Day Delinquent Leases ratio of the Reference Portfolios. The previous historical peak of the delinquency ratio was utilized to account for typical seasonal increases in delinquencies. Because the Reference Portfolio experience that was analyzed covered a range of general economic conditions (including several periods of economic recession), NMAC believes that the Reference Portfolios provide an appropriate reference point for the potential delinquency performance of the leases in a variety of general economic scenarios. By applying a multiple to the historical peak, NMAC intends to distinguish the level of delinquencies in the pool that may result from a recession or similar general economic occurrence from the level of delinquencies that might signal one or more Eligibility Representations have been breached with respect to a material portion of the pool.

“Subject Leases” means, for any Asset Review, all 60-Day Delinquent Leases as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

Asset Review Voting

The Payment Date Certificate delivered by the servicer on each determination date, which will be filed by the depositor as an exhibit to the Form 10-D with respect to the related Collection Period, will disclose whether the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the applicable Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal balance of the notes (as of the filing of the Form 10-D that disclosed the Delinquency Percentage) (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer should conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor that it is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for any expenses incurred in connection with such disclosure and reimbursing any expenses incurred by the indenture trustee in connection therewith. In determining whether investors holding 5% of the aggregate outstanding principal balance of the notes have elected to initiate a vote, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates (including NMAC, as sponsor) will not be considered outstanding. See “The Notes—Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates.”

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders and the depositor will disclose on Form 10-D that a vote has been called. The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred. The sponsor, the depositor and the issuing entity are required under the Basic Documents to reasonably cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with TIA Section 316(c).

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a notice (the “Review Notice”) to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Leases.

Fees and Expenses for Asset Review

As described under “Distributions on the Notes—Fees and Expenses,” the asset representations reviewer will be paid an annual fee of $5,000 from the sponsor in accordance with the Asset Representations Review Agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Leases. Under the Asset Representations Review Agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Lease for which the Asset Review was started. The asset representations reviewer will also be reimbursed for all reasonable out-of-pocket expenses incurred or made by it. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by NMAC and, to the extent the Review Expenses remain unpaid after 60 days, they will be payable out of amounts on deposit in the Collection Account as described under “Distributions on the Notes—Deposits to the Distribution Accounts; Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Leases for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the Asset Representations Review Agreement. These procedures will generally involve comparing the Eligibility Representations to a variety of sources, including the data points contained in the data tape that relate to the Eligibility Representations, the original lease contract and other documents in the lease file, and other records of the servicer with respect to the Subject Leases. If the servicer notifies the asset representations reviewer that a Subject Lease was prepaid in full by the lessee or was subject to a Pull-Forward, or reallocated away from the 2023-A Series before the review report is delivered, the asset representations reviewer will terminate the tests of that lease and the Asset Review of that lease will be considered complete. If a Subject Lease was included in a prior Asset Review, the asset representations reviewer will only conduct additional tests on any such duplicate Subject Lease if the asset representations reviewer has reason to believe that the prior Asset Review with respect to such Subject Lease was conducted in a manner that would not have ascertained compliance with one or more Eligibility Representations. Otherwise, the asset representations reviewer will not conduct additional tests on such duplicate Subject Lease, and will include the result of the previous tests in the review report. The servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the asset representations reviewer to facilitate the Asset Review, and will provide the asset representations reviewer with access to the lease files and all other relevant documents related to each Subject Lease and leased vehicle. The servicer will provide access to these materials within ten days after receipt of the Review Notice. However, the servicer may redact these materials to remove any personally identifiable customer information. The Asset Review will not determine whether noncompliance with the Eligibility Representations should result in a repurchase of the related Subject Lease and leased vehicle under the Basic Documents and the asset representations reviewer will not determine the reason for the delinquency of any lease and leased vehicle, the creditworthiness of any lessee, the overall quality of any leases or the compliance by the servicer with its covenants with respect to the servicing of the leases and leased vehicles.

Under the Asset Representations Review Agreement, the asset representations reviewer is required to complete its review of the Subject Leases by the 60th day after receiving access to the review materials from the servicer. However, if additional review materials are provided to the asset representations reviewer in accordance with the Asset Representations Review Agreement, the review period will be extended for an additional 30 days. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the sponsor and the depositor of the findings and conclusions of the review of the Subject Leases, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will only be responsible for determining whether there was a noncompliance with any Eligibility Representation with respect to any Subject Leases. If the asset representations reviewer determines that there was such noncompliance, the sponsor and the depositor will investigate whether the noncompliance resulted in a breach that materially and adversely affects the interests of the noteholders or certificateholders in the Subject Leases such that the servicer would be required to reallocate the lease and the related leased vehicle. In conducting this investigation, the sponsor and the depositor, as applicable, will refer to the information available to it, including the asset representations reviewer’s report.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the leases and NMAC’s own portfolio of leases, the titling company will appoint the servicer as its agent, bailee and custodian of the leases, the certificates of title relating to the leased vehicles, the insurance policies and insurance records and other documents related to the leases and the related lessees and leased vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and vehicles that are part of the Unallocated Assets Series or Other Series Assets. The accounting records and computer systems of NMAC will reflect the inclusion of the leases and leased vehicles in the 2023-A Series Assets and the interest of the holders of the 2023-A Series Certificate therein.

Collections

Collections with respect to any Collection Period will include all net collections collected or received in respect of the 2023-A Series Assets during such Collection Period, including (in each case to the extent not duplicative) all:

(1)

Monthly Payments (including payments ahead and Pull-Forward Payments, when received), amounts paid to the servicer to purchase a leased vehicle and any other payments under the leases (other than Administrative Charges),

(2)	Repurchase Payments made by the servicer,

(3)	Monthly Scheduled Termination Sale Proceeds,

(4)	Monthly Early Termination Sale Proceeds (which includes Early Termination Charges),

(5)	Net Liquidation Proceeds,

(6)	Net Insurance Proceeds,

(7)	Remaining Net Auction Proceeds,

(8)	Remaining Payoffs,

(9)	Excess Mileage and Excess Wear and Tear Charges,

(10)	Recoveries, and

(11)	Residual Value Surplus.

“Early Termination Purchase Option Price” will mean, with respect to any lease that is terminated prior to its Lease Maturity Date, the amount paid by the related lessee or a dealer to purchase the related leased vehicle.

“Monthly Early Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the servicer in such Collection Period for leased vehicles with respect to which the related leases were terminated and that were sold in such Collection Period on or after the termination of the related leases prior to their respective Lease Maturity Dates, reduced by amounts required to be remitted to the related lessees under applicable law.

“Monthly Scheduled Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or dealers if either the lessee or a dealer elects to purchase a leased vehicle for its contract residual following a termination of the related lease at its Lease Maturity Date and (ii) Net Auction Proceeds received by the servicer during such Collection Period for leased vehicles that matured and were sold in such Collection Period on or after the termination of the related leases at their respective Lease Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related lessees under applicable law.

“Recoveries” will mean, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to leases that (a) became Liquidated Leases before such Collection Period and (b) have reached their respective Lease Maturity Dates or were terminated as a result of Early Lease Terminations before such Collection Period and with respect to which the proceeds from the sale of the related leased vehicles were received before such Collection Period, minus any amounts remitted to the related lessees as required by law.

“Remaining Net Auction Proceeds” will mean Net Auction Proceeds less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” will mean amounts paid to the servicer to purchase leased vehicles, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

Monthly Remittance Condition. The servicer will deposit all payments (including any Repurchase Payments made by the servicer) on the related leases and leased vehicles collected during the Collection Period into the Series Collection Account within two business days of identification thereof. However, so long as NMAC is the servicer, if the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until the Business Day preceding the payment date such amounts are required to be disbursed. If NMAC is the servicer and no servicer default has occurred and is continuing, the “Monthly Remittance Condition” will be satisfied if (a) NMAC’s short-term unsecured debt obligations are rated at least “A-1” by S&P Global Ratings and “F-1” by Fitch Ratings Inc.; (b) NMAC obtains a letter of credit or certain other arrangements are made and the Rating Agency Condition is satisfied; (c) NMAC otherwise satisfies each hired rating agency’s requirements; or (d) if the aggregate principal balance of the applicable notes outstanding on the closing date reduced by all payments of principal made in respect thereof on or prior to such date (the “Outstanding Amount”) is reduced to zero and 100% of the outstanding certificates are owned by the issuing entity, the depositor, the servicer (so long as NMAC or an affiliate is the servicer) and their respective affiliates. Notwithstanding the foregoing, if a subsequent Public ABS Transaction sets forth alternative conditions for making monthly deposits to the Series Collection Account, then, if the Rating Agency Condition is satisfied, the servicer will no longer be bound by the conditions to making monthly deposits as required by the Servicing Agreement, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Series Collection Account, certain advances previously paid to the issuing entity. Except in certain circumstances described in the related Servicing Agreement, pending deposit into the Series Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors—Risks related to the servicer and other transaction parties—You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this prospectus.

Net Deposits. NMAC (as servicer or in any other capacity) will be permitted to deposit into the Series Collection Account only the net amount distributable to the issuing entity on the related Deposit Date. The servicer will, however, account to the issuing entity, the related titling company, the Trust Agent, the owner trustee, the indenture trustee and the noteholders and the certificateholder as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts. If the servicer were unable to remit the funds with respect to the notes as described above, the noteholders might incur a loss. See “Risk Factors—Risks related to the servicer and other transaction parties—You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this prospectus.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement, the servicer, on behalf of the issuing entity, will sell or otherwise dispose of Defaulted Vehicles and Matured Vehicles. In connection with such sale or other disposition, within two business days of receipt (unless the Monthly Remittance Condition is met), the servicer will deposit into the Series Collection Account all Net Auction Proceeds received during the related Collection Period. However, so long as the servicer is making Sale Proceeds Advances, the servicer may retain all Net Auction Proceeds received during a Collection Period until such amounts are required to be disbursed on the next payment date.

Purchase of Leased Vehicles Before Their Lease Maturity Dates

In addition to reallocations of leases and related leased vehicles under the circumstances described under “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus, if the servicer grants a Term Extension with respect to a lease, the servicer will, on or before the last day of the second Collection Period following the Collection Period in which such extension was granted, (i) deposit or cause to be deposited into the Series Collection Account an amount equal to the Repurchase Payment and (ii) direct the titling company to either reallocate such lease and the related leased vehicle from the 2023-A Series to the Unallocated Assets Series or an Other Series.

Notification of Liens and Claims

The servicer will be required to notify as soon as practicable the depositor (if NMAC is not acting as the servicer), the indenture trustee and the titling company of all liens or claims of any kind of a third-party that would materially and adversely affect the interests of, among others, the depositor, the issuing entity or the titling company in any lease or leased vehicle. When the servicer becomes aware of any such lien or claim with respect to any lease or leased vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

Advances

To the extent provided in this prospectus, if payment on a lease is not received in full by the end of the month in which it is due, the servicer, subject to limitations set forth below, on each Deposit Date, is obligated to make, by deposit into the Series Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the related leased vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of leases relating to certain Matured Vehicles. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the leases and, accordingly, in respect of the notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described below and in this prospectus.

Monthly Payment Advances. If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the servicer may be required to make a Monthly Payment Advance in an amount equal to the difference between (a) the amount of the Monthly Payment due, and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes. The servicer will be required to make a Monthly Payment Advance only to the extent that it determines that the Monthly Payment Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise.

The servicer will be entitled to reimbursement of all Monthly Payment Advances from (a) subsequent payments made by the related lessee in respect of the Monthly Payment due or (b) if the Monthly Payment Advance has been outstanding for at least 90 days after the end of the Collection Period in respect of which such Monthly Payment Advance was made, from the Series Collection Account.

Sales Proceeds Advances. If the servicer does not sell or otherwise dispose of a leased vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date, the servicer may be required to make a Sales Proceeds Advance to the issuing entity an amount equal to, if the related lease (i) terminated early but is not a lease in default, the Securitization Value, and (ii) relates to a leased vehicle that matured on its scheduled termination date, the Base Residual. The servicer will be required to make a Sales Proceeds Advance only to the extent that it determines that the Sales Proceeds Advance will be recoverable from future payments or collections on the related lease or leased vehicle or otherwise.

If the servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Net Auction Proceeds will be paid to the servicer up to the amount of the Securitization Value of the related leases, and the Residual Value Surplus will be deposited into the Series Collection Account. If the Net Auction Proceeds are insufficient to reimburse the servicer for the entire Sales Proceeds Advance, the servicer will be entitled to reimbursement of the difference from the Collections on the related 2023-A Series Assets, in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance.

If the servicer has not sold a Matured Vehicle within six months after it has made a Sales Proceeds Advance, it may be reimbursed for that Sales Proceeds Advance from amounts on deposit in the Series Collection Account. Within six months of receiving that reimbursement, if the related leased vehicle has not been sold, the servicer will, if permitted by applicable law, cause that leased vehicle to be sold at auction and will remit the proceeds (less expenses) associated with the disposition of that leased vehicle to the Series Collection Account.

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the titling company as loss payee. Additionally, the lease requires that the lessee maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law, or industry standards, as set forth in the related lease (to the extent permitted by applicable law), naming the titling company as an additional insured.

Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a lessee fails to obtain or maintain the required insurance, the related lessee will be deemed in default under the lease.

NMAC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the leases on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related lease.

Realization Upon Liquidated Leases

The servicer will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of Defaulted Vehicles and their disposition, or the servicer may take any other action permitted by applicable law. The servicer may enforce all rights of the lessor under the related Liquidated Lease, sell the related Defaulted Vehicle in accordance with such Liquidated Lease and commence and pursue any proceedings in connection with such Defaulted Vehicle. In connection with any such repossession, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the industry, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the servicer in respect of leases serviced by it for its own account. The servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or reasonable out-of-pocket expenses incurred by the servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease (“Liquidation Expenses”). Proceeds from the sale or other disposition of repossessed leased vehicles will constitute Liquidation Proceeds and will be deposited into the Series Collection Account net of any reimbursable Disposition Expenses and Liquidation Expenses.

A “Liquidated Lease” will mean a lease that is terminated and charged off by the servicer prior to its Maturity Date following a default thereunder. Collections in respect of a Collection Period will include all Net Auction Proceeds and Net Liquidation Proceeds collected during that Collection Period.

Servicer Records, Determinations and Reports

The servicer will retain or cause to be retained all data—including computerized records, operating software and related documentation—relating directly to or maintained in connection with the servicing of the leases. Upon the occurrence and continuance of a servicer default and termination of the servicer’s obligations under the Servicing Agreement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the leases to a successor servicer.

The servicer will perform certain monitoring and reporting functions on behalf of the depositor, the issuing entity, the trustees and the securityholders, including the preparation and delivery to the indenture trustee, the related owner trustee and each related paying agent, on or before the tenth calendar day of each month or if the tenth day is not a Business Day, the next succeeding Business Day, of a certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period as described under “Distributions on the Notes—Payment Date Certificate” in this prospectus, and the preparation and delivery of statements setting forth the information described under “Description of the Servicing Agreement—Evidence as to Compliance” in this prospectus, and an annual officer’s certificate specifying the occurrence and status of any servicer default.

Evidence as to Compliance

Under the Servicing Agreement, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), the servicer will be required to deliver to the owner trustee, the indenture trustee and each hired rating agency a report, which will be deemed to be delivered upon filing such report with the SEC, assessing the servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the issuing entity and such servicer’s assessment report will identify any material instance of noncompliance, so long as the depositor is filing the servicer’s assessment report with respect to the issuing entity under the Exchange Act. Under the Servicing Agreement, so long as the depositor is filing the attestation report with respect to the issuing entity under the Exchange Act, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), the servicer will cause a firm of independent certified public accountants to furnish an attestation report to the issuing entity, the indenture trustee and each hired rating agency as to the servicer’s assessment report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the servicer’s preceding fiscal year (or since the date of the issuance of the notes in the case of the first such statement), which will be deemed furnished upon filing such report with the SEC. The form of assessment report and attestation report required under the Servicing Agreement may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC. The Servicing Agreement will also require that the servicer deliver to the owner trustee, the indenture trustee and each hired rating agency, on or before the last day of the third month after the end of each fiscal year of the servicer (commencing on the first year after the issuance of the notes), an officer’s certificate with respect to the prior fiscal year of the servicer (or with respect to the initial officer’s certificate, the period from the date of the initial issuance of the notes to the end of the fiscal year of the servicer), stating that a review of the activities of the servicer during the preceding twelve-month (or shorter) period and of its performance under the Servicing Agreement has been made under such officer’s supervision and to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the Servicing Agreement throughout such twelve-month (or shorter) period in all material respects, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status thereof.

Copies of such statements, certificates and reports may be obtained by noteholders or the certificateholders by a request in writing addressed to the indenture trustee or the owner trustee, as the case may be, at the related corporate trust office. The annual servicer report, the annual attestation report, the annual servicer’s statement of compliance and any areas of material non-compliance identified in such reports will be included in the issuing entity’s annual report on Form 10-K.

Servicing Compensation

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the 2023-A Series Assets under the Servicing Agreement. The servicer will be entitled to receive a fee in respect of the related 2023-A Series Assets described in “Additional Information Regarding the Securities—Compensation for Servicer and Administrative Agent” in this prospectus. The servicer will also be entitled to additional compensation in the form of (i) interest and other investment earnings (net of losses and expenses) on investment of funds in the Reserve Account and the Series Collection Account, and (ii) expense reimbursement, administrative fees or similar charges paid with respect to the leases, including disposition fees and any late payment fees and extension fees now or later in effect (collectively, the “Administrative Charges”). The servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the related Servicing Agreement and will not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses, Liquidation Expenses and Reimbursable Expenses. The servicer will be entitled to be reimbursed for Disposition Expenses, Insurance Expenses and Liquidation Expenses by depositing only Net Insurance Proceeds, Net Auction Proceeds and Net Liquidation Proceeds into the Series Collection Account. For more information regarding the reimbursement of Disposition Expenses and Insurance Expenses, you should refer, respectively, to “The Leases—Early Termination,” “Description of the Servicing Agreement—Advances” and “—Realization Upon Liquidated Leases” in this prospectus. The servicer will have no responsibility, however, to pay any losses with respect to any Titling Company Assets.

The servicing fee described in “Distributions on the Notes—Compensation for Servicer and Administrative Agent” in this prospectus will compensate the servicer for performing the functions of a third-party servicer of the leases as an agent for the titling company under the Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of the Matured Vehicles and Defaulted Vehicles, overseeing the 2023-A Series Assets and servicing the leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the titling company with respect to distributions and generating U.S. federal income tax information.

Servicer Resignation and Termination

The servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until the date upon which the servicer becomes unable to act as servicer, as specified in its resignation notice, unless a successor servicer has already assumed the servicer’s obligations under the Servicing Agreement. The servicer may not assign a Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein, or except in connection with a consolidation, merger, conveyance, transfer or assignment made in compliance with the Servicing Agreement.

The rights and obligations of the servicer under the Servicing Agreement may be terminated following the occurrence and continuance of a servicer default, as described under “—Servicer Defaults” below.

Indemnification by and Limitation of Liability of the Servicer

The servicer will indemnify the titling company, the titling company registrar and the related securityholders for any loss, liability, claim, damage or reasonable expense that may be incurred by them as a result of any act or omission by the servicer in connection with the performance of its duties under the Servicing Agreement, but only to the extent such liability arose out of the servicer’s disregard of its obligations and duties under the Servicing Agreement.

The Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the titling company, the titling company registrar or the securityholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement or the Titling Company Agreement. In addition, the Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Servicing Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Servicer Defaults

The occurrence and continuation of any of the following will be a “servicer default” under the Servicing Agreement:

(a)

any failure by the servicer to deliver or cause to be delivered any required payment to (i) the indenture trustee for distribution to the noteholders, (ii) if applicable, the owner trustee of the issuing entity for distribution to the certificateholders, which failure continues unremedied for five Business Days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee, the certificateholder or noteholders evidencing at least a majority interest of the aggregate outstanding principal balance of the applicable outstanding securities (which for this purpose includes certificates held by the issuing entity, the depositor, the servicer and their respective affiliates), voting together as a single class; provided, however, that a failure under this clause (a) that continues unremedied for a period of ten Business Days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence,

(b)

any failure by the servicer to duly observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the 2023-A Series Certificate, the noteholders or the certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the applicable outstanding securities, voting as a single class, consents to such longer cure period) after receipt by the servicer of written notice thereof from the indenture trustee or the related holders evidencing at least a majority of the applicable outstanding securities, voting as a single class, or such default becomes known to the servicer; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence,

(c)

any representation, warranty or statement of the servicer made in the Servicing Agreement, any other Basic Document to which the servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the 2023-A Series Certificate, the noteholders or the certificateholders, and continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the applicable outstanding securities, voting as a single class, consents to such longer cure period) after receipt by the servicer of written notice thereof from the titling company or the related holders evidencing at least a majority of the applicable outstanding securities, voting as a single class, or such default becomes known to the servicer; provided, however, that a failure under this clause (c) that continues unremedied for a period of 150 days or less will not constitute a servicer default if such failure was caused by a force majeure or other similar occurrence, or

(d)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation in respect of the servicer (in each case, remains unstayed and effect for a period of 90 consecutive days).

Rights Upon Servicer Default

Upon the occurrence of any servicer default, the sole remedy available to issuing entity as the holder of the 2023-A Series Certificate will be to direct the titling company registrar to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “—Removal or Replacement of the Servicer” below.

Removal or Replacement of the Servicer

Upon the occurrence of a servicer default, the titling company registrar may, to the extent such servicer default relates (a) to all Titling Company Assets, upon the direction of the holders (excluding NILT LLC) of all series certificates terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to all Titling Company Assets or (b) only to assets of a particular series, upon the direction of the holder and pledgee of the 2023-A Series Certificate, terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to the 2023-A Series Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the 2023-A Series Certificate will be the indenture trustee acting at the direction of noteholders holding not less than 66 2/3% of the aggregate principal balance of the notes, voting together as a single class. After the lien of the Indenture has been released, the owner trustee, acting at the direction of the certificateholder, may remove the servicer upon a servicer default. In each case, the titling company registrar will effect that termination by delivering notice thereof to the servicer, the administrative agent, the depositor, the certificateholders and, if applicable, any other holders of rated securities related to any Other Series affected by that servicer default. The administrative agent will thereafter deliver a copy of such notice to each hired rating agency.

Upon the termination of the servicer as a result of a servicer default, the servicer, subject to that termination, will continue to perform its functions as servicer until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the servicer’s receipt of such notice.

In the event of a termination of the servicer as a result of a servicer default with respect only to the assets of one series, noteholders holding not less than 66 2/3% of the aggregate principal balance of the notes, voting together as a single class, so long as the notes are outstanding and thereafter the owner trustee of the issuing entity acting at the direction of the certificateholder — will appoint a successor servicer. The titling company registrar will have the right to approve that successor servicer, and that approval may not be unreasonably withheld. If a successor servicer is not appointed by the effective date of the predecessor servicer’s resignation or termination, then the titling company registrar will act as successor servicer until a successor servicer accepts an appointment. All reasonable costs and expenses incurred in connection with transferring the servicing of the related leases and the leased vehicles to the successor services will be paid by the predecessor servicer (or, if the predecessor servicer is the Trust Agent, by NMAC).

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional leases or vehicles by the titling company or with respect to making advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the Unallocated Assets Series and the Other Series, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent an indenture trustee, the trustee of the issuing entity, the noteholders or (if applicable) the related certificateholder from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the 2023-A Series Assets to the extent funds are available therefore in respect of the advances made.

Waiver of Past Defaults

With respect to any servicer default, the titling company registrar, acting on the direction of, so long as the lien of the Indenture is in place, the indenture trustee, acting at the direction of the holders of notes evidencing 66 2/3% of the aggregate outstanding principal balance of the then outstanding notes and thereafter, the owner trustee, acting at the direction of the holders of 66 2/3% of the certificates, may waive any default of the servicer in the performance of its obligations under the Servicing Agreement and, upon any such waiver, such default will cease to exist and any servicer default arising therefrom will be deemed to have been remedied for all purposes under the related Servicing Agreement. No such waiver will extend to any subsequent or other default.

Termination

The Servicing Agreement will terminate upon the earlier to occur of (a) the dissolution of the titling company or (b) with respect to the servicer, but not as to the applicable successor servicer, the resignation or removal of the servicer with respect to the 2023-A Series in accordance with the terms of the Servicing Agreement, which will effect a termination only with respect to the 2023-A Series Assets and not with respect to any other Titling Company Assets.

Amendment

The Servicing Agreement may be amended by the parties thereto without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the noteholders will require the consent of such noteholders evidencing not less than a majority of the aggregate outstanding principal balance of the notes voting together as a single class or (B) such amendment will not materially and adversely affect such noteholders, and (ii) any amendment that materially and adversely affects the interests of the related certificateholder, the titling company registrar, the indenture trustee or the owner trustee will require the prior written consent of each person whose interests are adversely affected; provided, further, that an opinion of counsel is delivered to the titling company registrar to the effect that after such amendment, for U.S. federal income tax purposes, the titling company will not be treated as an association (or a publicly traded partnership) taxable as a corporation and the notes will properly be characterized as indebtedness that is secured by the assets of the issuing entity. An amendment will be deemed not to materially and adversely affect the noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment or (ii) the servicer delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders. The consent of the certificateholder or the owner trustee will be deemed to have been given if the servicer does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The titling company registrar and the indenture trustee may, but will not be obligated to, enter into any such amendment that affects the titling company registrar’s or the indenture trustee’s own rights, duties, liabilities or immunities under the Servicing Agreement or otherwise.

Notwithstanding the foregoing, no amendment to the Servicing Agreement will (i) reduce the interest rate or principal balance of any note, or change the due date of any installment of principal of or interest on any note, or the Redemption Price, without the consent of the holder of such note, or (ii) reduce the aggregate outstanding principal balance of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal balance of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the Servicing Agreement, neither the titling company registrar nor the indenture trustee, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the servicer will deliver to a responsible officer of the trustee of the titling company registrar and the indenture trustee, an officer’s certificate to that effect, and the titling company registrar and the indenture trustee may conclusively rely upon the officer’s certificate from the servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE TRUST ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrative agent for the notes, will enter into an agreement (as amended and supplemented from time to time, a “Trust Administration Agreement”) with the issuing entity and the indenture trustee pursuant to which the administrative agent will agree, to the extent provided in that Trust Administration Agreement, to perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Indenture, the Trust Agreement, and certain other Basic Documents. As compensation for the performance of the administrative agent’s obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the administrative agent will be entitled to a monthly payment of compensation in an amount that will be set forth in this prospectus, which fee will be paid by the servicer and not from the proceeds of the leases, leased vehicles or other Titling Company Assets and which shall be solely an obligation of the servicer. The administrative agent will pay the fees and expenses of the trustees of the issuing entity and each paying agent, if any, pursuant to the Trust Agreement and the Indenture. The Trust Administration Agreement will be governed by the laws of the State of New York.

Amendment

The Trust Administration Agreement may be amended with the written consent of the owner trustee but without the consent of the noteholders or the certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Administration Agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, that such amendment will not materially and adversely affect such noteholders. An amendment will be deemed not to materially and adversely affect such noteholders if (i) the administrative agent or the depositor delivers an officer’s certificate to the indenture trustee stating that the amendment will not materially and adversely affect such noteholders, or (ii) the Rating Agency Condition has been satisfied with respect to such amendment. The Trust Administration Agreement may also be amended with the written consent of the owner trustee and, (i) in the case of any amendment that does not materially and adversely affect the noteholders, the certificateholders holding at least a majority of the certificates, or (ii) the noteholders evidencing at least a majority of the aggregate outstanding principal balance of notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Trust Administration Agreement or of modifying in any manner the rights of noteholders or certificateholder that are not covered by the immediately preceding sentence; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the leases or distributions that are required to be made for the benefit of the noteholders or the certificateholder or (ii) reduce the percentage of the noteholders or certificateholders that are required to consent to any such amendment without the consent of the holders of all outstanding notes and certificates. Notwithstanding the foregoing, the administrative agent may not amend the Trust Administration Agreement without the permission of the depositor, which permission will not be unreasonably withheld.

ADDITIONAL LEGAL ASPECTS OF THE TITLING COMPANY AND THE 2023-A SERIES

The Titling Company

The titling company was formed as a Delaware statutory trust in 1998 and converted to a Delaware limited liability company in April 2021. The titling company has made filings or obtained certificates of authority to transact business in states where, in the servicer’s judgment, such action may be required. Because the titling company has been registered as a limited liability company for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” in this prospectus. As such, the titling company may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the Titling Company Assets could have priority over the issuing entity’s interest in the 2023-A Series Assets represented by the 2023-A Series Certificate. In addition, claims of a third-party against the Titling Company Assets, including the 2023-A Series Assets, to the extent such claims are not covered by insurance, would take priority over the holders of series interests in the titling company, such as the indenture trustee, as more fully described under “The Sponsor—Contingent and Excess Liability Insurance” in this prospectus.

Structural Considerations

Unlike many structured financings in which the holders of the notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity will not directly own the 2023-A Series Assets. Instead, the titling company will own the Titling Company Assets, including all leases and the related leased vehicles included in the 2023-A Series Assets. The primary asset of the issuing entity will be the 2023-A Series Certificate evidencing the 2023-A Series Interest. The indenture trustee will take action with respect to the 2023-A Series Certificate in the name of the issuing entity and on behalf of the noteholders. Transferring the 2023-A Series Certificate (rather than the leases and leased vehicles included in the 2023-A Series Assets) avoids the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The servicer and/or the titling company registrar will segregate the 2023-A Series Assets from the other Titling Company Assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other series interests in the titling company will have rights in the 2023-A Series Assets, and payments made on any Titling Company Assets other than those 2023-A Series Assets generally will not be available to make payments on the notes or to cover expenses of the titling company allocable to the 2023-A Series Assets.

Allocation of Titling Company Liabilities

The Titling Company Assets do and may in the future comprise several portfolios of assets of one or more series in addition to the Unallocated Assets Series. NILT LLC (on behalf of the titling company) may in the future create and sell or pledge Other Series in connection with other financings. The Titling Company Agreement will permit the titling company, in the course of its activities, to incur certain liabilities relating to its assets other than the assets of a series, or relating to the assets of that series generally. Pursuant to the Titling Company Agreement, as among the holders of the series certificates, a titling company liability relating to a particular portfolio of Titling Company Assets will be allocated to and charged against the series to which the applicable Titling Company Assets have been allocated. Titling company liabilities incurred with respect to the Titling Company Assets generally will be borne pro rata among all portfolios of Titling Company Assets. The titling company and the holders of the Titling Company Assets, including the issuing entity, will be bound by that allocation. In particular, the Titling Company Agreement will require the holders from time to time of the Unallocated Assets Certificate and any Other Series

Certificates to waive any claim they might otherwise have with respect to any unrelated series assets and to fully subordinate any claims to those series assets in the event that such waiver is not given effect. Similarly, the holder of the 2023-A Series Certificate and the related Series Interest will be deemed to have waived any claim it might otherwise have with respect to the Unallocated Assets Series or any Other Series Assets. See “Description of the Titling Company Agreement—The 2023-A Series, Other Series and the Unallocated Assets Series” in this prospectus.

The issuing entity and the indenture trustee will not have a direct ownership interest in the 2023-A Series Assets or a perfected security interest in those 2023-A Series Assets. As a result, claims of third-party creditors of the titling company will generally take priority over the interests of the trustees in such 2023-A Series Assets. Potentially material examples of such claims could include:

(1)	tax liens arising against the depositor, NMAC, the titling company, NILT LLC or the issuing entity;

(2)	liens arising under various federal and state criminal statutes;

(3)	certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)	judgment liens arising from successful claims against the titling company arising from the operation of the leased vehicles constituting Titling Company Assets.

See “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes,” “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus for a further discussion of these risks.

The assets of the titling company are located in several states, the tax laws of which vary. The Titling Company Agreement provides that NMAC, as administrator, will prepare or cause to be prepared and filed any federal, state or local tax returns required to be filed by the titling company or any series. Additionally, NMAC, as administrator, will cause the titling company or series to pay any taxes payable. However, it is possible that noteholders could incur a loss on their investment if the titling company did not have sufficient assets available to satisfy such state or local tax liabilities.

The Titling Company Agreement sets out the intent by NILT LLC and each holder of a series to treat any interest in the titling company either as a direct ownership interest in the related series assets or treat any applicable series as a separate entity (that is also separate from any other series). Additionally, the Titling Company Agreement provides that no holder of a series interest will direct NMAC, as administrator or the titling company registrar to take any action that would result in the titling company’s or any series’ becoming an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes or that is otherwise inconsistent with the intended tax characterization of the titling company or series and the Titling Company Assets.

The 2023-A Series

The 2023-A Series will be issued pursuant to the Titling Company Agreement and will constitute a limited liability company series interest. The 2023-A Series Assets will be allocated to, and associated with, the 2023-A Series. The 2023-A Series will not constitute a direct legal interest in the 2023-A Series Assets, nor will it constitute an interest in any Titling Company Assets other than such 2023-A Series Assets. As described under “Additional Legal Aspects of the Titling Company and the 2023-A Series—Allocation of Titling Company Liabilities” in this prospectus, payments made on or in respect of Titling Company Assets other than the 2023-A Series Assets will not be available to make payments on the notes or to cover expenses of the titling company allocable to the 2023-A Series Assets. The issuing entity, as holder of the 2023-A Series Certificate, will bear any liability to third parties arising from a lease or the related leased vehicle allocated to, and associated with, the 2023-A Series. If any such liability arises from a lease or leased vehicle that is an asset of an Other Series or the Unallocated Assets Series, the

Titling Company Assets (including the 2023-A Series Assets) will not be subject to this liability unless the assets of the Other Series or the Unallocated Assets Series are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the titling company and the holders of interests of the titling company, the other Titling Company Assets, including the assets of the 2023-A Series, may be available to satisfy such liabilities. Under these circumstances, investors in the notes could incur a loss on their investment.

Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other Series or the Unallocated Assets Series is satisfied out of the assets of the 2023-A Series rather than the Other Series Assets or Unallocated Assets Series, and the claim exceeds the value of the Other Series Assets and the Unallocated Assets Series, the titling company will be unable to reallocate the remaining Titling Company Assets so that each portfolio of 2023-A Series Assets and the Unallocated Assets Series will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the notes could incur a loss on their investment.

The Titling Company Agreement provides that, to the extent that such a third-party claim is satisfied out of assets of the 2023-A Series rather than Other Series Assets or Unallocated Assets Series to which the related leases or leased vehicles are included, as the case may be, the titling company will reallocate the remaining Titling Company Assets (i.e., the Other Series Assets and the Unallocated Assets Series) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Company Agreement as set forth under “Description of the Titling Company Agreement—The 2023-A Series, the Other Series and the Unallocated Assets Series” in this prospectus.

NILT LLC has pledged the Unallocated Assets Certificate as security in connection with the financing of the acquisition of the Unallocated Assets Series and may create and sell or pledge Other Series in connection with other financings. Each holder or pledgee of the Unallocated Assets Series or any Other Series will be required to expressly disclaim any interest in the assets already allocated to an existing series, and to fully subordinate any claims to the related 2023-A Series Assets in the event that this disclaimer is not given effect.

The issuing entity will own the 2023-A Series Certificate and, through such ownership, will have an indirect interest in the leases and the related leased vehicles included in the 2023-A Series Assets. However, if a court of competent jurisdiction were to recharacterize the sale to the issuing entity of the 2023-A Series Certificate as a financing, the issuing entity (or, during the term of the Indenture, the indenture trustee) could instead be deemed to have a perfected security interest in the 2023-A Series Certificate, but in no event would the issuing entity or the indenture trustee be deemed to have a perfected security interest in the leases and leased vehicles included in the 2023-A Series Assets. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” in this prospectus.

Insolvency Related Matters

As described under “Description of the Titling Company Agreement—The 2023-A Series, Other Series and the Unallocated Assets Series” and “The 2023-A Series” in this prospectus, each holder or pledgee of the Unallocated Assets Certificate and any Other Series certificate will be required to expressly disclaim any interest in the 2023-A Series Assets and to fully subordinate any claims to such 2023-A Series Assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the event of a bankruptcy of NMAC or NILT LLC, the 2023-A Series Assets would not be treated as part of NMAC’s or NILT LLC’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the Unallocated Assets Series, Unallocated Assets Certificate, Other Series and Other Series Certificates should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or NILT LLC under any insolvency laws will result in consolidation of the assets and liabilities of the titling company, the depositor or the issuing entity with those of NMAC or NILT LLC. With respect to the titling company, these steps include its intended status as a separate, special purpose Delaware limited liability company subject to a limited liability company agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which NMAC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on the notes and possible reductions in the amount of such payments could occur if:

•

a court were to conclude that the assets and liabilities of the titling company, the depositor or the issuing entity should be consolidated with those of NMAC or NILT LLC in the event of the application of applicable insolvency laws to NMAC or NILT LLC,

•	a filing were to be made under any insolvency law by or against the titling company, the depositor or the issuing entity, or

•	any person were to litigate any of the foregoing issues.

If a court were to conclude that the transfer of the 2023-A Series Certificate from NILT LLC to the depositor, or the transfer of that 2023-A Series Certificate from the depositor to the issuing entity, was not a true sale, or that the depositor and the issuing entity should be treated as the same entity as NMAC or NILT LLC for bankruptcy purposes, any of the following could delay or prevent payments on the notes:

•

the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•

certain tax or government liens on NMAC’s or NILT LLC’s property (that arose prior to the transfer of a lease to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes or

•	the issuing entity not having a perfected security interest in the leased vehicles or any cash collections held by NMAC at the time that NMAC becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of NMAC, (1) Repurchase Payments made by NMAC, as servicer, in respect of certain leases, (2) payments made by NMAC on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (3) unreimbursed advances made by NMAC, as servicer, pursuant to the Servicing Agreement, and (4) payments made by NMAC to the depositor may be recoverable by NMAC as debtor-in-possession or by a creditor or a trustee in bankruptcy of NMAC as a preferential transfer from NMAC if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of NMAC or one year with respect to transfers to affiliates. In addition, the insolvency of NMAC could result in the replacement of NMAC as servicer, which could in turn result in a temporary interruption of payments on the notes. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” and “Risk Factors—Risks related to the servicer and other transaction parties—Adverse events with respect to NMAC, its affiliates or third-party service providers to whom NMAC outsources its activities may adversely affect the timing or amount of payments on your notes or may reduce the market value and/or liquidity of your notes” in this prospectus.

On the closing date, special insolvency counsel to the depositor will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if NMAC or NILT LLC were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the limited liability company form of NMAC or NILT LLC or the separateness of NMAC or NILT LLC, from the titling company or the issuing entity so as to substantively consolidate the assets and liabilities of the depositor, the titling company, or the issuing entity with the assets and liabilities of NMAC or NILT LLC. Among other things, such opinion will assume that each of the titling company, NILT LLC and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of NMAC or NILT LLC, not commingling its respective assets with those of NMAC or NILT LLC, doing business in a separate office from NMAC or NILT LLC and not holding itself out as having agreed to pay, or being liable for, the debts of NMAC or NILT LLC. In addition, such opinion will assume that except as expressly provided by the Titling Company Agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), NMAC and NILT LLC generally will not guarantee the obligations of the titling company, the depositor or the issuing entity to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in NMAC’s capacity as servicer acting under and in accordance with the Servicing Agreement or in NMAC’s capacity as administrative agent under the Trust Administration Agreement. Each of NMAC, the titling company, NILT LLC and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of NMAC, the titling company, NILT LLC and the depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against NMAC or NILT LLC, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the titling company, the depositor or the issuing entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the 2023-A Series Certificate (and possible reductions in the amount of such distributions) to the issuing entity, and therefore to the noteholders and the certificateholder, could occur. In addition, the Series Supplement provides that following the occurrence of an Event of Default resulting in acceleration of the notes, the 2023-A Series may be terminated by the titling company. In each case, the titling company will be required to distribute the 2023-A Series Assets to the holder of the 2023-A Series Certificate. Because the issuing entity has pledged its rights in and to the 2023-A Series Certificate to the indenture trustee, such distribution would be made to the indenture trustee, who would be responsible for retitling the leased vehicles. The cost of such retitling would reduce amounts payable from the 2023-A Series Assets that are available for payments of interest on and principal of the notes and the certificates, and in such event, investors in the notes could suffer a loss on their investment.

NILT LLC will treat its conveyance of the 2023-A Series Certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against NILT LLC, and NILT LLC as debtor-in-possession or a creditor, receiver or bankruptcy trustee of NILT LLC were to take the position that the sale, transfer and assignment of the 2023-A Series Certificate by NILT LLC to the depositor should instead be treated as a pledge of that 2023-A Series Certificate to secure a borrowing by NILT LLC, delays in payments of proceeds of that 2023-A Series Certificate to the issuing entity, and therefore to the noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On the closing date, special insolvency counsel to the depositor will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if NILT LLC were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the 2023-A Series Certificate to the depositor, the sale, transfer and assignment of that 2023-A Series Certificate from NILT LLC to the depositor would be characterized as a true sale, transfer and assignment, and that 2023-A Series Certificate and the proceeds thereof would not be property of NILT LLC’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in the 2023-A Series Certificate as against NILT LLC, which the depositor will assign to the issuing entity and the issuing entity will assign to the indenture trustee. The indenture trustee will perfect its security interest in that 2023-A Series Certificate under the UCC by possession and/or by filing. Accordingly, if the conveyance of that 2023-A Series Certificate by NILT LLC to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of NILT LLC, although a case or proceeding under any insolvency law with respect to NILT LLC could result in delays or reductions in distributions on that 2023-A Series Certificate as indicated above, notwithstanding such perfected security interest.

If the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including Advances and Repurchase Payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the servicer. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” in this prospectus.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, NILT LLC, the depositor, or the issuing entity, or its creditors.

Potential Applicability to NMAC, NILT LLC, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

NILT LLC, the issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For NILT LLC, the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) NILT LLC, the issuing entity or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, NILT LLC, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor, or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including NILT LLC, the depositor, or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including NILT LLC, the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated by the FDIC in an OLA governed proceeding are the Series Certificate Sale Agreement, Series Certificate Transfer Agreement, the Servicing Agreement and the Administration Agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the requirement to request bankruptcy court relief from the “automatic stay” in bankruptcy.

We will structure the transfers of the 2023-A Series Certificate from NILT LLC to the depositor, or the transfer of that 2023-A Series Certificate from the depositor to the issuing entity contemplated hereby with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the 2023-A Series Assets using its repudiation power because they would not be treated as part of NMAC’s or NILT LLC’s estate for bankruptcy purposes. However, if those transfers were not respected as legal true sales, then the transfers of the 2023-A Series Certificate would be treated as secured loans. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages are no less than the amount lent plus accrued interest plus any accreted OID as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the Series Certificate Sale Agreement or the Series Certificate Transfer Agreement are respected as legal true sales, as receiver for NMAC or a covered subsidiary the FDIC could:

•

require the issuing entity, as assignee under the Series Certificate Transfer Agreement, to go through an administrative claims procedure to establish its rights to payments collected on the 2023-A Series Assets;

•

if the issuing entity were a covered subsidiary, require the indenture trustee or the holders of the notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including NILT LLC, the depositor or the issuing entity);

•	repudiate NMAC’s ongoing servicing obligations under the Servicing Agreement, such as its duty to collect and remit payments or otherwise service the leases and leased vehicles; or

•	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the holders of the notes from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including NILT LLC, the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including NILT LLC, the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, NILT LLC, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. This final rule was effective August 15, 2011. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Vicarious Tort Liability

Although the titling company will own the leased vehicles allocated to, and associated with, the 2023-A Series and the issuing entity will hold the 2023-A Series Certificate, the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the titling company and the titling company assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. However, the owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. In addition, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including the titling company as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled in 1998 that a finance company acting as an agent for an titling company may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the titling company or NMAC, as agent of the titling company, in connection with the negligent use or operation of any leased vehicles owned by the titling company, including the leased vehicles allocated to, and associated with, the 2023-A Series. This case was decided prior to the enactment of the Transportation Act.

The Transportation Act enacted by the U.S. Congress and signed into law on August 10, 2005 provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and to reduce the likelihood of vicarious liability being imposed on a titling company. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a 2006 case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of other similar cases and their impact are uncertain at this time.

The servicer maintains liability insurance on behalf of the titling company, and NMAC is a named insured under the titling company’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the titling company, claims could be imposed against the titling company assets, including any leased vehicles allocated to a series, and in certain circumstances, with respect to a leased vehicle that is an Other Series Asset or an asset allocated to the Unallocated Assets Series. If any of these claims were imposed against the titling company assets, investors in the notes could incur a loss on their investment.

Security Interests

Various liens such as those discussed under “Additional Legal Aspects of the Titling Company and the 2023-A Series—Allocation of Titling Company Liabilities” in this prospectus could be imposed upon all or part of the 2023-A Series Assets (including the related leased vehicles) that, by operation of law, would take priority over the indenture trustee’s interest therein. For a discussion of the risks associated with third-party liens on leases and leased vehicles, see “Risk Factors—Risks related to the limited nature of the issuing entity’s assets—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payments on your notes” in this prospectus. Additionally, any perfected security interest of the indenture trustee in all or part of the property of the issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the depositor prior to any perfection of the transfer of the assets transferred by the depositor to the issuing entity, pursuant to the Series Certificate Transfer Agreement. See “Risk Factors—Risks related to the servicer and other transaction parties—Bankruptcy of NMAC, the depositor, the titling company or NILT LLC could result in delays in payments or losses on your notes” in this prospectus.

Repossession of Leased Vehicles

If a lessee defaults on its lease, the servicer will have all the remedies of a lessor under the UCC, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless otherwise prohibited by state law. Self-help repossession is the method used by NMAC in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, NMAC may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the lessor notify the lessee of the default and give the lessee a time period to cure the default prior to repossession. In NMAC’s experience, this right to cure is exercised by only a limited number of lessees.

Upon repossession of a vehicle, the UCC and other state laws may require the lessor to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. The lessee may have the right, in some states, to cure the default under the lease prior to sale by paying the lessor the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorneys’ fees when allowed by law.

Deficiency Judgments

The servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would in many cases be expected to have little capital or sources of income available following repossession. Therefore, in such cases, it may not be useful or cost effective to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or it may prove impossible to collect all or any portion of such judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, enforced by the Consumer Financial Protection Bureau (“CFPB”), for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)	the amount and type of all payments due at the time of origination of the lease,

(2)	a description of the lessee’s liability at the end of the Lease Term,

(3)	the amount of any periodic payments and manner of their calculation,

(4)	the circumstances under which the lessee may terminate the lease prior to the end of the Lease Term,

(5)	the capitalized cost of the vehicle, and

(6)	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the titling company as owner or lessor of the leases and may also apply to the issuing entity as holder of the 2023-A Series Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer and the titling company, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the titling company and the titling company may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the titling company to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the titling company may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the titling company to terminate the related lease, the lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases—General” in this prospectus, NMAC will represent and warrant that as of the cutoff date, the related leases and leased vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The federal Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after commencement of active duty if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days; (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or for deployment for active duty for a period of not less than 180 days; or (iii) the lessee, while in military service executes a lease upon receipt of military orders, and thereafter receives a stop movement order in response to a local, national, or global emergency, effective for an indefinite period or for a period of not less than 30 days, which prevents the lessee or the lessee’s dependents, from using the vehicle for personal or business transportation. No early termination charge may be imposed on the lessee. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations overseas have increased the number of persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the titling company with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

On December 20, 2019, the Fiscal Year (FY) 2020 National Defense Authorization Act (“2020 NDAA”) was enacted. Section 545 of the 2020 NDAA expands financial protections for military families by allowing the spouse of a servicemember who died while in military service to terminate a vehicle lease one year from the date of the servicemember’s death, as long as that servicemember died while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. In addition, the 2020 NDAA also allows the spouse of a servicemember who sustains a catastrophic injury or illness to terminate a car lease one year from the date of the catastrophic injury or illness, as long as that servicemember sustained the catastrophic injury or illness while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. No early termination charges (as defined in the Servicemembers Civil Relief Act) may be imposed for such termination.

Further, on January 1, 2021, the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (the “2021 NDAA”) was signed into law. The 2021 NDAA further amended the Servicemember Civil Relief Act to give dependents and not just spouses of servicemembers who incur a catastrophic injury or illness or die while in military service the right to terminate leases of motor vehicles in the one year time frame described above. However, the 2021 NDAA also clarified that a spouse’s or dependent’s right to terminate, in cases of catastrophic illness or injury, is only to the extent the servicemember lacks the mental capacity to manage his or her own affairs as a result of such catastrophic illness or injury, otherwise only the servicemember may terminate the lease. No early termination charges (as defined in the Servicemember Civil Relief Act) may be imposed for such termination.

On December 27, 2021, President Biden signed the National Defense Authorization Act for Fiscal Year 2022 (the “2022 NDAA”) into law. Title LXII of the 2022 NDAA otherwise referred to as the Foreign Service Families Act of 2021 amends the Foreign Service Act of 1980 and in part applies the terms governing termination of automobile leases in the Servicemembers Civil Relief Act provided to servicemembers in the same manner and to the same extent to members of the Foreign Service posted abroad.

The servicer will make representations and warranties in the Servicing Agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the servicer has satisfied, or has directed the related dealer to satisfy, the provisions of Servicing Agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the servicer will be required under the Servicing Agreement to deposit an amount equal to the Repurchase Payment in respect of the lease and the related leased vehicle into the applicable Series Collection Account unless the breach is cured in all material respects. See “Description of the Servicing Agreement—Representations and Warranties; Remedies” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile retail and lease financing.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. NMAC is subject to the supervisory and examination authority of the CFPB.

The CFPB and the United States Department of Justice have in recent years conducted fair lending investigations of several indirect automobile lenders, including NMAC, to determine whether their dealer markup and compensation policies resulted in any discriminatory practices, and several of those automobile lenders have entered into settlements with these U.S. government agencies with respect to such policies. While it discussed such matters with the agencies, NMAC did not ultimately enter into a settlement with respect to its policies. In late 2016 the investigation was closed.

The CFPB and nine states began a supervisory examination of NMAC in 2016. In March 2017, NMAC received the multi-state examination results. NMAC responded to the various state findings and perceived infractions alleged by the regulators. While some states requested NMAC to provide refunds for several perceived infractions, there were no fines or sanctions levied or any other disciplinary actions taken by any of the states.

On August 24, 2017, NMAC received the CFPB’s Final Examination Report (the “Report”). The Report identified certain matters requiring attention (“MRAs”), most concerning the CFPB’s general finding that NMAC’s compliance policies and procedures were materially undeveloped. NMAC responded to all MRAs and made all adjustments requested in the Report. In the aftermath of the 2016 examination, the enforcement division of the CFPB served NMAC with two Civil Investigative Demands (the “CIDs”) in September 2017 and February 2019. They required NMAC to produce specified documents, data and materials concerning the five most material findings from the examination. NMAC responded to these CIDs. On August 19, 2019, the CFPB enforcement division informed NMAC that it intended to recommend to its leadership that the agency commence an enforcement action against NMAC.

In October 2020, NMAC agreed to a settlement with the CFPB, agreeing to pay a penalty of $4.0 million to the CFPB and to provide cash and credit redress to customers determined to have been the subject of wrongful repossessions in amounts of up to $750,000 and approximately $14,500, respectively. In addition to the above, from time to time, NMAC is a party to legal proceedings, and are presently a party to, and are vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Plaintiffs in class action proceedings may seek to recover amounts which are large and may be indeterminable for some period of time. Some of the legal proceedings to which NMAC is a party may include claims for rescission and/or set-off, among other forms of relief. Costs to defend legal proceedings and the cost of actual settlements, judgments or resolutions of these legal proceedings, as well as the Superior counterclaims, may negatively affect NMAC’s business and financial performance.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Risks related to the characteristics, servicing and performance of the leases and related leased vehicles allocated to, and associated with, the 2023-A Series—Failure to comply with consumer protection laws may result in losses on your notes” in this prospectus.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the titling company under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes at their issue price in the initial distribution thereof and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special federal tax counsel to the issuing entity, subject to the qualifications set forth in this discussion. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	insurance companies;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	certain U.S. expatriates;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar;

•	corporations subject to the corporate alternative minimum tax on adjusted financial statement income; and

•	pass-through entities and persons who are investors in such pass-through entities.

Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity subject to U.S. federal income taxation as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders”.

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

On the closing date, Mayer Brown LLP, special federal tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that for U.S. federal income tax purposes, the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt and the issuing entity will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Holders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although special federal tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. Holders will be deemed to agree, by their purchase of the notes, to treat the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the Trust Agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors should note that the Treasury Regulations are complex, and are urged to consult their tax advisors regarding the possible effects of these rules.

Tax Treatment of Issuing Entity

At closing the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity. If the issuing entity is treated as a partnership for U.S. federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under the partnership audit rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Holders of the Notes

Stated Interest and OID: Stated interest on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with a Holder’s method of tax accounting. It is possible that one or more classes of notes offered hereunder will be issued with more than a de minimis amount (i.e., less than 1/4% of the principal balance of a class of notes multiplied by its weighted average life to maturity) of OID. If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal balance as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal balance of the obligations. A U.S. Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Holders regarding OID, if any, will be based on the assumption that the leases will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the leases. See “Maturity and Prepayment Considerations” and “Weighted Average Life of the Notes” in this prospectus. Accordingly, U.S. Holders are advised to consult their own tax advisors regarding the impact of any prepayments of the leases (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal balance of the note. Such income generally is capital gain.

Short Term Debt. A U.S. Holder of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Code.

A U.S. Holder of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such Holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note except to the extent it exceeds the sum of any interest income and OID accrued on such note. However, such Holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by such owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the Holder’s yield to maturity and daily compounding.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a U.S. Holder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal balance) or if the related notes were issued with OID, its original issue price (as adjusted for accrued OID, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the U.S. Holder held such note and the denominator of which is the number of days from the date the U.S. Holder acquired such note until its maturity date. The U.S. Holder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. Holder may elect to include market discount in gross income as it accrues and, if such U.S. Holder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a U.S. Holder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such U.S. Holder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such U.S. Holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. Such U.S. Holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Acquisition Premium. A U.S. Holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “—Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Total Accrual Election. A U.S. Holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Stated Interest and OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a U.S. Holder sells a note, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular U.S. Holder will equal the U.S. Holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Holder with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Holder with respect to the note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate U.S. Holders, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. U.S. Holders must aggregate capital gains and losses for each taxable year. In the event a U.S. Holder realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Potential Acceleration of Income. An accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). Noteholders should consult their tax advisors with regard to these rules.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Tax Consequences to Non-U.S. Holders of the Notes

Interest (including OID) paid (or accrued) to a Non-U.S. Holder generally will be considered “portfolio interest”, and, except as described below with respect to FATCA and backup withholding, generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder), and,

1.

the Non-U.S. Holder is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code;

2.	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Non-U.S. Holder does not bear specified relationships to any certificateholder or the issuing entity.

To qualify for the exemption from taxation, the Non-U.S. Holder must provide the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the owner of the note is a Non-U.S. Holder and providing the Non-U.S. Holder’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) provided by the Non-U.S. Holder and the Non-U.S. Holder must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) within 30 days of that change. If interest paid to a Non-U.S. Holder is not considered portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Non-U.S. Holder must provide the indenture trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the Non-U.S. Holder is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year of disposition or certain other conditions are not met.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (“FATCA”), withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the issuing entity or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on any notes as a result of a Holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, under rules previously scheduled to take effect beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g. notes). Treasury Regulations have been published in proposed form that eliminate withholding payments from such dispositions of such property. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Backup Withholding and Information Reporting

U.S. Holders. Under current U.S. federal income tax law, backup withholding at specified rates and information reporting requirements may apply to payments of principal and interest (including OID) made to, and to the proceeds of sale before maturity by, certain noncorporate U.S. Holders of notes. Backup withholding will apply to a U.S. Holder if:

•	such U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) to the payor in the manner required;

•	such U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, such U.S. Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Section 7701(a) of the Code), tax-exempt organizations or qualified pension and profit-sharing trusts.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, in their particular situations.

Non-U.S. Holders. Backup withholding will not apply to payments of principal or interest (including OID) made by the issuing entity or its paying agent on a note if a Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption (absent the issuing entity’s actual knowledge or reason to know that the Non-U.S. Holder is actually a U.S. Holder). Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

The issuing entity must report annually to the IRS on IRS Form 1042-S the amount of interest (including OID) paid on the notes and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Information reporting may also apply to payments made outside the United States, and payments on the sale, exchange, retirement or other disposition of a note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes:

•	a United States person;

•	a controlled foreign corporation;

•	a U.S. branch of a foreign bank or foreign insurance company;

•	a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

•	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period,

but the payment will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. Holder and no exception to backup withholding is otherwise established.

Non-U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, including as impacted by FATCA, in their particular situations.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of special federal tax counsel to the issuing entity that the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all the notes are treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.)

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (other than as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the 2023-A Series Certificate by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. Payments on the recharacterized notes would likely be treated as “guaranteed payments,” in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments,” note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them. Individual U.S. Holders are not entitled to deduct miscellaneous itemized deductions (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of equity interests in the issuing entity with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) and (y) a withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest).

In addition, as described above, the partnership audit rules apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the 2023-A Series Certificate. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of the issuing entity, notes, or Holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the leases will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. It is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a certificateholder or a noteholder treated as an equity-owner (including non-resident certificateholders and noteholders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN U.S. EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) or other employee benefit plans or plans that are not subject to Title I of ERISA or Section 4975 of the Code and any entity deemed to hold plan assets of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Certain Plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such Plans may be subject to similar restrictions under applicable federal, state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Plan Assets Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes which are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor or Plan that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the servicer, the sponsor, the administrative agent, the owner trustee, the depositor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified persons to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the note (or interest therein) with the assets of a Benefit Plan Investor or Plan subject to Similar Law; or (ii) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the notes at any time that the ratings on the notes are below investment grade or the notes have been characterized as other than indebtedness for applicable local law purposes.

A Plan fiduciary considering the acquisition of notes should consult its legal and financial advisors regarding the matters discussed above and other applicable legal requirements. Moreover, each fiduciary of a Benefit Plan Investor subject to Title I of ERISA should determine whether, under the general fiduciary standards of ERISA, an investment in the notes or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the depositor has agreed to sell to each of the underwriters (the “underwriters”), and each of the underwriters has severally agreed to purchase, the principal balance of the notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Balance of Class A-1 notes	Principal Balance of Class A-2a notes	Principal Balance of Class A-2b notes	Principal Balance of Class A-3 notes	Principal Balance of Class A-4 notes
BofA Securities, Inc.	$	$	$	$	$
BNP Paribas Securities Corp.	$	$	$	$	$
MUFG Securities Americas Inc.	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$
Lloyds Securities Inc.	$	$	$	$	$
Mizuho Securities USA LLC	$	$	$	$	$
Wells Fargo Securities, LLC	$	$	$	$	$

Total	$	$	$	$	$

In the Underwriting Agreement, the underwriters have severally and not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes listed in the table above if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The depositor has been advised by the underwriters that they propose initially to offer to the public the notes purchased by the underwriters, at the applicable prices set forth on the cover of this prospectus, and to specified dealers at that price less the initial concession not in excess of    % of the principal balance of the notes per Class A-1 note,    % per Class A-2a note,    % per Class A-2b note,    % per Class A-3 note and    % per Class A-4 note. The underwriters may allow, and those dealers may reallow, a concession not in excess of    % per Class A-1 note,    % per Class A-2a note,    % per Class A-2b note,    % per Class A-3 note and    % per Class A-4 note to some other dealers. After the initial public offering of the notes, the public offering price and those concessions may be changed. In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

Any retained notes will not be sold to the underwriters under the Underwriting Agreement. Subject to certain conditions, retained notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the retained notes. If the retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor and NMAC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NMAC and its affiliates.

The notes are new issues of securities with no established trading markets. The depositor has been advised by certain underwriters that they intend to make a market in the notes of each class, in each case as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The issuing entity may, from time to time, invest funds in the Accounts in Permitted Investments acquired from the underwriters.

NILT LLC may contribute all or any portion of the net proceeds of the sale of the 2023-A Series Certificate to the titling company so that the titling company may acquire additional leases, leased vehicles and other assets associated with such leases and leased vehicles and NILT LLC or its affiliates may apply all or any portion of the net proceeds of the sale of the 2023-A Series Certificate to the depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a loan agreement facility. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as reallocation proceeds.

Additionally, certain of the underwriters and their affiliates engage in transactions with and perform services for NMAC and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with NMAC and its affiliates.

The underwriters have advised the depositor that in connection with the offering to the public of the notes purchased by the underwriters, the underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters represent that the underwriters will engage in any such transactions. If the underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of notes to purchasers hereunder will settle more than two Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof are encouraged to consult their own advisors.

In connection with any sale of notes outside of the United States, the underwriters may act through one or more of their affiliates.

Offering Restrictions

United Kingdom

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

In addition, each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available in the UK to any person and will not offer, sell or otherwise make available in the UK to any person any notes in a principal amount of less than £100,000 (or its equivalent in U.S. dollars).

In addition, each underwriter will represent and agree that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the money market fund and its adviser to satisfy those requirements. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Requirements for Certain European and UK Regulated Persons and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other EU directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and will be applicable in any non-EU states of the European Economic Area (the “EEA”) in which it has been implemented. The EU Securitization

Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards and implementing technical standards in relation thereto, or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance or direction published in relation thereto by the European Banking Authority (the “EBA” ), the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory or supervisory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU SR Rules”.

Article 5 of the EU Securitization Regulation places certain due diligence conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor” defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (that is, not within the EU), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in a third country (that is, not within the EU), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to the EU Affected Investor; (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, an EU Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information. It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to comply with Article 6 of the EU Securitization Regulation (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are to be further specified in regulatory technical standards to be prepared by the EBA and to be adopted by the European Commission as a delegated regulation. The EBA published the final draft of those regulatory technical standards on April 12, 2022. Those regulatory technical standards have not yet been adopted by the European Commission or entered into force. Pursuant to Article 43(7) of the EU Securitization Regulation, until these regulatory technical standards apply, certain provisions of Commission Delegated Regulation (EU) No. 625/2014 shall continue to apply in respect of the EU Risk Retention Requirements.

The EU Securitization Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and consequently, whether, for example, they impose a direct obligation upon U.S. established entities. However (i) the explanatory memorandum to the original European Commission proposal for legislation that was ultimately enacted as the EU Securitization Regulation stated that “The current proposal thus imposes a direct risk retention requirement and a reporting obligation on the originator, sponsor or the original lenders… For securitisations notably in situations where the originator, sponsor nor original lender is not established in the EU the indirect approach will continue to fully apply.”; and (ii) the EBA, in a paper published on July 31, 2018 in relation to the draft regulatory technical standards then proposed to be made in respect of the EU Risk Retention Requirements, said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the [European] Commission in the explanatory memorandum”. This interpretation (the “EBA Guidance Interpretation”) is, however, non-binding and not legally enforceable.

Notwithstanding the above, on the closing date, NMAC, as “originator,” will covenant and agree, with reference to the EU Securitization Regulation, as in effect and applicable on the closing date, to retain upon issuance of the notes, and on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as in effect and applicable on the closing date, by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures. See “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

The EU Securitization Regulation makes no express provision as to whether, and, if so, to what extent, an EU Affected Investor is required to verify compliance with Article 7 of the EU Securitization Regulation in cases where the originator, the sponsor or the SSPE is established outside the EU (including where, as in this transaction, all relevant parties are established in the United States). However, in a report published on October 10, 2022 (the “Commission Report” ), the European Commission provided what it describes as “interpretative guidance”, to the effect that the EU Securitization Regulation should be read as making no distinction, as regards the requirement to verify compliance with Article 7 of the EU Securitization Regulation, according to “whether the securitisation is issued by EU entities or by entities based in third-countries”. With reference to securitizations in which the requirements of Article 7 of the EU Securitization Regulation are not satisfied, the European Commission stated that it “is aware that the current text of Article 5(1)(e) of the EU Securitization Regulation, in conjunction with the rules laid down by Article 7 of the EU Securitization Regulation (and, in turn, in conjunction with the respective technical standard) de facto excludes EU institutional investors from investing in certain third-country securitisations”. Accordingly, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors. Any prospective investor that is an EU Affected Investor should have regard to the Commission Report in determining whether the agreement by NMAC to retain the SR Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the EU Investor Requirements.

With respect to the UK, relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 and as further amended (the “UK Securitization Regulation”, and together with the EU Securitization Regulation, the “Securitization Regulations”). The UK Securitization Regulation, together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduct Authority (the “FCA”) and/or Prudential Regulation Authority (the “PRA”) (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced from time to time, are referred to in this prospectus as the “UK SR Rules”, and together with the EU SR Rules, the “SR Rules”.

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Due Diligence Requirements”, and together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” shall mean such Due Diligence Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm (a “UK CRR Firm”) as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (h) an FCA investment firm as defined in Article 4(1)(2AB) of the UK CRR. The UK Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of UK CRR Firms (such affiliates, together with all such institutional investors, “UK Affected Investors”, and together with EU Affected Investors, “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the UK Affected Investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or SSPE has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, a UK Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Due Diligence Requirements and the UK Due Diligence Requirements, with respect to the provision of information on the underlying exposures and investor reports as between the EU Due Diligence Requirements and the UK Due Diligence Requirements. There remains considerable uncertainty as to how UK Affected Investors should ensure compliance with certain aspects of the UK Due Diligence Requirements, including in relation to the verification of disclosure of information and whether the information provided to the noteholders in relation to this securitization is or will be sufficient to meet such requirements, and also what view the relevant UK regulators might take (and the Commission Report is not directly relevant in relation to the UK Securitization Regulation).

Article 6 of the UK Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “UK Risk Retention Requirements”). Certain aspects of the UK Risk Retention Requirements may be further specified in technical standards or rules to be made by the FCA and the PRA, acting jointly. Pursuant to Article 43(7) of the UK Securitization Regulation, until these regulatory technical standards apply, certain provisions of Commission Delegated Regulation (EU) No. 625/2014, as they form part of UK domestic law by operation of the EUWA, continue to apply in respect of the UK Risk Retention Requirements.

Similarly to the position under the EU Securitization Regulation as regards the EU Risk Retention Requirements (see above), the UK Securitization Regulation is silent as to the jurisdictional scope of the UK Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as NMAC. Although the wording of the UK Securitization Regulation with regard to the UK Risk Retention Requirements is similar to that of the EU Securitization Regulation with regard to the EU Risk Retention Requirements, such that the EBA Guidance Interpretation may be indicative of the position likely to be taken by the FCA or the PRA in the future, the EBA Guidance Interpretation is non-binding and not legally enforceable.

Notwithstanding the above, on the closing date, NMAC, as “originator,” will covenant and agree, with reference to the UK Securitization Regulation, as in effect and applicable on the closing date, that it will, as “originator” (as such term is defined for the purposes of the UK Securitization Regulation), retain upon issuance of the notes, and on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction described in this prospectus in accordance with paragraph (d) of Article 6(3) of the UK Securitization Regulation, as in effect on the closing date, by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the certificates to be issued by the issuing entity, such portion representing at least 5% of the nominal value of the securitized exposures (see “The Sponsor—EU Securitization Regulation and UK Securitization Regulation” in this prospectus).

Each of the Securitization Regulations provide that an entity shall not be considered an “originator” for purposes of that Article 6 if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see, in particular, “The Originator”, “The Sponsor—General” and “The Servicer” for information regarding NMAC, its business and activities. In relation to originator credit granting standards, see “The Sponsor—Lease Underwriting Procedures”, “—Collection and Repossession Procedures” and “—Modifications of the Leases” in this prospectus.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation. In particular, neither NMAC nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation or Article 7 of the UK Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such articles. Accordingly, the notes are unlikely to be a suitable investment for EU Affected Investors and may not be a suitable investment for UK Affected Investors.

Except as described herein, no party to the transaction described in this prospectus is required by the Basic Documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any investor with any applicable Due Diligence Requirements and any corresponding national measures that may be relevant.

It remains unclear, in certain respects, what will be required for Affected Investors to demonstrate compliance with the applicable Due Diligence Requirements. However EU Affected Investors should have regards to the Commission Report referred to above. Each prospective investor that is an Affected Investor is required to independently assess and determine whether the undertaking by NMAC to retain the SR Retained Interest as described above and in this prospectus generally, the other information in this prospectus and the information to be provided in the monthly reports to the noteholders and in the Payment Date Certificates are sufficient for the purposes of complying with the applicable Due Diligence Requirements and any corresponding national measures which may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Due Diligence Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Due Diligence Requirements, should be interpreted and those views are still evolving.

None of NMAC, the depositor, the sponsor, the underwriters or any of their respective affiliates or any other party to the transaction described in this prospectus makes any representation that the information described above or in this prospectus generally is sufficient in all circumstances for such purposes or any other purpose or that the structure of the notes, NMAC (including the SR Retained Interest) and the transactions described herein are compliant with the SR Rules or any other applicable legal or regulatory or other requirements and no such person shall have any liability to any prospective investor or any other person with respect to any deficiency in such information or any failure of the transactions or structure contemplated hereby to comply with or otherwise satisfy such requirements, any subsequent change in law, rule or regulation or any other applicable legal, regulatory or other requirements.

Any failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and should consult with their own investment and legal advisors, regarding application of and compliance with any applicable Due Diligence Requirements or other applicable regulations and the suitability of the notes for investment.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, no litigation or governmental proceeding is pending, or has been threatened, against NILT LLC, the depositor, the issuing entity, the indenture trustee, the owner trustee or the asset representations reviewer that is material to the noteholders.

NMAC and the titling company are parties to, and are vigorously defending, numerous legal proceedings, all of which NMAC and the titling company, as applicable, believe constitute ordinary routine litigation, other than the Superior Matter described below, incidental to the business and activities conducted by NMAC and the titling company. Some of the actions naming NMAC and/or the titling company are or purport to be class action suits. In the opinion of management of NMAC, the amount of ultimate liability on pending claims and actions as of the date of this prospectus, including the Superior Matter described below, should not have a material adverse effect on its condition, financial or otherwise, or on the titling company, the Titling Company Assets or the 2023-A Series. However, there can be no assurance in this regard or that future litigation will not adversely affect NMAC or the titling company. See “Risk Factors—Risks related to the servicer and other transaction parties—Risks associated with legal proceedings relating to leases” in this prospectus.

In 2011, NMAC was awarded a final, non-appealable judgment of approximately $40 million, now up to approximately $83 million with accruing interest, in a case relating to a breach of contract claim against Superior

Automotive Group (“Superior”), one of NMAC’s former dealer groups, stemming from defaults on Superior’s credit lines (the “Initial Judgment”). On May 22, 2017, a jury awarded approximately $256 million in a verdict against NMAC in favor of Superior in a new trial of Superior’s lender liability tort claims against NMAC, arising out of a similar set of facts as those culminating in the Initial Judgment (the “Superior Matter”). Judgment was entered on August 22, 2017 by the trial court in the Superior Matter. NMAC filed motions for a new trial and for judgment notwithstanding the verdict. On October 18, 2017, the Superior Court of California ruled in favor of NMAC, vacated the May 22, 2017 jury verdict, and granted NMAC’s motion for a new trial regarding the Superior Matter on the grounds of (1) irregularity of the proceedings and (2) juror misconduct. In December 2017, Superior appealed that ruling to the California Appellate Court. In April 2021, the California Court of Appeal affirmed the trial court’s ruling in favor of NMAC, and returned the case to the trial court for a third trial. This third trial on Superior’s lender liability tort claims, is now scheduled to begin on April 3, 2023. NMAC’s primary judgment against Superior for approximately $83 million remains undisturbed.

CERTAIN RELATIONSHIPS

The depositor is a wholly-owned subsidiary of NMAC. NILT LLC is the sole member of the titling company and the holder of the Unallocated Assets Series. The sole beneficiary of NILT LLC is NMAC. In addition to the agreements described in this prospectus and this prospectus, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with NNA. The owner trustee and the indenture trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.

RATINGS OF THE NOTES

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations. The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by one hired rating agency may not necessarily be taken by the other hired rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes or a potential rating agency conflict of interest and regulatory scrutiny of the rating agencies could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

LEGAL MATTERS

Certain legal matters relating to the notes and U.S. federal income tax and other matters will be passed upon for the issuing entity, the depositor and the servicer by the general counsel of the servicer, Mayer Brown LLP and Richards, Layton & Finger, P.A. In addition, certain matters relating to the issuance of the notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the defined terms used in this prospectus and the pages on which the definitions may be found.

10 percent shareholder	157
100% Prepayment Assumption	84
2020 NDAA	151
2021 NDAA	151
2022 NDAA	151
2023-A Series	5, 34
2023-A Series Assets	34
2023-A series certificate	5
2023-A Series Certificate	34
25% Prepayment Assumption	85
50% Prepayment Assumption	85
60-Day Delinquent Leases	128
AAA	120
ABS	84
account bank	37
Accounts	104
Accrual Period	98
acquisition premium	156
administrative agent	111
Administrative Charges	135
administrator	40
Affected Investors	168
ALG	65
ALG Residual	65
amortizable bond premium	156
ASC 820	52
Asset Representations Review Agreement	57
asset representations reviewer	1
Asset Review	129
asset-level data	74
Available Funds	105
Available Funds Shortfall Amount	105
Available Principal Distribution Amount	100
Base Residual	65
Base Transaction	i
Basic Documents	35
Beneficial Owner	96
Benefit Plan Investor	9, 161
Business Day	98
calculation agent	99
CARES Act	25
Casualty Termination	59
Cede	iv, 94
Certificate Distribution Account	104
certificate distribution amount	109
certificateholders	122
certificateholders	34
CFPB	24, 150
CIDs	152
Class A-2 notes	1
Clayton	57

Clearstream Banking Luxembourg	95
closing date	34
Code	9
Collection Period	105
Collections	105
Commission Report	167
Compounded SOFR	99
Contingent and Excess Liability Insurance	49
Contract Residual	47, 65
COVID-19	14
Credit Termination	59
cutoff date	5, 37
Dealer	56
Defaulted Vehicles	126
definitive notes	97
Delinquency Percentage	128
Delinquency Trigger	128
Deposit Date	127
depositor	1
determination date	105
direct participants	96
Disposition Amount	60
Disposition Expenses	61
Distribution Accounts	104
Dodd-Frank Act	24, 145
DSTs	39
DTC	iv, 94
DTCC	31, 96
Due Diligence Requirements	168
Early Lease Termination	59
Early Termination Charge	60
Early Termination Purchase Option Price	131
EBA	166
EBA Guidance Interpretation	167
EEA	165
Eligibility Representations	127
ERISA	9, 161
EU	31
EU Affected Investors	166
EU CRR	166
EU Due Diligence Requirements	166
EU Risk Retention Requirements	166
EU Securitization Regulation	165
EU SR Rules	166
Euroclear	95
EUWA	v
event of default	4
Event of Default	76
Excess Amounts	104
Excess Mileage and Excess Wear and Tear Charges	48

Exchange Act	36
FATCA	158
FCA	168
FDIC	145
FDIC Counsel	145
Final Scheduled Payment Date	101
fixed rate notes	2, 98
floating rate notes	2, 98
FRBNY	31
FRBNY’s Website	100
FSMA	v
FTC	24
gross payoff	48
hired rating agencies	9
hired rating agency	35
Holders	154
IFS	34
Indemnified Parties	122
Indenture	35
indenture trustee	1, 35
indirect participants	96
Initial Base Residual	47
Initial Judgment	171
initial note balance	34
insolvency laws	140
Instituting Noteholders	128
Insurance Expenses	109
Insurance Proceeds	61
investors	98
IRS	153
issuing entity	1, 34
issuing entity’s property	35
Lease Maturity Date	50
leased vehicles	34
leases	34
Lemon Law	150
Lessee Initiated Early Termination	59
LIBOR	32
Liquidated Lease	134
Liquidation Expenses	134
Liquidation Proceeds	110
Matured Vehicle	110
Monthly Early Termination Sale Proceeds	131
Monthly Payment	59
Monthly Payment Advance	111
Monthly Principal Distributable Amount	101
Monthly Remittance Condition	131
Monthly Scheduled Termination Sale Proceeds	131
MRAs	152
MRM Residual	65
MSRP	47
NCMSLT Action	39
Net Auction Proceeds	110
Net Insurance Proceeds	110
Net Liquidation Proceeds	110
NMAC	iv, 1, 34

NMAC Remarketing	48
NML	16
NNA	16, 45
Non-U.S. Holder	154
Non-U.S. Holders	159
note balance	101
Note Distribution Account	104
note distribution amount	109
Note Factor	94
note owner	95
note rate	98
Noteholder Direction	129
noteholders	34
notes	2, 34
NRFM	57
NRSRO	29
OID	31
OLA	145
Optimal Principal Distributable Amount	101
Optional Purchase	110
Optional Purchase Price	110
Order	v
Other Series	34
Other Series Assets	124
Outstanding Amount	132
owner	148
owner trustee	1, 35
participants	96
payment date	2, 98
Payment Date Advance Reimbursement	106
Payment Date Certificate	108
Permitted Investments	105
Plan Assets Regulation	162
Plans	9, 161
portfolio interest	157
PRA	168
Prepayment Assumption	84
PRIIPs Regulation	vi
Principal Carryover Shortfall	101
Principal Distribution Amount	100
Prospectus Regulation	vi
PTCE	162
Public ABS Transaction	50
Pull-Forward	51
Pull-Forward Payment	51
Qualified Investor	vi
Rating Agency Condition	118
record date	2
Recoveries	131
Redemption Price	111
Reference Portfolios	128
Regulation RR	9
Reimbursable Expenses	103
Relevant Persons	v
Remaining Net Auction Proceeds	131
Remaining Payoffs	131

Report	152
Repurchase Payments	51
requesting party	120
Required Deposit Rating	104
Reserve Account	103
Reserve Account Draw Amount	107
Reserve Account Requirement	104
Residual Value Loss	110
Residual Value Surplus	110
Review Expenses	129
Review Notice	129
Review Satisfaction Date	128
RMBS	39
RPM	48
Rule 193 Information	74
Sales Proceeds Advance	111
SEC	iv, 36
securities	34
Securities Account Control Agreement	37
Securitization Rate	65
Securitization Regulations	167
Securitization Value	65
Securitized Financing	102
Security Deposit	61
securityholders	34
Series Certificate Sale Agreement	43
Series Certificate Transfer Agreement	43
Series Collection Account	103
Series Interest	5
Series Supplement	42
servicer default	136
Servicing Agreement	42
Servicing Fee	111
Servicing Supplement	42
Similar Law	162
SOFR	31
SOFR Adjustment Date	99
SOFR Determination Time	99
SOFR Rate	99
sponsor	34
SR Retained Interest	10
SR Rules	168
SSPE	166

Student Loans	39
Subject Leases	128
Superior	171
Superior Matter	171
Term Extension	51
the applicable Due Diligence Requirements	168
TIA	40, 116
TIN	159
titling company	1, 34
Titling Company Agreement	40
Titling Company Assets	41
titling company registrar	40
Titling Company Servicing Agreement	40
Transportation Act	25
Trust Administration Agreement	139
Trust Agreement	35
trustees	35
U.S. Bank	38
U.S. Bank N.A.	38
U.S. Bank Trust Co.	38
U.S. Government Securities Business Day	100
U.S. Holder	154
U.S. Holders	159
UCITS	166
UK	v
UK Affected Investors	168
UK CRR	168
UK CRR Firm	168
UK Due Diligence Requirements	168
UK PRIIPS Regulation	v
UK Prospectus Regulation	v
UK Qualified Investor	v
UK Risk Retention Requirements	169
UK Securitization Regulation	167
UK SR Rules	168
Unallocated Assets Certificate	34
Unallocated Assets Series	34
underwriters	163
Underwriting Agreement	163
Upsize Transaction	i
verification documents	98
WTNA	38

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Leases

The leases allocated to a series in each of NMAC’s securitized portfolios consisted of leases originated by a dealer in such dealer’s ordinary course of business and assigned to the titling company on or prior to the applicable Cutoff Date, in accordance with the underwriting procedures described under “The Sponsor — Lease Underwriting Procedures” in this prospectus. As of the relevant Cutoff Date, the leases in the securitized portfolios consisted of the following characteristics:

Lease Static Pool Statistics - 2017-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	70,867

Aggregate Securitization Value	$1,444,959,096.94

Base Residual	$1,000,357,667.41

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$7,224,795.48

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	747

Cutoff Date	May 31, 2017
Discounted Base Residual as a % of Securitization Value	59.35%
Base Residual as a % of MSRP	44.59%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	82.30%
Infiniti	17.70%

	Average		Minimum	Maximum
Securitization Value	$20,389.73		$7,629.76	$105,523.79
Base Residual	$14,115.99		$4,372.55	$63,115.20
Seasoning (Months)(1)	11	(2)	2	47
Remaining Term (Months)	26	(2)	13	56
Original Term (Months)	37	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	16,881	23.82%		$315,246,199.48	21.82%
Altima	12,841	18.12%		$200,369,725.99	13.87%
Sentra	14,578	20.57%		$194,211,173.47	13.44%
Pathfinder	6,331	8.93%		$162,932,271.19	11.28%
Murano	5,102	7.20%		$135,127,750.37	9.35%
Maxima	4,988	7.04%		$126,962,648.14	8.79%
Q50	3,602	5.08%		$96,973,469.71	6.71%
QX60	2,421	3.42%		$80,135,828.21	5.55%
QX50	1,026	1.45%		$28,916,945.51	2.00%
QX80	418	0.59%		$22,874,026.28	1.58%
Frontier	889	1.25%		$21,511,813.22	1.49%
Titan	439	0.62%		$13,704,419.80	0.95%
Armada	254	0.36%		$11,098,941.25	0.77%
Q70	308	0.43%		$10,927,677.56	0.76%
Q60	264	0.37%		$9,104,553.58	0.63%
QX70	195	0.28%		$6,864,967.93	0.48%
Juke	156	0.22%		$2,826,118.73	0.20%
GT-R	32	0.05%		$2,713,511.91	0.19%
Versa	86	0.12%		$1,028,264.85	0.07%
370Z	29	0.04%		$852,074.47	0.06%
Quest	23	0.03%		$491,970.47	0.03%
Xterra	3	0.00	%(2)	$55,791.52	0.00	%(2)
M37	1	0.00	%(2)	$28,953.30	0.00	%(2)

Total	70,867	100.00%		$1,444,959,096.94	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	8,603	12.14%	$171,571,006.06	11.87%
Florida	7,748	10.93%	$162,962,439.28	11.28%
New York	9,487	13.39%	$162,263,524.29	11.23%
California	5,668	8.00%	$118,533,329.49	8.20%
Pennsylvania	5,499	7.76%	$108,428,046.12	7.50%
Ohio	4,375	6.17%	$89,211,133.50	6.17%
Texas	3,267	4.61%	$78,473,996.10	5.43%
Massachusetts	3,512	4.96%	$70,063,484.08	4.85%
Connecticut	3,037	4.29%	$59,788,969.23	4.14%
Illinois	2,399	3.39%	$53,303,303.89	3.69%
Michigan	1,283	1.81%	$26,115,043.02	1.81%
Minnesota	1,218	1.72%	$24,664,237.33	1.71%
Wisconsin	1,059	1.49%	$21,567,262.85	1.49%
Virginia	935	1.32%	$20,422,889.38	1.41%
Indiana	955	1.35%	$19,777,630.74	1.37%
North Carolina	895	1.26%	$19,446,300.90	1.35%
Maryland	744	1.05%	$18,477,798.97	1.28%
Colorado	764	1.08%	$17,183,180.12	1.19%
New Hampshire	879	1.24%	$17,162,723.65	1.19%
Georgia	674	0.95%	$15,945,887.50	1.10%
Iowa	597	0.84%	$13,254,870.38	0.92%
Arizona	595	0.84%	$12,732,640.29	0.88%
South Carolina	555	0.78%	$11,889,942.96	0.82%
Tennessee	485	0.68%	$11,263,588.81	0.78%
Washington	463	0.65%	$10,199,110.35	0.71%
Missouri	465	0.66%	$9,953,398.01	0.69%
Nebraska	442	0.62%	$9,330,684.36	0.65%
Utah	416	0.59%	$8,767,770.25	0.61%
Kentucky	417	0.59%	$8,560,684.03	0.59%
Rhode Island	432	0.61%	$8,433,597.45	0.58%
Maine	447	0.63%	$8,279,802.88	0.57%
Louisiana	323	0.46%	$7,837,039.07	0.54%
Nevada	309	0.44%	$6,461,300.81	0.45%
Delaware	271	0.38%	$5,673,734.12	0.39%
Alabama	208	0.29%	$4,799,985.65	0.33%
Oregon	215	0.30%	$4,670,314.50	0.32%
Vermont	217	0.31%	$4,148,019.57	0.29%
Kansas	138	0.19%	$3,043,757.22	0.21%
Hawaii	140	0.20%	$2,842,745.59	0.20%
Oklahoma	101	0.14%	$2,685,475.51	0.19%
West Virginia	126	0.18%	$2,587,857.68	0.18%
Mississippi	92	0.13%	$2,325,636.69	0.16%
North Dakota	83	0.12%	$2,097,937.59	0.15%
South Dakota	70	0.10%	$1,723,499.21	0.12%
District of Columbia	62	0.09%	$1,604,237.41	0.11%
Idaho	57	0.08%	$1,195,951.27	0.08%
Montana	46	0.06%	$1,043,771.67	0.07%
New Mexico	47	0.07%	$984,461.78	0.07%
Wyoming	24	0.03%	$684,219.56	0.05%
Arkansas	14	0.02%	$315,006.96	0.02%
Alaska	9	0.01%	$205,868.81	0.01%

Total	70,867	100.00%	$1,444,959,096.94	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2018	2,359	3.33%	$40,593,178.68	2.81%	$32,551,019.49	3.25%
4th quarter 2018	4,818	6.80%	$81,202,049.90	5.62%	$60,944,416.85	6.09%
1st quarter 2019	9,996	14.11%	$183,805,557.70	12.72%	$133,845,678.63	13.38%
2nd quarter 2019	14,165	19.99%	$268,404,422.13	18.58%	$191,294,919.04	19.12%
3rd quarter 2019	14,006	19.76%	$282,617,215.01	19.56%	$194,149,539.23	19.41%
4th quarter 2019	13,663	19.28%	$294,387,839.92	20.37%	$195,158,902.32	19.51%
1st quarter 2020	10,125	14.29%	$235,453,526.29	16.29%	$155,761,088.75	15.57%
2nd quarter 2020	1,544	2.18%	$50,578,449.63	3.50%	$32,964,357.75	3.30%
3rd quarter 2020	75	0.11%	$3,012,224.62	0.21%	$1,592,948.30	0.16%
4th quarter 2020	42	0.06%	$1,638,067.94	0.11%	$803,940.90	0.08%
1st quarter 2021	24	0.03%	$975,412.40	0.07%	$467,614.45	0.05%
2nd quarter 2021	15	0.02%	$740,592.68	0.05%	$307,433.35	0.03%
3rd quarter 2021	13	0.02%	$582,237.72	0.04%	$204,628.05	0.02%
4th quarter 2021	15	0.02%	$646,456.11	0.04%	$211,819.50	0.02%
1st quarter 2022	7	0.01%	$321,866.21	0.02%	$99,360.80	0.01%

Total	70,867	100.00%	$1,444,959,096.94	100.00%	$1,000,357,667.41	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2017-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	71,721

Aggregate Securitization Value	$1,506,036,234.59

Base Residual	$1,041,063,083.57

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	10	(2)(3)

Reserve Account Required Balance	$7,530,181.17

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	752

Cutoff Date	August 31, 2017
Discounted Base Residual as a % of Securitization Value	59.05%
Base Residual as a % of MSRP	44.87%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	80.41%
Infiniti	19.59%

	Average		Minimum	Maximum
Securitization Value	$20,998.54		$7,399.84	$102,834.04
Base Residual	$14,515.46		$4,864.00	$63,115.20
Seasoning (Months)(1)	10	(2)(3)	1	47
Remaining Term (Months)	26	(2)	13	44
Original Term (Months)	37	(2)	36	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

(3)	The seasoning and weighted average remaining term may not add to the weighted average original term due to rounding.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	15,129	21.09%		$287,264,760.68	19.07%
Altima	13,075	18.23%		$207,811,112.75	13.80%
Sentra	14,747	20.56%		$199,204,582.94	13.23%
Maxima	6,421	8.95%		$158,692,327.81	10.54%
Murano	5,521	7.70%		$148,158,403.74	9.84%
Pathfinder	5,425	7.56%		$143,607,230.34	9.54%
QX60	3,097	4.32%		$108,359,249.49	7.19%
Q50	3,145	4.39%		$85,051,164.10	5.65%
QX50	1,415	1.97%		$40,420,050.13	2.68%
Titan	925	1.29%		$29,765,384.25	1.98%
QX80	533	0.74%		$28,178,384.67	1.87%
Frontier	909	1.27%		$23,176,584.20	1.54%
Q60	600	0.84%		$20,190,701.88	1.34%
Q70	364	0.51%		$12,833,650.48	0.85%
Armada	213	0.30%		$8,825,584.45	0.59%
Juke	106	0.15%		$1,805,858.22	0.12%
GT-R	15	0.02%		$1,256,969.33	0.08%
370Z	31	0.04%		$719,061.74	0.05%
Quest	15	0.02%		$295,053.77	0.02%
Versa	27	0.04%		$270,474.43	0.02%
Xterra	6	0.01%		$86,316.80	0.01%
QX56	1	0.00	%(2)	$33,043.68	0.00	%(2)
M37	1	0.00	%(2)	$30,284.71	0.00	%(2)

Total	71,721	100.00%		$1,506,036,234.59	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)(3)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New Jersey	12,098	16.87%	$242,527,456.69	16.10%
New York	10,810	15.07%	$198,108,512.46	13.15%
California	7,764	10.83%	$174,937,386.76	11.62%
Pennsylvania	5,539	7.72%	$114,978,944.76	7.63%
Ohio	4,542	6.33%	$95,895,380.31	6.37%
Massachusetts	3,265	4.55%	$68,035,142.94	4.52%
Illinois	2,938	4.10%	$67,459,973.69	4.48%
Connecticut	3,096	4.32%	$64,300,868.05	4.27%
Michigan	1,587	2.21%	$34,183,792.56	2.27%
Minnesota	1,627	2.27%	$33,939,289.93	2.25%
North Carolina	1,199	1.67%	$26,581,242.55	1.76%
Wisconsin	1,246	1.74%	$25,623,293.64	1.70%
Indiana	1,138	1.59%	$24,372,839.41	1.62%
Virginia	1,001	1.40%	$23,491,027.66	1.56%
Colorado	943	1.31%	$23,114,059.84	1.53%
Arizona	998	1.39%	$22,934,890.07	1.52%
Maryland	859	1.20%	$22,002,887.17	1.46%
Georgia	839	1.17%	$20,234,596.50	1.34%
New Hampshire	962	1.34%	$18,868,083.36	1.25%
Missouri	711	0.99%	$15,923,783.13	1.06%
Iowa	656	0.91%	$13,942,841.64	0.93%
South Carolina	622	0.87%	$13,704,737.62	0.91%
Washington	571	0.80%	$13,449,785.26	0.89%
Nebraska	602	0.84%	$12,894,503.00	0.86%
Tennessee	528	0.74%	$12,401,076.36	0.82%
Utah	490	0.68%	$10,932,111.71	0.73%
Kentucky	504	0.70%	$10,814,815.91	0.72%
Louisiana	433	0.60%	$10,306,779.75	0.68%
Maine	509	0.71%	$9,655,113.54	0.64%
Rhode Island	467	0.65%	$9,395,843.86	0.62%
Nevada	413	0.58%	$8,705,897.43	0.58%
Alabama	269	0.38%	$6,355,684.65	0.42%
Hawaii	322	0.45%	$6,337,280.84	0.42%
Delaware	299	0.42%	$6,116,730.14	0.41%
Oregon	262	0.37%	$5,728,676.07	0.38%
Kansas	208	0.29%	$4,935,877.34	0.33%
Vermont	248	0.35%	$4,701,708.17	0.31%
North Dakota	174	0.24%	$4,582,240.74	0.30%
South Dakota	149	0.21%	$3,695,156.30	0.25%
Oklahoma	139	0.19%	$3,682,820.01	0.24%
Mississippi	148	0.21%	$3,418,072.44	0.23%
West Virginia	149	0.21%	$3,375,903.96	0.22%
New Mexico	86	0.12%	$2,185,297.67	0.15%
Idaho	86	0.12%	$1,805,120.32	0.12%
District of Columbia	68	0.09%	$1,614,165.88	0.11%
Arkansas	53	0.07%	$1,375,030.98	0.09%
Montana	60	0.08%	$1,328,478.19	0.09%
Wyoming	40	0.06%	$976,514.72	0.06%
Alaska	4	0.01%	$104,518.61	0.01%

Total	71,721	100.00%	$1,506,036,234.59	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Florida and Texas collateral are excluded.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2018	1,615	2.25%		$25,701,322.58	1.71%		$18,875,322.00	1.81%
1st quarter 2019	5,691	7.93%		$102,331,746.80	6.79%		$74,812,008.41	7.19%
2nd quarter 2019	12,219	17.04%		$227,238,525.46	15.09%		$163,262,445.01	15.68%
3rd quarter 2019	15,898	22.17%		$307,837,528.99	20.44%		$217,253,580.70	20.87%
4th quarter 2019	8,294	11.56%		$174,525,036.80	11.59%		$119,524,719.27	11.48%
1st quarter 2020	8,020	11.18%		$191,262,130.39	12.70%		$131,129,496.76	12.60%
2nd quarter 2020	12,478	17.40%		$291,884,496.19	19.38%		$195,084,283.92	18.74%
3rd quarter 2020	6,981	9.73%		$166,534,033.79	11.06%		$109,164,845.65	10.49%
4th quarter 2020	518	0.72%		$18,397,494.00	1.22%		$11,754,855.80	1.13%
1st quarter 2021	5	0.01%		$268,261.01	0.02%		$168,350.05	0.02%
2nd quarter 2021	2	0.00	%(2)	$55,658.58	0.00	%(2)	$33,176.00	0.00	%(2)

Total	71,721	100.00%		$1,506,036,234.59	100.00%		$1,041,063,083.57	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005%, but greater than 0.000%.

Lease Static Pool Statistics - 2018-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	43,233

Aggregate Securitization Value	$903,615,410.40

Base Residual	$616,440,879.85

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	26	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$4,518,077.05

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	757

Cutoff Date	September 30, 2018
Discounted Base Residual as a % of Securitization Value	58.67%
Base Residual as a % of MSRP	43.18%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.48%
Infiniti	21.52%

	Average		Minimum	Maximum
Securitization Value	$20,901.06		$6,406.18	$155,685.22
Base Residual	$14,258.57		$3,840.00	$62,690.40
Seasoning (Months)(1)	11	(2)	1	48
Remaining Term (Months)	26	(2)	12	52
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	8,794	20.34%	$159,140,069.04	17.61%
Sentra	9,851	22.79%	$133,911,903.34	14.82%
Altima	5,840	13.51%	$96,986,742.73	10.73%
Pathfinder	3,815	8.82%	$96,846,273.76	10.72%
Murano	3,478	8.04%	$92,778,355.96	10.27%
Q50	2,816	6.51%	$77,287,101.45	8.55%
Maxima	3,236	7.49%	$74,900,194.35	8.29%
QX60	1,867	4.32%	$61,723,402.09	6.83%
QX50	731	1.69%	$18,920,063.62	2.09%
Frontier	766	1.77%	$18,708,234.40	2.07%
Titan	516	1.19%	$16,221,638.80	1.80%
Q60	505	1.17%	$15,913,819.97	1.76%
QX80	281	0.65%	$14,284,947.61	1.58%
Armada	319	0.74%	$13,365,120.94	1.48%
Q70	182	0.42%	$6,295,408.64	0.70%
GT-R	26	0.06%	$2,424,320.55	0.27%
Kicks	103	0.24%	$1,863,890.04	0.21%
370Z	41	0.09%	$1,142,364.00	0.13%
Versa	39	0.09%	$439,558.49	0.05%
Juke	20	0.05%	$341,340.72	0.04%
Quest	4	0.01%	$72,354.65	0.01%
Xterra	3	0.01%	$48,305.25	0.01%

Total	43,233	100.00%	$903,615,410.40	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)(3)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	7,144	16.52%		$127,728,409.19	14.14%
New Jersey	6,325	14.63%		$126,733,576.83	14.03%
California	3,559	8.23%		$78,258,854.44	8.66%
Texas	2,881	6.66%		$73,850,848.65	8.17%
Pennsylvania	3,377	7.81%		$68,736,982.67	7.61%
Ohio	3,287	7.60%		$67,936,417.08	7.52%
Massachusetts	2,358	5.45%		$47,581,944.92	5.27%
Connecticut	2,078	4.81%		$41,305,374.72	4.57%
Illinois	1,513	3.50%		$34,569,404.40	3.83%
Michigan	1,033	2.39%		$21,350,554.78	2.36%
Minnesota	819	1.89%		$17,342,787.33	1.92%
Maryland	518	1.20%		$14,297,440.50	1.58%
Virginia	573	1.33%		$13,482,023.98	1.49%
New Hampshire	628	1.45%		$12,791,990.51	1.42%
Indiana	569	1.32%		$12,212,826.50	1.35%
North Carolina	502	1.16%		$11,726,318.63	1.30%
Wisconsin	544	1.26%		$11,156,498.03	1.23%
Georgia	443	1.02%		$10,586,837.37	1.17%
Colorado	399	0.92%		$9,653,138.56	1.07%
Iowa	384	0.89%		$8,228,268.01	0.91%
Missouri	362	0.84%		$7,634,292.72	0.84%
Nebraska	347	0.80%		$6,867,612.36	0.76%
Washington	259	0.60%		$6,146,196.53	0.68%
South Carolina	275	0.64%		$6,141,253.74	0.68%
Utah	253	0.59%		$5,978,950.15	0.66%
Maine	314	0.73%		$5,960,053.44	0.66%
Tennessee	249	0.58%		$5,827,900.02	0.64%
Arizona	257	0.59%		$5,766,551.54	0.64%
Rhode Island	243	0.56%		$4,902,084.43	0.54%
Kentucky	231	0.53%		$4,761,028.96	0.53%
Nevada	178	0.41%		$3,955,695.20	0.44%
Louisiana	143	0.33%		$3,494,325.94	0.39%
Vermont	178	0.41%		$3,334,407.67	0.37%
Delaware	157	0.36%		$3,273,000.99	0.36%
Alabama	109	0.25%		$2,685,298.54	0.30%
Hawaii	119	0.28%		$2,275,962.14	0.25%
Oregon	104	0.24%		$2,117,371.37	0.23%
Kansas	81	0.19%		$1,850,675.88	0.20%
Oklahoma	57	0.13%		$1,631,815.98	0.18%
District of Columbia	57	0.13%		$1,555,878.29	0.17%
West Virginia	72	0.17%		$1,555,508.51	0.17%
South Dakota	55	0.13%		$1,513,936.67	0.17%
Mississippi	54	0.12%		$1,371,244.06	0.15%
North Dakota	44	0.10%		$1,107,092.03	0.12%
Idaho	28	0.06%		$637,426.94	0.07%
Montana	28	0.06%		$620,626.47	0.07%
Arkansas	18	0.04%		$456,607.16	0.05%
New Mexico	17	0.04%		$391,180.36	0.04%
Wyoming	9	0.02%		$244,005.00	0.03%
Alaska	1	0.00	%(4)	$26,930.21	0.00	%(4)

Total	43,233	100.00%		$903,615,410.40	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Florida collateral is excluded.

(4)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2019	2,508	5.80%	$43,306,744.73	4.79%	$34,359,801.05	5.57%
1st quarter 2020	4,200	9.71%	$78,655,360.73	8.70%	$61,789,776.00	10.02%
2nd quarter 2020	4,565	10.56%	$88,943,331.62	9.84%	$67,205,522.90	10.90%
3rd quarter 2020	5,472	12.66%	$107,752,018.22	11.92%	$77,459,113.60	12.57%
4th quarter 2020	6,395	14.79%	$128,896,559.64	14.26%	$86,278,138.00	14.00%
1st quarter 2021	7,698	17.81%	$166,339,856.00	18.41%	$108,270,099.25	17.56%
2nd quarter 2021	7,663	17.72%	$175,609,408.89	19.43%	$111,318,453.70	18.06%
3rd quarter 2021	4,565	10.56%	$107,472,133.07	11.89%	$66,266,618.40	10.75%
4th quarter 2021	105	0.24%	$3,731,177.35	0.41%	$2,175,386.15	0.35%
1st quarter 2022	26	0.06%	$1,501,113.93	0.17%	$701,044.35	0.11%
2nd quarter 2022	19	0.04%	$679,516.13	0.08%	$332,954.45	0.05%
3rd quarter 2022	5	0.01%	$169,018.59	0.02%	$59,478.60	0.01%
4th quarter 2022	9	0.02%	$372,284.31	0.04%	$144,647.00	0.02%
1st quarter 2023	3	0.01%	$186,887.19	0.02%	$79,846.40	0.01%

Total	43,233	100.00%	$903,615,410.40	100.00%	$616,440,879.85	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2019-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	74,401

Aggregate Securitization Value	$1,506,027,540.24

Base Residual	$1,012,381,739.08

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$7,530,137.70

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	758

Cutoff Date	March 31, 2019
Discounted Base Residual as a % of Securitization Value	58.07%
Base Residual as a % of MSRP	40.72%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	78.75%
Infiniti	21.25%

	Average		Minimum	Maximum
Securitization Value	$20,242.03		$7,016.91	$165,439.67
Base Residual	$13,607.10		$3,753.00	$61,182.00
Seasoning (Months)(1)	12	(2)	2	48
Remaining Term (Months)	25	(2)	12	56
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	15,372	20.66%		$248,756,128.46	16.52%
Murano	7,435	9.99%		$184,657,374.06	12.26%
Altima	10,508	14.12%		$181,102,148.53	12.03%
Sentra	13,911	18.70%		$177,824,226.01	11.81%
Pathfinder	6,181	8.31%		$147,000,477.73	9.76%
QX60	3,948	5.31%		$128,296,427.64	8.52%
Maxima	4,812	6.47%		$105,551,996.85	7.01%
Q50	3,358	4.51%		$86,433,813.50	5.74%
Titan	1,263	1.70%		$38,833,563.88	2.58%
Q60	1,258	1.69%		$38,502,811.97	2.56%
Armada	929	1.25%		$37,182,130.06	2.47%
Kicks	2,028	2.73%		$32,836,594.94	2.18%
QX80	605	0.81%		$30,363,771.86	2.02%
Frontier	1,319	1.77%		$29,279,538.94	1.94%
QX50	977	1.31%		$23,359,757.31	1.55%
Q70	388	0.52%		$13,084,907.82	0.87%
370Z	39	0.05%		$1,131,124.87	0.08%
GT-R	12	0.02%		$1,126,593.20	0.07%
Versa	52	0.07%		$602,124.47	0.04%
Juke	5	0.01%		$77,771.77	0.01%
QX30	1	0.00	%(2)	$24,256.37	0.00	%(2)

Total	74,401	100.00%		$1,506,027,540.24	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
Florida	10,149	13.64%	$175,034,637.27	11.62%
California	7,918	10.64%	$174,670,199.42	11.60%
Texas	4,333	5.82%	$109,351,782.87	7.26%
Pennsylvania	5,540	7.45%	$108,910,988.90	7.23%
New Jersey	5,923	7.96%	$102,819,474.52	6.83%
New York	6,135	8.25%	$99,545,746.89	6.61%
Ohio	4,388	5.90%	$90,473,512.45	6.01%
Massachusetts	3,827	5.14%	$75,098,940.17	4.99%
Connecticut	3,350	4.50%	$65,969,736.15	4.38%
Illinois	2,770	3.72%	$62,476,138.12	4.15%
Michigan	1,609	2.16%	$33,090,691.56	2.20%
Minnesota	1,518	2.04%	$32,522,152.31	2.16%
Wisconsin	1,228	1.65%	$25,385,528.60	1.69%
North Carolina	1,044	1.40%	$23,246,193.28	1.54%
Indiana	1,029	1.38%	$22,279,428.70	1.48%
Virginia	958	1.29%	$21,854,241.98	1.45%
Georgia	855	1.15%	$21,352,876.18	1.42%
Maryland	803	1.08%	$21,102,584.15	1.40%
New Hampshire	1,048	1.41%	$20,983,513.18	1.39%
Colorado	819	1.10%	$19,181,175.79	1.27%
Arizona	754	1.01%	$17,690,173.87	1.17%
Missouri	604	0.81%	$13,031,127.05	0.87%
Iowa	574	0.77%	$12,870,560.62	0.85%
Washington	517	0.69%	$11,944,093.75	0.79%
South Carolina	537	0.72%	$11,680,114.22	0.78%
Nebraska	564	0.76%	$11,673,302.89	0.78%
Rhode Island	591	0.79%	$11,210,191.85	0.74%
Maine	565	0.76%	$10,589,838.70	0.70%
Tennessee	447	0.60%	$10,489,170.25	0.70%
Kentucky	478	0.64%	$10,430,698.18	0.69%
Nevada	380	0.51%	$8,815,125.64	0.59%
Louisiana	343	0.46%	$8,477,420.29	0.56%
Utah	362	0.49%	$7,982,247.36	0.53%
Delaware	304	0.41%	$6,353,084.86	0.42%
Alabama	244	0.33%	$5,867,635.41	0.39%
Hawaii	300	0.40%	$5,798,853.37	0.39%
Vermont	307	0.41%	$5,610,660.93	0.37%
Oregon	191	0.26%	$3,961,248.44	0.26%
Kansas	165	0.22%	$3,631,935.63	0.24%
West Virginia	148	0.20%	$3,252,380.52	0.22%
North Dakota	128	0.17%	$3,214,340.74	0.21%
Oklahoma	108	0.15%	$3,002,779.04	0.20%
South Dakota	111	0.15%	$2,703,134.83	0.18%
Mississippi	98	0.13%	$2,404,506.57	0.16%
District of Columbia	66	0.09%	$1,657,802.85	0.11%
Idaho	75	0.10%	$1,594,805.60	0.11%
Montana	58	0.08%	$1,389,139.26	0.09%
New Mexico	58	0.08%	$1,379,116.09	0.09%
Arkansas	45	0.06%	$1,134,341.36	0.08%
Wyoming	28	0.04%	$682,082.92	0.05%
Alaska	7	0.01%	$156,084.66	0.01%

Total	74,401	100.00%	$1,506,027,540.24	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
2nd quarter 2020	6,221	8.36%		$105,629,915.97	7.01%		$84,946,555.18	8.39%
3rd quarter 2020	7,954	10.69%		$137,492,896.93	9.13%		$105,560,107.20	10.43%
4th quarter 2020	9,554	12.84%		$169,033,867.77	11.22%		$122,987,324.75	12.15%
1st quarter 2021	10,226	13.74%		$196,979,318.84	13.08%		$137,604,530.55	13.59%
2nd quarter 2021	8,855	11.90%		$182,218,337.81	12.10%		$121,209,330.45	11.97%
3rd quarter 2021	12,803	17.21%		$270,426,380.43	17.96%		$171,025,212.75	16.89%
4th quarter 2021	13,391	18.00%		$308,853,010.50	20.51%		$188,402,516.00	18.61%
1st quarter 2022	5,364	7.21%		$133,646,872.03	8.87%		$80,001,688.60	7.90%
2nd quarter 2022	4	0.01%		$158,526.72	0.01%		$75,860.35	0.01%
3rd quarter 2022	2	0.00	%(2)	$275,775.18	0.02%		$102,839.00	0.01%
4th quarter 2022	3	0.00	%(2)	$87,485.08	0.01%		$34,766.20	0.00	%(2)
1st quarter 2023	6	0.01%		$237,591.36	0.02%		$93,712.30	0.01%
2nd quarter 2023	12	0.02%		$672,892.64	0.04%		$244,964.35	0.02%
3rd quarter 2023	4	0.01%		$253,299.60	0.02%		$79,431.40	0.01%
4th quarter 2023	2	0.00	%(2)	$61,369.38	0.00	%(2)	$12,900.00	0.00	%(2)

Total	74,401	100.00%		$1,506,027,540.24	100.00%		$1,012,381,739.08	100.00%

(1)	Balances and percentages may not add to total due to rounding.
(2)	Less than 0.005% but greater than 0.000%.

Lease Static Pool Statistics - 2019-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	73,534

Aggregate Securitization Value	$1,506,024,096.62

Base Residual	$1,025,276,675.07

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$7,530,120.48

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	759

Cutoff Date	June 30, 2019
Discounted Base Residual as a % of Securitization Value	58.69%
Base Residual as a % of MSRP	41.81%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	77.26%
Infiniti	22.74%

	Average		Minimum	Maximum
Securitization Value	$20,480.65		$6,805.81	$90,036.81
Base Residual	$13,942.89		$3,614.00	$55,223.00
Seasoning (Months)(1)	12	(2)	2	45
Remaining Term (Months)	25	(2)	12	56
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	17,549	23.87%		$294,235,350.92	19.54%
Sentra	14,820	20.15%		$196,388,079.46	13.04%
Murano	7,118	9.68%		$182,405,381.30	12.11%
Altima	9,267	12.60%		$172,504,963.89	11.45%
QX60	4,800	6.53%		$159,097,688.69	10.56%
Pathfinder	5,214	7.09%		$121,202,392.37	8.05%
Q50	3,701	5.03%		$97,346,525.53	6.46%
Maxima	4,004	5.45%		$86,670,035.46	5.75%
Q60	1,260	1.71%		$38,333,078.91	2.55%
Armada	795	1.08%		$32,246,352.80	2.14%
Titan	1,005	1.37%		$31,939,674.96	2.12%
Kicks	1,676	2.28%		$27,196,758.71	1.81%
QX80	431	0.59%		$19,477,907.59	1.29%
Frontier	770	1.05%		$17,635,473.27	1.17%
QX50	704	0.96%		$15,985,342.68	1.06%
Q70	373	0.51%		$12,295,095.35	0.82%
370Z	21	0.03%		$590,283.81	0.04%
Versa	20	0.03%		$247,503.19	0.02%
GT-R	2	0.00	%(2)	$165,591.91	0.01%
Juke	4	0.01%		$60,615.82	0.00	%(2)

Total	73,534	100.00%		$1,506,024,096.62	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	12,726	17.31%	$219,064,447.13	14.55%
Florida	10,508	14.29%	$216,496,203.51	14.38%
California	6,043	8.22%	$137,023,322.28	9.10%
New Jersey	7,287	9.91%	$132,886,497.74	8.82%
Pennsylvania	5,020	6.83%	$98,792,353.54	6.56%
Texas	3,356	4.56%	$86,770,285.82	5.76%
Ohio	4,081	5.55%	$84,539,822.74	5.61%
Massachusetts	3,030	4.12%	$59,780,350.04	3.97%
Illinois	2,434	3.31%	$54,218,867.92	3.60%
Connecticut	2,695	3.66%	$53,367,369.98	3.54%
Michigan	1,376	1.87%	$28,349,156.24	1.88%
Minnesota	1,262	1.72%	$27,154,436.16	1.80%
Wisconsin	1,111	1.51%	$23,463,987.28	1.56%
Virginia	787	1.07%	$18,579,152.09	1.23%
North Carolina	832	1.13%	$18,514,925.80	1.23%
Indiana	817	1.11%	$17,785,544.82	1.18%
Maryland	615	0.84%	$16,454,658.56	1.09%
New Hampshire	822	1.12%	$16,369,286.91	1.09%
Georgia	633	0.86%	$15,896,912.90	1.06%
Colorado	593	0.81%	$14,035,395.38	0.93%
Arizona	586	0.80%	$13,388,217.49	0.89%
Iowa	491	0.67%	$11,167,318.48	0.74%
Missouri	496	0.67%	$11,086,793.44	0.74%
Washington	441	0.60%	$10,090,804.29	0.67%
Maine	541	0.74%	$9,890,889.94	0.66%
Nebraska	462	0.63%	$9,538,808.04	0.63%
Tennessee	391	0.53%	$9,081,469.02	0.60%
Kentucky	394	0.54%	$8,834,800.36	0.59%
South Carolina	404	0.55%	$8,609,142.07	0.57%
Nevada	333	0.45%	$8,252,367.82	0.55%
Rhode Island	417	0.57%	$8,214,059.74	0.55%
Louisiana	265	0.36%	$6,907,041.30	0.46%
Utah	288	0.39%	$6,300,003.09	0.42%
Delaware	242	0.33%	$5,186,856.91	0.34%
Vermont	261	0.35%	$5,133,019.68	0.34%
Hawaii	246	0.33%	$4,595,437.65	0.31%
Alabama	191	0.26%	$4,542,359.93	0.30%
Oregon	146	0.20%	$3,200,763.75	0.21%
North Dakota	109	0.15%	$2,871,121.14	0.19%
Kansas	120	0.16%	$2,840,578.70	0.19%
Mississippi	102	0.14%	$2,536,161.81	0.17%
West Virginia	118	0.16%	$2,464,989.35	0.16%
Oklahoma	83	0.11%	$2,349,223.12	0.16%
South Dakota	92	0.13%	$2,291,531.56	0.15%
Idaho	83	0.11%	$1,872,175.06	0.12%
District of Columbia	53	0.07%	$1,365,191.56	0.09%
New Mexico	45	0.06%	$1,201,840.89	0.08%
Arkansas	39	0.05%	$1,079,175.60	0.07%
Montana	43	0.06%	$983,448.94	0.07%
Wyoming	20	0.03%	$513,159.02	0.03%
Alaska	4	0.01%	$92,370.03	0.01%

Total	73,534	100.00%	$1,506,024,096.62	100.00%

(1) Based on the billing addresses of lessees.

(2) Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2020	5,183	7.05%		$85,437,879.86	5.67%		$68,391,497.44	6.67%
4th quarter 2020	9,284	12.63%		$156,754,303.17	10.41%		$118,874,942.63	11.59%
1st quarter 2021	9,665	13.14%		$180,036,827.99	11.95%		$135,691,091.70	13.23%
2nd quarter 2021	8,987	12.22%		$177,553,406.48	11.79%		$127,293,096.25	12.42%
3rd quarter 2021	8,382	11.40%		$174,942,594.16	11.62%		$116,530,186.45	11.37%
4th quarter 2021	10,569	14.37%		$234,881,648.22	15.60%		$150,341,697.10	14.66%
1st quarter 2022	12,367	16.82%		$280,342,751.30	18.61%		$175,534,031.00	17.12%
2nd quarter 2022	9,079	12.35%		$215,450,628.83	14.31%		$132,387,987.90	12.91%
3rd quarter 2022	1	0.00	%(2)	$12,747.66	0.00	%(2)	$5,808.00	0.00	%(2)
4th quarter 2022	0	0.00%		$0.00	0.00%		$0.00	0.00%
1st quarter 2023	7	0.01%		$202,985.02	0.01%		$76,458.20	0.01%
2nd quarter 2023	6	0.01%		$237,065.52	0.02%		$103,884.90	0.01%
3rd quarter 2023	0	0.00%		$0.00	0.00%		$0.00	0.00%
4th quarter 2023	1	0.00	%(2)	$55,735.95	0.00	%(2)	$20,050.50	0.00	%(2)
1st quarter 2024	3	0.00	%(2)	$115,522.46	0.01%		$25,943.00	0.00	%(2)

Total	73,534	100.00%		$1,506,024,096.62	100.00%		$1,025,276,675.07	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Lease Static Pool Statistics - 2020-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	71,794

Aggregate Securitization Value	$1,506,039,779.14

Base Residual	$1,033,306,050.45

Securitization Rate	7.00%

Weighted Average Original Term (Months)	36	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	11	(2)

Reserve Account Required Balance	$3,765,099.45

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	759

Cutoff Date	December 31, 2019
Discounted Base Residual as a % of Securitization Value	59.13%
Base Residual as a % of MSRP	43.19%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	83.84%
Infiniti	16.16%

	Average		Minimum	Maximum
Securitization Value	$20,977.24		$6,408.31	$79,093.59
Base Residual	$14,392.65		$4,442.10	$64,077.00
Seasoning (Months)(1)	11	(2)	2	44
Remaining Term (Months)	25	(2)	12	56
Original Term (Months)	36	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	14,737	20.53%		$269,173,655.30	17.87%
Altima	13,501	18.81%		$255,869,846.08	16.99%
Murano	8,711	12.13%		$230,169,212.10	15.28%
Sentra	13,055	18.18%		$171,868,888.70	11.41%
Pathfinder	4,747	6.61%		$113,092,515.89	7.51%
QX60	3,067	4.27%		$96,740,091.00	6.42%
Q50	3,591	5.00%		$93,983,339.95	6.24%
Maxima	3,554	4.95%		$82,958,898.20	5.51%
Titan	1,405	1.96%		$47,233,057.25	3.14%
Armada	1,123	1.56%		$43,166,141.99	2.87%
Frontier	1,123	1.56%		$26,312,311.42	1.75%
Kicks	1,246	1.74%		$20,801,829.01	1.38%
Q60	605	0.84%		$19,006,149.69	1.26%
QX50	679	0.95%		$13,519,567.87	0.90%
QX80	293	0.41%		$12,276,921.87	0.82%
Q70	164	0.23%		$5,110,401.12	0.34%
QX70	97	0.14%		$2,664,368.31	0.18%
370Z	24	0.03%		$712,765.76	0.05%
NV 200	32	0.04%		$644,821.80	0.04%
Versa	34	0.05%		$480,612.54	0.03%
GT-R	3	0.00	%(2)	$217,873.72	0.01%
Juke	3	0.00	%(2)	$36,509.57	0.00	%(2)

Total	71,794	100.00%		$1,506,039,779.14	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	12,789	17.81%	$252,157,075.45	16.74%
New Jersey	11,691	16.28%	$233,333,706.48	15.49%
Florida	7,914	11.02%	$168,805,529.82	11.21%
California	5,226	7.28%	$110,422,181.26	7.33%
Pennsylvania	4,461	6.21%	$91,257,036.71	6.06%
Ohio	3,615	5.04%	$76,850,552.90	5.10%
Texas	3,183	4.43%	$75,354,686.41	5.00%
Massachusetts	3,002	4.18%	$61,060,667.28	4.05%
Connecticut	2,571	3.58%	$52,174,339.06	3.46%
Illinois	1,907	2.66%	$42,794,374.75	2.84%
Minnesota	1,334	1.86%	$30,524,815.82	2.03%
Michigan	1,361	1.90%	$28,242,176.14	1.88%
Wisconsin	940	1.31%	$20,167,072.05	1.34%
New Hampshire	912	1.27%	$18,770,252.16	1.25%
Virginia	743	1.03%	$16,787,432.43	1.11%
Indiana	754	1.05%	$16,540,988.20	1.10%
North Carolina	688	0.96%	$14,910,142.93	0.99%
Colorado	603	0.84%	$14,376,466.97	0.95%
Georgia	570	0.79%	$13,151,466.53	0.87%
Maryland	460	0.64%	$11,337,887.14	0.75%
Arizona	505	0.70%	$11,262,553.62	0.75%
Nebraska	506	0.70%	$11,110,228.44	0.74%
Iowa	465	0.65%	$11,056,506.06	0.73%
Missouri	475	0.66%	$10,974,208.11	0.73%
Maine	517	0.72%	$10,202,942.85	0.68%
South Carolina	451	0.63%	$10,076,285.54	0.67%
Rhode Island	440	0.61%	$8,601,999.28	0.57%
Tennessee	358	0.50%	$8,312,738.38	0.55%
Kentucky	374	0.52%	$8,170,184.71	0.54%
Washington	345	0.48%	$7,665,827.03	0.51%
Utah	283	0.39%	$6,695,474.47	0.44%
Delaware	226	0.31%	$4,925,870.02	0.33%
Vermont	250	0.35%	$4,909,949.72	0.33%
Hawaii	249	0.35%	$4,856,354.86	0.32%
Louisiana	208	0.29%	$4,786,023.81	0.32%
Nevada	212	0.30%	$4,769,754.84	0.32%
Alabama	177	0.25%	$4,128,290.71	0.27%
North Dakota	149	0.21%	$3,840,208.81	0.25%
Oregon	174	0.24%	$3,551,029.54	0.24%
South Dakota	116	0.16%	$3,013,507.00	0.20%
Kansas	119	0.17%	$2,678,580.71	0.18%
West Virginia	113	0.16%	$2,542,744.38	0.17%
Oklahoma	63	0.09%	$1,689,354.28	0.11%
Mississippi	68	0.09%	$1,659,169.95	0.11%
Idaho	61	0.08%	$1,363,760.87	0.09%
Montana	43	0.06%	$1,135,212.10	0.08%
District of Columbia	45	0.06%	$1,082,788.55	0.07%
New Mexico	30	0.04%	$754,006.12	0.05%
Arkansas	23	0.03%	$571,558.11	0.04%
Wyoming	21	0.03%	$543,592.22	0.04%
Alaska	4	0.01%	$90,223.56	0.01%

Total	71,794	100.00%	$1,506,039,779.14	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
1st quarter 2021	7,469	10.40%		$135,738,257.42	9.01%	$109,517,069.95	10.60%
2nd quarter 2021	9,034	12.58%		$179,119,492.32	11.89%	$141,491,072.85	13.69%
3rd quarter 2021	6,063	8.44%		$120,079,427.56	7.97%	$92,338,821.05	8.94%
4th quarter 2021	6,159	8.58%		$122,461,434.99	8.13%	$87,355,559.95	8.45%
1st quarter 2022	9,277	12.92%		$180,635,477.91	11.99%	$121,194,559.90	11.73%
2nd quarter 2022	10,785	15.02%		$224,609,564.27	14.91%	$146,465,013.70	14.17%
3rd quarter 2022	10,196	14.20%		$227,406,662.23	15.10%	$142,942,450.05	13.83%
4th quarter 2022	10,020	13.96%		$226,523,940.22	15.04%	$138,283,227.15	13.38%
1st quarter 2023	2,406	3.35%		$79,651,246.18	5.29%	$49,213,248.55	4.76%
2nd quarter 2023	10	0.01%		$347,938.99	0.02%	$176,127.05	0.02%
3rd quarter 2023	11	0.02%		$247,477.05	0.02%	$103,913.50	0.01%
4th quarter 2023	362	0.50%		$9,108,814.75	0.60%	$4,190,882.75	0.41%
1st quarter 2024	0	0.00%		$0.00	0.00%	$0.00	0.00%
2nd quarter 2024	0	0.00%		$0.00	0.00%	$0.00	0.00%
3rd quarter 2024	2	0.00	%(2)	$110,045.25	0.01%	$34,104.00	0.00	%(2)

Total	71,794	100.00%		$1,506,039,779.14	100.00%	$1,033,306,050.45	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Lease Static Pool Statistics - 2020-B

Original Pool Characteristics as of the Cutoff Date

Number of Leases	74,289

Aggregate Securitization Value	$1,526,947,713.40

Base Residual	$1,061,437,542.77

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	11	(2)(3)

Reserve Account Required Balance	$7,634,738.57

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	760

Cutoff Date	August 31, 2020
Discounted Base Residual as a % of Securitization Value	59.92%
Base Residual as a % of MSRP	43.82%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	85.55%
Infiniti	14.45%

	Average		Minimum	Maximum
Securitization Value	$20,554.16		$7,175.90	$83,772.90
Base Residual	$14,287.95		$3,344.25	$66,553.20
Seasoning (Months)(1)	11	(2)(3)	2	27
Remaining Term (Months)	25	(2)	12	55
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

(3)	The seasoning and weighted average remaining term may not add to the weighted average original term due to rounding.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	17,586	23.67%	$319,957,827.70	20.95%
Sentra	19,115	25.73%	$274,450,953.49	17.97%
Murano	6,692	9.01%	$184,082,950.30	12.06%
Altima	8,911	12.00%	$176,091,822.17	11.53%
Pathfinder	6,482	8.73%	$157,892,085.17	10.34%
Q50	4,022	5.41%	$98,558,697.70	6.45%
QX60	3,338	4.49%	$94,910,128.25	6.22%
Titan	1,502	2.02%	$49,180,214.05	3.22%
Frontier	2,060	2.77%	$45,450,573.49	2.98%
Maxima	1,713	2.31%	$44,717,419.48	2.93%
Armada	945	1.27%	$36,490,533.37	2.39%
Kicks	962	1.29%	$15,603,830.52	1.02%
Q60	523	0.70%	$15,324,401.02	1.00%
QX80	214	0.29%	$8,485,069.85	0.56%
Q70	97	0.13%	$2,815,884.36	0.18%
Other	127	0.17%	$2,935,322.48	0.19%

Total	74,289	100.00%	$1,526,947,713.40	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)	Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	12,251	16.49%	$225,299,007.64	14.75%
New Jersey	10,760	14.48%	$219,487,023.03	14.37%
Florida	7,841	10.55%	$166,307,224.19	10.89%
California	5,822	7.84%	$119,304,458.61	7.81%
Pennsylvania	5,364	7.22%	$107,143,066.93	7.02%
Ohio	4,202	5.66%	$88,538,352.05	5.80%
Texas	3,213	4.33%	$74,956,896.07	4.91%
Massachusetts	3,505	4.72%	$69,075,372.13	4.52%
Connecticut	2,926	3.94%	$57,615,726.41	3.77%
Illinois	2,007	2.70%	$43,820,226.54	2.87%
Michigan	1,377	1.85%	$28,278,928.97	1.85%
Minnesota	1,243	1.67%	$27,167,021.82	1.78%
New Hampshire	1,037	1.40%	$20,981,654.38	1.37%
Wisconsin	967	1.30%	$20,361,092.74	1.33%
Indiana	867	1.17%	$18,893,537.19	1.24%
North Carolina	761	1.02%	$16,463,491.06	1.08%
Virginia	702	0.94%	$15,227,629.73	1.00%
Colorado	555	0.75%	$13,170,780.60	0.86%
Nebraska	587	0.79%	$12,837,349.54	0.84%
Missouri	581	0.78%	$12,816,102.87	0.84%
Maryland	530	0.71%	$12,739,262.74	0.83%
Arizona	554	0.75%	$12,383,999.32	0.81%
Georgia	505	0.68%	$11,457,041.15	0.75%
Iowa	457	0.62%	$10,803,053.18	0.71%
Tennessee	488	0.66%	$10,625,940.13	0.70%
Rhode Island	529	0.71%	$10,449,832.61	0.68%
Maine	533	0.72%	$10,424,832.18	0.68%
South Carolina	446	0.60%	$9,575,813.64	0.63%
Kentucky	390	0.52%	$8,261,840.89	0.54%
Washington	377	0.51%	$8,109,902.33	0.53%
Hawaii	353	0.48%	$6,742,191.59	0.44%
Utah	260	0.35%	$5,946,711.71	0.39%
Nevada	246	0.33%	$5,447,555.93	0.36%
Delaware	257	0.35%	$5,425,275.11	0.36%
Louisiana	226	0.30%	$5,028,824.89	0.33%
Vermont	256	0.34%	$5,008,708.28	0.33%
North Dakota	178	0.24%	$4,606,074.73	0.30%
Alabama	165	0.22%	$3,891,598.43	0.25%
West Virginia	172	0.23%	$3,877,601.52	0.25%
Oregon	147	0.20%	$3,063,187.15	0.20%
Kansas	123	0.17%	$2,598,262.61	0.17%
South Dakota	94	0.13%	$2,558,706.45	0.17%
Oklahoma	78	0.10%	$1,881,516.31	0.12%
Mississippi	80	0.11%	$1,858,082.55	0.12%
Idaho	82	0.11%	$1,757,240.34	0.12%
Montana	53	0.07%	$1,213,830.59	0.08%
District of Columbia	42	0.06%	$1,066,164.28	0.07%
New Mexico	41	0.06%	$964,360.36	0.06%
Arkansas	31	0.04%	$789,090.74	0.05%
Wyoming	20	0.03%	$495,615.62	0.03%
Alaska	8	0.01%	$150,653.54	0.01%

Total	74,289	100.00%	$1,526,947,713.40	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
3rd quarter 2021	800	1.08%		$13,883,415.07	0.91%		$11,647,900.85	1.10%
4th quarter 2021	9,881	13.30%		$181,614,294.34	11.89%		$144,554,074.20	13.62%
1st quarter 2022	6,026	8.11%		$114,902,923.56	7.53%		$90,338,738.98	8.51%
2nd quarter 2022	9,333	12.56%		$179,489,439.79	11.75%		$136,519,583.30	12.86%
3rd quarter 2022	10,338	13.92%		$210,797,703.12	13.81%		$148,707,150.50	14.01%
4th quarter 2022	7,640	10.28%		$158,718,665.96	10.39%		$107,162,618.94	10.10%
1st quarter 2023	11,468	15.44%		$238,003,885.26	15.59%		$156,821,070.00	14.77%
2nd quarter 2023	10,933	14.72%		$249,741,056.20	16.36%		$163,314,810.00	15.39%
3rd quarter 2023	4,478	6.03%		$102,653,018.97	6.72%		$65,363,376.85	6.16%
4th quarter 2023	511	0.69%		$10,749,918.83	0.70%		$5,126,687.30	0.48%
1st quarter 2024	2,022	2.72%		$44,863,379.46	2.94%		$21,848,393.25	2.06%
2nd quarter 2024	665	0.90%		$16,382,075.23	1.07%		$7,745,362.75	0.73%
3rd quarter 2024	193	0.26%		$5,106,306.86	0.33%		$2,270,858.25	0.21%
4th quarter 2024	0	0.00%		$0.00	0.00%		$0.00	0.00%
1st quarter 2025	0	0.00%		$0.00	0.00%		$0.00	0.00%
2nd quarter 2025	1	0.00	%(2)	$41,630.75	0.00	%(2)	$16,917.60	0.00	%(2)

Total	74,289	100.00%		$1,526,947,713.40	100.00%		$1,061,437,542.77	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Lease Static Pool Statistics - 2021-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	53,900

Aggregate Securitization Value	$1,197,605,445.04

Base Residual	$858,511,053.01

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	24	(2)

Seasoning (Months)(1)	13	(2)

Reserve Account Required Balance	$2,994,013.61

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	759

Cutoff Date	September 30, 2021
Discounted Base Residual as a % of Securitization Value	62.29%
Base Residual as a % of MSRP	46.93%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	83.45%
Infiniti	16.55%

	Average		Minimum	Maximum
Securitization Value	$22,219.02		$8,182.48	$85,076.03
Base Residual	$15,927.85		$4,393.00	$63,024.00
Seasoning (Months)(1)	13	(2)	3	48
Remaining Term (Months)	24	(2)	12	47
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Sentra	13,865	25.72%	$227,368,160.89	18.99%
Rogue	10,377	19.25%	$205,248,837.53	17.14%
Altima	6,991	12.97%	$135,125,104.99	11.28%
Murano	4,384	8.13%	$117,162,560.94	9.78%
Pathfinder	4,455	8.27%	$108,425,424.84	9.05%
QX60	3,572	6.63%	$99,783,478.27	8.33%
Q50	2,645	4.91%	$75,067,819.07	6.27%
Frontier	2,244	4.16%	$56,891,217.48	4.75%
Maxima	1,940	3.60%	$53,723,004.03	4.49%
Titan	1,191	2.21%	$45,628,748.28	3.81%
Armada	839	1.56%	$35,494,360.63	2.96%
Kicks	769	1.43%	$13,881,833.71	1.16%
Q60	374	0.69%	$12,704,913.15	1.06%
QX80	227	0.42%	$10,259,154.03	0.86%
Q70	14	0.03%	$403,232.45	0.03%
Other	13	0.02%	$437,594.75	0.04%

Total	53,900	100.00%	$1,197,605,445.04	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	8,869	16.45%		$185,139,191.38	15.46%
New Jersey	8,106	15.04%		$180,849,955.55	15.10%
Florida	6,334	11.75%		$139,035,926.50	11.61%
California	3,970	7.37%		$89,096,696.68	7.44%
Pennsylvania	3,998	7.42%		$83,737,841.12	6.99%
Ohio	3,070	5.70%		$68,274,901.12	5.70%
Texas	2,251	4.18%		$58,950,360.97	4.92%
Massachusetts	2,314	4.29%		$49,375,666.81	4.12%
Connecticut	2,154	4.00%		$45,838,611.77	3.83%
Illinois	1,443	2.68%		$32,855,342.79	2.74%
Michigan	991	1.84%		$21,870,862.68	1.83%
Minnesota	782	1.45%		$17,764,026.34	1.48%
Wisconsin	687	1.27%		$15,289,388.67	1.28%
New Hampshire	692	1.28%		$15,038,211.97	1.26%
Indiana	649	1.20%		$14,622,640.90	1.22%
North Carolina	574	1.06%		$13,004,651.08	1.09%
Colorado	462	0.86%		$12,252,454.44	1.02%
Virginia	461	0.86%		$10,867,921.50	0.91%
Georgia	392	0.73%		$9,546,781.04	0.80%
Nebraska	413	0.77%		$9,375,615.88	0.78%
Missouri	405	0.75%		$9,337,120.67	0.78%
Maryland	367	0.68%		$9,110,741.71	0.76%
Arizona	374	0.69%		$9,018,460.42	0.75%
Rhode Island	409	0.76%		$8,757,818.99	0.73%
Maine	364	0.68%		$7,864,508.95	0.66%
South Carolina	318	0.59%		$7,555,434.04	0.63%
Iowa	301	0.56%		$7,260,506.79	0.61%
Tennessee	287	0.53%		$7,155,848.61	0.60%
Washington	268	0.50%		$6,598,268.87	0.55%
Kentucky	227	0.42%		$5,428,925.35	0.45%
Nevada	192	0.36%		$4,412,916.65	0.37%
Utah	164	0.30%		$4,177,344.94	0.35%
Hawaii	188	0.35%		$4,053,778.29	0.34%
Delaware	183	0.34%		$3,958,106.56	0.33%
Louisiana	163	0.30%		$3,890,454.99	0.32%
Vermont	157	0.29%		$3,332,534.63	0.28%
West Virginia	123	0.23%		$2,941,818.75	0.25%
Alabama	115	0.21%		$2,841,768.47	0.24%
North Dakota	105	0.19%		$2,722,480.17	0.23%
Oregon	97	0.18%		$2,249,927.06	0.19%
Kansas	92	0.17%		$2,225,803.91	0.19%
South Dakota	68	0.13%		$1,901,102.34	0.16%
Idaho	71	0.13%		$1,715,785.50	0.14%
Oklahoma	53	0.10%		$1,290,535.45	0.11%
Mississippi	50	0.09%		$1,284,623.39	0.11%
Montana	44	0.08%		$1,031,768.14	0.09%
New Mexico	30	0.06%		$759,935.32	0.06%
District of Columbia	28	0.05%		$677,028.74	0.06%
Arkansas	25	0.05%		$668,021.65	0.06%
Wyoming	19	0.04%		$563,355.64	0.05%
Alaska	1	0.00	%(3)	$31,670.86	0.00	%(3)

Total	53,900	100.00%		$1,197,605,445.04	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)	Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)	Base Residual(1)	Percentage of Aggregate Base Residual(1)
4th quarter 2022	5,175	9.60%	$112,355,595.08	9.38%	$94,275,979.12	10.98%
1st quarter 2023	5,549	10.29%	$118,962,896.64	9.93%	$96,929,979.65	11.29%
2nd quarter 2023	6,306	11.70%	$144,352,364.71	12.05%	$114,238,781.94	13.31%
3rd quarter 2023	8,536	15.84%	$183,455,232.21	15.32%	$135,651,292.49	15.80%
4th quarter 2023	10,474	19.43%	$216,280,836.13	18.06%	$151,232,601.30	17.62%
1st quarter 2024	9,472	17.57%	$201,642,030.97	16.84%	$132,932,096.61	15.48%
2nd quarter 2024	4,822	8.95%	$121,605,514.61	10.15%	$79,116,375.50	9.22%
3rd quarter 2024	1,707	3.17%	$46,159,300.68	3.85%	$27,261,071.10	3.18%
4th quarter 2024	691	1.28%	$17,376,471.00	1.45%	$8,896,010.10	1.04%
1st quarter 2025	381	0.71%	$10,550,463.74	0.88%	$5,239,564.75	0.61%
2nd quarter 2025	549	1.02%	$17,118,424.01	1.43%	$8,859,910.20	1.03%
3rd quarter 2025	238	0.44%	$7,746,315.26	0.65%	$3,877,390.25	0.45%

Total	53,900	100.00%	$1,197,605,445.04	100.00%	$858,511,053.01	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Lease Static Pool Statistics - 2022-A

Original Pool Characteristics as of the Cutoff Date

Number of Leases	48,416

Aggregate Securitization Value	$1,212,135,507.43

Base Residual	$877,460,886.06

Securitization Rate	7.00%

Weighted Average Original Term (Months)	37	(2)

Weighted Average Remaining Term (Months)	25	(2)

Seasoning (Months)(1)	12	(2)

Reserve Account Required Balance	$4,848,542.03

Range of FICO Scores	600 to 900

Weighted Average FICO Score(2)	762

Cutoff Date	May 31, 2022
Discounted Base Residual as a % of Securitization Value	62.71%
Base Residual as a % of MSRP	51.37%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	83.17%
Infiniti	16.83%

	Average		Minimum	Maximum
Securitization Value	$25,035.85		$8,850.89	$83,181.57
Base Residual	$18,123.37		$6,112.00	$53,709.60
Seasoning (Months)(1)	12	(2)	3	48
Remaining Term (Months)	25	(2)	12	54
Original Term (Months)	37	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)
Rogue	10,568	21.83%		$232,118,649.81	19.15%
Sentra	9,684	20.00%		$169,256,422.35	13.96%
Altima	7,282	15.04%		$154,945,037.42	12.78%
Pathfinder	4,076	8.42%		$124,129,335.46	10.24%
Q50	3,897	8.05%		$121,164,373.12	10.00%
Frontier	3,310	6.84%		$103,656,679.16	8.55%
Murano	3,387	7.00%		$99,101,205.62	8.18%
QX60	1,734	3.58%		$52,259,741.44	4.31%
Titan	1,044	2.16%		$41,069,508.14	3.39%
Maxima	1,429	2.95%		$39,002,378.51	3.22%
Armada	808	1.67%		$36,354,871.57	3.00%
Q60	417	0.86%		$15,769,694.00	1.30%
QX80	297	0.61%		$14,769,939.80	1.22%
Kicks	477	0.99%		$8,279,233.88	0.68%
GT-R	2	0.00	%(2)	$145,292.45	0.01%
370Z	4	0.01%		$113,144.70	0.01%

Total	48,416	100.00%		$1,212,135,507.43	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Geographic Distribution

Geographic Distribution by Origination(1)	Number of Leases	Percentage of Total Number of Leases(2)		Cutoff Date Securitization Value(2)	Percentage of Aggregate Cutoff Date Securitization Value(2)
New York	7,385	15.25%		$181,240,514.34	14.95%
New Jersey	6,160	12.72%		$148,602,575.89	12.26%
Florida	5,887	12.16%		$144,727,243.25	11.94%
California	3,948	8.15%		$100,875,692.88	8.32%
Pennsylvania	3,523	7.28%		$83,621,111.10	6.9%
Texas	2,346	4.85%		$67,639,646.17	5.58%
Ohio	2,702	5.58%		$66,148,894.78	5.46%
Massachusetts	2,294	4.74%		$54,266,642.98	4.48%
Connecticut	2,099	4.34%		$49,947,279.23	4.12%
Illinois	1,361	2.81%		$34,513,980.24	2.85%
Michigan	813	1.68%		$20,318,582.67	1.68%
Minnesota	699	1.44%		$17,588,543.63	1.45%
Wisconsin	677	1.4%		$16,624,938.91	1.37%
New Hampshire	653	1.35%		$15,813,021.84	1.3%
Indiana	579	1.2%		$14,519,484.20	1.2%
North Carolina	475	0.98%		$12,677,071.22	1.05%
Missouri	441	0.91%		$11,965,040.87	0.99%
Colorado	418	0.86%		$11,934,961.54	0.98%
Virginia	418	0.86%		$10,931,192.17	0.9%
Arizona	395	0.82%		$10,373,387.01	0.86%
Georgia	357	0.74%		$10,023,798.28	0.83%
Rhode Island	417	0.86%		$9,835,656.75	0.81%
Maryland	326	0.67%		$9,164,621.18	0.76%
Nebraska	355	0.73%		$8,969,211.65	0.74%
Maine	346	0.71%		$8,754,062.17	0.72%
South Carolina	325	0.67%		$8,559,475.03	0.71%
Washington	260	0.54%		$7,519,446.10	0.62%
Kentucky	261	0.54%		$7,167,687.85	0.59%
Tennessee	255	0.53%		$7,160,880.78	0.59%
Iowa	265	0.55%		$7,136,387.57	0.59%
Hawaii	184	0.38%		$4,613,296.57	0.38%
Utah	161	0.33%		$4,581,967.20	0.38%
Nevada	165	0.34%		$4,348,057.37	0.36%
Vermont	169	0.35%		$4,261,866.60	0.35%
West Virginia	153	0.32%		$4,145,722.05	0.34%
Delaware	170	0.35%		$4,106,828.87	0.34%
Louisiana	139	0.29%		$3,983,449.50	0.33%
Kansas	124	0.26%		$3,500,059.59	0.29%
Alabama	123	0.25%		$3,465,450.73	0.29%
Oregon	104	0.21%		$2,656,845.09	0.22%
North Dakota	89	0.18%		$2,498,209.96	0.21%
South Dakota	76	0.16%		$2,230,394.00	0.18%
Idaho	77	0.16%		$2,208,254.82	0.18%
Oklahoma	54	0.11%		$1,590,927.18	0.13%
Mississippi	47	0.1%		$1,353,619.36	0.11%
Montana	37	0.08%		$1,102,651.26	0.09%
New Mexico	35	0.07%		$1,074,023.18	0.09%
District of Columbia	34	0.07%		$808,302.18	0.07%
Arkansas	24	0.05%		$659,889.58	0.05%
Wyoming	9	0.02%		$260,771.92	0.02%
Alaska	2	0.00	%(3)	$63,888.14	0.01%

Total	48,416	100.00%		$1,212,135,507.43	100.00%

(1)	Based on the billing addresses of lessees.

(2)	Balances and percentages may not add to total due to rounding.

(3)	Less than 0.005% but greater than 0.000%.

Distribution of the Leases by Quarter of Maturity Date

Quarter of Maturity Date	Number of Leases	Percentage of Total Number of Leases(1)		Cutoff Date Securitization Value(1)	Percentage of Aggregate Cutoff Date Securitization Value(1)		Base Residual(1)	Percentage of Aggregate Base Residual(1)
2nd quarter 2023	449	0.93%		$8,991,994.80	0.74%		$7,856,562.45	0.90%
3rd quarter 2023	7,306	15.09%		$150,534,280.85	12.42%		$126,330,077.62	14.40%
4th quarter 2023	5,685	11.74%		$129,496,630.74	10.68%		$105,972,000.70	12.08%
1st quarter 2024	5,905	12.20%		$140,940,339.95	11.63%		$110,412,582.19	12.58%
2nd quarter 2024	5,250	10.84%		$136,312,033.69	11.25%		$101,468,987.95	11.56%
3rd quarter 2024	6,946	14.35%		$189,239,387.66	15.61%		$134,056,301.45	15.28%
4th quarter 2024	7,202	14.88%		$188,291,086.06	15.53%		$126,245,227.35	14.39%
1st quarter 2025	7,182	14.83%		$193,693,123.21	15.98%		$124,737,374.55	14.22%
2nd quarter 2025	791	1.63%		$24,895,871.67	2.05%		$15,198,724.30	1.73%
3rd quarter 2025	849	1.75%		$25,619,098.55	2.11%		$13,709,445.60	1.56%
4th quarter 2025	638	1.32%		$18,277,748.41	1.51%		$8,929,539.25	1.02%
1st quarter 2026	212	0.44%		$5,792,001.01	0.48%		$2,525,608.10	0.29%
4th quarter 2026	1	0.00	%(2)	$51,910.83	0.00	%(2)	$18,454.55	0.00	%(2)

Total	48,416	100.00%		$1,212,135,507.43	100.00%		$877,460,886.06	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Less than 0.005% but greater than 0.000%.

Offering Type Transaction	Public 2022-A	Public 2021-A	Public 2020-B	Public 2020-A	Public 2019-B	Public 2019-A	Public 2018-A	Public 2017-B

Aggregate Securitization Value	$1,212,135,507	$1,197,605,445	$1,526,947,713	$1,506,039,779	$1,506,024,097	$1,506,027,540	$903,615,410	$1,506,036,235

Aggregate Base Residual	$877,460,886	$858,511,053	$1,061,437,543	$1,033,306,050	$1,025,276,675	$1,012,381,739	$616,440,880	$1,041,063,084

Weighted Average(1)
Remaining Term (months)	25	24	25	25	25	25	26	26

Original Term (months)	37	37	37	36	37	37	37	37

Seasoning (months)(2)(5)	12	13	11	11	12	12	11	10

Base Residual as a % of Initial Securitization Value	72.39%	71.69%	69.51%	68.61%	68.08%	67.22%	68.22%	69.13%

Original Lease Term(3)

24-36 months	76.41%	74.41%	80.78%	83.43%	77.15%	78.54%	77.16%	79.90%

37-42 months	14.22%	15.42%	14.16%	15.90%	22.79%	21.20%	21.89%	19.67%

43-48 months	9.35%	10.15%	5.06%	0.66%	0.03%	0.05%	0.40%	0.02%

49-60 months	0.02%	0.01%	0.01%	0.02%	0.03%	0.22%	0.55%	0.41%

Top 5 Models(3)

Maxima	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10.54%

Altima	12.78%	11.28%	11.53%	16.99%	11.45%	12.03%	10.73%	13.80%

Pathfinder	10.24%	9.05%	10.34%	7.51%	N/A	9.76%	10.72%	N/A

Murano	N/A	9.78%	12.06%	15.28%	12.11%	12.26%	10.27%	9.84%

M37	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Quest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Sentra	13.96%	18.99%	17.97%	11.41%	13.04%	11.81%	14.82%	13.23%

G35	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rogue	19.15%	17.14%	20.95%	17.87%	19.54%	16.52%	17.61%	19.07%

G37	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Q50	10.00%	N/A	N/A	N/A	N/A	N/A	N/A	N/A

QX60	N/A	N/A	N/A	N/A	10.56%	N/A	N/A	N/A

Top 3 States(3)(6)(7)

New York	14.95%	15.46%	14.75%	16.74%	14.55%	N/A	14.14%	13.15%

New Jersey	12.26%	15.10%	14.37%	15.49%	N/A	N/A	14.03%	16.10%

Florida	11.94%	11.61%	10.89%	11.21%	14.38%	11.62%	N/A	N/A

California	N/A	N/A	N/A	N/A	9.10%	11.60%	8.66%	11.62%

Texas	N/A	N/A	N/A	N/A	N/A	7.26%	N/A	N/A

Weighted Average Credit Score(1)(4)	762	759	760	759	759	758	757	752

Range of Credit Scores(4)	900-600	900-600	900-600	900-600	900-600	900-600	900-600	900-600

	Public 2017-A

Aggregate Securitization Value	$1,444,959,097

Aggregate Base Residual	$1,000,357,667

Weighted Average(1)
Remaining Term (months)	26

Original Term (months)	37

Seasoning (months)(2)(5)	11

Base Residual as a % of Initial Securitization Value	69.23%

Original Lease Term(3)

24-36 months	81.35%

37-42 months	18.04%

43-48 months	0.37%

49-60 months	0.24%

Top 5 Models(3)

Maxima	N/A

Altima	13.87%

Pathfinder	11.28%

Murano	9.35%

M37	N/A

Quest	N/A

Sentra	13.44%

G35	N/A

Rogue	21.82%

G37	N/A

JX35	N/A

QX60	N/A

Top 3 States(3)(6)(7)

New York	11.23%

New Jersey	11.87%

Florida	11.28%

California	N/A

Texas	N/A

Weighted Average Credit Score(1)(4)	747

Range of Credit Scores(4)	900-600

(1)	Weighted average by Securitization Value as of the Cutoff Date.

(2)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(3)	Percentage by Securitization Value as of the Cutoff Date.

(4)	From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. In October of 2001, NMAC switched to FICO Scores.

(5)	For 2017-B and 2020-B, the seasoning and weighted average remaining term may not add up to the weighted average original term due to rounding.

(6)	For 2017-B, Florida and Texas collateral are excluded.

(7)	For 2018-A, Florida collateral is excluded.

LEASE SECURITIZATION 2017-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2017-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2018-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2019-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2019-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2020-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2020-B

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2021-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

LEASE SECURITIZATION 2022-A

Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus.

2)

The “Pool Factor” is a percentage for each month indicating the aggregate Securitization Value of the leases and leased vehicles at the end of each month as a fraction of the initial aggregate Securitization Value of the leases and leased vehicles as of the Cutoff Date.

Servicer Advances

The chart below shows the amounts advanced by NMAC relative to the total amount of collections received by NMAC on its prior lease securitized portfolios.

Advances as a Percentage of Total Collections

Delinquency Experience

Set forth below is delinquency information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

60+ Days Delinquency as a Percentage of Outstanding Aggregate Securitization Value(1)(2)

1)	Percentage based on outstanding securitization value of the delinquent leases, divided by outstanding aggregate securitization value of all leases.

2)

Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page A-1 of this prospectus under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

Credit Loss Experience

Set forth below is credit loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Net Credit Losses as a Percentage of Original Aggregate Securitization Value(1)

(1)	Net losses are calculated based on gross losses, less the amount of recoveries received for each repossessed or charged-off vehicle.

Residual Value Loss Experience

Set forth below is residual value loss information relating to NMAC’s securitized portfolios of leases for prior transactions presented on a monthly basis.

Cumulative Residual Value Losses as a Percentage of Original Aggregate Securitization Value(1)

(1)	Residual value losses exclude repossessions, vehicles in inventory and NMAC Residual Percentage of less.

APPENDIX B—HISTORICAL POOL PERFORMANCE

2017-A Static Pool Data

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17
Prepayment Assumption
Class A-1	152,000,000.00	126,920,000.00	101,444,800.00	75,604,800.00	49,400,000.00	22,845,600.00
Class A-2a	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,444,959,096.94	1,419,879,096.94	1,394,403,896.94	1,368,563,896.94	1,342,359,096.94	1,315,804,696.94
2017-A Prepayment Assumption	1.000000	0.982643	0.965013	0.947130	0.928995	0.910617
Actual prepayment
Class A-1	152,000,000.00	129,317,869.16	106,825,039.24	82,713,485.50	59,484,977.51	33,878,353.22
Class A-2a	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
Class A-2b	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,444,959,096.94	1,422,276,966.10	1,399,784,136.18	1,375,672,582.44	1,352,444,074.45	1,326,837,450.16
2017-A Pool Factor	1.000000	0.984303	0.968736	0.952049	0.935974	0.918253
Monthly Residual Losses	(33,641.33)	(115,801.23)	(133,538.46)	(205,387.18)	(160,257.91)	(305,888.87)
2017-A Cumulative Residual Losses	(33,641.33)	(149,442.56)	(282,981.02)	(488,368.20)	(648,626.11)	(954,514.98)
2017-A Residual Losses (as a % of Original Pool Balance)	0.002%	0.010%	0.020%	0.034%	0.045%	0.066%
Monthly Net Credit Losses	(80,439.91)	42,101.04	(450,808.58)	(362,254.91)	(579,606.43)	(127,932.50)
2017-A Cumulative Net Credit Losses	(80,439.91)	(38,338.87)	(489,147.45)	(851,402.36)	(1,431,008.79)	(1,558,941.29)
2017-A Net Credit Losses (as a % of Original Pool Balance)	0.0056%	0.0027%	0.0339%	0.0589%	0.0990%	0.1079%
Delinquencies ($)
31-60	4,114,933.20	6,394,751.94	5,399,801.88	7,762,871.24	7,191,691.43	8,116,749.36
61-90	0.00	1,222,148.99	2,179,226.32	1,187,687.59	1,189,286.08	1,775,546.50
91-120+	0.00	0.00	522,845.10	887,137.54	710,381.31	702,652.79

Total	4,114,933.20	7,616,900.93	8,101,873.30	9,837,696.37	9,091,358.82	10,594,948.65

	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17

Delinquencies (%)
31-60	0.28%	0.45%	0.39%	0.56%	0.53%	0.61%
61-90	0.00%	0.09%	0.16%	0.09%	0.09%	0.13%
91-120+	0.00%	0.00%	0.04%	0.06%	0.05%	0.05%

Total	0.28%	0.54%	0.58%	0.72%	0.67%	0.80%
2017-A 60+	0.00%	0.09%	0.19%	0.15%	0.14%	0.19%

Delinquencies (units)
31-60	200	313	277	396	376	440
61-90	0	60	114	64	63	93
91-120+	0	0	25	43	33	32

Total	200	373	416	503	472	565
Residual Advances
Beginning Balance of Residual Advance	0.00	736,613.10	1,084,220.72	1,220,746.78	1,257,771.22	2,161,992.78
Reimbursement of Outstanding Advance	0.00	517,413.27	776,892.97	706,104.14	658,350.38	1,324,754.32
Additional Advance for Current Period	736,613.10	865,020.89	913,419.03	743,128.58	1,562,571.94	1,841,070.82

Ending Residual Advances	736,613.10	1,084,220.72	1,220,746.78	1,257,771.22	2,161,992.78	2,678,309.28
Payment Advances
Beginning Balance of Payment Advance	0.00	1,296,982.22	1,486,445.23	1,493,596.25	1,734,573.11	1,546,323.49
Reimbursement of Outstanding Payment Advance	0.00	444,066.19	563,242.23	517,910.30	754,404.90	509,099.73
Additional Payment Advance for Current Period	1,296,982.22	633,529.20	570,393.25	758,887.16	566,155.28	705,982.11

Ending Balance of Payment Advance	1,296,982.22	1,486,445.23	1,493,596.25	1,734,573.11	1,546,323.49	1,743,205.87
Total Collections	33,619,550.52	32,196,356.10	34,388,621.73	32,377,910.81	35,790,403.28	35,204,757.53
2017-A
Total Advances as a % of Total Collections	6.049%	4.654%	4.315%	4.639%	5.948%	7.235%

	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18	May-18
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	297,810,000.00	282,960,000.00	267,930,000.00	252,750,000.00	237,420,000.00	221,910,000.00
Class A-2b	248,175,000.00	235,800,000.00	223,275,000.00	210,625,000.00	197,850,000.00	184,925,000.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,288,944,096.94	1,261,719,096.94	1,234,164,096.94	1,206,334,096.94	1,178,229,096.94	1,149,794,096.94
2017-A Prepayment Assumption	0.892028	0.873187	0.854117	0.834857	0.815407	0.795728
Actual prepayment
Class A-1	8,614,207.90	0.00	0.00	0.00	0.00	0.00
Class A-2a	300,000,000.00	291,349,879.49	276,580,422.20	262,388,774.91	245,968,990.84	229,895,714.10
Class A-2b	250,000,000.00	242,791,566.24	230,483,685.17	218,657,312.42	204,974,159.02	191,579,761.74
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,301,573,304.84	1,277,100,542.67	1,250,023,204.31	1,224,005,184.27	1,193,902,246.80	1,164,434,572.78
2017-A Pool Factor	0.900768	0.883832	0.865092	0.847086	0.826253	0.805860
Monthly Residual Losses	(371,049.41)	(407,983.25)	(560,877.16)	(459,640.39)	(278,074.43)	(153,034.00)
2017-A Cumulative Residual Losses	(1,325,564.39)	(1,733,547.64)	(2,294,424.80)	(2,754,065.19)	(3,032,139.62)	(3,185,173.62)
2017-A Residual Losses (as a % of Original Pool Balance)	0.092%	0.120%	0.159%	0.191%	0.210%	0.220%
Monthly Net Credit Losses	(598,068.14)	203,051.56	(201,976.96)	(342,168.32)	45,156.20	(323,372.55)
2017-A Cumulative Net Credit Losses	(2,157,009.43)	(1,953,957.87)	(2,155,934.83)	(2,498,103.15)	(2,452,946.95)	(2,776,319.50)
2017-A Net Credit Losses (as a % of Original Pool Balance)	0.1493%	0.1352%	0.1492%	0.1729%	0.1698%	0.1921%
Delinquencies ($)
31-60	9,997,011.76	6,223,475.86	7,073,447.17	5,859,233.45	5,414,444.40	5,917,892.45
61-90	1,367,264.42	2,617,276.49	1,905,611.03	1,511,284.96	1,169,215.02	1,211,298.42
91-120+	929,556.65	931,356.61	727,418.84	457,583.05	562,572.12	487,623.10

Total	12,293,832.83	9,772,108.96	9,706,477.04	7,828,101.46	7,146,231.54	7,616,813.97

	Dec-17	Jan-18	Feb-18	Mar-18	Apr-18	May-18
Delinquencies (%)
31-60	0.77%	0.49%	0.57%	0.48%	0.45%	0.51%
61-90	0.11%	0.20%	0.15%	0.12%	0.10%	0.10%

91-120+	0.07%	0.07%	0.06%	0.04%	0.05%	0.04%
Total	0.94%	0.77%	0.78%	0.64%	0.60%	0.65%
2017-A 60+	0.18%	0.28%	0.21%	0.16%	0.15%	0.15%
Delinquencies (units)
31-60	541	334	384	322	307	338
61-90	82	148	106	86	65	70

91-120+	48	52	41	27	33	27
Total	671	534	531	435	405	435
Residual Advances
Beginning Balance of Residual Advance	2,678,309.28	3,016,601.49	4,811,013.87	5,120,820.06	6,773,708.54	7,774,330.47
Reimbursement of Outstanding Advance	1,558,839.51	1,725,720.24	2,641,794.32	3,278,124.15	3,983,415.87	5,200,288.62
Additional Advance for Current Period	1,897,131.72	3,520,132.62	2,951,600.51	4,931,012.63	4,984,037.80	6,481,569.65
Ending Residual Advances	3,016,601.49	4,811,013.87	5,120,820.06	6,773,708.54	7,774,330.47	9,055,611.50
Payment Advances
Beginning Balance of Payment Advance	1,743,205.87	1,948,286.87	1,530,621.92	1,645,571.83	1,368,159.48	1,386,516.82
Reimbursement of Outstanding Payment Advance	587,482.23	877,626.48	570,110.25	729,329.50	523,285.32	515,469.39
Additional Payment Advance for Current Period	792,563.23	459,961.53	685,060.16	451,917.15	541,642.66	510,068.40

Ending Balance of Payment Advance	1,948,286.87	1,530,621.92	1,645,571.83	1,368,159.48	1,386,516.82	1,381,115.83
Total Collections	34,293,084.65	39,083,523.29	37,489,031.02	43,277,661.33	42,604,558.99	47,092,973.65
2017-A
Total Advances as a % of Total Collections	7.843%	10.184%	9.701%	12.438%	12.970%	14.846%

	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	206,250,000.00	190,470,000.00	170,550,000.00	150,750,000.00	127,620,000.00	104,850,000.00
Class A-2b	171,875,000.00	158,725,000.00	142,125,000.00	125,625,000.00	106,350,000.00	87,375,000.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,121,084,096.94	1,092,154,096.94	1,055,634,096.94	1,019,334,096.94	976,929,096.94	935,184,096.94
2017-A Prepayment Assumption	0.775859	0.755837	0.730563	0.705441	0.676095	0.647205
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	211,987,345.85	192,834,413.90	171,948,820.30	148,318,036.30	124,854,599.10	98,288,598.16
Class A-2b	176,656,121.54	160,695,344.92	143,290,683.59	123,598,363.59	104,045,499.26	81,907,165.14
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	1,131,602,564.33	1,096,488,855.76	1,058,198,600.83	1,014,875,496.83	971,859,195.30	923,154,860.24
2017-A Pool Factor	0.783138	0.758837	0.732338	0.702356	0.672586	0.638880
Monthly Residual Losses	30,992.86	307,752.81	728,102.77	872,844.51	610,116.09	2,133.69
2017-A Cumulative Residual Losses	(3,154,180.76)	(2,846,427.95)	(2,118,325.18)	(1,245,480.67)	(635,364.58)	(633,230.89)
2017-A Residual Losses (as a % of Original Pool Balance)	0.218%	0.197%	0.147%	0.086%	0.044%	0.044%
Monthly Net Credit Losses	(59,506.80)	(404,415.95)	32,233.28	(252,880.21)	(301,109.74)	80,461.89
2017-A Cumulative Net Credit Losses	(2,835,826.30)	(3,240,242.25)	(3,208,008.97)	(3,460,889.18)	(3,761,998.92)	(3,681,537.03)
2017-A Net Credit Losses (as a % of Original Pool Balance)	0.1963%	0.2242%	0.2220%	0.2395%	0.2604%	0.2548%
Delinquencies ($)
31-60	6,450,770.46	6,052,808.77	4,955,654.51	6,810,572.55	6,564,249.61	5,857,875.30
61-90	1,779,116.57	1,453,562.55	1,927,735.11	1,270,415.44	1,189,795.99	1,475,229.63
91-120+	455,935.17	807,897.57	921,740.60	822,235.21	466,573.40	441,401.27

Total	8,685,822.20	8,314,268.89	7,805,130.22	8,903,223.20	8,220,619.00	7,774,506.20

	Jun-18	Jul-18	Aug-18	Sep-18	Oct-18	Nov-18
Delinquencies (%)
31-60	0.57%	0.55%	0.47%	0.67%	0.68%	0.63%
61-90	0.16%	0.13%	0.18%	0.13%	0.12%	0.16%

91-120+	0.04%	0.07%	0.09%	0.08%	0.05%	0.05%
Total	0.77%	0.76%	0.74%	0.88%	0.85%	0.84%
2017-A 60+	0.20%	0.21%	0.27%	0.21%	0.17%	0.21%
Delinquencies (units)
31-60	378	366	303	421	413	382
61-90	105	87	118	83	77	93

91-120+	26	51	55	49	32	30
Total	509	504	476	553	522	505
Residual Advances
Beginning Balance of Residual Advance	9,055,611.50	11,038,960.80	14,490,732.31	15,677,738.53	20,019,847.09	22,445,983.72
Reimbursement of Outstanding Advance	6,323,034.62	7,442,019.58	11,760,748.20	10,285,587.72	14,620,624.18	16,101,690.05
Additional Advance for Current Period	8,306,383.92	10,893,791.09	12,947,754.42	14,627,696.28	17,046,760.81	21,159,127.09
Ending Residual Advances	11,038,960.80	14,490,732.31	15,677,738.53	20,019,847.09	22,445,983.72	27,503,420.76
Payment Advances
Beginning Balance of Payment Advance	1,381,115.83	1,621,326.99	1,425,501.41	1,328,225.52	1,626,036.47	1,354,112.32
Reimbursement of Outstanding Payment Advance	443,753.35	668,186.45	562,420.32	408,520.05	706,181.19	487,657.18
Additional Payment Advance for Current Period	683,964.51	472,360.87	465,144.43	706,331.00	434,257.04	512,126.58

Ending Balance of Payment Advance	1,621,326.99	1,425,501.41	1,328,225.52	1,626,036.47	1,354,112.32	1,378,581.72
Total Collections	50,855,553.79	55,908,486.84	66,385,363.15	61,893,500.72	74,482,421.47	78,338,091.79
2017-A
Total Advances as a % of Total Collections	17.678%	20.330%	20.205%	24.775%	23.470%	27.664%

	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	82,290,000.00	53,730,000.00	23,160,000.00	0.00	0.00	0.00
Class A-2b	68,575,000.00	44,775,000.00	19,300,000.00	0.00	0.00	0.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	380,360,000.00	305,000,000.00	231,800,000.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	893,824,096.94	841,464,096.94	785,419,096.94	723,319,096.94	647,959,096.94	574,759,096.94
2017-A Prepayment Assumption	0.618581	0.582345	0.543558	0.500581	0.448427	0.397768
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	69,968,139.54	40,959,060.45	6,879,395.01	0.00	0.00	0.00
Class A-2b	58,306,782.96	34,132,550.38	5,732,829.18	0.00	0.00	0.00
Class A-3	400,000,000.00	400,000,000.00	400,000,000.00	351,903,085.41	281,964,827.87	212,036,938.48
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00	97,300,000.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	871,234,019.44	818,050,707.77	755,571,321.13	694,862,182.35	624,923,924.81	554,996,035.42
2017-A Pool Factor	0.602947	0.566141	0.522902	0.480887	0.432486	0.384091
Monthly Residual Losses	(42,290.42)	(1,027,083.51)	(1,244,484.71)	740,335.31	2,237,989.49	2,222,266.94
2017-A Cumulative Residual Losses	(675,521.31)	(1,702,604.82)	(2,947,089.53)	(2,206,754.22)	31,235.27	2,253,502.21
2017-A Residual Losses (as a % of Original Pool Balance)	0.047%	0.118%	0.204%	0.153%	(0.002%)	(0.156%)
Monthly Net Credit Losses	242,712.02	(66,391.05)	(164,890.24)	214,808.93	(29,262.02)	209,755.93
2017-A Cumulative Net Credit Losses	(3,438,825.01)	(3,505,216.06)	(3,670,106.30)	(3,455,297.37)	(3,484,559.39)	(3,274,803.46)
2017-A Net Credit Losses (as a % of Original Pool Balance)	0.2380%	0.2426%	0.2540%	0.2391%	0.2412%	0.2266%
Delinquencies ($)
31-60	6,115,802.39	4,879,555.48	5,308,896.26	4,676,470.72	3,421,621.74	3,649,286.75
61-90	1,242,486.86	1,946,852.49	1,390,758.64	1,221,481.71	1,233,565.62	810,625.64
91-120+	752,876.66	766,349.81	445,145.60	355,396.86	279,590.64	551,916.60

Total	8,111,165.91	7,592,757.78	7,144,800.50	6,253,349.29	4,934,778.00	5,011,828.99

	Dec-18	Jan-19	Feb-19	Mar-19	Apr-19	May-19
Delinquencies (%)
31-60	0.70%	0.60%	0.70%	0.67%	0.55%	0.66%
61-90	0.14%	0.24%	0.18%	0.18%	0.20%	0.15%
91-120+	0.09%	0.09%	0.06%	0.05%	0.04%	0.10%

Total	0.93%	0.93%	0.95%	0.90%	0.79%	0.90%
2017-A 60+	0.23%	0.33%	0.24%	0.23%	0.24%	0.25%
Delinquencies (units)
31-60	393	306	346	301	227	246
61-90	85	130	92	86	80	55
91-120+	52	52	33	24	20	38

Total	530	488	471	411	327	339
Residual Advances
Beginning Balance of Residual Advance	27,503,420.76	34,609,459.47	37,069,754.98	40,954,024.82	48,471,822.55	46,712,662.57
Reimbursement of Outstanding Advance	18,034,226.52	24,137,621.88	25,035,245.24	28,001,469.29	34,067,740.28	36,915,455.87
Additional Advance for Current Period	25,140,265.23	26,597,917.39	28,919,515.08	35,519,267.02	32,308,580.30	28,162,134.01
Ending Residual Advances	34,609,459.47	37,069,754.98	40,954,024.82	48,471,822.55	46,712,662.57	37,959,340.71
Payment Advances
Beginning Balance of Payment Advance	1,378,581.72	1,384,165.57	1,248,838.96	1,242,170.41	1,059,022.68	908,299.08
Reimbursement of Outstanding Payment Advance	508,360.92	562,765.69	486,854.50	543,821.90	474,773.81	378,386.39
Additional Payment Advance for Current Period	513,944.77	427,439.08	480,185.95	360,674.17	324,050.21	294,401.24

Ending Balance of Payment Advance	1,384,165.57	1,248,838.96	1,242,170.41	1,059,022.68	908,299.08	824,313.93
Total Collections	81,312,390.73	96,023,532.87	93,603,907.23	107,946,573.26	115,193,885.93	115,344,054.36
2017-A
Total Advances as a % of Total Collections	31.550%	28.145%	31.409%	33.239%	28.328%	24.671%

	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	163,880,000.00	97,880,000.00	38,600,000.00	0.00	0.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	79,163,280.00	25,482,870.00
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	506,839,096.94	440,839,096.94	381,559,096.94	324,822,376.94	271,141,966.94
2017-A Prepayment Assumption	0.350764	0.305088	0.264062	0.224797	0.187647
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	144,027,609.25	83,702,246.97	23,136,288.10	0.00	0.00
Class A-4	97,300,000.00	97,300,000.00	97,300,000.00	63,967,768.10	10,639,170.15
Overcollateralization	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94	245,659,096.94

	486,986,706.19	426,661,343.91	366,095,385.04	309,626,865.04	256,298,267.09
2017-A Pool Factor	0.337025	0.295276	0.253360	0.214281	0.177374
Monthly Residual Losses	2,426,163.81	2,601,343.06	2,748,849.90	2,425,282.73	1,046,640.73
2017-A Cumulative Residual Losses	4,679,666.02	7,281,009.08	10,029,858.98	12,455,141.71	13,501,782.44
2017-A Residual Losses (as a % of Original Pool Balance)	(0.324%)	(0.504%)	(0.694%)	(0.862%)	(0.934%)
Monthly Net Credit Losses	72,847.94	(95,051.41)	157,425.92	77,025.70	40,154.38
2017-A Cumulative Net Credit Losses	(3,201,955.52)	(3,297,006.93)	(3,139,581.01)	(3,062,555.31)	(3,022,400.93)
2017-A Net Credit Losses (as a % of Original Pool Balance)	0.2216%	0.2282%	0.2173%	0.2119%	0.2092%
Delinquencies ($)
31-60	3,759,878.64	2,525,624.76	2,025,169.40	2,572,198.09	2,206,562.76
61-90	1,269,905.84	988,716.98	1,279,959.08	612,528.08	600,698.80
91-120+	324,551.20	528,259.83	534,046.85	563,967.39	348,197.53

Total	5,354,335.68	4,042,601.57	3,839,175.33	3,748,693.56	3,155,459.09

	Jun-19	Jul-19	Aug-19	Sep-19	Oct-19
Delinquencies (%)
31-60	0.77%	0.59%	0.55%	0.83%	0.86%
61-90	0.26%	0.23%	0.35%	0.20%	0.23%
91-120+	0.07%	0.12%	0.15%	0.18%	0.14%

Total	1.10%	0.95%	1.05%	1.21%	1.23%
2017-A 60+	0.33%	0.36%	0.50%	0.38%	0.37%
Delinquencies (units)
31-60	250	171	144	171	156
61-90	86	68	87	42	41
91-120+	21	37	38	40	23

Total	357	276	269	253	220
Residual Advances
Beginning Balance of Residual Advance	37,959,340.71	31,164,548.18	30,806,753.60	24,522,220.90	24,077,781.53
Reimbursement of Outstanding Advance	29,500,282.40	23,736,848.38	26,095,398.15	19,000,039.35	43,033,444.20
Additional Advance for Current Period	22,705,489.87	23,379,053.80	19,810,865.45	18,555,599.98	18,955,662.67

Ending Residual Advances	31,164,548.18	30,806,753.60	24,522,220.90	24,077,781.53	0.00
Payment Advances
Beginning Balance of Payment Advance	824,313.93	892,762.26	687,986.72	654,576.56	600,695.99
Reimbursement of Outstanding Payment Advance	307,616.44	426,859.62	293,512.72	292,051.11	780,501.46
Additional Payment Advance for Current Period	376,064.77	222,084.08	260,102.56	238,170.54	179,805.47

Ending Balance of Payment Advance	892,762.26	687,986.72	654,576.56	600,695.99	0.00
Total Collections	98,780,387.88	93,904,651.72	92,397,970.02	80,835,617.68	82,804,766.01
2017-A
Total Advances as a % of Total Collections	23.367%	25.133%	21.722%	23.249%	23.109%

2017-B Static Pool Data

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18
Prepayment Assumption
Class A-1	158,000,000.00	132,435,600.00	106,460,400.00	80,106,000.00	53,372,400.00	26,275,400.00
Class A-2a	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00
Class A-2b	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,506,036,234.59	1,480,471,834.59	1,454,496,634.59	1,428,142,234.59	1,401,408,634.59	1,374,311,634.59
2017-B Prepayment Assumption	1.000000	0.983025	0.965778	0.948279	0.930528	0.912536
Actual prepayment
Class A-1	158,000,000.00	136,089,779.00	112,282,054.27	88,942,724.93	65,470,240.65	40,348,699.78
Class A-2a	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00	372,000,000.00
Class A-2b	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00	248,000,000.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,506,036,234.59	1,484,126,013.59	1,460,318,288.86	1,436,978,959.52	1,413,506,475.24	1,388,384,934.37
2017-B Pool Factor	1.000000	0.985452	0.969644	0.954146	0.938561	0.921880
Monthly Residual Losses	(45,371.24)	(152,856.38)	(245,134.77)	(255,139.01)	(306,015.45)	(337,287.73)
2017-B Cumulative Residual Losses	(45,371.24)	(198,227.62)	(443,362.39)	(698,501.40)	(1,004,516.85)	(1,341,804.58)
2017-B Residual Losses (as a % of Original Pool Balance)	0.003%	0.013%	0.029%	0.046%	0.067%	0.089%
Monthly Net Credit Losses	(168,347.47)	(188,793.64)	82,958.02	(216,117.60)	(254,870.41)	(248,505.63)
2017-B Cumulative Net Credit Losses	(168,347.47)	(357,141.11)	(274,183.09)	(490,300.69)	(745,171.10)	(993,676.73)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0112%	0.0237%	0.0182%	0.0326%	0.0495%	0.0660%
Delinquencies ($)
31-60	7,604,794.64	8,306,813.18	8,299,784.64	10,793,343.28	8,195,898.07	7,730,925.92
61-90	43,652.20	1,061,455.83	1,712,126.57	1,890,841.40	2,041,830.63	1,920,431.28
91-120+	17,809.52	26,933.09	526,760.81	638,834.65	761,019.79	530,510.90

Total	7,666,256.36	9,395,202.10	10,538,672.02	13,323,019.33	10,998,748.49	10,181,868.10

	Sep-17	Oct-17	Nov-17	Dec-17	Jan-18	Feb-18
Delinquencies (%)
31-60	0.50%	0.56%	0.57%	0.75%	0.58%	0.56%
61-90	0.00%	0.07%	0.12%	0.13%	0.14%	0.14%
91-120+	0.00%	0.00%	0.04%	0.04%	0.05%	0.04%

Total	0.51%	0.63%	0.72%	0.93%	0.78%	0.73%
2017-B 60+	0.00%	0.07%	0.15%	0.18%	0.20%	0.18%
Delinquencies (units)
31-60	398	436	434	572	435	417
61-90	2	57	89	100	107	94
91-120+	1	1	28	34	40	28

Total	401	494	551	706	582	539
Residual Advances
Beginning Balance of Residual Advance	0.00	551,720.72	1,292,884.00	1,604,642.99	2,046,208.21	2,781,938.00
Reimbursement of Outstanding Advance	0.00	372,155.96	692,170.28	902,185.76	1,107,728.25	1,506,290.48
Additional Advance for Current Period	551,720.72	1,113,319.24	1,003,929.27	1,343,750.98	1,843,458.04	1,753,321.19

Ending Residual Advances	551,720.72	1,292,884.00	1,604,642.99	2,046,208.21	2,781,938.00	3,028,968.71
Payment Advances
Beginning Balance of Payment Advance	0.00	2,573,686.56	2,193,087.52	2,533,086.13	2,967,735.79	2,315,350.51
Reimbursement of Outstanding Payment Advance	0.00	1,080,918.87	639,787.77	745,935.17	1,284,204.60	768,194.69
Additional Payment Advance for Current Period	2,573,686.56	700,319.83	979,786.38	1,180,584.83	631,819.32	1,039,159.98

Ending Balance of Payment Advance	2,573,686.56	2,193,087.52	2,533,086.13	2,967,735.79	2,315,350.51	2,586,315.80
Total Collections	33,043,226.72	35,164,275.66	33,851,944.13	33,990,747.88	36,973,137.69	35,429,883.12
2017-B
Total Advances as a % of Total Collections	9.459%	5.158%	5.860%	7.427%	6.695%	7.882%

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	371,293,200.00	354,590,400.00	337,738,800.00	320,664,000.00	303,403,200.00	285,956,400.00
Class A-2b	247,528,800.00	236,393,600.00	225,159,200.00	213,776,000.00	202,268,800.00	190,637,600.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,346,858,234.59	1,319,020,234.59	1,290,934,234.59	1,262,476,234.59	1,233,708,234.59	1,204,630,234.59
2017-B Prepayment Assumption	0.894307	0.875822	0.857173	0.838277	0.819176	0.799868
Actual prepayment
Class A-1	15,726,654.02	0.00	0.00	0.00	0.00	0.00
Class A-2a	372,000,000.00	365,864,365.74	350,200,243.06	333,193,665.81	316,190,781.29	298,156,883.48
Class A-2b	248,000,000.00	243,909,577.16	233,466,828.71	222,129,110.54	210,793,854.19	198,771,255.65
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,363,762,888.61	1,337,810,177.49	1,311,703,306.36	1,283,359,010.94	1,255,020,870.07	1,224,964,373.72
2017-B Pool Factor	0.905531	0.888299	0.870964	0.852144	0.833327	0.813370
Monthly Residual Losses	(378,027.44)	(277,822.46)	(302,560.93)	(385,459.21)	(265,525.85)	(175,810.32)
2017-B Cumulative Residual Losses	(1,719,832.02)	(1,997,654.48)	(2,300,215.41)	(2,685,674.62)	(2,951,200.47)	(3,127,010.79)
2017-B Residual Losses (as a % of Original Pool Balance)	0.114%	0.133%	0.153%	0.178%	0.196%	0.208%
Monthly Net Credit Losses	(70,519.76)	110,881.64	(467,086.78)	222,057.60	(243,906.92)	301,532.01
2017-B Cumulative Net Credit Losses	(1,064,196.49)	(953,314.85)	(1,420,401.63)	(1,198,344.03)	(1,442,250.95)	(1,140,718.94)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0707%	0.0633%	0.0943%	0.0796%	0.0958%	0.0757%
Delinquencies ($)
31-60	6,713,722.40	7,249,711.20	7,371,326.97	8,113,730.73	8,998,254.96	7,881,860.16
61-90	1,428,887.87	1,388,407.04	1,617,089.44	1,667,607.17	1,540,852.49	2,545,758.84
91-120+	515,272.70	603,863.52	519,913.81	623,150.46	569,512.99	594,015.41

Total	8,657,882.97	9,241,981.76	9,508,330.22	10,404,488.36	11,108,620.44	11,021,634.41

	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18
Delinquencies (%)
31-60	0.49%	0.54%	0.56%	0.63%	0.72%	0.64%
61-90	0.10%	0.10%	0.12%	0.13%	0.12%	0.21%
91-120+	0.04%	0.05%	0.04%	0.05%	0.05%	0.05%

Total	0.63%	0.69%	0.72%	0.81%	0.89%	0.90%
2017-B 60+	0.14%	0.15%	0.16%	0.18%	0.17%	0.26%
Delinquencies (units)
31-60	363	397	419	470	523	460
61-90	71	77	92	98	95	158
91-120+	26	30	29	33	34	36

Total	460	504	540	601	652	654
Residual Advances
Beginning Balance of Residual Advance	3,028,968.71	3,589,491.31	4,077,723.30	4,702,242.02	5,125,053.27	6,732,824.08
Reimbursement of Outstanding Advance	1,842,391.40	1,903,146.64	2,425,019.77	3,091,931.04	3,376,505.32	5,167,154.97
Additional Advance for Current Period	2,402,914.00	2,391,378.63	3,049,538.49	3,514,742.29	4,984,276.13	5,587,557.98

Ending Residual Advances	3,589,491.31	4,077,723.30	4,702,242.02	5,125,053.27	6,732,824.08	7,153,227.09
Payment Advances
Beginning Balance of Payment Advance	2,586,315.80	2,098,329.03	2,212,281.75	2,162,380.30	2,652,117.22	2,247,587.04
Reimbursement of Outstanding Payment Advance	1,110,707.77	704,396.59	781,306.44	608,321.33	1,062,016.21	801,929.34
Additional Payment Advance for Current Period	622,721.00	818,349.31	731,404.99	1,098,058.25	657,486.03	713,974.78

Ending Balance of Payment Advance	2,098,329.03	2,212,281.75	2,162,380.30	2,652,117.22	2,247,587.04	2,159,632.48
Total Collections	38,401,427.09	37,738,423.98	40,326,703.07	41,270,549.11	43,780,485.27	47,626,225.59
2017-B
Total Advances as a % of Total Collections	7.879%	8.505%	9.376%	11.177%	12.886%	13.231%

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	268,360,800.00	250,579,200.00	230,826,000.00	210,477,600.00	187,004,400.00	162,638,400.00
Class A-2b	178,907,200.00	167,052,800.00	153,884,000.00	140,318,400.00	124,669,600.00	108,425,600.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,175,304,234.59	1,145,668,234.59	1,112,746,234.59	1,078,832,234.59	1,039,710,234.59	999,100,234.59
2017-B Prepayment Assumption	0.780396	0.760718	0.738858	0.716339	0.690362	0.663397
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	279,121,518.70	259,600,060.26	236,455,789.60	212,609,882.83	186,792,662.67	157,437,407.58
Class A-2b	186,081,012.46	173,066,706.83	157,637,193.05	141,739,921.87	124,528,441.76	104,958,271.70
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	1,193,238,765.75	1,160,703,001.68	1,122,129,217.24	1,082,386,039.29	1,039,357,339.02	990,431,913.87
2017-B Pool Factor	0.792304	0.770701	0.745088	0.718699	0.690128	0.657641
Monthly Residual Losses	(88,827.67)	(304,211.68)	(408,072.26)	(556,315.04)	(1,007,836.17)	(1,403,772.98)
2017-B Cumulative Residual Losses	(3,215,838.46)	(3,520,050.14)	(3,928,122.40)	(4,484,437.44)	(5,492,273.61)	(6,896,046.59)
2017-B Residual Losses (as a % of Original Pool Balance)	0.214%	0.234%	0.261%	0.298%	0.365%	0.458%
Monthly Net Credit Losses	(115,106.53)	(490,843.11)	203,767.87	21,221.38	33,926.93	(106,489.90)
2017-B Cumulative Net Credit Losses	(1,255,825.47)	(1,746,668.58)	(1,542,900.71)	(1,521,679.33)	(1,487,752.40)	(1,594,242.30)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0834%	0.1160%	0.1024%	0.1010%	0.0988%	0.1059%
Delinquencies ($)
31-60	9,335,195.72	8,583,759.66	7,678,474.83	8,744,053.68	7,721,092.35	7,312,891.50
61-90	2,009,864.82	1,828,526.61	1,913,053.40	1,671,141.93	1,894,878.49	1,888,229.17
91-120+	1,171,738.53	676,476.89	582,300.80	725,665.79	606,240.59	597,470.12

Total	12,516,799.07	11,088,763.16	10,173,829.03	11,140,861.40	10,222,211.43	9,798,590.79

	Sep-18	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19
Delinquencies (%)
31-60	0.78%	0.74%	0.68%	0.81%	0.74%	0.74%
61-90	0.17%	0.16%	0.17%	0.15%	0.18%	0.19%
91-120+	0.10%	0.06%	0.05%	0.07%	0.06%	0.06%

Total	1.05%	0.96%	0.91%	1.03%	0.98%	0.99%
2017-B 60+	0.27%	0.22%	0.22%	0.22%	0.24%	0.25%
Delinquencies (units)
31-60	552	510	469	539	491	459
61-90	123	113	112	108	118	119
91-120+	75	41	36	41	37	41

Total	750	664	617	688	646	619
Residual Advances
Beginning Balance of Residual Advance	7,153,227.09	9,261,644.69	12,649,575.55	14,950,899.65	20,705,621.53	24,811,244.21
Reimbursement of Outstanding Advance	4,621,030.95	6,472,971.03	8,930,411.96	10,102,943.12	14,220,687.56	15,201,952.56
Additional Advance for Current Period	6,729,448.55	9,860,901.89	11,231,736.06	15,857,665.00	18,326,310.24	21,910,534.71

Ending Residual Advances	9,261,644.69	12,649,575.55	14,950,899.65	20,705,621.53	24,811,244.21	31,519,826.36
Payment Advances
Beginning Balance of Payment Advance	2,159,632.48	2,691,844.03	2,185,692.86	2,231,908.31	2,212,292.72	1,943,296.52
Reimbursement of Outstanding Payment Advance	605,673.63	1,111,864.68	738,283.15	777,515.94	879,222.92	660,295.21
Additional Payment Advance for Current Period	1,137,885.18	605,713.51	784,498.60	757,900.35	610,226.72	866,429.11

Ending Balance of Payment Advance	2,691,844.03	2,185,692.86	2,231,908.31	2,212,292.72	1,943,296.52	2,149,430.42
Total Collections	45,928,253.14	55,325,465.70	58,943,388.27	62,980,677.98	73,219,044.17	72,814,102.49
2017-B
Total Advances as a % of Total Collections	17.130%	18.918%	20.386%	26.382%	25.863%	31.281%

	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	130,460,400.00	97,203,600.00	62,756,400.00	15,103,200.00	0.00	0.00
Class A-2b	86,973,600.00	64,802,400.00	41,837,600.00	10,068,800.00	0.00	0.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	316,609,000.00	236,504,000.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	945,470,234.59	890,042,234.59	832,630,234.59	753,208,234.59	674,645,234.59	594,540,234.59
2017-B Prepayment Assumption	0.627787	0.590983	0.552862	0.500126	0.447961	0.394772
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	127,915,541.13	91,403,423.17	51,763,105.58	7,691,103.54	0.00	0.00
Class A-2b	85,277,027.41	60,935,615.44	34,508,737.05	5,127,402.36	0.00	0.00
Class A-3	370,000,000.00	370,000,000.00	370,000,000.00	370,000,000.00	317,285,430.07	249,817,105.94
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	941,228,803.13	880,375,273.20	814,308,077.22	740,854,740.49	675,321,664.66	607,853,340.53
2017-B Pool Factor	0.624971	0.584564	0.540696	0.491924	0.448410	0.403611
Monthly Residual Losses	(31,816.08)	913,846.10	1,166,935.59	1,635,608.42	2,122,102.74	2,126,857.90
2017-B Cumulative Residual Losses	(6,927,862.67)	(6,014,016.57)	(4,847,080.98)	(3,211,472.56)	(1,089,369.82)	1,037,488.08
2017-B Residual Losses (as a % of Original Pool Balance)	0.460%	0.399%	0.322%	0.213%	0.072%	(0.069%)
Monthly Net Credit Losses	67,068.22	(59,495.04)	30,784.15	77,903.51	70,120.12	220,749.05
2017-B Cumulative Net Credit Losses	(1,527,174.08)	(1,586,669.12)	(1,555,884.97)	(1,477,981.46)	(1,407,861.34)	(1,187,112.29)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.1014%	0.1054%	0.1033%	0.0981%	0.0935%	0.0788%
Delinquencies ($)
31-60	6,654,063.39	6,163,522.83	5,281,400.81	5,748,278.80	5,526,202.72	4,691,524.92
61-90	1,641,981.82	1,753,378.34	1,459,715.03	1,211,025.31	1,414,985.77	1,869,427.97
91-120+	536,512.83	495,717.43	538,244.92	504,258.38	399,770.20	703,321.88

Total	8,832,558.04	8,412,618.60	7,279,360.76	7,463,562.49	7,340,958.69	7,264,274.77

	Mar-19	Apr-19	May-19	Jun-19	Jul-19	Aug-19
Delinquencies (%)
31-60	0.71%	0.70%	0.65%	0.78%	0.82%	0.77%
61-90	0.17%	0.20%	0.18%	0.16%	0.21%	0.31%
91-120+	0.06%	0.06%	0.07%	0.07%	0.06%	0.12%

Total	0.94%	0.96%	0.89%	1.01%	1.09%	1.20%
2017-B 60+	0.23%	0.26%	0.25%	0.23%	0.27%	0.42%
Delinquencies (units)
31-60	418	389	337	363	349	302
61-90	104	113	93	77	90	126
91-120+	36	31	33	31	24	42

Total	558	533	463	471	463	470
Residual Advances
Beginning Balance of Residual Advance	31,519,826.36	37,659,964.63	41,995,527.46	42,638,324.06	37,736,162.45	36,318,374.45
Reimbursement of Outstanding Advance	21,996,061.64	26,052,717.83	32,335,132.22	32,799,984.17	29,637,171.66	30,412,350.70
Additional Advance for Current Period	28,136,199.91	30,388,280.66	32,977,928.82	27,897,822.56	28,219,383.66	22,619,728.60

Ending Residual Advances	37,659,964.63	41,995,527.46	42,638,324.06	37,736,162.45	36,318,374.45	28,525,752.35
Payment Advances
Beginning Balance of Payment Advance	2,149,430.42	1,853,526.10	1,627,434.25	1,431,446.75	1,582,216.96	1,273,219.87
Reimbursement of Outstanding Payment Advance	864,988.43	759,037.72	678,566.06	541,505.95	711,781.00	497,206.44
Additional Payment Advance for Current Period	569,084.11	532,945.87	482,578.56	692,276.16	402,783.91	472,917.59

Ending Balance of Payment Advance	1,853,526.10	1,627,434.25	1,431,446.75	1,582,216.96	1,273,219.87	1,248,931.02
Total Collections	93,579,634.53	103,615,068.12	116,919,396.51	108,286,864.05	108,851,686.31	100,919,540.54
2017-B
Total Advances as a % of Total Collections	30.675%	29.842%	28.618%	26.402%	26.295%	22.882%

	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	160,173,000.00	88,541,000.00	36,408,000.00	1,406,000.00	0.00	0.00
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	66,300,000.00	35,812,200.00
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	518,209,234.59	446,577,234.59	394,444,234.59	359,442,234.59	322,336,234.59	291,848,434.59
2017-B Prepayment Assumption	0.344088	0.296525	0.261909	0.238668	0.214030	0.193786
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	189,963,699.28	135,103,730.38	82,155,726.20	42,104,233.37	90,875.74	(0.00)
Class A-4	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	102,000,000.00	56,605,192.40
Overcollateralization	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59	256,036,234.59

	547,999,933.87	493,139,964.97	440,191,960.79	400,140,467.96	358,127,110.33	312,641,426.99
2017-B Pool Factor	0.363869	0.327442	0.292285	0.265691	0.237794	0.207592
Monthly Residual Losses	1,763,880.89	33,285.40	(706,900.63)	10,353.26	(252,837.39)	(594,434.25)
2017-B Cumulative Residual Losses	2,801,368.97	2,834,654.37	2,127,753.74	2,138,107.00	1,885,269.61	1,290,835.36
2017-B Residual Losses (as a % of Original Pool Balance)	(0.186%)	(0.188%)	(0.141%)	(0.142%)	(0.125%)	(0.086%)
Monthly Net Credit Losses	30,187.59	(22,306.74)	(41,262.03)	(114,054.97)	195,658.86	56,970.88
2017-B Cumulative Net Credit Losses	(1,156,924.70)	(1,179,231.44)	(1,220,493.47)	(1,334,548.44)	(1,138,889.58)	(1,081,918.70)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0768%	0.0783%	0.0810%	0.0886%	0.0756%	0.0718%
Delinquencies ($)
31-60	4,781,855.84	3,748,828.70	3,731,736.26	3,536,982.60	2,420,021.25	2,158,282.52
61-90	1,333,329.89	1,404,757.67	1,272,273.75	1,016,183.54	1,110,675.43	886,659.09
91-120+	751,383.05	632,314.42	554,628.14	518,413.89	515,423.18	329,787.54

Total	6,866,568.78	5,785,900.79	5,558,638.15	5,071,580.03	4,046,119.86	3,374,729.15

	Sep-19	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20
Delinquencies (%)
31-60	0.87%	0.76%	0.85%	0.88%	0.68%	0.69%
61-90	0.24%	0.28%	0.29%	0.25%	0.31%	0.28%
91-120+	0.14%	0.13%	0.13%	0.13%	0.14%	0.11%
Total	1.25%	1.17%	1.26%	1.27%	1.13%	1.08%

2017-B 60+	0.38%	0.41%	0.42%	0.38%	0.45%	0.39%
Delinquencies (units)
31-60	302	244	232	231	160	139
61-90	89	90	86	70	77	57
91-120+	48	40	36	38	36	25

Total	439	374	354	339	273	221
Residual Advances
Beginning Balance of Residual Advance	28,525,752.35	26,157,076.94	22,773,517.85	21,030,774.27	30,074,306.11	27,360,908.68
Reimbursement of Outstanding Advance	21,814,850.55	22,213,263.58	16,968,981.08	12,197,119.22	22,001,863.58	19,797,957.65
Additional Advance for Current Period	19,446,175.14	18,829,704.49	15,226,237.50	21,240,651.06	19,288,466.15	15,202,575.07

Ending Residual Advances	26,157,076.94	22,773,517.85	21,030,774.27	30,074,306.11	27,360,908.68	22,765,526.10
Payment Advances
Beginning Balance of Payment Advance	1,248,931.02	1,170,246.06	976,801.36	1,032,132.24	852,291.56	658,416.20
Reimbursement of Outstanding Payment Advance	518,991.67	517,752.32	369,539.36	471,597.99	420,759.63	292,232.57
Additional Payment Advance for Current Period	440,306.71	324,307.62	424,870.24	291,757.31	226,884.27	295,367.65

Ending Balance of Payment Advance	1,170,246.06	976,801.36	1,032,132.24	852,291.56	658,416.20	661,551.28
Total Collections	85,981,461.57	82,831,850.03	62,529,278.22	59,710,445.84	74,499,783.75	66,370,233.91
2017-B
Total Advances as a % of Total Collections	23.129%	23.124%	25.030%	36.061%	26.195%	23.351%

Mar-20
Prepayment Assumption
Class A-1	0.00
Class A-2a	0.00
Class A-2b	0.00
Class A-3	0.00
Class A-4	0.00
Overcollateralization	256,036,234.59

256,036,234.59
2017-B Prepayment Assumption	0.170007
Actual prepayment
Class A-1	0.00
Class A-2a	0.00
Class A-2b	0.00
Class A-3	0.00
Class A-4	14,321,110.59
Overcollateralization	256,036,234.59

270,357,345.18
2017-B Pool Factor	0.179516
Monthly Residual Losses	226,918.58
2017-B Cumulative Residual Losses	1,517,753.94
2017-B Residual Losses (as a % of Original Pool Balance)	(0.101%)
Monthly Net Credit Losses	57,253.64
2017-B Cumulative Net Credit Losses	(1,024,665.06)
2017-B Net Credit Losses (as a % of Original Pool Balance)	0.0680%
Delinquencies ($)
31-60	1,892,096.88
61-90	612,525.88
91-120+	364,303.31

Total	2,868,926.07

Mar-20
Delinquencies (%)
31-60	0.70%
61-90	0.23%
91-120+	0.13%

Total	1.06%
2017-B 60+	0.36%
Delinquencies (units)
31-60	123
61-90	43
91-120+	23

Total	189
Residual Advances
Beginning Balance of Residual Advance	0.00
Reimbursement of Outstanding Advance	0.00
Additional Advance for Current Period	0.00
Ending Residual Advances	22,765,526.10
Payment Advances
Beginning Balance of Payment Advance	30,742,835.01
Reimbursement of Outstanding Payment Advance	0.00
Additional Payment Advance for Current Period	0.00

Ending Balance of Payment Advance	661,551.28
Total Collections	73,000,842.21
2017-B
Total Advances as a % of Total Collections	0.000%

2018-A Static Pool Data

	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19
Prepayment Assumption
Class A-1	99,000,000.00	82,882,800.00	66,537,900.00	49,955,400.00	33,155,100.00	16,137,000.00
Class A-2a	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00
Class A-2b	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	903,615,410.40	887,498,210.40	871,153,310.40	854,570,810.40	837,770,510.40	820,752,410.40
2018-A Prepayment Assumption	1.000000	0.982164	0.964075	0.945724	0.927132	0.908298
Actual prepayment
Class A-1	99,000,000.00	84,269,941.61	69,837,164.75	54,722,314.91	39,616,780.93	24,566,501.20
Class A-2a	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00	240,000,000.00
Class A-2b	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	903,615,410.40	888,885,352.01	874,452,575.15	859,337,725.31	844,232,191.33	829,181,911.60
2018-A Pool Factor	1.000000	0.983699	0.967726	0.950999	0.934283	0.917627
Monthly Residual Losses	(26,061.47)	(66,521.24)	(51,686.79)	(126,957.96)	(98,910.13)	(135,224.45)
2018-A Cumulative Residual Losses	(26,061.47)	(92,582.71)	(144,269.50)	(271,227.46)	(370,137.59)	(505,362.04)
2018-A Residual Losses (as a % of Original Pool Balance)	0.003%	0.010%	0.016%	0.030%	0.041%	0.056%
Monthly Net Credit Losses	(182,260.28)	60,062.35	(240,312.86)	5,804.54	(471,418.14)	(47,566.59)
2018-A Cumulative Net Credit Losses	(182,260.28)	(122,197.93)	(362,510.79)	(356,706.25)	(828,124.39)	(875,690.98)
2018-A Net Credit Losses (as a % of Original Pool Balance)	0.0202%	0.0135%	0.0401%	0.0395%	0.0916%	0.0969%
Delinquencies ($)
31-60	2,265,250.54	3,055,420.04	3,152,883.24	3,265,418.22	3,289,786.89	2,772,461.25
61-90	0.00	535,754.44	841,996.61	1,135,603.39	827,697.86	890,485.76
91-120+	0.00	0.00	282,153.39	582,625.87	292,284.61	242,316.56

Total	2,265,250.54	3,591,174.48	4,277,033.24	4,983,647.48	4,409,769.36	3,905,263.57

	Oct-18	Nov-18	Dec-18	Jan-19	Feb-19	Mar-19
Delinquencies (%)
31-60	0.25%	0.34%	0.36%	0.38%	0.39%	0.33%
61-90	0.00%	0.06%	0.10%	0.13%	0.10%	0.11%
91-120+	0.00%	0.00%	0.03%	0.07%	0.03%	0.03%

Total	0.25%	0.40%	0.49%	0.58%	0.52%	0.47%
2018-A 60+	0.00%	0.06%	0.13%	0.20%	0.13%	0.14%
Delinquencies (units)
31-60	104	138	151	156	153	133
61-90	0	28	36	58	41	39
91-120+	0	0	14	24	15	11

Total	104	166	201	238	209	183
Residual Advances
Beginning Balance of Residual Advance	0.00	345,252.04	535,351.33	951,796.91	915,948.49	1,533,716.76
Reimbursement of Outstanding Advance	0.00	243,347.83	292,929.92	662,398.15	498,710.01	766,785.56
Additional Advance for Current Period	345,252.04	433,447.12	709,375.50	626,549.73	1,116,478.28	1,218,749.91

Ending Residual Advances	345,252.04	535,351.33	951,796.91	915,948.49	1,533,716.76	1,985,681.11
Payment Advances
Beginning Balance of Payment Advance	0.00	662,225.09	744,832.55	834,630.75	767,519.13	822,109.98
Reimbursement of Outstanding Payment Advance	0.00	238,543.26	269,064.84	331,044.81	295,761.74	345,501.47
Additional Payment Advance for Current Period	662,225.09	321,150.72	358,863.04	263,933.19	350,352.59	259,088.21

Ending Balance of Payment Advance	662,225.09	744,832.55	834,630.75	767,519.13	822,109.98	735,696.72
Total Collections	21,642,369.03	21,051,905.49	21,058,035.92	21,475,267.92	20,478,881.05	22,716,996.56
2018-A
Total Advances as a % of Total Collections	4.655%	3.584%	5.073%	4.147%	7.163%	6.505%

	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	239,184,000.00	225,888,000.00	212,472,000.00	198,912,000.00	185,232,000.00	171,408,000.00
Class A-2b	74,745,000.00	70,590,000.00	66,397,500.00	62,160,000.00	57,885,000.00	53,565,000.00
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	803,544,410.40	786,093,410.40	768,484,910.40	750,687,410.40	732,732,410.40	714,588,410.40
2018-A Prepayment Assumption	0.889255	0.869942	0.850456	0.830760	0.810890	0.790810
Actual prepayment
Class A-1	8,404,716.62	0.00	0.00	0.00	0.00	0.00
Class A-2a	240,000,000.00	234,104,716.12	220,849,766.75	206,863,429.75	192,072,265.71	175,585,498.42
Class A-2b	75,000,000.00	73,157,723.79	69,015,552.11	64,644,821.80	60,022,583.04	54,870,468.26
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	813,020,127.02	796,877,850.31	779,480,729.26	761,123,661.95	741,710,259.15	720,071,377.08
2018-A Pool Factor	0.899741	0.881877	0.862624	0.842309	0.820825	0.796878
Monthly Residual Losses	(148,495.25)	(80,078.15)	(164,743.10)	(21,881.32)	40,402.77	67,141.08
2018-A Cumulative Residual Losses	(653,857.29)	(733,935.44)	(898,678.54)	(920,559.86)	(880,157.09)	(813,016.01)
2018-A Residual Losses (as a % of Original Pool Balance)	0.072%	0.081%	0.099%	0.102%	0.097%	0.090%
Monthly Net Credit Losses	(192,183.89)	(56,767.77)	59,323.67	(264,670.40)	(64,220.65)	(91,405.67)
2018-A Cumulative Net Credit Losses	(1,067,874.87)	(1,124,642.64)	(1,065,318.97)	(1,329,989.37)	(1,394,210.02)	(1,485,615.69)
2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1182%	0.1245%	0.1179%	0.1472%	0.1543%	0.1644%
Delinquencies ($)
31-60	2,833,735.33	2,750,249.57	3,290,582.69	3,360,257.19	3,112,773.10	3,432,933.46
61-90	717,488.80	561,687.34	636,944.13	686,713.15	1,171,202.83	821,206.07
91-120+	251,491.07	325,324.94	342,107.50	476,437.36	439,820.31	424,837.90

Total	3,802,715.20	3,637,261.85	4,269,634.32	4,523,407.70	4,723,796.24	4,678,977.43

	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19
Delinquencies (%)
31-60	0.35%	0.35%	0.42%	0.44%	0.42%	0.48%
61-90	0.09%	0.07%	0.08%	0.09%	0.16%	0.11%
91-120+	0.03%	0.04%	0.04%	0.06%	0.06%	0.06%

Total	0.47%	0.46%	0.55%	0.59%	0.64%	0.65%
2018-A 60+	0.12%	0.11%	0.13%	0.15%	0.22%	0.17%
Delinquencies (units)
31-60	141	145	175	177	167	185
61-90	31	26	36	40	70	47
91-120+	11	13	13	24	28	27

Total	183	184	224	241	265	259
Residual Advances
Beginning Balance of Residual Advance	1,985,681.11	2,142,701.51	2,784,705.22	3,400,965.93	3,639,143.46	4,634,110.28
Reimbursement of Outstanding Advance	1,369,634.95	1,212,549.50	2,005,269.75	2,654,596.68	2,866,469.70	3,414,936.91
Additional Advance for Current Period	1,526,655.35	1,854,553.21	2,621,530.46	2,892,774.21	3,861,436.52	4,837,751.75

Ending Residual Advances	2,142,701.51	2,784,705.22	3,400,965.93	3,639,143.46	4,634,110.28	6,056,925.12
Payment Advances
Beginning Balance of Payment Advance	735,696.72	705,917.17	690,640.08	846,176.38	768,050.60	808,434.63
Reimbursement of Outstanding Payment Advance	288,246.98	268,358.61	203,350.17	334,920.33	278,621.03	316,309.29
Additional Payment Advance for Current Period	258,467.43	253,081.52	358,886.47	256,794.55	319,005.06	269,845.75

Ending Balance of Payment Advance	705,917.17	690,640.08	846,176.38	768,050.60	808,434.63	761,971.09
Total Collections	23,444,469.90	24,661,348.11	25,301,876.26	28,313,239.27	30,780,617.40	33,439,788.13
2018-A
Total Advances as a % of Total Collections	7.614%	8.546%	11.779%	11.124%	13.581%	15.274%

	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	157,464,000.00	138,744,000.00	119,424,000.00	93,048,000.00	67,368,000.00	41,136,000.00
Class A-2b	49,207,500.00	43,357,500.00	37,320,000.00	29,077,500.00	21,052,500.00	12,855,000.00
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	696,286,910.40	671,716,910.40	646,359,410.40	611,740,910.40	578,035,910.40	543,606,410.40
2018-A Prepayment Assumption	0.770557	0.743366	0.715304	0.676993	0.639692	0.601590
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	157,279,779.12	135,736,074.12	114,480,389.04	90,640,847.20	63,583,044.29	39,716,803.75
Class A-2b	49,149,930.98	42,417,523.17	35,775,121.58	28,325,264.76	19,869,701.35	12,411,501.18
Class A-3	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00	261,000,000.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	696,045,120.50	667,769,007.69	639,870,921.02	608,581,522.36	573,068,156.04	541,743,715.33
2018-A Pool Factor	0.770289	0.738997	0.708123	0.673496	0.634195	0.599529
Monthly Residual Losses	(124,344.60)	(330,714.40)	112,298.73	(10,784.83)	(472,525.34)	152,542.68
2018-A Cumulative Residual Losses	(937,360.61)	(1,268,075.01)	(1,155,776.28)	(1,166,561.11)	(1,639,086.45)	(1,486,543.77)
2018-A Residual Losses (as a % of Original Pool Balance)	0.104%	0.140%	0.128%	0.129%	0.181%	0.165%
Monthly Net Credit Losses	(149,219.31)	104,603.18	(132,931.90)	(120,661.61)	31,126.68	(36,699.04)
2018-A Cumulative Net Credit Losses	(1,634,835.00)	(1,530,231.82)	(1,663,163.72)	(1,783,825.33)	(1,752,698.65)	(1,789,397.69)
2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1809%	0.1693%	0.1841%	0.1974%	0.1940%	0.1980%
Delinquencies ($)
31-60	3,390,101.96	3,243,802.82	3,514,603.05	2,571,789.60	3,069,907.20	2,965,782.75
61-90	589,079.56	1,082,073.25	730,024.60	1,315,713.60	750,937.58	980,672.73
91-120+	497,224.46	261,379.24	715,757.50	422,268.84	287,001.36	93,660.12

Total	4,476,405.98	4,587,255.31	4,960,385.15	4,309,772.04	4,107,846.14	4,040,115.60

	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20
Delinquencies (%)
31-60	0.49%	0.49%	0.55%	0.42%	0.54%	0.55%
61-90	0.08%	0.16%	0.11%	0.22%	0.13%	0.18%
91-120+	0.07%	0.04%	0.11%	0.07%	0.05%	0.02%

Total	0.64%	0.69%	0.78%	0.71%	0.72%	0.75%
2018-A 60+	0.16%	0.20%	0.23%	0.29%	0.18%	0.20%
Delinquencies (units)
31-60	189	185	200	153	178	173
61-90	34	61	42	76	46	59
91-120+	28	14	40	24	16	5

Total	251	260	282	253	240	237
Residual Advances
Beginning Balance of Residual Advance	6,056,925.12	8,553,755.69	9,073,879.21	15,849,080.01	16,980,862.74	13,323,376.03
Reimbursement of Outstanding Advance	5,051,184.57	6,771,064.93	5,752,130.06	11,400,758.53	12,663,520.45	8,372,594.83
Additional Advance for Current Period	7,548,015.14	7,291,188.45	12,527,330.86	12,532,541.26	9,006,033.74	13,925,370.39

Ending Residual Advances	8,553,755.69	9,073,879.21	15,849,080.01	16,980,862.74	13,323,376.03	18,876,151.59
Payment Advances
Beginning Balance of Payment Advance	761,971.09	736,539.83	846,416.61	801,520.13	668,325.05	727,947.22
Reimbursement of Outstanding Payment Advance	298,645.77	238,278.80	327,786.73	359,829.27	264,959.75	342,982.15
Additional Payment Advance for Current Period	273,214.51	348,155.58	282,890.25	226,634.19	324,581.92	248,130.83

Ending Balance of Payment Advance	736,539.83	846,416.61	801,520.13	668,325.05	727,947.22	633,095.90
Total Collections	39,364,095.64	40,177,069.64	43,165,743.92	53,944,556.10	48,811,148.96	46,242,846.79
2018-A
Total Advances as a % of Total Collections	19.869%	19.014%	29.677%	23.652%	19.116%	30.650%

	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	14,328,000.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	4,477,500.00	0.00	0.00	0.00	0.00	0.00
Class A-3	261,000,000.00	246,618,900.00	212,140,800.00	174,609,000.00	138,747,600.00	104,608,800.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	508,420,910.40	475,234,310.40	440,756,210.40	403,224,410.40	367,363,010.40	333,224,210.40
2018-A Prepayment Assumption	0.562652	0.525925	0.487770	0.446235	0.406548	0.368768
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	14,939,627.64	0.00	0.00	0.00	0.00	0.00
Class A-2b	4,668,633.64	0.00	0.00	0.00	0.00	0.00
Class A-3	261,000,000.00	260,606,338.07	232,243,558.43	194,002,802.47	156,029,953.79	124,126,635.06
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	509,223,671.68	489,221,748.47	460,858,968.83	422,618,212.87	384,645,364.19	352,742,045.46
2018-A Pool Factor	0.563540	0.541405	0.510017	0.467697	0.425674	0.390367
Monthly Residual Losses	(887,190.68)	(374,562.87)	1,169,498.96	4,207,107.25	3,482,933.26	3,075,323.82
2018-A Cumulative Residual Losses	(2,373,734.45)	(2,748,297.32)	(1,578,798.36)	2,628,308.89	6,111,242.15	9,186,565.97
2018-A Residual Losses (as a % of Original Pool Balance)	0.263%	0.304%	0.175%	(0.291%)	(0.676%)	(1.017%)
Monthly Net Credit Losses	(11,581.75)	(181,188.98)	(841.94)	(22,336.79)	23,333.10	61,557.30
2018-A Cumulative Net Credit Losses	(1,800,979.44)	(1,982,168.42)	(1,983,010.36)	(2,005,347.15)	(1,982,014.05)	(1,920,456.75)
2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1993%	0.2194%	0.2195%	0.2219%	0.2193%	0.2125%
Delinquencies ($)
31-60	2,702,121.45	3,309,095.28	2,081,687.93	1,621,215.29	1,442,487.11	1,831,168.35
61-90	999,689.97	717,090.48	1,049,667.20	458,159.73	719,020.85	370,096.79
91-120+	299,889.31	665,432.53	328,691.77	496,238.04	405,787.53	224,807.37

Total	4,001,700.73	4,691,618.29	3,460,046.90	2,575,613.06	2,567,295.49	2,426,072.51

	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
Delinquencies (%)
31-60	0.53%	0.68%	0.45%	0.38%	0.38%	0.52%
61-90	0.20%	0.15%	0.23%	0.11%	0.19%	0.10%
91-120+	0.06%	0.14%	0.07%	0.12%	0.11%	0.06%

Total	0.79%	0.96%	0.75%	0.61%	0.67%	0.69%
2018-A 60+	0.26%	0.28%	0.30%	0.23%	0.29%	0.17%
Delinquencies (units)
31-60	167	195	142	111	98	119
61-90	62	46	64	32	46	27
91-120+	21	46	23	31	26	15

Total	250	287	229	174	170	161
Residual Advances
Beginning Balance of Residual Advance	18,876,151.59	20,617,066.23	26,436,406.49	27,674,729.32	13,914,647.47	8,725,307.58
Reimbursement of Outstanding Advance	5,246,803.08	7,953,418.89	16,099,154.44	23,540,458.92	12,265,807.85	7,311,606.45
Additional Advance for Current Period	6,987,717.72	13,772,759.15	17,337,477.27	9,780,377.07	7,076,467.96	8,886,561.46

Ending Residual Advances	20,617,066.23	26,436,406.49	27,674,729.32	13,914,647.47	8,725,307.58	10,300,262.59
Payment Advances
Beginning Balance of Payment Advance	633,095.90	628,940.34	720,465.67	571,357.16	465,107.77	472,315.54
Reimbursement of Outstanding Payment Advance	276,134.82	260,094.90	363,514.36	286,793.37	203,755.42	229,425.19
Additional Payment Advance for Current Period	271,979.26	351,620.23	214,405.85	180,543.98	210,963.19	203,076.66

Ending Balance of Payment Advance	628,940.34	720,465.67	571,357.16	465,107.77	472,315.54	445,967.01
Total Collections	28,810,502.31	39,839,183.93	60,760,374.61	71,418,119.45	51,883,634.98	55,132,862.86
2018-A
Total Advances as a % of Total Collections	25.198%	35.453%	28.887%	13.947%	14.046%	16.487%

	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	72,297,000.00	38,053,800.00	11,066,400.00	0.00	0.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	57,270,000.00	26,310,000.00
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	300,912,410.40	266,669,210.40	239,681,810.40	210,885,410.40	179,925,410.40
2018-A Prepayment Assumption	0.333009	0.295114	0.265248	0.233380	0.199117
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	84,994,034.91	48,853,629.47	16,107,895.59	0.00	0.00
Class A-4	75,000,000.00	75,000,000.00	75,000,000.00	56,470,309.81	23,292,295.62
Overcollateralization	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40	153,615,410.40

	313,609,445.31	277,469,039.87	244,723,305.99	210,085,720.21	176,907,706.02
2018-A Pool Factor	0.347061	0.307065	0.270827	0.232495	0.195778
Monthly Residual Losses	2,668,684.40	1,980,899.74	1,756,505.63	2,607,068.93	2,843,503.17
2018-A Cumulative Residual Losses	11,855,250.37	13,836,150.11	15,592,655.74	18,199,724.67	21,043,227.84
2018-A Residual Losses (as a % of Original Pool Balance)	(1.312%)	(1.531%)	(1.726%)	(2.014%)	(2.329%)
Monthly Net Credit Losses	142,845.37	(47,368.31)	74,562.82	108,346.87	140,172.29
2018-A Cumulative Net Credit Losses	(1,777,611.38)	(1,824,979.69)	(1,750,416.87)	(1,642,070.00)	(1,501,897.71)
2018-A Net Credit Losses (as a % of Original Pool Balance)	0.1967%	0.2020%	0.1937%	0.1817%	0.1662%
Delinquencies ($)
31-60	1,628,136.51	1,709,796.26	1,583,687.48	915,705.30	1,329,260.63
61-90	453,525.52	489,912.22	479,153.08	632,523.02	397,739.22
91-120+	306,397.08	312,398.23	404,345.54	284,531.76	106,432.84

Total	2,388,059.11	2,512,106.71	2,467,186.10	1,832,760.08	1,833,432.69

	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21
Delinquencies (%)
31-60	0.52%	0.62%	0.65%	0.44%	0.75%
61-90	0.14%	0.18%	0.20%	0.30%	0.22%
91-120+	0.10%	0.11%	0.17%	0.14%	0.06%

Total	0.76%	0.91%	1.01%	0.87%	1.04%
2018-A 60+	0.24%	0.29%	0.36%	0.44%	0.28%
Delinquencies (units)
31-60	111	118	111	63	97
61-90	29	33	33	49	28
91-120+	19	20	28	21	11

Total	159	171	172	133	136
Residual Advances
Beginning Balance of Residual Advance	10,300,262.59	7,881,918.66	11,180,235.15	14,206,697.47	14,796,246.34
Reimbursement of Outstanding Advance	8,887,294.05	6,438,367.60	8,366,066.17	10,164,102.00	24,749,239.57
Additional Advance for Current Period	6,468,950.12	9,736,684.09	11,392,528.49	10,753,650.87	9,952,993.23

Ending Residual Advances	7,881,918.66	11,180,235.15	14,206,697.47	14,796,246.34	0.00
Payment Advances
Beginning Balance of Payment Advance	445,967.01	401,605.57	409,028.39	379,642.72	320,795.77
Reimbursement of Outstanding Payment Advance	219,519.34	168,303.51	188,117.61	198,234.02	487,799.60
Additional Payment Advance for Current Period	175,157.90	175,726.33	158,731.94	139,387.07	167,003.83

Ending Balance of Payment Advance	401,605.57	409,028.39	379,642.72	320,795.77	0.00
Total Collections	53,718,328.00	45,428,672.28	49,952,575.23	50,032,738.65	48,106,453.52
2018-A
Total Advances as a % of Total Collections	12.368%	21.820%	23.124%	21.772%	21.037%

2019-A Static Pool Data

	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19
Prepayment Assumption
Class A-1	175,000,000.00	146,475,000.00	117,565,000.00	88,270,000.00	58,642,500.00	28,665,000.00
Class A-2a	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,506,027,540.24	1,477,502,540.24	1,448,592,540.24	1,419,297,540.24	1,389,670,040.24	1,359,692,540.24
2019-A Prepayment Assumption	1.000000	0.981059	0.961863	0.942411	0.922739	0.902834
Actual prepayment
Class A-1	175,000,000.00	150,995,468.78	125,614,510.26	99,637,377.38	71,763,283.17	44,016,882.59
Class A-2a	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00	530,000,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,506,027,540.24	1,482,023,009.02	1,456,642,050.50	1,430,664,917.62	1,402,790,823.41	1,375,044,422.83
2019-A Pool Factor	1.000000	0.984061	0.967208	0.949959	0.931451	0.913027
Monthly Residual Losses	(57,320.35)	(59,912.73)	(72,473.36)	(108,512.84)	(84,249.49)	(15,058.83)
2019-A Cumulative Residual Losses	(57,320.35)	(117,233.08)	(189,706.44)	(298,219.28)	(382,468.77)	(397,527.60)
2019-A Residual Losses (as a % of Original Pool Balance)	0.004%	0.008%	0.013%	0.020%	0.025%	0.026%
Monthly Net Credit Losses	(39,376.49)	(22,130.52)	136,256.25	(215,238.70)	(103,144.56)	(167,239.52)
2019-A Cumulative Net Credit Losses	(39,376.49)	(61,507.01)	74,749.24	(140,489.46)	(243,634.02)	(410,873.54)
2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0026%	0.0041%	(0.0050%)	0.0093%	0.0162%	0.0273%
Delinquencies ($)
31-60	3,629,751.14	3,762,307.98	4,961,146.42	6,128,363.00	5,850,832.35	6,327,267.83
61-90	0.00	749,163.79	1,005,445.20	1,103,365.74	2,170,978.52	1,252,119.53
91-120+	0.00	0.00	362,944.42	485,475.46	470,155.62	905,211.72

Total	3,629,751.14	4,511,471.77	6,329,536.04	7,717,204.20	8,491,966.49	8,484,599.08

	Apr-19	May-19	Jun-19	Jul-19	Aug-19	Sep-19
Delinquencies (%)
31-60	0.24%	0.25%	0.34%	0.43%	0.42%	0.46%
61-90	0.00%	0.05%	0.07%	0.08%	0.15%	0.09%
91-120+	0.00%	0.00%	0.02%	0.03%	0.03%	0.07%

Total	0.24%	0.30%	0.43%	0.54%	0.61%	0.62%
2019-A 60+	0.00%	0.05%	0.09%	0.11%	0.19%	0.16%
Delinquencies (units)
31-60	178	178	243	301	295	324
61-90	0	40	49	57	109	68
91-120+	0	0	19	25	23	45

Total	178	218	311	383	427	437
Residual Advances
Beginning Balance of Residual Advance	0.00	612,795.68	1,063,881.79	1,036,992.17	1,562,337.21	1,295,892.47
Reimbursement of Outstanding Advance	0.00	446,174.22	796,518.94	611,803.70	1,074,148.88	777,867.18
Additional Advance for Current Period	612,795.68	897,260.33	769,629.32	1,137,148.74	807,704.14	1,560,476.71

Ending Residual Advances	612,795.68	1,063,881.79	1,036,992.17	1,562,337.21	1,295,892.47	2,078,502.00
Payment Advances
Beginning Balance of Payment Advance	0.00	1,582,669.95	1,586,012.04	2,108,684.34	1,823,847.77	1,947,927.44
Reimbursement of Outstanding Payment Advance	0.00	580,008.91	435,033.38	845,056.42	597,029.95	640,516.96
Additional Payment Advance for Current Period	1,582,669.95	583,351.00	957,705.68	560,219.85	721,109.62	687,653.09

Ending Balance of Payment Advance	1,582,669.95	1,586,012.04	2,108,684.34	1,823,847.77	1,947,927.44	1,995,063.57
Total Collections	35,474,838.47	36,698,614.57	35,938,131.86	39,561,448.45	39,296,825.88	39,855,758.12
2019-A
Total Advances as a % of Total Collections	6.189%	4.035%	4.806%	4.290%	3.890%	5.641%

	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	528,357,000.00	497,723,000.00	466,824,000.00	435,607,000.00	404,125,000.00	372,378,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,329,384,540.24	1,298,750,540.24	1,267,851,540.24	1,236,634,540.24	1,205,152,540.24	1,173,405,540.24
2019-A Prepayment Assumption	0.882709	0.862368	0.841851	0.821123	0.800219	0.779139
Actual prepayment
Class A-1	14,822,806.32	0.00	0.00	0.00	0.00	0.00
Class A-2a	530,000,000.00	514,199,189.07	484,675,610.16	454,178,556.09	418,961,924.79	382,446,249.86
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,345,850,346.56	1,315,226,729.31	1,285,703,150.40	1,255,206,096.33	1,219,989,465.03	1,183,473,790.10
2019-A Pool Factor	0.893643	0.873309	0.853705	0.833455	0.810071	0.785825
Monthly Residual Losses	(173,245.40)	(145,921.43)	(16,555.22)	7,875.08	178,793.26	527,027.81
2019-A Cumulative Residual Losses	(570,773.00)	(716,694.43)	(733,249.65)	(725,374.57)	(546,581.31)	(19,553.50)
2019-A Residual Losses (as a % of Original Pool Balance)	0.038%	0.048%	0.049%	0.048%	0.036%	0.001%
Monthly Net Credit Losses	(385,898.30)	(19,903.57)	128,457.41	(264,447.09)	104,141.31	(114,926.68)
2019-A Cumulative Net Credit Losses	(796,771.84)	(816,675.41)	(688,218.00)	(952,665.09)	(848,523.78)	(963,450.46)
2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0529%	0.0542%	0.0457%	0.0633%	0.0563%	0.0640%
Delinquencies ($)
31-60	6,279,529.26	6,635,078.00	7,051,767.39	5,172,374.96	5,509,394.41	5,978,440.83
61-90	1,181,765.55	1,565,950.84	1,351,340.70	2,334,817.95	1,447,619.91	1,256,955.56
91-120+	669,602.97	522,789.94	1,130,826.78	589,594.09	880,388.94	753,588.39

Total	8,130,897.78	8,723,818.78	9,533,934.87	8,096,787.00	7,837,403.26	7,988,984.78

	Oct-19	Nov-19	Dec-19	Jan-20	Feb-20	Mar-20
Delinquencies (%)
31-60	0.47%	0.50%	0.55%	0.41%	0.45%	0.51%
61-90	0.09%	0.12%	0.11%	0.19%	0.12%	0.11%
91-120+	0.05%	0.04%	0.09%	0.05%	0.07%	0.06%

Total	0.60%	0.66%	0.74%	0.65%	0.64%	0.68%
2019-A 60+	0.14%	0.16%	0.19%	0.23%	0.19%	0.17%
Delinquencies (units)
31-60	323	354	376	292	307	338
61-90	62	79	74	125	77	74
91-120+	39	29	57	31	46	38

Total	424	462	507	448	430	450
Residual Advances
Beginning Balance of Residual Advance	2,078,502.00	2,717,130.37	3,220,721.37	5,819,925.23	7,386,443.91	7,365,140.10
Reimbursement of Outstanding Advance	1,474,857.68	1,718,708.71	1,884,205.67	3,839,083.10	5,359,692.97	4,550,368.83
Additional Advance for Current Period	2,113,486.05	2,222,299.71	4,483,409.53	5,405,601.78	5,338,389.16	11,335,080.27

Ending Residual Advances	2,717,130.37	3,220,721.37	5,819,925.23	7,386,443.91	7,365,140.10	14,149,851.54
Payment Advances
Beginning Balance of Payment Advance	1,995,063.57	1,868,149.20	2,218,121.84	2,040,406.35	1,762,227.01	2,098,000.57
Reimbursement of Outstanding Payment Advance	706,631.19	555,162.05	808,404.06	817,756.99	546,991.52	889,480.52
Additional Payment Advance for Current Period	579,716.82	905,134.69	630,688.57	539,577.65	882,765.08	651,580.54

Ending Balance of Payment Advance	1,868,149.20	2,218,121.84	2,040,406.35	1,762,227.01	2,098,000.57	1,860,100.59
Total Collections	42,135,510.03	40,651,555.47	43,187,476.51	50,030,042.94	51,949,314.31	57,669,887.19
2019-A
Total Advances as a % of Total Collections	6.392%	7.693%	11.842%	11.883%	11.975%	20.785%

	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	340,419,000.00	297,648,000.00	234,101,000.00	172,568,000.00	112,678,000.00	54,272,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,141,446,540.24	1,098,675,540.24	1,035,128,540.24	973,595,540.24	913,705,540.24	855,299,540.24
2019-A Prepayment Assumption	0.757919	0.729519	0.687324	0.646466	0.606699	0.567918
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	340,311,680.91	303,948,490.80	255,054,236.86	196,288,972.72	136,949,881.77	82,357,313.94
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00	437,000,000.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	1,141,339,221.15	1,104,976,031.04	1,056,081,777.10	997,316,512.96	937,977,422.01	883,384,854.18
2019-A Pool Factor	0.757848	0.733702	0.701237	0.662217	0.622816	0.586566
Monthly Residual Losses	(136,576.72)	459,417.15	3,580,911.12	8,978,113.73	6,496,245.98	5,381,544.77
2019-A Cumulative Residual Losses	(156,130.22)	303,286.93	3,884,198.05	12,862,311.78	19,358,557.76	24,740,102.53
2019-A Residual Losses (as a % of Original Pool Balance)	0.010%	(0.020%)	(0.258%)	(0.854%)	(1.285%)	(1.643%)
Monthly Net Credit Losses	(489,340.17)	(145,247.70)	23,125.93	(35,104.88)	(130,739.75)	358,331.27
2019-A Cumulative Net Credit Losses	(1,452,790.63)	(1,598,038.33)	(1,574,912.40)	(1,610,017.28)	(1,740,757.03)	(1,382,425.76)
2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0965%	0.1061%	0.1046%	0.1069%	0.1156%	0.0918%
Delinquencies ($)
31-60	4,855,267.16	7,280,146.79	5,725,483.43	4,838,792.60	4,254,063.26	4,271,026.93
61-90	1,403,669.00	1,335,867.33	1,552,213.45	1,150,949.72	1,487,159.55	1,136,043.68
91-120+	611,887.30	1,034,183.84	611,174.21	828,502.66	739,700.68	748,376.48

Total	6,870,823.46	9,650,197.96	7,888,871.09	6,818,244.98	6,480,923.49	6,155,447.09

	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
Delinquencies (%)
31-60	0.43%	0.66%	0.54%	0.49%	0.45%	0.48%
61-90	0.12%	0.12%	0.15%	0.12%	0.16%	0.13%
91-120+	0.05%	0.09%	0.06%	0.08%	0.08%	0.08%

Total	0.60%	0.87%	0.75%	0.68%	0.69%	0.70%
2019-A 60+	0.18%	0.21%	0.20%	0.20%	0.24%	0.21%
Delinquencies (units)
31-60	278	409	349	285	259	265
61-90	84	82	93	68	94	74
91-120+	36	58	39	53	44	45

Total	398	549	481	406	397	384
Residual Advances
Beginning Balance of Residual Advance	14,149,851.54	20,460,678.27	31,866,376.17	36,591,848.42	18,020,104.45	12,691,185.07
Reimbursement of Outstanding Advance	3,488,473.53	7,642,686.21	17,740,578.44	31,626,731.21	16,212,589.84	10,443,162.34
Additional Advance for Current Period	9,799,300.26	19,048,384.11	22,466,050.69	13,054,987.24	10,883,670.46	13,563,288.78

Ending Residual Advances	20,460,678.27	31,866,376.17	36,591,848.42	18,020,104.45	12,691,185.07	15,811,311.51
Payment Advances
Beginning Balance of Payment Advance	1,860,100.59	1,732,611.46	2,134,134.53	1,786,285.79	1,505,253.71	1,544,133.85
Reimbursement of Outstanding Payment Advance	770,470.64	620,528.69	926,253.51	799,346.04	582,689.51	566,654.28
Additional Payment Advance for Current Period	642,981.51	1,022,051.76	578,404.77	518,313.96	621,569.65	616,903.62

Ending Balance of Payment Advance	1,732,611.46	2,134,134.53	1,786,285.79	1,505,253.71	1,544,133.85	1,594,383.19
Total Collections	47,605,644.67	66,019,478.65	91,320,307.29	112,063,286.44	87,797,465.96	91,617,844.26
2019-A
Total Advances as a % of Total Collections	21.935%	30.401%	25.235%	12.112%	13.104%	15.478%

	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	434,815,000.00	376,825,100.00	311,886,900.00	250,182,500.00	191,187,500.00	136,038,100.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	798,842,540.24	740,852,640.24	675,914,440.24	614,210,040.24	555,215,040.24	500,065,640.24
2019-A Prepayment Assumption	0.530430	0.491925	0.448806	0.407835	0.368662	0.332043
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	19,010,066.21	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	437,000,000.00	392,356,411.23	332,188,083.21	272,257,898.29	220,234,357.51	172,514,309.59
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00	108,000,000.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	820,037,606.45	756,383,951.47	696,215,623.45	636,285,438.53	584,261,897.75	536,541,849.83
2019-A Pool Factor	0.544504	0.502238	0.462286	0.422493	0.387949	0.356263
Monthly Residual Losses	5,052,008.01	4,068,773.56	3,493,129.71	4,646,532.06	5,357,140.48	8,921,995.25
2019-A Cumulative Residual Losses	29,792,110.54	33,860,884.10	37,354,013.81	42,000,545.87	47,357,686.35	56,279,681.60
2019-A Residual Losses (as a % of Original Pool Balance)	(1.978%)	(2.248%)	(2.480%)	(2.789%)	(3.145%)	(3.737%)
Monthly Net Credit Losses	379,237.12	(64,326.23)	437,648.45	292,431.52	80,338.73	511,557.84
2019-A Cumulative Net Credit Losses	(1,003,188.64)	(1,067,514.87)	(629,866.42)	(337,434.90)	(257,096.17)	254,461.67
2019-A Net Credit Losses (as a % of Original Pool Balance)	0.0666%	0.0709%	0.0418%	0.0224%	0.0171%	(0.0169%)
Delinquencies ($)
31-60	4,296,537.03	4,566,894.59	4,265,346.61	3,644,345.10	4,151,145.25	2,940,166.74
61-90	1,125,438.14	1,078,060.94	1,111,253.26	1,305,816.04	1,094,048.57	719,563.14
91-120+	719,120.21	417,080.38	504,363.06	521,437.71	340,346.71	273,076.33

Total	6,141,095.38	6,062,035.91	5,880,962.93	5,471,598.85	5,585,540.53	3,932,806.21

	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21
Delinquencies (%)
31-60	0.52%	0.60%	0.61%	0.57%	0.71%	0.55%
61-90	0.14%	0.14%	0.16%	0.21%	0.19%	0.13%
91-120+	0.09%	0.06%	0.07%	0.08%	0.06%	0.05%

Total	0.75%	0.80%	0.84%	0.86%	0.96%	0.73%
2019-A 60+	0.22%	0.20%	0.23%	0.29%	0.25%	0.19%
Delinquencies (units)
31-60	274	291	283	249	278	194
61-90	69	69	74	83	79	51
91-120+	49	26	33	35	22	20

Total	392	386	390	367	379	265
Residual Advances
Beginning Balance of Residual Advance	14,134,970.18	14,134,970.18	20,509,457.19	26,193,221.04	23,762,753.90	19,743,363.35
Reimbursement of Outstanding Advance	0.00	11,598,558.00	14,631,472.15	17,807,380.23	17,040,473.79	16,661,576.10
Additional Advance for Current Period	1,594,383.19	17,973,045.01	20,315,236.00	15,376,913.09	13,021,083.24	10,462,886.74

Ending Residual Advances	658,873.95	20,509,457.19	26,193,221.04	23,762,753.90	19,743,363.35	13,544,673.99
Payment Advances
Beginning Balance of Payment Advance	1,472,861.86	1,472,861.86	1,530,104.63	1,405,761.19	1,330,352.85	1,807,221.39
Reimbursement of Outstanding Payment Advance	0.00	543,791.43	645,225.85	603,722.66	458,160.42	1,162,950.02
Additional Payment Advance for Current Period	0.00	601,034.20	520,882.41	528,314.32	935,028.96	284,330.08

Ending Balance of Payment Advance	0.00	1,530,104.63	1,405,761.19	1,330,352.85	1,807,221.39	928,601.45
Total Collections	95,999,880.37	86,021,412.04	89,844,940.16	83,920,955.34	79,171,532.71	101,865,785.60
2019-A
Total Advances as a % of Total Collections	1.661%	21.592%	23.191%	18.953%	17.628%	10.550%

	Apr-21	May-21	Jun-21	Jul-21	Aug-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	79,752,500.00	43,568,900.00	0.00	0.00	0.00
Class A-4	108,000,000.00	108,000,000.00	106,444,800.00	61,009,200.00	14,590,800.00
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	443,780,040.24	407,596,440.24	362,472,340.24	317,036,740.24	270,618,340.24
2019-A Prepayment Assumption	0.294669	0.270643	0.240681	0.210512	0.179690
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00
Class A-3	110,519,132.59	59,677,339.65	3,477,642.08	0.00	0.00
Class A-4	108,000,000.00	108,000,000.00	108,000,000.00	53,158,787.70	889,902.90
Overcollateralization	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24	256,027,540.24

	474,546,672.83	423,704,879.89	367,505,182.32	309,186,327.94	256,917,443.14
2019-A Pool Factor	0.315098	0.281339	0.244023	0.205299	0.170593
Monthly Residual Losses	6,650,235.85	2,883,268.22	1,822,819.15	1,465,567.31	1,343,561.11
2019-A Cumulative Residual Losses	62,929,917.45	65,813,185.67	67,636,004.82	69,101,572.13	70,445,133.24
2019-A Residual Losses (as a % of Original Pool Balance)	(4.179%)	(4.370%)	(4.491%)	(4.588%)	(4.678%)
Monthly Net Credit Losses	414,159.47	319,853.28	424,975.45	253,903.55	430,079.34
2019-A Cumulative Net Credit Losses	668,621.14	988,474.42	1,413,449.87	1,667,353.42	2,097,432.76
2019-A Net Credit Losses (as a % of Original Pool Balance)	(0.0444%)	(0.0656%)	(0.0939%)	(0.1107%)	(0.1393%)
Delinquencies ($)
31-60	3,263,649.22	2,262,336.41	2,058,403.03	2,013,828.09	1,426,345.06
61-90	626,595.34	650,706.51	548,754.26	444,309.30	557,586.71
91-120+	216,826.20	248,085.48	232,254.94	260,000.85	164,415.31

Total	4,107,070.76	3,161,128.40	2,839,412.23	2,718,138.24	2,148,347.08
Delinquencies (%)
31-60	0.69%	0.53%	0.56%	0.65%	0.56%
61-90	0.13%	0.15%	0.15%	0.14%	0.22%
91-120+	0.05%	0.06%	0.06%	0.08%	0.06%

Total	0.87%	0.75%	0.77%	0.88%	0.84%
2019-A 60+	0.18%	0.21%	0.21%	0.23%	0.28%

	Apr-21	May-21	Jun-21	Jul-21	Aug-21
Delinquencies (units)
31-60	216	144	135	141	100
61-90	46	49	39	32	38
91-120+	13	18	16	18	11

Total	275	211	190	191	149
Residual Advances
Beginning Balance of Residual Advance	13,544,673.99	4,714,128.61	2,335,955.32	1,433,555.91	1,564,428.27
Reimbursement of Outstanding Advance	12,121,352.23	3,980,264.35	2,135,054.17	1,152,388.00	2,552,702.16
Additional Advance for Current Period	3,290,806.85	1,602,091.06	1,232,654.76	1,283,260.36	988,273.89

Ending Residual Advances	4,714,128.61	2,335,955.32	1,433,555.91	1,564,428.27	0.00
Payment Advances
Beginning Balance of Payment Advance	928,601.45	906,201.50	866,078.31	732,022.63	618,095.70
Reimbursement of Outstanding Payment Advance	432,592.93	450,379.03	463,743.65	389,693.18	863,467.76
Additional Payment Advance for Current Period	410,192.98	410,255.84	329,687.97	275,766.25	245,372.06

Ending Balance of Payment Advance	906,201.50	866,078.31	732,022.63	618,095.70	0.00
Total Collections	82,649,673.42	78,668,789.36	79,007,883.73	69,509,682.85	66,160,381.30
2019-A
Total Advances as a % of Total Collections	4.478%	2.558%	1.977%	2.243%	1.865%

2019-B Static Pool Data

	Jul-19	Aug-19	Sep-19	Oct-19	Nov-19	Dec-19
Prepayment Assumption
Class A-1	169,000,000.00	141,115,000.00	112,858,200.00	84,212,700.00	55,195,400.00	25,840,100.00
Class A-2a	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00
Class A-2b	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,506,024,096.62	1,478,139,096.62	1,449,882,296.62	1,421,236,796.62	1,392,219,496.62	1,362,864,196.62
2019-B Prepayment Assumption	1.000000	0.981484	0.962722	0.943701	0.924434	0.904942
Actual prepayment
Class A-1	169,000,000.00	144,656,815.10	119,986,894.39	94,317,409.43	67,241,113.90	41,329,098.81
Class A-2a	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00	285,450,000.00
Class A-2b	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00	233,550,000.00
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,506,024,096.62	1,481,680,911.72	1,457,010,991.01	1,431,341,506.05	1,404,265,210.52	1,378,353,195.43
2019-B Pool Factor	1.000000	0.983836	0.967455	0.950411	0.932432	0.915227
Monthly Residual Losses	(30,124.88)	(2,794.25)	(49,363.15)	(165,998.94)	(125,241.59)	(112,723.24)
2019-B Cumulative Residual Losses	(30,124.88)	(32,919.13)	(82,282.28)	(248,281.22)	(373,522.81)	(486,246.05)
2019-B Residual Losses (as a % of Original Pool Balance)	0.002%	0.002%	0.005%	0.016%	0.025%	0.032%
Monthly Net Credit Losses	(108,047.41)	149,685.04	105,261.14	(576,335.24)	64,982.35	(161,322.87)
2019-B Cumulative Net Credit Losses	(108,047.41)	41,637.63	146,898.77	(429,436.47)	(364,454.12)	(525,776.99)
2019-B Net Credit Losses (as a % of Original Pool Balance)	0.0072%	(0.0028%)	(0.0098%)	0.0285%	0.0242%	0.0349%
Delinquencies ($)
31-60	3,446,675.67	4,365,787.20	4,682,042.37	5,680,196.36	6,376,549.76	6,994,282.48
61-90	0.00	1,083,665.04	1,105,524.29	927,542.11	1,546,910.09	1,428,083.28
91-120+	0.00	152,102.16	695,988.91	379,982.77	243,679.44	804,889.39

Total	3,446,675.67	5,601,554.40	6,483,555.57	6,987,721.24	8,167,139.29	9,227,255.15

	Jul-19	Aug-19	Sep-19	Oct-19	Nov-19	Dec-19
Delinquencies (%)
31-60	0.23%	0.29%	0.32%	0.40%	0.45%	0.51%
61-90	0.00%	0.07%	0.08%	0.06%	0.11%	0.10%
91-120+	0.00%	0.01%	0.05%	0.03%	0.02%	0.06%

Total	0.23%	0.38%	0.44%	0.49%	0.58%	0.67%
2019-B 60+	0.00%	0.08%	0.12%	0.09%	0.13%	0.16%
Delinquencies (units)
31-60	166	221	241	289	329	367
61-90	0	49	54	44	80	70
91-120+	0	9	29	19	13	42

Total	166	279	324	352	422	479
Residual Advances
Beginning Balance of Residual Advance	0.00	408,794.89	533,057.75	965,659.69	1,101,495.10	1,768,058.94
Reimbursement of Outstanding Advance	0.00	343,517.48	284,186.23	723,763.68	679,153.32	991,718.97
Additional Advance for Current Period	408,794.89	467,780.34	716,788.17	859,599.09	1,345,717.16	2,101,269.25

Ending Residual Advances	408,794.89	533,057.75	965,659.69	1,101,495.10	1,768,058.94	2,877,609.22
Payment Advances
Beginning Balance of Payment Advance	0.00	1,566,899.43	1,714,722.03	1,843,557.66	1,743,211.95	2,102,218.45
Reimbursement of Outstanding Payment Advance	0.00	510,791.09	550,407.32	670,049.88	502,277.45	794,425.04
Additional Payment Advance for Current Period	1,566,899.43	658,613.69	679,242.95	569,704.17	861,283.95	610,902.92

Ending Balance of Payment Advance	1,566,899.43	1,714,722.03	1,843,557.66	1,743,211.95	2,102,218.45	1,918,696.33
Total Collections	36,518,994.90	35,503,951.52	36,090,679.49	37,693,638.69	36,046,067.78	37,156,379.61
2019-B
Total Advances as a % of Total Collections	5.410%	3.173%	3.868%	3.792%	6.123%	7.299%

	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	283,337,670.00	266,838,660.00	250,139,835.00	233,298,285.00	216,314,010.00	199,158,465.00
Class A-2b	231,821,730.00	218,322,540.00	204,659,865.00	190,880,415.00	176,984,190.00	162,947,835.00
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,333,183,496.62	1,303,185,296.62	1,272,823,796.62	1,242,202,796.62	1,211,322,296.62	1,180,130,396.62
2019-B Prepayment Assumption	0.885234	0.865315	0.845155	0.824823	0.804318	0.783607
Actual prepayment
Class A-1	15,704,015.67	0.00	0.00	0.00	0.00	0.00
Class A-2a	285,450,000.00	278,654,309.66	263,578,143.56	246,817,978.50	232,232,345.19	216,538,721.48
Class A-2b	233,550,000.00	227,989,889.73	215,654,844.74	201,941,982.41	190,008,282.42	177,168,044.84
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,352,728,112.29	1,324,668,296.01	1,297,257,084.92	1,266,784,057.53	1,240,264,724.23	1,211,730,862.94
2019-B Pool Factor	0.898211	0.879580	0.861379	0.841145	0.823536	0.804589
Monthly Residual Losses	(242,705.82)	(246,468.43)	49,909.36	(213,273.11)	(75,291.53)	704,643.46
2019-B Cumulative Residual Losses	(728,951.87)	(975,420.30)	(925,510.94)	(1,138,784.05)	(1,214,075.58)	(509,432.12)
2019-B Residual Losses (as a % of Original Pool Balance)	0.048%	0.065%	0.061%	0.076%	0.081%	0.034%
Monthly Net Credit Losses	429.34	(185,348.62)	(169,961.54)	(635,663.78)	(165,602.59)	23,443.90
2019-B Cumulative Net Credit Losses	(525,347.65)	(710,696.27)	(880,657.81)	(1,516,321.59)	(1,681,924.18)	(1,658,480.28)
2019-B Net Credit Losses (as a % of Original Pool Balance)	0.0349%	0.0472%	0.0585%	0.1007%	0.1117%	0.1101%
Delinquencies ($)
31-60	5,760,610.19	6,627,529.72	6,437,868.62	5,792,359.48	8,460,823.96	6,475,068.07
61-90	1,925,894.90	1,689,270.99	1,811,470.02	1,700,219.88	1,264,400.96	1,557,377.01
91-120+	717,780.20	556,152.51	632,026.95	852,824.80	966,753.47	609,152.93

Total	8,404,285.29	8,872,953.22	8,881,365.59	8,345,404.16	10,691,978.39	8,641,598.01

	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20
Delinquencies (%)
31-60	0.43%	0.50%	0.50%	0.46%	0.68%	0.53%
61-90	0.14%	0.13%	0.14%	0.13%	0.10%	0.13%
91-120+	0.05%	0.04%	0.05%	0.07%	0.08%	0.05%

Total	0.62%	0.67%	0.68%	0.66%	0.86%	0.71%
2019-B 60+	0.20%	0.17%	0.19%	0.20%	0.18%	0.18%
Delinquencies (units)
31-60	302	356	348	322	457	367
61-90	104	91	107	96	78	93
91-120+	38	33	29	50	52	34

Total	444	480	484	468	587	494
Residual Advances
Beginning Balance of Residual Advance	2,877,609.22	3,285,568.88	2,659,822.76	5,393,710.57	7,081,548.17	10,120,851.76
Reimbursement of Outstanding Advance	1,770,419.47	2,195,647.24	1,547,063.18	1,235,447.75	2,440,495.67	4,716,989.69
Additional Advance for Current Period	2,178,379.13	1,569,901.12	4,280,950.99	2,923,285.35	5,479,799.26	9,453,659.21

Ending Residual Advances	3,285,568.88	2,659,822.76	5,393,710.57	7,081,548.17	10,120,851.76	14,857,521.28
Payment Advances
Beginning Balance of Payment Advance	1,918,696.33	1,737,686.50	2,085,290.72	1,921,717.94	1,841,323.11	2,210,401.00
Reimbursement of Outstanding Payment Advance	726,576.58	534,440.03	873,795.51	779,044.19	663,428.19	934,209.99
Additional Payment Advance for Current Period	545,566.75	882,044.25	710,222.73	698,649.36	1,032,506.08	580,630.35

Ending Balance of Payment Advance	1,737,686.50	2,085,290.72	1,921,717.94	1,841,323.11	2,210,401.00	1,856,821.36
Total Collections	40,152,970.58	38,623,225.99	42,061,674.74	34,924,456.20	38,680,003.45	53,395,530.90
2019-B
Total Advances as a % of Total Collections	6.784%	6.348%	11.866%	10.371%	16.836%	18.792%

	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	181,860,195.00	157,882,395.00	134,018,775.00	97,909,350.00	62,884,635.00	28,944,630.00
Class A-2b	148,794,705.00	129,176,505.00	109,651,725.00	80,107,650.00	51,451,065.00	23,681,970.00
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,148,678,996.62	1,105,082,996.62	1,061,694,596.62	996,041,096.62	932,359,796.62	870,650,696.62
2019-B Prepayment Assumption	0.762723	0.733775	0.704965	0.661371	0.619087	0.578112
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	195,872,290.22	170,553,763.49	143,229,325.20	107,694,110.15	73,515,752.68	41,542,935.84
Class A-2b	160,259,146.53	139,543,988.29	117,187,629.69	88,113,362.84	60,149,252.19	33,989,674.77
Class A-3	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00	456,000,000.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	1,174,155,533.37	1,128,121,848.40	1,078,441,051.51	1,013,831,569.61	951,689,101.49	893,556,707.23
2019-B Pool Factor	0.779639	0.749073	0.716085	0.673184	0.631922	0.593322
Monthly Residual Losses	3,906,111.85	4,226,766.00	4,678,082.46	4,484,967.88	3,330,712.41	3,114,030.60
2019-B Cumulative Residual Losses	3,396,679.73	7,623,445.73	12,301,528.19	16,786,496.07	20,117,208.48	23,231,239.08
2019-B Residual Losses (as a % of Original Pool Balance)	(0.226%)	(0.506%)	(0.817%)	(1.115%)	(1.336%)	(1.543%)
Monthly Net Credit Losses	16,411.34	(218,927.71)	325,269.85	435,431.44	(210,309.00)	286,481.86
2019-B Cumulative Net Credit Losses	(1,642,068.94)	(1,860,996.65)	(1,535,726.80)	(1,100,295.36)	(1,310,604.36)	(1,024,122.50)
2019-B Net Credit Losses (as a % of Original Pool Balance)	0.1090%	0.1236%	0.1020%	0.0731%	0.0870%	0.0680%
Delinquencies ($)
31-60	5,310,213.49	4,330,191.07	4,705,440.48	4,783,847.81	5,586,049.81	4,963,315.69
61-90	1,355,279.22	2,059,529.80	1,407,440.66	1,227,948.20	1,495,667.52	1,415,328.36
91-120+	854,058.81	704,537.16	620,767.02	720,455.95	410,820.88	651,756.56

Total	7,519,551.52	7,094,258.03	6,733,648.16	6,732,251.96	7,492,538.21	7,030,400.61

	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20
Delinquencies (%)
31-60	0.45%	0.38%	0.44%	0.47%	0.59%	0.56%
61-90	0.12%	0.18%	0.13%	0.12%	0.16%	0.16%
91-120+	0.07%	0.06%	0.06%	0.07%	0.04%	0.07%

Total	0.64%	0.63%	0.62%	0.66%	0.79%	0.79%
2019-B 60+	0.19%	0.25%	0.19%	0.19%	0.20%	0.23%
Delinquencies (units)
31-60	312	268	278	291	343	319
61-90	77	124	89	71	95	93
91-120+	50	45	40	47	27	41

Total	439	437	407	409	465	453
Residual Advances
Beginning Balance of Residual Advance	14,857,521.28	11,532,414.40	11,661,330.77	16,571,548.26	13,755,813.73	19,814,833.07
Reimbursement of Outstanding Advance	11,855,863.15	9,803,325.35	8,684,182.32	13,994,549.46	11,640,501.32	14,181,006.90
Additional Advance for Current Period	8,530,756.27	9,932,241.72	13,594,399.81	11,178,814.93	17,699,520.66	24,495,905.53

Ending Residual Advances	11,532,414.40	11,661,330.77	16,571,548.26	13,755,813.73	19,814,833.07	30,129,731.70
Payment Advances
Beginning Balance of Payment Advance	1,856,821.36	1,587,253.16	1,656,633.87	1,725,944.27	1,636,179.92	1,724,687.79
Reimbursement of Outstanding Payment Advance	795,179.94	596,867.31	610,531.06	673,206.64	576,807.70	717,017.17
Additional Payment Advance for Current Period	525,611.74	666,248.02	679,841.46	583,442.29	665,315.57	605,768.33

Ending Balance of Payment Advance	1,587,253.16	1,656,633.87	1,725,944.27	1,636,179.92	1,724,687.79	1,613,438.95
Total Collections	73,191,211.56	74,089,638.97	91,231,661.06	94,777,567.16	83,648,476.47	92,278,555.36
2019-B
Total Advances as a % of Total Collections	12.374%	14.305%	15.646%	12.410%	21.955%	27.202%

	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	449,023,200.00	386,505,600.00	325,264,800.00	255,633,600.00	190,653,600.00	138,259,200.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	811,047,296.62	748,529,696.62	687,288,896.62	617,657,696.62	552,677,696.62	500,283,296.62
2019-B Prepayment Assumption	0.538535	0.497024	0.456360	0.410125	0.366978	0.332188
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	6,747,591.51	0.00	0.00	0.00	0.00	0.00
Class A-2b	5,520,756.69	0.00	0.00	0.00	0.00	0.00
Class A-3	456,000,000.00	406,818,426.99	351,316,339.04	283,906,106.63	226,913,315.18	170,168,879.05
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00	106,000,000.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	830,292,444.82	768,842,523.61	713,340,435.66	645,930,203.25	588,937,411.80	532,192,975.67
2019-B Pool Factor	0.551314	0.510511	0.473658	0.428898	0.391054	0.353376
Monthly Residual Losses	3,910,145.49	5,414,731.44	10,595,605.59	8,453,475.45	3,933,192.57	2,148,904.99
2019-B Cumulative Residual Losses	27,141,384.57	32,556,116.01	43,151,721.60	51,605,197.05	55,538,389.62	57,687,294.61
2019-B Residual Losses (as a % of Original Pool Balance)	(1.802%)	(2.162%)	(2.865%)	(3.427%)	(3.688%)	(3.830%)
Monthly Net Credit Losses	218,870.62	24,912.30	640,281.06	394,643.89	511,937.92	436,865.87
2019-B Cumulative Net Credit Losses	(805,251.88)	(780,339.58)	(140,058.52)	254,585.37	766,523.29	1,203,389.16
2019-B Net Credit Losses (as a % of Original Pool Balance)	0.0535%	0.0518%	0.0093%	(0.0169%)	(0.0509%)	(0.0799%)
Delinquencies ($)
31-60	3,999,735.20	4,730,061.06	2,626,552.61	2,654,312.01	2,831,849.81	2,532,310.41
61-90	1,715,435.83	1,001,523.34	737,823.59	790,520.46	565,778.33	694,677.47
91-120+	630,724.85	576,065.84	318,391.68	246,496.69	405,877.34	137,830.10

Total	6,345,895.88	6,307,650.24	3,682,767.88	3,691,329.16	3,803,505.48	3,364,817.98
Delinquencies (%)
31-60	0.48%	0.62%	0.37%	0.41%	0.48%	0.48%
61-90	0.21%	0.13%	0.10%	0.12%	0.10%	0.13%
91-120+	0.08%	0.07%	0.04%	0.04%	0.07%	0.03%

Total	0.76%	0.82%	0.52%	0.57%	0.65%	0.63%
2019-B 60+	0.28%	0.21%	0.15%	0.16%	0.16%	0.16%

	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21
Delinquencies (units)
31-60	262	301	171	179	188	185
61-90	111	70	52	55	40	44
91-120+	42	39	21	16	30	9

Total	415	410	244	250	258	238
Residual Advances
Beginning Balance of Residual Advance	30,129,731.70	33,775,428.40	31,036,299.29	18,833,654.39	7,984,408.84	3,162,893.64
Reimbursement of Outstanding Advance	19,114,925.05	21,807,098.26	26,389,719.40	16,037,655.04	6,798,858.70	2,959,014.57
Additional Advance for Current Period	22,760,621.75	19,067,969.15	14,187,074.50	5,188,409.49	1,977,343.50	974,046.70

Ending Residual Advances	33,775,428.40	31,036,299.29	18,833,654.39	7,984,408.84	3,162,893.64	1,177,925.77
Payment Advances
Beginning Balance of Payment Advance	1,613,438.95	1,556,117.46	2,227,521.81	1,064,627.29	1,077,655.84	1,114,409.87
Reimbursement of Outstanding Payment Advance	681,179.86	510,755.09	1,428,268.38	431,469.35	434,913.52	505,415.45
Additional Payment Advance for Current Period	623,858.37	1,182,159.44	265,373.86	444,497.90	471,667.55	410,143.29

Ending Balance of Payment Advance	1,556,117.46	2,227,521.81	1,064,627.29	1,077,655.84	1,114,409.87	1,019,137.71
Total Collections	94,615,188.60	91,710,724.13	118,512,587.12	94,768,432.20	82,354,206.69	73,172,290.29
2019-B
Total Advances as a % of Total Collections	24.715%	22.080%	12.195%	5.944%	2.974%	1.892%

	Jul-21	Aug-21	Sep-21	Oct-21	Nov-21	Dec-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	93,525,600.00	53,032,800.00	13,497,600.00	0.00	0.00	0.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	75,927,800.00	36,495,800.00	0.00
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	455,549,696.62	415,056,896.62	375,521,696.62	331,951,896.62	292,519,896.62	256,024,096.62
2019-B Prepayment Assumption	0.302485	0.275598	0.249346	0.220416	0.194233	0.170000
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	117,031,733.72	68,877,253.17	24,429,003.89	0.00	0.00	0.00
Class A-4	106,000,000.00	106,000,000.00	106,000,000.00	84,541,449.44	42,684,703.23	2,942,371.11
Overcollateralization	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62	256,024,096.62

	479,055,830.34	430,901,349.79	386,453,100.51	340,565,546.06	298,708,799.85	258,966,467.73
2019-B Pool Factor	0.318093	0.286118	0.256605	0.226136	0.198343	0.171954
Monthly Residual Losses	1,064,875.19	1,037,748.76	868,733.75	722,652.71	376,788.86	515,151.96
2019-B Cumulative Residual Losses	58,752,169.80	59,789,918.56	60,658,652.31	61,381,305.02	61,758,093.88	62,273,245.84
2019-B Residual Losses (as a % of Original Pool Balance)	(3.901%)	(3.970%)	(4.028%)	(4.076%)	(4.101%)	(4.135%)
Monthly Net Credit Losses	484,656.34	398,980.00	428,292.13	501,127.33	365,310.42	345,262.53
2019-B Cumulative Net Credit Losses	1,688,045.50	2,087,025.50	2,515,317.63	3,016,444.96	3,381,755.38	3,727,017.91
2019-B Net Credit Losses (as a % of Original Pool Balance)	(0.1121%)	(0.1386%)	(0.1670%)	(0.2003%)	(0.2245%)	(0.2475%)
Delinquencies ($)
31-60	2,324,846.53	2,293,101.87	1,892,162.25	2,273,485.60	2,168,392.13	2,216,425.54
61-90	497,628.33	599,899.41	559,383.81	684,348.30	677,923.96	543,448.19
91-120+	287,921.66	157,072.33	163,585.34	204,720.09	386,405.10	353,879.43

Total	3,110,396.52	3,050,073.61	2,615,131.40	3,162,553.99	3,232,721.19	3,113,753.16
Delinquencies (%)
31-60	0.49%	0.53%	0.49%	0.67%	0.73%	0.86%
61-90	0.10%	0.14%	0.14%	0.20%	0.23%	0.21%
91-120+	0.06%	0.04%	0.04%	0.06%	0.13%	0.14%

Total	0.65%	0.71%	0.68%	0.93%	1.08%	1.20%
2019-B 60+	0.16%	0.18%	0.19%	0.26%	0.36%	0.35%

	Jul-21	Aug-21	Sep-21	Oct-21	Nov-21	Dec-21
Delinquencies (units)
31-60	170	159	141	174	153	158
61-90	40	49	40	46	54	39
91-120+	21	14	13	17	25	29

Total	231	222	194	237	232	226
Residual Advances
Beginning Balance of Residual Advance	1,177,925.77	1,719,327.36	1,109,350.66	707,207.66	485,741.92	641,513.69
Reimbursement of Outstanding Advance	991,868.19	1,650,463.92	983,782.76	615,363.08	357,930.37	1,214,402.89
Additional Advance for Current Period	1,533,269.78	1,040,487.22	581,639.76	393,897.34	513,702.14	572,889.20

Ending Residual Advances	1,719,327.36	1,109,350.66	707,207.66	485,741.92	641,513.69	0.00
Payment Advances
Beginning Balance of Payment Advance	1,019,137.71	954,779.37	817,835.33	805,090.19	793,992.80	777,529.10
Reimbursement of Outstanding Payment Advance	447,369.56	452,517.77	363,882.78	359,563.72	373,306.22	1,094,724.27
Additional Payment Advance for Current Period	383,011.22	315,573.73	351,137.64	348,466.33	356,842.52	317,195.17

Ending Balance of Payment Advance	954,779.37	817,835.33	805,090.19	793,992.80	777,529.10	0.00
Total Collections	63,446,650.26	59,756,844.86	61,083,684.55	55,071,194.06	52,040,722.07	67,560,630.05
2019-B
Total Advances as a % of Total Collections	3.020%	2.269%	1.527%	1.348%	1.673%	1.317%

2020-A Static Pool Data

	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20
Prepayment Assumption
Class A-1	164,000,000.00	137,186,000.00	109,978,400.00	82,393,600.00	54,431,600.00	26,125,200.00
Class A-2a	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
Class A-2b	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,506,039,779.14	1,479,225,779.14	1,452,018,179.14	1,424,433,379.14	1,396,471,379.14	1,368,164,979.14
2020-A Prepayment Assumption	1.000000	0.982196	0.964130	0.945814	0.927247	0.908452
Actual prepayment
Class A-1	164,000,000.00	140,873,889.43	117,371,647.60	93,815,389.63	71,504,171.38	49,424,855.80
Class A-2a	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
Class A-2b	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,506,039,779.14	1,482,913,668.57	1,459,411,426.74	1,435,855,168.77	1,413,543,950.52	1,391,464,634.94
2020-A Pool Factor	1.000000	0.984644	0.969039	0.953398	0.938583	0.923923
Monthly Residual Losses	(85,307.05)	(160,621.16)	(79,357.07)	(48,597.30)	(71,770.98)	(79,924.95)
2020-A Cumulative Residual Losses	(85,307.05)	(245,928.21)	(325,285.28)	(373,882.58)	(445,653.56)	(525,578.51)
2020-A Residual Losses (as a % of Original Pool Balance)	0.006%	0.016%	0.022%	0.025%	0.030%	0.035%
Monthly Net Credit Losses	(40,424.21)	(120,346.22)	(233,747.09)	(404,059.06)	(485,820.09)	(46,509.88)
2020-A Cumulative Net Credit Losses	(40,424.21)	(160,770.43)	(394,517.52)	(798,576.58)	(1,284,396.67)	(1,330,906.55)
2020-A Net Credit Losses (as a % of Original Pool Balance)	0.0027%	0.0107%	0.0262%	0.0530%	0.0853%	0.0884%
Delinquencies ($)
31-60	3,801,419.27	5,006,960.49	6,367,555.89	6,037,092.04	10,669,029.28	7,236,637.75
61-90	69,354.53	1,030,788.79	1,144,553.57	1,578,632.47	1,199,275.01	1,742,968.24
91-120+	0.00	48,155.49	479,637.05	610,690.68	791,180.36	479,855.03

Total	3,870,773.80	6,085,904.77	7,991,746.51	8,226,415.19	12,659,484.65	9,459,461.02

	Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20
Delinquencies (%)
31-60	0.25%	0.34%	0.44%	0.42%	0.75%	0.52%
61-90	0.00%	0.07%	0.08%	0.11%	0.08%	0.13%
91-120+	0.00%	0.00%	0.03%	0.04%	0.06%	0.03%

Total	0.26%	0.41%	0.55%	0.57%	0.90%	0.68%
2020-A 60+	0.00%	0.07%	0.11%	0.15%	0.14%	0.16%
Delinquencies (units)
31-60	181	232	311	295	508	365
61-90	3	48	54	76	61	89
91-120+	0	2	22	29	39	23

Total	184	282	387	400	608	477
Residual Advances
Beginning Balance of Residual Advance	0.00	575,232.03	660,999.30	1,039,106.04	1,799,470.22	2,189,601.44
Reimbursement of Outstanding Advance	0.00	343,402.06	446,670.89	137,184.61	500,162.07	1,172,260.69
Additional Advance for Current Period	575,232.03	429,169.33	824,777.63	897,548.79	890,293.29	1,290,219.80

Ending Residual Advances	575,232.03	660,999.30	1,039,106.04	1,799,470.22	2,189,601.44	2,307,560.55
Payment Advances
Beginning Balance of Payment Advance	0.00	2,000,356.94	2,598,003.89	2,426,872.38	2,331,280.55	2,868,465.65
Reimbursement of Outstanding Payment Advance	0.00	563,930.23	1,064,175.60	983,733.83	794,118.43	1,214,708.00
Additional Payment Advance for Current Period	2,000,356.94	1,161,577.18	893,044.09	888,142.00	1,331,303.53	704,973.14

Ending Balance of Payment Advance	2,000,356.94	2,598,003.89	2,426,872.38	2,331,280.55	2,868,465.65	2,358,730.79
Total Collections	34,832,899.22	33,390,605.81	33,901,312.30	30,293,633.55	30,576,273.59	35,763,282.52
2020-A
Total Advances as a % of Total Collections	7.394%	4.764%	5.067%	5.895%	7.266%	5.579%

	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	497,700,000.00	471,350,000.00	444,700,000.00	417,750,000.00	390,550,000.00	363,100,000.00
Class A-2b	49,770,000.00	47,135,000.00	44,470,000.00	41,775,000.00	39,055,000.00	36,310,000.00
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,339,509,779.14	1,310,524,779.14	1,281,209,779.14	1,251,564,779.14	1,221,644,779.14	1,191,449,779.14
2020-A Prepayment Assumption	0.889425	0.870179	0.850714	0.831030	0.811164	0.791114
Actual prepayment
Class A-1	24,639,240.54	0.00	0.00	0.00	0.00	0.00
Class A-2a	500,000,000.00	498,623,943.67	473,518,214.64	444,196,787.59	411,676,050.78	378,700,977.18
Class A-2b	50,000,000.00	49,862,394.37	47,351,821.47	44,419,678.76	41,167,605.08	37,870,097.72
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,366,679,019.68	1,340,526,117.18	1,312,909,815.25	1,280,656,245.49	1,244,883,435.00	1,208,610,854.04
2020-A Pool Factor	0.907465	0.890100	0.871763	0.850347	0.826594	0.802509
Monthly Residual Losses	70,124.17	229,377.35	309,523.17	387,332.67	564,665.82	631,802.00
2020-A Cumulative Residual Losses	(455,454.34)	(226,076.99)	83,446.18	470,778.85	1,035,444.67	1,667,246.67
2020-A Residual Losses (as a % of Original Pool Balance)	0.030%	0.015%	(0.006%)	(0.031%)	(0.069%)	(0.111%)
Monthly Net Credit Losses	(13,722.70)	(76,973.74)	34,201.85	229,116.10	(324,701.99)	213,830.96
2020-A Cumulative Net Credit Losses	(1,344,629.25)	(1,421,602.99)	(1,387,401.14)	(1,158,285.04)	(1,482,987.03)	(1,269,156.07)
2020-A Net Credit Losses (as a % of Original Pool Balance)	0.0893%	0.0944%	0.0921%	0.0769%	0.0985%	0.0843%
Delinquencies ($)
31-60	5,706,487.54	5,410,894.67	5,900,988.04	5,487,222.30	5,966,941.20	6,613,278.19
61-90	1,269,941.92	1,448,611.87	1,443,425.25	1,502,074.50	1,574,092.80	1,216,552.86
91-120+	696,175.86	699,584.99	646,314.10	735,536.49	605,747.57	735,104.82

Total	7,672,605.32	7,559,091.53	7,990,727.39	7,724,833.29	8,146,781.57	8,564,935.87
Delinquencies (%)
31-60	0.42%	0.40%	0.45%	0.43%	0.48%	0.55%

	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20
61-90	0.09%	0.11%	0.11%	0.12%	0.13%	0.10%
91-120+	0.05%	0.05%	0.05%	0.06%	0.05%	0.06%

Total	0.56%	0.56%	0.61%	0.60%	0.65%	0.71%
2020-A 60+	0.14%	0.16%	0.16%	0.17%	0.18%	0.16%
Delinquencies (units)
31-60	297	287	310	290	315	370
61-90	69	75	80	83	86	64
91-120+	35	40	35	40	34	42

Total	401	402	425	413	435	476
Residual Advances
Beginning Balance of Residual Advance	2,307,560.55	1,703,444.67	1,703,115.25	2,963,153.68	4,067,707.17	7,590,856.20
Reimbursement of Outstanding Advance	1,773,712.68	1,218,939.74	1,108,898.83	2,398,001.90	3,349,602.62	5,387,402.38
Additional Advance for Current Period	1,169,596.80	1,218,610.32	2,368,937.26	3,502,555.39	6,872,751.65	12,570,971.82

Ending Residual Advances	1,703,444.67	1,703,115.25	2,963,153.68	4,067,707.17	7,590,856.20	14,774,425.64
Payment Advances
Beginning Balance of Payment Advance	2,358,730.79	2,000,108.51	2,121,997.32	2,282,659.95	2,235,208.47	2,388,046.36
Reimbursement of Outstanding Payment Advance	1,017,826.03	684,417.68	690,992.51	818,809.33	726,952.52	940,148.00
Additional Payment Advance for Current Period	659,203.75	806,306.49	851,655.14	771,357.85	879,790.41	814,001.02

Ending Balance of Payment Advance	2,000,108.51	2,121,997.32	2,282,659.95	2,235,208.47	2,388,046.36	2,261,899.38
Total Collections	38,028,866.65	38,259,284.94	43,619,298.07	49,626,863.07	49,646,323.10	63,317,253.13
2020-A
Total Advances as a % of Total Collections	4.809%	5.293%	7.383%	8.612%	15.616%	21.140%

	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	335,400,000.00	284,500,000.00	246,250,000.00	167,650,000.00	92,350,000.00	17,650,000.00
Class A-2b	33,540,000.00	28,450,000.00	24,625,000.00	16,765,000.00	9,235,000.00	1,765,000.00
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,160,979,779.14	1,104,989,779.14	1,062,914,779.14	976,454,779.14	893,624,779.14	811,454,779.14
2020-A Prepayment Assumption	0.770883	0.733706	0.705768	0.648359	0.593361	0.538800
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	337,275,424.32	289,663,696.33	242,828,738.68	172,140,460.91	105,743,528.47	47,466,256.11
Class A-2b	33,727,542.43	28,966,369.63	24,282,873.86	17,214,046.08	10,574,352.84	4,746,625.61
Class A-3	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00	436,000,000.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	1,163,042,745.89	1,110,669,845.10	1,059,151,391.68	981,394,286.13	908,357,660.45	844,252,660.86
2020-A Pool Factor	0.772252	0.737477	0.703269	0.651639	0.603143	0.560578
Monthly Residual Losses	1,577,398.52	2,561,831.17	8,408,057.71	8,506,792.01	4,711,870.02	2,684,279.86
2020-A Cumulative Residual Losses	3,244,645.19	5,806,476.36	14,214,534.07	22,721,326.08	27,433,196.10	30,117,475.96
2020-A Residual Losses (as a % of Original Pool Balance)	(0.215%)	(0.386%)	(0.944%)	(1.509%)	(1.822%)	(2.000%)
Monthly Net Credit Losses	326,553.80	(122,824.10)	264,560.49	521,605.50	381,009.54	381,105.93
2020-A Cumulative Net Credit Losses	(942,602.27)	(1,065,426.37)	(800,865.88)	(279,260.38)	101,749.16	482,855.09
2020-A Net Credit Losses (as a % of Original Pool Balance)	0.0626%	0.0707%	0.0532%	0.0185%	(0.0068%)	(0.0321%)
Delinquencies ($)
31-60	4,495,069.46	6,773,806.99	4,421,737.49	4,319,331.46	4,633,220.18	4,804,108.04
61-90	1,679,623.06	1,225,937.02	955,423.92	866,815.40	829,944.08	814,858.54
91-120+	710,300.16	635,314.01	470,372.97	315,226.32	330,842.52	254,341.18

Total	6,884,992.68	8,635,058.02	5,847,534.38	5,501,373.18	5,794,006.78	5,873,307.76
Delinquencies (%)
31-60	0.39%	0.61%	0.42%	0.44%	0.51%	0.57%
61-90	0.14%	0.11%	0.09%	0.09%	0.09%	0.10%
91-120+	0.06%	0.06%	0.04%	0.03%	0.04%	0.03%

Total	0.59%	0.78%	0.55%	0.56%	0.64%	0.70%

	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21
2020-A 60+	0.21%	0.17%	0.13%	0.12%	0.13%	0.13%
Delinquencies (units)
31-60	257	388	243	247	257	275
61-90	92	72	59	49	51	45
91-120+	39	35	27	18	18	15

Total	388	495	329	314	326	335
Residual Advances
Beginning Balance of Residual Advance	14,774,425.64	20,763,216.71	23,865,055.22	18,923,762.04	10,347,258.52	5,162,778.20
Reimbursement of Outstanding Advance	8,752,494.69	13,287,053.01	20,005,161.96	15,805,564.42	8,576,323.08	4,838,091.94
Additional Advance for Current Period	14,741,285.76	16,388,891.52	15,063,868.78	7,229,060.90	3,391,842.76	1,738,336.11

Ending Residual Advances	20,763,216.71	23,865,055.22	18,923,762.04	10,347,258.52	5,162,778.20	2,063,022.37
Payment Advances
Beginning Balance of Payment Advance	2,261,899.38	2,225,448.42	3,418,374.65	1,666,779.29	1,655,537.79	1,714,362.35
Reimbursement of Outstanding Payment Advance	895,268.32	643,818.41	2,201,706.33	709,483.29	668,951.32	728,727.98
Additional Payment Advance for Current Period	858,817.36	1,836,744.64	450,110.97	698,241.79	727,775.88	587,756.71

Ending Balance of Payment Advance	2,225,448.42	3,418,374.65	1,666,779.29	1,655,537.79	1,714,362.35	1,573,391.08
Total Collections	74,239,544.14	77,596,090.45	122,812,723.94	113,022,112.35	92,576,701.56	78,144,761.43
2020-A
Total Advances as a % of Total Collections	21.013%	23.488%	12.632%	7.014%	4.450%	2.977%

	Jul-21	Aug-21	Sep-21	Oct-21	Nov-21	Dec-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	422,702,000.00	362,098,000.00	324,820,000.00	270,494,400.00	212,375,600.00	175,315,600.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	778,741,779.14	718,137,779.14	680,859,779.14	626,534,179.14	568,415,379.14	531,355,379.14
2020-A Prepayment Assumption	0.517079	0.476839	0.452086	0.416014	0.377424	0.352816
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	431,763,506.15	380,612,315.85	335,847,730.09	288,500,637.68	244,168,722.08	205,608,628.90
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	787,803,285.29	736,652,094.99	691,887,509.23	644,540,416.82	600,208,501.22	561,648,408.04
2020-A Pool Factor	0.523096	0.489132	0.459409	0.427970	0.398534	0.372931
Monthly Residual Losses	1,302,500.18	1,040,595.26	834,123.09	521,228.33	280,374.34	383,092.91
2020-A Cumulative Residual Losses	31,419,976.14	32,460,571.40	33,294,694.49	33,815,922.82	34,096,297.16	34,479,390.07
2020-A Residual Losses (as a % of Original Pool Balance)	(2.086%)	(2.155%)	(2.211%)	(2.245%)	(2.264%)	(2.289%)
Monthly Net Credit Losses	650,345.37	350,660.37	843,555.75	829,019.64	464,121.64	416,822.26
2020-A Cumulative Net Credit Losses	1,133,200.46	1,483,860.83	2,327,416.58	3,156,436.22	3,620,557.86	4,037,380.12
2020-A Net Credit Losses (as a % of Original Pool Balance)	(0.0752%)	(0.0985%)	(0.1545%)	(0.2096%)	(0.2404%)	(0.2681%)
Delinquencies ($)
31-60	4,470,296.87	3,937,753.41	4,520,020.32	4,048,735.08	4,155,827.05	3,975,344.98
61-90	937,459.63	997,744.36	665,108.01	1,084,304.50	875,745.60	841,472.60
91-120+	357,072.20	422,388.28	419,950.10	247,574.84	312,784.26	369,950.31

Total	5,764,828.70	5,357,886.05	5,605,078.43	5,380,614.42	5,344,356.91	5,186,767.89
Delinquencies (%)
31-60	0.57%	0.53%	0.65%	0.63%	0.69%	0.71%

	Jul-21	Aug-21	Sep-21	Oct-21	Nov-21	Dec-21
61-90	0.12%	0.14%	0.10%	0.17%	0.15%	0.15%
91-120+	0.05%	0.06%	0.06%	0.04%	0.05%	0.07%

Total	0.73%	0.73%	0.81%	0.83%	0.89%	0.92%
2020-A 60+	0.16%	0.19%	0.16%	0.21%	0.20%	0.22%
Delinquencies (units)
31-60	259	226	257	240	252	246
61-90	53	60	37	62	54	53
91-120+	21	25	25	17	19	23

Total	333	311	319	319	325	322
Residual Advances
Beginning Balance of Residual Advance	2,063,022.37	1,678,153.71	1,522,030.77	808,535.14	468,807.30	645,430.83
Reimbursement of Outstanding Advance	1,864,544.64	1,472,964.59	1,386,545.18	681,117.12	297,149.89	526,809.51
Additional Advance for Current Period	1,479,675.98	1,316,841.65	673,049.55	341,389.28	473,773.42	375,151.31

Ending Residual Advances	1,678,153.71	1,522,030.77	808,535.14	468,807.30	645,430.83	493,772.63
Payment Advances
Beginning Balance of Payment Advance	1,573,391.08	1,520,948.60	1,365,072.90	1,432,927.24	1,501,791.33	1,380,185.85
Reimbursement of Outstanding Payment Advance	615,600.93	634,522.42	508,753.27	533,017.35	609,860.92	610,794.46
Additional Payment Advance for Current Period	563,158.45	478,646.72	576,607.61	601,881.44	488,255.44	468,526.33

Ending Balance of Payment Advance	1,520,948.60	1,365,072.90	1,432,927.24	1,501,791.33	1,380,185.85	1,237,917.72
Total Collections	67,511,828.43	58,720,367.28	62,007,688.01	57,282,169.12	49,953,901.82	59,822,498.39
2020-A
Total Advances as a % of Total Collections	3.026%	3.058%	2.015%	1.647%	1.926%	1.410%

	Jan-22	Feb-22	Mar-22	Apr-22	May-22	Jun-22	Jul-22
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	135,378,000.00	97,140,800.00	60,168,000.00	1,177,200.00	0.00	0.00	0.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	64,564,500.00	22,360,000.00	0.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14

	491,417,779.14	453,180,579.14	416,207,779.14	357,216,979.14	313,104,279.14	270,899,779.14	248,539,779.14
2020-A Prepayment Assumption	0.326298	0.300909	0.276359	0.237190	0.207899	0.179876	0.165029
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	159,526,830.56	112,991,023.31	64,841,954.00	3,024,363.64	0.00	0.00	0.00
Class A-4	107,500,000.00	107,500,000.00	107,500,000.00	107,500,000.00	62,944,403.31	18,990,636.20	0.00
Overcollateralization	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	248,539,779.14	223,549,982.68

	515,566,609.70	469,030,802.45	420,881,733.14	359,064,142.78	311,484,182.45	267,530,415.34	223,549,982.68
2020-A Pool Factor	0.342333	0.311433	0.279463	0.238416	0.206823	0.177638	0.148436
Monthly Residual Losses	351,586.21	348,588.82	499,316.31	260,585.38	300,007.36	297,947.15	340,300.06
2020-A Cumulative Residual Losses	34,830,976.28	35,179,565.10	35,678,881.41	35,939,466.79	36,239,474.15	36,537,421.30	36,877,721.36
2020-A Residual Losses (as a % of Original Pool Balance)	(2.313%)	(2.336%)	(2.369%)	(2.386%)	(2.406%)	(2.426%)	(2.449%	)
Monthly Net Credit Losses	391,013.56	615,034.95	555,972.63	387,734.27	354,028.32	226,149.34	313,386.27
2020-A Cumulative Net Credit Losses	4,428,393.68	5,043,428.63	5,599,401.26	5,987,135.53	6,341,163.85	6,567,313.19	6,880,699.46
2020-A Net Credit Losses (as a % of Original Pool Balance)	(0.2940%)	(0.3349%)	(0.3718%)	(0.3975%)	(0.4210%)	(0.4361%)	(0.4569%	)

	Jan-22	Feb-22	Mar-22	Apr-22	May-22	Jun-22	Jul-22
Delinquencies ($)
31-60	3,094,956.84	3,246,377.41	2,342,100.06	2,245,865.73	2,119,959.05	2,118,266.51	2,005,041.68
61-90	1,132,433.08	713,554.48	534,607.37	475,822.18	499,410.28	592,229.51	640,241.51
91-120+	355,882.49	470,904.82	130,986.93	214,968.13	327,636.99	178,989.58	308,915.45

Total	4,583,272.41	4,430,836.71	3,007,694.36	2,936,656.04	2,947,006.32	2,889,485.60	2,954,198.64
Delinquencies (%)
31-60	0.60%	0.69%	0.56%	0.63%	0.68%	0.79%	0.90%
61-90	0.22%	0.15%	0.13%	0.13%	0.16%	0.22%	0.29%
91-120+	0.07%	0.10%	0.03%	0.06%	0.11%	0.07%	0.14%

Total	0.89%	0.94%	0.71%	0.82%	0.95%	1.08%	1.32%
2020-A 60+	0.29%	0.25%	0.16%	0.19%	0.27%	0.29%	0.42%
Delinquencies (units)
31-60	193	215	157	152	138	150	142
61-90	73	48	37	32	32	41	44
91-120+	23	33	12	15	22	11	22

Total	289	296	206	199	192	202	208
Residual Advances
Beginning Balance of Residual Advance	493,772.63	595,150.65	429,748.17	474,066.04	513,582.57	385,722.51	509,525.71
Reimbursement of Outstanding Advance	372,897.23	515,611.37	412,257.27	405,545.79	430,060.28	359,834.51	878,323.39
Additional Advance for Current Period	474,275.25	350,208.89	456,575.14	445,062.32	302,200.22	483,637.71	368,797.68

Ending Residual Advances	595,150.65	429,748.17	474,066.04	513,582.57	385,722.51	509,525.71	0.00
Payment Advances
Beginning Balance of Payment Advance	1,237,917.72	1,138,376.56	1,426,646.10	864,277.79	875,352.19	777,535.65	710,994.09
Reimbursement of Outstanding Payment Advance	528,330.67	418,834.87	858,361.88	379,617.68	430,696.00	387,223.13	990,902.95
Additional Payment Advance for Current Period	428,789.51	707,104.41	295,993.57	390,692.08	332,879.46	320,681.57	279,908.86

Ending Balance of Payment Advance	1,138,376.56	1,426,646.10	864,277.79	875,352.19	777,535.65	710,994.09	0.00
Total Collections	59,220,397.74	61,568,340.64	78,508,538.33	60,018,281.11	55,698,151.06	55,685,304.14	54,131,698.83
2020-A
Total Advances as a % of Total Collections	1.525%	1.717%	0.959%	1.392%	1.140%	1.444%	1.198%

2020-B Static Pool Data

	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21
Prepayment Assumption
Class A-1	162,400,000.00	135,701,440.00	108,596,880.00	81,086,320.00	53,218,480.00	24,960,880.00
Class A-2a	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,526,947,713.40	1,500,249,153.40	1,473,144,593.40	1,445,634,033.40	1,417,766,193.40	1,389,508,593.40
2020-B Prepayment Assumption	1.000000	0.982515	0.964764	0.946748	0.928497	0.909991
Actual prepayment
Class A-1	162,400,000.00	139,311,364.04	114,501,216.85	90,885,477.63	66,250,678.74	41,427,844.35
Class A-2a	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00	537,600,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,526,947,713.40	1,503,859,077.44	1,479,048,930.25	1,455,433,191.03	1,430,798,392.14	1,405,975,557.75
2020-B Pool Factor	1.000000	0.984879	0.968631	0.953165	0.937032	0.920775
Monthly Residual Losses	36,471.10	(60,724.17)	(41,135.40)	(247.30)	(23,506.87)	41,884.58
2020-B Cumulative Residual Losses	36,471.10	(24,253.07)	(65,388.47)	(65,635.77)	(89,142.64)	(47,258.06)
2020-B Residual Losses (as a % of Original Pool Balance)	(0.002%)	0.002%	0.004%	0.004%	0.006%	0.003%
Monthly Net Credit Losses	138,672.79	255,296.64	(245,127.07)	190,783.41	(72,394.39)	(185,302.54)
2020-B Cumulative Net Credit Losses	138,672.79	393,969.43	148,842.36	339,625.77	267,231.38	81,928.84
2020-B Net Credit Losses (as a % of Original Pool Balance)	(0.0091%)	(0.0258%)	(0.0097%)	(0.0222%)	(0.0175%)	(0.0054% )

	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21
Delinquencies ($)
31-60	3,069,428.16	3,055,143.48	3,314,298.43	4,022,194.13	3,844,453.81	4,155,684.09
61-90	15,895.47	496,901.21	552,764.40	747,903.53	704,501.88	967,667.69
91-120+	0.00	0.00	141,494.72	322,880.86	478,369.74	272,086.79

Total	3,085,323.63	3,552,044.69	4,008,557.55	5,092,978.52	5,027,325.43	5,395,438.57
Delinquencies (%)
31-60	0.20%	0.20%	0.22%	0.28%	0.27%	0.30%
61-90	0.00%	0.03%	0.04%	0.05%	0.05%	0.07%
91-120+	0.00%	0.00%	0.01%	0.02%	0.03%	0.02%

Total	0.20%	0.24%	0.27%	0.35%	0.35%	0.38%
2020-B 60+	0.00%	0.03%	0.05%	0.07%	0.08%	0.09%
Delinquencies (units)
31-60	152	151	169	207	192	203
61-90	1	25	28	40	40	53
91-120+	0	0	8	16	23	15

Total	153	176	205	263	255	271
Residual Advances
Beginning Balance of Residual Advance	0.00	416,859.35	494,089.96	833,699.22	1,155,267.74	1,891,888.38
Reimbursement of Outstanding Advance	0.00	301,341.31	333,223.74	537,418.37	663,196.81	1,154,355.82
Additional Advance for Current Period	416,859.35	378,571.92	672,833.00	858,986.89	1,399,817.45	1,083,782.58

Ending Residual Advances	416,859.35	494,089.96	833,699.22	1,155,267.74	1,891,888.38	1,821,315.14
Payment Advances
Beginning Balance of Payment Advance	0.00	1,680,847.73	1,690,882.88	1,890,091.75	1,851,195.48	1,901,945.58
Reimbursement of Outstanding Payment Advance	0.00	630,162.97	564,278.74	770,017.60	744,828.75	529,100.48
Additional Payment Advance for Current Period	1,680,847.73	640,198.12	763,487.61	731,121.33	795,578.85	1,935,869.00

Ending Balance of Payment Advance	1,680,847.73	1,690,882.88	1,890,091.75	1,851,195.48	1,901,945.58	3,308,714.10
Total Collections	34,393,780.14	36,225,004.92	33,566,676.33	36,059,542.90	35,331,715.15	35,661,572.57
2020-B
Total Advances as a % of Total Collections	6.099%	2.812%	4.279%	4.410%	6.214%	8.468%

	Mar-21	Apr-21	May-21	Jun-21	Jul-21	Aug-21
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	533,944,320.00	505,021,440.00	475,776,000.00	446,154,240.00	416,263,680.00	386,050,560.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,360,892,033.40	1,331,969,153.40	1,302,723,713.40	1,273,101,953.40	1,243,211,393.40	1,212,998,273.40
2020-B Prepayment Assumption	0.891250	0.872308	0.853155	0.833756	0.814181	0.794394
Actual prepayment
Class A-1	16,107,492.57	0.00	0.00	0.00	0.00	0.00
Class A-2a	537,600,000.00	524,569,240.62	491,764,191.15	452,419,028.01	409,110,421.20	367,511,788.46
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,380,655,205.97	1,351,516,954.02	1,318,711,904.55	1,279,366,741.41	1,236,058,134.60	1,194,459,501.86
2020-B Pool Factor	0.904193	0.885110	0.863626	0.837859	0.809496	0.782253
Monthly Residual Losses	285,219.44	583,443.94	624,084.89	578,044.99	545,326.29	575,051.87
2020-B Cumulative Residual Losses	237,961.38	821,405.32	1,445,490.21	2,023,535.20	2,568,861.49	3,143,913.36
2020-B Residual Losses (as a % of Original Pool Balance)	(0.016%)	(0.054%)	(0.095%)	(0.133%)	(0.168%)	(0.206%)
Monthly Net Credit Losses	231,068.92	477,078.41	401,033.23	387,587.18	662,513.16	528,288.42
2020-B Cumulative Net Credit Losses	312,997.76	790,076.17	1,191,109.40	1,578,696.58	2,241,209.74	2,769,498.16
2020-B Net Credit Losses (as a % of Original Pool Balance)	(0.0205%)	(0.0517%)	(0.0780%)	(0.1034%)	(0.1468%)	(0.1814%)
Delinquencies ($)
31-60	2,851,088.35	2,664,674.38	3,762,550.82	4,045,580.24	4,081,871.05	3,537,839.66
61-90	528,488.22	547,657.13	655,464.90	581,689.61	732,805.49	695,160.11
91-120+	257,712.61	105,899.51	179,679.20	286,549.17	189,378.25	386,642.71

Total	3,637,289.18	3,318,231.02	4,597,694.92	4,913,819.02	5,004,054.79	4,619,642.48

	Mar-21	Apr-21	May-21	Jun-21	Jul-21	Aug-21
Delinquencies (%)
31-60	0.21%	0.20%	0.29%	0.32%	0.33%	0.30%
61-90	0.04%	0.04%	0.05%	0.05%	0.06%	0.06%
91-120+	0.02%	0.01%	0.01%	0.02%	0.02%	0.03%

Total	0.26%	0.25%	0.35%	0.38%	0.40%	0.39%
2020-B 60+	0.06%	0.05%	0.06%	0.07%	0.07%	0.09%
Delinquencies (units)
31-60	151	134	195	220	227	203
61-90	29	31	35	33	41	42
91-120+	16	6	11	15	12	23

Total	196	171	241	268	280	268
Residual Advances
Beginning Balance of Residual Advance	1,821,315.14	2,308,274.55	1,630,793.99	1,353,411.45	1,039,370.43	944,969.99
Reimbursement of Outstanding Advance	1,403,932.68	1,750,831.76	1,393,281.32	1,217,740.86	909,598.66	920,202.70
Additional Advance for Current Period	1,890,892.09	1,073,351.20	1,115,898.78	903,699.84	815,198.22	901,761.03

Ending Residual Advances	2,308,274.55	1,630,793.99	1,353,411.45	1,039,370.43	944,969.99	926,528.32
Payment Advances
Beginning Balance of Payment Advance	3,308,714.10	1,441,173.14	1,504,689.31	1,649,015.63	1,643,625.20	1,636,536.09
Reimbursement of Outstanding Payment Advance	2,213,091.13	560,396.23	540,411.04	637,072.86	612,992.86	669,178.86
Additional Payment Advance for Current Period	345,550.17	623,912.40	684,737.36	631,682.43	605,903.75	559,119.19

Ending Balance of Payment Advance	1,441,173.14	1,504,689.31	1,649,015.63	1,643,625.20	1,636,536.09	1,526,476.42
Total Collections	44,177,068.76	46,953,561.70	53,996,999.91	59,110,329.60	56,480,779.56	57,498,507.09
2020-B
Total Advances as a % of Total Collections	5.062%	3.615%	3.335%	2.597%	2.516%	2.541%

	Sep-21	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	355,568,640.00	314,657,280.00	240,360,960.00	179,128,320.00	103,111,680.00	47,523,840.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,182,516,353.40	1,141,604,993.40	1,067,308,673.40	1,006,076,033.40	930,059,393.40	874,471,553.40
2020-B Prepayment Assumption	0.774431	0.747639	0.698982	0.658880	0.609097	0.572693
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	325,043,839.61	276,599,696.19	220,211,517.02	166,436,154.48	103,059,406.55	45,434,799.87
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00	479,400,000.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	1,151,991,553.01	1,103,547,409.59	1,047,159,230.42	993,383,867.88	930,007,119.95	872,382,513.27
2020-B Pool Factor	0.754441	0.722715	0.685786	0.650568	0.609063	0.571324
Monthly Residual Losses	611,494.77	587,540.09	526,943.23	518,811.94	331,970.09	274,505.89
2020-B Cumulative Residual Losses	3,755,408.13	4,342,948.22	4,869,891.45	5,388,703.39	5,720,673.48	5,995,179.37
2020-B Residual Losses (as a % of Original Pool Balance)	(0.246%)	(0.284%)	(0.319%)	(0.353%)	(0.375%)	(0.393%)
Monthly Net Credit Losses	870,777.64	1,098,199.95	618,967.23	752,027.31	378,878.64	813,272.61
2020-B Cumulative Net Credit Losses	3,640,275.80	4,738,475.75	5,357,442.98	6,109,470.29	6,488,348.93	7,301,621.54
2020-B Net Credit Losses (as a % of Original Pool Balance)	(0.2384%)	(0.3103%)	(0.3509%)	(0.4001%)	(0.4249%)	(0.4782%)
Delinquencies ($)
31-60	4,527,563.99	4,751,835.61	4,803,487.22	4,841,210.80	4,250,057.30	4,569,050.44
61-90	855,723.00	878,071.46	1,092,519.94	1,041,110.60	1,283,197.35	938,697.54
91-120+	332,152.53	518,103.50	364,435.83	696,113.24	509,677.93	454,009.07

Total	5,715,439.52	6,148,010.57	6,260,442.99	6,578,434.64	6,042,932.58	5,961,757.05
Delinquencies (%)
31-60	0.39%	0.43%	0.46%	0.49%	0.46%	0.52%
61-90	0.07%	0.08%	0.10%	0.10%	0.14%	0.11%
91-120+	0.03%	0.05%	0.03%	0.07%	0.05%	0.05%

Total	0.50%	0.56%	0.60%	0.66%	0.65%	0.68%
2020-B 60+	0.10%	0.13%	0.14%	0.17%	0.19%	0.16%

	Sep-21	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22
Delinquencies (units)
31-60	254	277	279	275	250	272
61-90	51	53	68	69	79	61
91-120+	22	32	21	41	31	28

Total	327	362	368	385	360	361
Residual Advances
Beginning Balance of Residual Advance	926,528.32	618,843.80	654,780.57	665,786.46	417,869.35	607,943.10
Reimbursement of Outstanding Advance	849,047.50	516,160.88	475,847.56	564,586.43	341,513.83	457,105.95
Additional Advance for Current Period	541,362.98	552,097.65	486,853.45	316,669.32	531,587.58	480,174.64

Ending Residual Advances	618,843.80	654,780.57	665,786.46	417,869.35	607,943.10	631,011.79
Payment Advances
Beginning Balance of Payment Advance	1,526,476.42	1,715,141.27	1,887,695.65	1,723,546.04	1,559,959.73	1,456,957.66
Reimbursement of Outstanding Payment Advance	522,255.30	618,182.10	824,269.22	788,766.61	702,760.44	548,715.15
Additional Payment Advance for Current Period	710,920.15	790,736.48	660,119.61	625,180.30	599,758.37	1,008,945.51

Ending Balance of Payment Advance	1,715,141.27	1,887,695.65	1,723,546.04	1,559,959.73	1,456,957.66	1,917,188.02
Total Collections	65,164,594.07	74,962,841.24	71,399,825.26	83,315,979.81	73,033,328.61	64,789,664.75
2020-B
Total Advances as a % of Total Collections	1.922%	1.791%	1.606%	1.130%	1.549%	2.298%

	Mar-22	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	469,140,840.00	429,206,820.00	353,078,100.00	295,885,680.00	241,809,360.00	195,307,560.00	122,534,640.00
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	816,688,553.40	776,754,533.40	700,625,813.40	643,433,393.40	589,357,073.40	542,855,273.40	470,082,353.40
2020-B Prepayment Assumption	0.534850	0.508698	0.458841	0.421385	0.385971	0.355517	0.307858
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	473,683,836.05	410,456,049.18	353,499,729.60	301,620,794.78	251,019,015.56	197,749,322.80	140,085,372.98
Class A-4	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00	95,600,000.00
Overcollateralization	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40	251,947,713.40

	821,231,549.45	758,003,762.58	701,047,443.00	649,168,508.18	598,566,728.96	545,297,036.20	487,633,086.38
2020-B Pool Factor	0.537826	0.496418	0.459117	0.425141	0.392002	0.357116	0.319352
Monthly Residual Losses	408,565.58	335,207.78	354,424.20	334,291.32	156,992.58	313,917.35	477,293.45
2020-B Cumulative Residual Losses	6,403,744.95	6,738,952.73	7,093,376.93	7,427,668.25	7,584,660.83	7,898,578.18	8,375,871.63
2020-B Residual Losses (as a % of Original Pool Balance)	(0.419%)	(0.441%)	(0.465%)	(0.486%)	(0.497%)	(0.517%)	(0.549%)
Monthly Net Credit Losses	567,031.39	491,049.94	486,255.02	358,569.20	530,007.80	551,204.95	298,280.11
2020-B Cumulative Net Credit Losses	7,868,652.93	8,359,702.87	8,845,957.89	9,204,527.09	9,734,534.89	10,285,739.84	10,584,019.95
2020-B Net Credit Losses (as a % of Original Pool Balance)	(0.5153%)	(0.5475%)	(0.5793%)	(0.6028%)	(0.6375%)	(0.6736%)	(0.6931%)
Delinquencies ($)
31-60	3,660,601.44	3,601,185.61	3,443,835.50	3,796,975.85	3,832,657.09	3,299,405.36	3,583,645.99
61-90	659,748.41	772,829.29	758,600.09	783,628.20	767,798.27	929,932.35	568,286.44
91-120+	253,996.95	224,845.91	308,355.52	211,916.30	333,333.20	440,399.48	409,282.74

Total	4,574,346.80	4,598,860.81	4,510,791.11	4,792,520.35	4,933,788.56	4,669,737.19	4,561,215.17

	Mar-22	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22
Delinquencies (%)
31-60	0.45%	0.48%	0.49%	0.58%	0.64%	0.61%	0.73%
61-90	0.08%	0.10%	0.11%	0.12%	0.13%	0.17%	0.12%
91-120+	0.03%	0.03%	0.04%	0.03%	0.06%	0.08%	0.08%

Total	0.56%	0.61%	0.64%	0.74%	0.82%	0.86%	0.94%
2020-B 60+	0.11%	0.13%	0.15%	0.15%	0.18%	0.25%	0.20%
Delinquencies (units)
31-60	213	214	205	236	240	205	220
61-90	41	49	42	49	50	61	35
91-120+	15	15	20	12	20	29	26

Total	269	278	267	297	310	295	281
Residual Advances
Beginning Balance of Residual Advance	631,011.79	697,226.50	698,099.31	688,077.87	397,418.99	767,321.99	1,307,685.40
Reimbursement of Outstanding Advance	564,027.23	525,892.07	544,969.85	626,870.88	240,544.50	585,560.37	1,095,758.62
Additional Advance for Current Period	630,241.94	526,764.88	534,948.41	336,212.00	610,447.50	1,125,923.78	1,213,528.63

Ending Residual Advances	697,226.50	698,099.31	688,077.87	397,418.99	767,321.99	1,307,685.40	1,425,455.41
Payment Advances
Beginning Balance of Payment Advance	1,917,188.02	1,152,688.94	1,344,102.56	1,207,365.13	1,215,984.44	1,192,512.62	1,045,860.26
Reimbursement of Outstanding Payment Advance	1,134,470.68	437,393.42	622,243.19	515,276.31	528,734.04	563,954.42	498,934.35
Additional Payment Advance for Current Period	369,971.60	628,807.04	485,505.76	523,895.62	505,262.22	417,302.06	393,734.84

Ending Balance of Payment Advance	1,152,688.94	1,344,102.56	1,207,365.13	1,215,984.44	1,192,512.62	1,045,860.26	940,660.75
Total Collections	79,860,097.72	71,048,174.33	65,774,902.81	64,540,965.92	67,342,716.69	73,051,672.06	68,676,273.27
2020-B
Total Advances as a % of Total Collections	1.252%	1.626%	1.551%	1.333%	1.657%	2.113%	2.340%

2021-A Static Pool Data

	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22	Mar-22
Prepayment Assumption
Class A-1	123,000,000.00	101,610,300.00	79,900,800.00	57,896,100.00	35,571,600.00	12,976,500.00
Class A-2a	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04

	1,197,605,445.04	1,176,215,745.04	1,154,506,245.04	1,132,501,545.04	1,110,177,045.04	1,087,581,945.04
2021-A Prepayment Assumption	1.000000	0.982140	0.964012	0.945638	0.926997	0.908130
Actual prepayment
Class A-1	123,000,000.00	99,965,222.39	76,390,812.60	50,708,654.91	25,024,087.66	0.00
Class A-2a	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	395,105,738.95
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04

	1,197,605,445.04	1,174,570,667.43	1,150,996,257.64	1,125,314,099.95	1,099,629,532.70	1,073,711,183.99
2021-A Pool Factor	1.000000	0.980766	0.961081	0.939637	0.918190	0.896548
Monthly Residual Losses	6,762.01	28,275.29	27,623.41	11,995.81	44,409.00	53,061.77
2021-A Cumulative Residual Losses	6,762.01	35,037.30	62,660.71	74,656.52	119,065.52	172,127.29
2021-A Residual Losses (as a % of Original Pool Balance)	(0.001%)	(0.003%)	(0.005%)	(0.006%)	(0.010%)	(0.014%)
Monthly Net Credit Losses	412,289.89	307,175.95	454,490.41	503,102.77	228,771.79	714,076.81
2021-A Cumulative Net Credit Losses	412,289.89	719,465.84	1,173,956.25	1,677,059.02	1,905,830.81	2,619,907.62
2021-A Net Credit Losses (as a % of Original Pool Balance)	(0.0344%)	(0.0601%)	(0.0980%)	(0.1400%)	(0.1591%)	(0.2188%)
Delinquencies ($)
31-60	3,178,580.76	2,893,008.48	3,247,020.47	3,329,160.53	4,001,109.38	3,069,847.25
61-90	0.00	557,026.69	623,629.25	727,464.93	824,809.49	822,727.19

	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22	Mar-22
91-120+	0.00	0.00	328,935.07	317,021.53	140,731.06	347,324.78

Total	3,178,580.76	3,450,035.17	4,199,584.79	4,373,646.99	4,966,649.93	4,239,899.22
Delinquencies (%)
31-60	0.27%	0.25%	0.28%	0.30%	0.36%	0.29%
61-90	0.00%	0.05%	0.05%	0.06%	0.08%	0.08%
91-120+	0.00%	0.00%	0.03%	0.03%	0.01%	0.03%

Total	0.27%	0.29%	0.36%	0.39%	0.45%	0.39%
2021-A 60+	0.00%	0.05%	0.08%	0.09%	0.09%	0.11%
Delinquencies (units)
31-60	140	127	142	144	180	144
61-90	0	26	28	33	36	38
91-120+	0	0	15	16	7	14

Total	140	153	185	193	223	196
Residual Advances
Beginning Balance of Residual Advance	0.00	76,286.71	59,401.17	71,227.72	363,271.22	305,727.85
Reimbursement of Outstanding Advance	0.00	76,286.71	59,401.17	33,690.68	334,945.26	213,868.67
Additional Advance for Current Period	76,286.71	59,401.17	71,227.72	325,734.18	277,401.89	318,884.68

Ending Residual Advances	76,286.71	59,401.17	71,227.72	363,271.22	305,727.85	410,743.86
Payment Advances
Beginning Balance of Payment Advance	0.00	1,352,610.34	1,337,429.14	1,234,377.33	1,254,709.55	1,798,915.93
Reimbursement of Outstanding Payment Advance	0.00	525,332.40	559,178.99	473,880.74	400,982.81	970,873.20
Additional Payment Advance for Current Period	1,352,610.34	510,151.20	456,127.18	494,212.96	945,189.19	341,879.96

Ending Balance of Payment Advance	1,352,610.34	1,337,429.14	1,234,377.33	1,254,709.55	1,798,915.93	1,169,922.69
Total Collections	32,632,285.31	32,922,857.64	35,663,002.19	34,608,328.42	34,629,070.51	37,926,784.84
2021-A	4.379%	1.730%	1.479%	2.369%	3.531%	1.742%

	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22
Prepayment Assumption
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	386,100,000.00	362,934,000.00	339,490,800.00	315,810,000.00	291,891,600.00	267,696,000.00
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04

	1,064,705,445.04	1,041,539,445.04	1,018,096,245.04	994,415,445.04	970,497,045.04	946,301,445.04
2021-A Prepayment Assumption	0.889029	0.869685	0.850110	0.830336	0.810365	0.790161
Actual prepayment
Class A-1	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2a	367,746,829.78	341,695,024.34	316,051,403.06	289,674,142.68	262,058,370.82	232,631,148.61
Class A-2b	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00	396,000,000.00
Class A-4	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00	85,000,000.00
Overcollateralization	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04	197,605,445.04

	1,046,352,274.82	1,020,300,469.38	994,656,848.10	968,279,587.72	940,663,815.86	911,236,593.65
2021-A Pool Factor	0.873704	0.851950	0.830538	0.808513	0.785454	0.760882
Monthly Residual Losses	91,668.33	71,131.78	54,260.16	(2,543.60)	61,612.40	71,991.98
2021-A Cumulative Residual Losses	263,795.62	334,927.40	389,187.56	386,643.96	448,256.36	520,248.34
2021-A Residual Losses (as a % of Original Pool Balance)	(0.022%)	(0.028%)	(0.032%)	(0.032%)	(0.037%)	(0.043%)
Monthly Net Credit Losses	318,401.12	464,246.81	275,518.75	328,306.63	405,729.72	447,747.24
2021-A Cumulative Net Credit Losses	2,938,308.74	3,402,555.55	3,678,074.30	4,006,380.93	4,412,110.65	4,859,857.89
2021-A Net Credit Losses (as a % of Original Pool Balance)	(0.2453%)	(0.2841%)	(0.3071%)	(0.3345%)	(0.3684%)	(0.4058%)
Delinquencies ($)
31-60	3,155,652.85	3,092,143.09	3,541,237.92	4,253,433.70	3,975,588.20	4,652,473.84
61-90	725,987.51	794,882.06	835,889.39	625,086.65	799,618.69	829,638.64
91-120+	392,813.36	438,666.47	310,092.42	499,945.73	338,956.04	398,815.43

Total	4,274,453.72	4,325,691.62	4,687,219.73	5,378,466.08	5,114,162.93	5,880,927.91
Delinquencies (%)
31-60	0.30%	0.30%	0.36%	0.44%	0.42%	0.51%
61-90	0.07%	0.08%	0.08%	0.06%	0.09%	0.09%

	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22
91-120+	0.04%	0.04%	0.03%	0.05%	0.04%	0.04%

Total	0.41%	0.42%	0.47%	0.56%	0.54%	0.65%
2021-A 60+	0.11%	0.12%	0.12%	0.12%	0.12%	0.13%
Delinquencies (units)
31-60	148	151	170	204	197	227
61-90	34	38	41	31	42	43
91-120+	16	19	15	24	15	20

Total	198	208	226	259	254	290
Residual Advances
Beginning Balance of Residual Advance	410,743.86	369,657.76	418,123.68	184,426.20	355,136.25	425,454.82
Reimbursement of Outstanding Advance	361,502.60	234,262.77	306,771.68	88,159.44	281,735.11	312,012.20
Additional Advance for Current Period	320,416.50	282,728.69	73,074.20	258,869.49	352,053.68	520,740.29

Ending Residual Advances	369,657.76	418,123.68	184,426.20	355,136.25	425,454.82	634,182.91
Payment Advances
Beginning Balance of Payment Advance	1,169,922.69	1,393,173.49	1,288,091.34	1,352,674.30	1,465,722.26	1,299,227.75
Reimbursement of Outstanding Payment Advance	411,121.61	576,346.82	477,642.95	472,058.12	614,150.18	462,319.13
Additional Payment Advance for Current Period	634,372.41	471,264.67	542,225.91	585,106.08	447,655.67	518,191.15

Ending Balance of Payment Advance	1,393,173.49	1,288,091.34	1,352,674.30	1,465,722.26	1,299,227.75	1,355,099.77
Total Collections	34,842,502.03	34,712,402.60	35,029,722.32	35,862,236.00	38,493,594.43	45,560,700.02
2021-A
Total Advances as a % of Total Collections	2.740%	2.172%	1.757%	2.353%	2.078%	2.280%

2022-A Static Pool Data

	Jun-22		Jul-22	Aug-22	Sep-22
Prepayment Assumption
Class A-1	118,300,000.00		97,798,610.00	76,977,810.00	55,837,600.00
Class A-2a	209,000,000.00		209,000,000.00	209,000,000.00	209,000,000.00
Class A-2b	175,100,000.00		175,100,000.00	175,100,000.00	175,100,000.00
Class A-3	362,000,000.00		362,000,000.00	362,000,000.00	362,000,000.00
Class A-4	75,000,000.00		75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	272,735,507.43		272,735,507.43	272,735,507.43	272,735,507.43

	1,212,135,507.43		1,191,634,117.43	1,170,813,317.43	1,149,673,107.43
2022-A Prepayment Assumption	1.000000		0.983087	0.965910	0.948469
Actual prepayment
Class A-1	118,300,000.00		95,512,261.21	72,824,164.14	49,764,855.30
Class A-2a	209,000,000.00		209,000,000.00	209,000,000.00	209,000,000.00
Class A-2b	175,100,000.00		175,100,000.00	175,100,000.00	175,100,000.00
Class A-3	362,000,000.00		362,000,000.00	362,000,000.00	362,000,000.00
Class A-4	75,000,000.00		75,000,000.00	75,000,000.00	75,000,000.00
Overcollateralization	272,735,507.43		272,735,507.43	272,735,507.43	272,735,507.43

	1,212,135,507.43		1,189,347,768.64	1,166,659,671.57	1,143,600,362.73
2022-A Pool Factor	1.000000		0.981200	0.962483	0.943459
Monthly Residual Losses	5,100.05		1,732.42	(9,394.73)	15,616.50
2022-A Cumulative Residual Losses	5,100.05		6,832.47	(2,562.26)	13,054.24
2022-A Residual Losses (as a % of Original Pool Balance)	0.000	%*	(0.001%)	0.000%**	(0.001%	)
Monthly Net Credit Losses	309,841.86		327,484.48	384,334.96	89,951.72
2022-A Cumulative Net Credit Losses	309,841.86		637,326.34	1,021,661.30	1,111,613.02
2022-A Net Credit Losses (as a % of Original Pool Balance)	(0.0256%)		(0.0526%)	(0.0843%)	(0.0917%	)
Delinquencies ($)
31-60	2,340,671.46		2,945,240.83	2,915,959.17	4,001,835.57
61-90	0.00		425,237.94	828,210.04	796,475.66
91-120+	0.00		0.00	240,368.53	379,094.38

Total	2,340,671.46		3,370,478.77	3,984,537.74	5,177,405.61

  * Less than 0.0000%, greater than -0.0005%

** Less than 0.0005%, greater than 0.0000%

	Jun-22	Jul-22	Aug-22	Sep-22
Delinquencies (%)
31-60	0.19%	0.25%	0.25%	0.35%
61-90	0.00%	0.04%	0.07%	0.07%
91-120+	0.00%	0.00%	0.02%	0.03%

Total	0.19%	0.28%	0.34%	0.45%
2022-A 60+	0.00%	0.04%	0.09%	0.10%
Delinquencies (units)
31-60	94	118	109	154
61-90	0	16	32	28
91-120+	0	0	9	16

Total	94	134	150	198
Residual Advances
Beginning Balance of Residual Advance	0.00	89,793.34	160,055.73	241,615.97
Reimbursement of Outstanding Advance	0.00	24,431.73	97,630.65	197,162.53
Additional Advance for Current Period	89,793.34	94,694.12	179,190.89	318,351.37

Ending Residual Advances	89,793.34	160,055.73	241,615.97	362,804.81
Payment Advances
Beginning Balance of Payment Advance	0.00	1,230,192.35	1,340,516.20	1,230,452.25
Reimbursement of Outstanding Payment Advance	0.00	431,100.70	542,284.56	431,657.77
Additional Payment Advance for Current Period	1,230,192.35	541,424.55	432,220.61	515,639.37

Ending Balance of Payment Advance	1,230,192.35	1,340,516.20	1,230,452.25	1,314,433.85
Total Collections	32,182,420.11	31,021,210.56	31,971,999.42	32,522,113.60
2022-A
Total Advances as a % of Total Collections	4.102%	2.051%	1.912%	2.564%

APPENDIX C – ASSUMED CASH FLOWS

Modeling Assumption: The cash flow schedules appearing in the immediately following tables were generated assuming (i) that the lessees make their remaining lease payments starting in January 2023 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the leased vehicles is due the month following the last related lease payment.

If the Base Transaction is issued, the assumed cash flow schedule is as follows:

	Lease Payments	Base Residual Value	Contract Residual Value
January 2023	$16,853,052.89	$0.00	$0.00
February 2023	16,853,052.89	0.00	0.00
March 2023	16,853,052.89	0.00	0.00
April 2023	16,853,052.89	0.00	0.00
May 2023	16,853,052.89	0.00	0.00
June 2023	16,853,052.89	0.00	0.00
July 2023	16,853,052.89	0.00	0.00
August 2023	16,853,052.89	0.00	0.00
September 2023	16,853,052.89	0.00	0.00
October 2023	16,853,052.89	0.00	0.00
November 2023	16,853,052.89	0.00	0.00
December 2023	16,853,052.89	0.00	0.00
January 2024	16,853,052.89	0.00	0.00
February 2024	16,853,052.89	0.00	0.00
March 2024	16,095,533.85	38,150,589.85	39,408,706.11
April 2024	15,124,366.03	51,804,035.32	53,551,111.36
May 2024	14,374,288.24	39,402,160.10	41,676,131.83
June 2024	13,677,060.11	33,789,842.35	36,598,276.65
July 2024	13,121,487.16	28,538,091.45	31,611,091.07
August 2024	12,180,088.04	46,884,645.75	52,543,418.92
September 2024	11,654,948.35	26,836,211.35	31,189,057.74
October 2024	11,173,232.98	19,664,947.55	22,308,611.57
November 2024	10,778,895.52	15,492,227.15	17,999,979.63
December 2024	9,677,009.98	44,935,049.57	52,695,531.09
January 2025	9,225,487.46	17,539,132.45	20,107,351.65
February 2025	8,752,122.15	18,231,566.40	21,125,829.75
March 2025	8,033,000.38	29,262,655.20	32,147,502.58
April 2025	6,983,120.56	44,628,789.45	49,427,356.61
May 2025	5,884,155.95	44,612,738.75	51,629,755.96
June 2025	4,915,741.78	38,031,875.63	44,271,740.40
July 2025	3,805,421.75	42,145,147.70	50,633,865.42
August 2025	2,675,032.47	42,713,994.25	52,341,599.23
September 2025	1,390,144.95	49,196,924.40	60,394,434.83
October 2025	1,007,311.69	12,332,495.35	14,458,086.65
November 2025	687,518.87	9,705,814.65	11,719,665.05
December 2025	550,607.26	4,178,088.20	4,755,903.45
January 2026	513,060.16	1,103,499.55	1,203,121.80
February 2026	494,483.91	560,181.65	602,525.90
March 2026	462,120.73	959,717.45	1,019,837.20
April 2026	399,229.96	1,917,077.70	1,991,891.45
May 2026	343,386.70	1,561,898.15	1,682,558.60
June 2026	291,228.47	1,543,343.70	1,697,446.60
July 2026	208,380.98	2,343,106.70	2,703,294.60
August 2026	95,958.26	3,262,804.80	3,918,573.35
September 2026	0.00	2,774,481.55	3,351,233.16
October 2026	0.00	0.00	0.00

C-1

If the Upsize Transaction is issued, the assumed cash flow schedule is as follows:

	Lease Payments	Base Residual Value	Contract Residual Value
January 2023	$23,168,390.83	$0.00	$0.00
February 2023	23,168,390.83	0.00	0.00
March 2023	23,168,390.83	0.00	0.00
April 2023	23,168,390.83	0.00	0.00
May 2023	23,168,390.83	0.00	0.00
June 2023	23,168,390.83	0.00	0.00
July 2023	23,168,390.83	0.00	0.00
August 2023	23,168,390.83	0.00	0.00
September 2023	23,168,390.83	0.00	0.00
October 2023	23,168,390.83	0.00	0.00
November 2023	23,168,390.83	0.00	0.00
December 2023	23,168,390.83	0.00	0.00
January 2024	23,168,390.83	0.00	0.00
February 2024	23,168,390.83	0.00	0.00
March 2024	22,133,336.71	52,256,197.30	53,997,752.51
April 2024	20,822,492.17	69,540,700.37	71,891,945.81
May 2024	19,784,948.71	54,400,581.10	57,508,265.60
June 2024	18,835,425.47	46,324,008.35	50,187,818.32
July 2024	18,080,987.24	39,129,709.00	43,363,631.62
August 2024	16,756,710.00	65,869,439.20	73,846,405.42
September 2024	16,022,364.22	37,596,842.35	43,654,943.20
October 2024	15,388,425.55	25,833,281.90	29,337,498.98
November 2024	14,842,425.37	21,441,223.00	24,932,009.08
December 2024	13,332,636.82	61,387,741.27	72,042,891.53
January 2025	12,701,933.85	24,555,607.45	28,108,038.05
February 2025	12,034,760.34	25,832,394.55	29,920,715.50
March 2025	11,039,347.97	40,464,338.50	44,512,179.32
April 2025	9,603,119.49	61,029,416.20	67,630,299.37
May 2025	8,093,197.26	61,247,907.60	70,858,255.10
June 2025	6,793,951.12	51,084,816.38	59,467,933.75
July 2025	5,247,480.71	58,859,342.65	70,750,562.97
August 2025	3,686,910.98	58,875,912.50	72,204,633.45
September 2025	1,917,485.94	67,586,639.30	83,014,327.73
October 2025	1,406,825.38	16,561,880.20	19,401,078.39
November 2025	962,993.83	13,424,402.85	16,210,585.80
December 2025	771,083.22	5,854,093.05	6,713,266.50
January 2026	713,472.98	1,701,072.10	1,842,114.40
February 2026	688,525.24	732,608.60	781,598.70
March 2026	642,972.28	1,355,914.60	1,434,043.00
April 2026	548,584.98	2,870,969.90	2,990,077.65
May 2026	468,361.67	2,297,806.70	2,492,374.55
June 2026	394,847.88	2,163,629.25	2,380,529.00
July 2026	290,392.72	2,966,882.25	3,428,584.26
August 2026	136,949.36	4,506,404.70	5,428,937.80
September 2026	0.00	3,955,658.55	4,783,193.06
October 2026	0.00	0.00	0.00

C-2

NISSAN AUTO LEASE TRUST

2023-A

Issuing Entity

The issuing entity will issue notes with an aggregate initial principal balance of $800,000,000 or $1,100,000,000. If the aggregate initial principal balance of the notes is $800,000,000, the following notes will be offered:

$136,000,000 Notes, Class A-1

$295,000,000 Notes, Class A-2a and Class A-2b

$295,000,000 Notes, Class A-3

$74,000,000 Notes, Class A-4

If the aggregate initial principal balance of the notes is $1,100,000,000, the following notes will be offered:

$187,000,000 Notes, Class A-1

$405,000,000 Notes, Class A-2a and Class A-2b

$405,000,000 Notes, Class A-3

$103,000,000 Notes, Class A-4

Nissan Auto Leasing LLC II

Depositor

Nissan Motor Acceptance Company LLC

Sponsor/Servicer

PROSPECTUS

Underwriters

BofA Securities

BNP PARIBAS

MUFG

SOCIETE GENERALE

Citigroup

Lloyds Securities

Mizuho

Wells Fargo Securities

Dealer Prospectus Delivery Obligation. Until                , which is ninety days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. With respect to a final prospectus, such delivery obligation generally may be satisfied through the filing of the final prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.